   As filed with the Securities and Exchange Commission on February 4, 2000
                                                     Registration No. 333-_____
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             ---------------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                             ---------------------
                              inTEST Corporation
            (Exact name of registrant as specified in its charter)

   Delaware                           3825                       22-2370659
(State or other           (Primary Standard Industrial        (I.R.S. Employer
jurisdiction of            Classification Code Number)       Identification No.)
 incorporation)

                             ---------------------
                                2 Pin Oak Lane
                         Cherry Hill, New Jersey 08003
                                (856) 424-6886
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                             ---------------------
                             ROBERT E. MATTHIESSEN
                     President and Chief Executive Officer
                              inTEST Corporation
                                2 Pin Oak Lane
                         Cherry Hill, New Jersey 08003
                                (856) 424-6886
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   Copy to:
                             ---------------------
                             CHARLES C. ZALL, Esq.
                           PATRICIA A. GRITZAN, Esq.
                         Saul, Ewing, Remick & Saul LLP
                         1500 Market Street, 38th Floor
                             Philadelphia, PA 19102
                                (215) 972-7777
     Approximate date of commencement of proposed offer to the public: As soon as practicable after this Registration Statement becomes effective.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /
                            ---------------------

                        CALCULATION OF REGISTRATION FEE


=================================================================================================

                                                                        Proposed
                                                       Proposed         Maximum
                                                        Maximum        Aggregate      Amount of
    Title of Each Class of        Amount to be      Offering Price      Offering     Registration
 Securities to be Registered      Registered(1)        per Share        Price(2)        Fee(3)
-------------------------------------------------------------------------------------------------
Common Stock, ...............  2,186,870 shares    $ 2.02            $4,417,073     $ 1,166.11
=================================================================================================


--------------------------------------------------------------------------------
(1) Based upon the maximum number of shares that may be issued in the transaction described in this registration statement.
(2) Estimated solely for the purpose of computing the registration fee, in accordance with Rule 457(f)(2) under the Securities Act, based upon the book value, as of September 30, 1999, of all shares of common stock of Temptronic Corporation to be acquired by inTEST Corporation in the transaction described in this registration statement.
(3) Pursuant to Rule 457(b) under the Securities Act, the calculated fee of $1,166.11 has been reduced by the fee of $883.41 which was previously paid with respect to this transaction by inTEST on January 10, 2000 pursuant to
    Section 14(g) of the Securities Exchange Act of 1934, as amended, upon the filing of inTEST's preliminary proxy statement. Accordingly, $282.70 is paid in connection with the filing of this Registration Statement on Form
    S-4.
                            ---------------------
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to
Section 8(a) of the Securities Act, may determine.
================================================================================

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]


                       JOINT PROXY STATEMENT/PROSPECTUS
                 MERGER PROPOSED: YOUR VOTE IS VERY IMPORTANT


       The boards of directors of inTEST Corporation and Temptronic Corporation have agreed upon a merger combining inTEST and Temptronic. Under the terms of the merger agreement, which was signed on January 4, 2000, Temptronic will merge into a wholly-owned subsidiary of inTEST. inTEST will be the surviving, publicly-traded company.

       In the merger, inTEST expects to issue up to 2,156,870 shares of its common stock to Temptronic shareholders. Of that amount, up to 1,941,183 shares, or 90% of the total shares, will be issued to Temptronic shareholders at the closing of the merger and up to 215,687 shares, or 10% of the total shares, will be held in escrow for one year. After one year, the shares held in escrow will be distributed to Temptronic shareholders, less any shares used to satisfy any valid claims by inTEST that Temptronic breached its representations and warranties under the merger agreement.

       Thus, at the closing, Temptronic shareholders will receive 0.8325 shares of inTEST common stock in exchange for each share of Temptronic common stock. For example, a holder of 10,000 shares of Temptronic stock would receive 8,325 inTEST shares at closing. An additional 925 shares would be held in escrow for the account of that shareholder. Any of these shares which are not cancelled to satisfy valid claims by inTEST would be delivered to the shareholder after the end of one year.

       Completion of the merger is subject to approval of shareholders of both companies. Special meetings for both Temptronic shareholders and inTEST shareholders have been scheduled to vote on the merger. Each of these special meetings will take place on March 9, 2000. Only shareholders of record of inTEST and Temptronic common stock as of February 2, 2000, are entitled to vote at the meetings.


       This joint proxy statement/prospectus serves several purposes: it gives you detailed information about the proposed merger; it is a proxy statement that Temptronic is using to solicit proxies for use at the Temptronic special meeting of shareholders; it is a proxy statement that inTEST is using to solicit proxies for use at the inTEST special meeting of shareholders; and, it is a prospectus relating to the issuance of inTEST common stock in connection with the merger. A copy of the merger agreement is included as Appendix A. You should read this entire document, including the appendices, carefully.


       Your vote is very important. Whether or not you plan to attend a special meeting, please take the time to vote by completing and mailing the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the merger.


     FOR A MORE COMPLETE DESCRIPTION OF THE MERGER AND CERTAIN RISK FACTORS YOU MAY WANT TO CONSIDER IN CONNECTION WITH YOUR VOTE, SEE "THE MERGER" BEGINNING ON PAGE 22 AND "RISK FACTORS" BEGINNING ON PAGE 12.

     On February 2, 2000 inTEST common stock, which is traded on the Nasdaq National Market under the trading symbol "INTT", closed at $20.50 per share.

                            ---------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ---------------------
     This joint proxy statement/prospectus is dated February 3, 2000 and is first mailed to shareholders of inTEST and Temptronic on or about February 9, 2000.

                            TEMPTRONIC CORPORATION
                               55 CHAPEL STREET
                               NEWTON, MA 02158


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 9, 2000

To the Shareholders of Temptronic Corporation:

     NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Temptronic Corporation, a Massachusetts corporation, will be held on March 9, 2000 at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, Boston, Massachusetts, commencing at 10:00 a.m., local time, for the following purposes:

   1. To consider and vote upon a proposal to approve the agreement and plan of merger and reorganization dated as of January 4, 2000 among inTEST Corporation, Temptronic Corporation and a wholly-owned subsidiary of inTEST, as more fully described in the accompanying joint proxy statement/prospectus; and

   2. To act upon any other business which may properly come before the meeting or any adjournment or postponement thereof.

     After careful consideration, the Board of Directors of Temptronic has unanimously approved the merger agreement and unanimously recommends that you vote "FOR" approval of the merger.

     Shareholders of record as of the close of business on February 2, 2000 are entitled to notice of and to vote at the special meeting. Also, participants in the Temptronic employee stock ownership plan have the right to direct the voting of shares allocated to them under the plan. The affirmative vote of the holders of two-thirds of the outstanding shares of Temptronic common stock is necessary to adopt the merger agreement. All shareholders of Temptronic are invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.

     If the merger agreement and the merger are approved by the Temptronic shareholders at the meeting and the merger is effected by Temptronic, any shareholder (1) who files with Temptronic, before the taking of the vote at the meeting, written objection to the merger stating that the shareholder intends to demand payment for his or her shares if the merger is effected and (2) whose shares are not voted in favor of the merger has or may have the right to demand in writing from Temptronic, within twenty days after the date of mailing to him or her of notice in writing that the merger has become effective, payment for his or her shares and an appraisal of the value thereof. Temptronic and any such shareholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /s/ EDWARD N. GADSBY, JR.
                                          -------------------------
                                          Edward N. Gadsby, Jr.
                                          Clerk


February 3, 2000
Newton, Massachusetts
                              inTEST CORPORATION
                                2 Pin Oak Lane
                         Cherry Hill, New Jersey 08003


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


                           To Be Held March 9, 2000

                                 ------------
TO OUR SHAREHOLDERS:

     A special meeting of shareholders of inTEST Corporation will be held at 10:00 a.m., local time, on March 9, 2000 at the offices of Saul, Ewing, Remick & Saul LLP, Centre Square West, 1500 Market Street, 38th Floor, Philadelphia, Pennsylvania for the following purposes:

   1. To consider and vote upon a proposal to approve the agreement and plan of merger and reorganization dated as of January 4, 2000 among inTEST Corporation, Temptronic Corporation and a wholly-owned subsidiary of inTEST, as more fully described in the accompanying joint proxy statement/prospectus; and

   2. To act upon any other business which may properly come before the meeting or any adjournment or postponement thereof.

     After careful consideration, the Board of Directors of inTEST has unanimously approved the merger agreement and unanimously recommends that you vote "FOR" approval of the merger agreement.

     Shareholders of record as of the close of business February 2, 2000 are entitled to notice of and to vote at the special meeting. All shareholders are cordially invited to attend the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS





                                          /s/ HUGH T. REGAN, JR.
                                          -------------------------
                                          Hugh T. Regan, Jr.
                                          Secretary

February 3, 2000
Cherry Hill, New Jersey


                            YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the special meeting, please complete, date, sign and mail your proxy card in order that the necessary quorum may be represented at the special meeting. The enclosed envelope requires no postage if mailed in the United States.

                         FINDING IMPORTANT INFORMATION


     This joint proxy statement/prospectus contains important information about our companies and the merger that you should read and consider carefully before you vote your shares. The principal sections of this document are located at the pages referenced in the Table of Contents below. Some of the documents related to the merger are included as appendices to this document.


                               Table of Contents


QUESTIONS AND ANSWERS ABOUT THE inTEST/TEMPTRONIC MERGER ..................... 1
SUMMARY ...................................................................... 3
 The Companies ............................................................... 3
 The Merger .................................................................. 3
 Reasons for the Merger ...................................................... 3
 Approval of the Merger ...................................................... 3
 Special Meeting of Temptronic Shareholders .................................. 3
 Special Meeting of inTEST Shareholders ...................................... 3
 Recommendations to Shareholders ............................................. 4
 Additional Considerations ................................................... 4
 Comparative Per Share Market Price .......................................... 5
SELECTED HISTORICAL FINANCIAL DATA OF inTEST CORPORATION ..................... 6
SELECTED HISTORICAL FINANCIAL DATA OF TEMPTRONIC CORPORATION ................. 7
SELECTED PRO FORMA COMBINED FINANCIAL DATA ................................... 8
COMPARATIVE AND PRO FORMA PER SHARE FINANCIAL DATA ........................... 9
MARKET PRICES AND DIVIDEND POLICIES ..........................................11
RISK FACTORS .................................................................12
WHERE YOU CAN FIND MORE INFORMATION ..........................................17
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION ...................17
SPECIAL MEETINGS OF SHAREHOLDERS .............................................18
 SPECIAL MEETING OF inTEST SHAREHOLDERS ......................................18
 SPECIAL MEETING OF TEMPTRONIC SHAREHOLDERS ..................................20
THE MERGER ...................................................................22
 General .....................................................................22
 Temptronic Shares to be Converted ...........................................22
 Shares to be Held in Escrow .................................................22
 Treatment of Temptronic Stock Options .......................................23
 Representations and Warranties ..............................................23
 Conduct of Business Pending the Merger ......................................23
 Conditions to the Merger ....................................................24
 Escrow Agreement and Indemnification Claims .................................24
 Closing and Effective Time ..................................................25
 Exchange of Temptronic Certificates .........................................25
 Background of the Merger ....................................................26
 Opinion of Janney Montgomery Scott LLC ......................................27
 inTEST's Reasons for the Merger .............................................31
 Temptronic's Reasons for the Merger .........................................32
 Interests of Temptronic's Management and
 Certain Shareholders in the Merger ..........................................32
 Ownership of inTEST Following the Merger ....................................33
 Management of inTEST Following the Merger ...................................33
 Affiliate Agreements ........................................................33
RESALE OF inTEST COMMON STOCK AND NASDAQ LISTING .............................34
NO DISSENTER'S RIGHTS FOR inTEST SHAREHOLDERS ................................34
RIGHTS OF DISSENTING TEMPTRONIC SHAREHOLDERS .................................34
MATERIAL FEDERAL INCOME TAX CONSEQUENCES .....................................34

ACCOUNTING TREATMENT ....................................................... 35
INFORMATION CONCERNING inTEST CORPORATION ................................   36
 The Company .............................................................   36
 Industry Background .....................................................   36
 Products ................................................................   38
 Markets and Customers ...................................................   40
 Manufacturing and Supply ................................................   41
 Sales and Distribution ..................................................   41
 Competition .............................................................   42
 Patents and Other Proprietary Rights.....................................   42
 Backlog .................................................................   42
 Seasonality .............................................................   42
 Employees ...............................................................   43
 Properties ..............................................................   43
 Legal Proceedings .......................................................   43
DIRECTORS AND OFFICERS OF inTEST .........................................   44
 Biographical ............................................................   44
 Director Compensation ...................................................   45
 Compensation of inTEST Management .......................................   46
 Employment Agreements ...................................................   47
 Compensation Committee Interlocks and Insider Participation .............   48
 Certain Relationships and Related Transactions ..........................   48
VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS OF inTEST ...................   48
inTEST MANAGEMENT'S DISCUSSION AND ANALYSIS OF
 FINANCIAL CONDITION AND RESULTS OF OPERATIONS ...........................   50
 Overview ................................................................   50
 Significant Events ......................................................   50
 Results of Operations ...................................................   51
 Liquidity and Capital Resources .........................................   53
 Year 2000 ...............................................................   53
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET
RISK RELATING TO inTEST ..................................................   54
DESCRIPTION OF inTEST COMMON STOCK .......................................   54
 Common Stock ............................................................   54
 Preferred Stock .........................................................   55
 Corporate Provisions ....................................................   55
 Transfer Agent and Registrar ............................................   55
INFORMATION CONCERNING TEMPTRONIC CORPORATION ............................   55
 The Company .............................................................   55
 Industry Background .....................................................   56
 Products and Service ....................................................   56
 Markets and Customers ...................................................   58
 Manufacturing and Supply ................................................   58
 Sales and Distribution ..................................................   59
 Competition .............................................................   59
 Research and Development ................................................   59
 Intellectual Property ...................................................   60
 Backlog .................................................................   60
 Seasonality .............................................................   60
 Facilities ..............................................................   60
 Personnel ..............................................................    60
 Legal Proceedings .......................................................   60

 ....                                       ii

DIRECTORS AND OFFICER OF TEMPTRONIC ......................................   61
 Biographical ............................................................   61
 Compensation of Temptronic's President and Chief Executive Officer ......   61
 Employment Agreement ....................................................   62
 Security Ownership of Certain Beneficial Owners
 and Management of Temptronic ............................................   63
TEMPTRONIC MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
 CONDITION AND RESULTS OF OPERATIONS .....................................   64
 Overview ................................................................   64
 Results of Operations ...................................................   65
 Liquidity and Capital Resources .........................................   67
 Year 2000 ...............................................................   68
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK RELATING
 TO TEMPTRONIC ...........................................................   68
COMPARISON OF RIGHTS OF SHAREHOLDERS .....................................   68
 Meetings of Shareholders ................................................   69
 Action by Consent of Shareholders .......................................   69
 Sale, Lease or Exchange of Assets and Mergers ...........................   69
 Removal of Directors ....................................................   69
 Vacancies on the Board of Directors .....................................   69
 Director's Limit of Liability ...........................................   70
 Indemnification of Directors, Officers and Others .......................   70
 Interested Directors and Officers .......................................   70
 Amendments to Certificate of Incorporation/Articles of Organization .....   71
 Amendments to Bylaws ....................................................   71
 Inspection Rights .......................................................   71
 Appraisal Rights ........................................................   71
LEGAL MATTERS ............................................................   72
EXPERTS ..................................................................   72
COMMISSION POSITION ON INDEMNIFICATION ...................................   72
PRO FORMA COMBINEDD FINANCIAL STATEMENTS .................................   73

INDEX TO FINANCIAL STATEMENTS ............................................   F-1

Appendix A  Agreement and Plan of Merger and Reorganization ..............   A-1
Appendix B  Sections 85 through 98 of Chapter 156B of the General Laws of
            Massachusetts -- Appraisal Rights ............................   B-1
Appendix C  Opinion of Janney Montgomery Scott LLC .......................   C-1

           QUESTIONS AND ANSWERS ABOUT THE inTEST/TEMPTRONIC MERGER


Q:      What do I need to do now?

A: Just sign your proxy card and mail it in the enclosed return envelope as soon as possible, so that your shares may be represented at your special meeting. Both the inTEST and Temptronic special meetings will take place on March 9, 2000.

Q:      What if I want to change my vote?

A: Just send in a later dated, signed proxy card before your special meeting or attend your special meeting in person and vote.

Q:      Will I have dissenters' rights?

A: inTEST shareholders will not be entitled to dissenters' rights in connection with the merger. Temptronic shareholders who do not wish to accept the inTEST common stock to be issued in the merger may have the right to be paid the fair value of their shares. These dissenters' rights are subject to a number of restrictions and technical and procedural requirements. Generally, in order to exercise dissenters' rights, a Temptronic shareholder:

           o  must not vote in favor of the merger; and

           o must make a written objection to the merger and a statement that the shareholder intends to demand payment for his or her shares, before the vote on the merger.

       Merely voting against the merger will not protect Temptronic shareholders' right of appraisal. Appendix B contains the text of the Massachusetts appraisal statute.

       Please note that inTEST has the right not to proceed with the merger if the holders of 2% or more of Temptronic stock exercise their dissenters' rights.

Q:      When do you expect the merger to be completed?

A: The merger will be completed as soon as possible following the approval of the shareholders at the special meetings.

Q:      Should I send in my stock certificates now?

A: No. After the merger is completed, Temptronic shareholders will receive written instructions for exchanging their stock certificates. inTEST shareholders will keep their current stock certificates.

Q:      What will I receive in the merger?

A: A Temptronic shareholder who does not effectively exercise dissenters' rights will receive up to 0.925 shares of inTEST common stock for each share of Temptronic common stock owned by that shareholder, payable as follows:

           o 90%, or 0.8325 shares of inTEST common stock per share of Temptronic common stock, at the closing of the merger, and

           o up to 10%, or 0.0925 shares of inTEST common stock per share of Temptronic common stock, one year after the closing.

        No fractional shares of inTEST common stock will be issued. Instead, Temptronic shareholders will receive cash in lieu of any fractional share to which he or she may be entitled.

        inTEST shareholders will continue to own the shares they currently own.

Q:      How do I vote shares that I hold through the Temptronic ESOP?

A: If you are a participant in Temptronic's employee stock ownership plan, then you are entitled to direct the voting of Temptronic shares allocated to you under the plan. The plan trustees will vote these shares in accordance with your instructions. You should forward your completed proxy materials to the plan trustees in the return envelope provided.

Q:      What happens to my options to buy Temptronic common stock?

A: Temptronic stock options will be converted into inTEST stock options based on the share exchange ratio for Temptronic common stock, with an adjusted exercise price. In other words, if you have the option to buy 100 shares of Temptronic stock at $4.10 per share, after the merger you will have the right to buy 92 shares of inTEST common stock at $4.43 per share.

Q:      How do I get my shares of inTEST common stock after the merger?

A: After the merger, inTEST will issue common stock to Temptronic shareholders who have delivered to inTEST's exchange agent their Temptronic stock certificate together with a completed letter of transmittal which will be supplied to you by inTEST or inTEST's exchange agent shortly after the merger is effective.

        Temptronic shareholders will receive stock certificates representing 90% of their shares of inTEST common stock to be issued in the merger. The remaining 10% of their shares of inTEST common stock will be held in escrow and released to Temptronic shareholders one year after the merger is completed, less the number of shares, if any, that may be returned to inTEST to satisfy claims inTEST may have against Temptronic for breaches of the merger agreement. Temptronic made statements or promises about itself, called representations and warranties, in the merger agreement. If these statements or promises turn out to be incorrect, inTEST may have a claim against Temptronic which would be satisfied solely out of the escrowed shares.

Q:      What rights do I have with respect to the shares held in escrow?


A: Shares held in escrow will be held for the account of each Temptronic shareholder. The escrowed shares are issued and outstanding shares of inTEST. So long as the escrowed shares are not cancelled to satisfy a claim by inTEST that Temptronic breached its representations and warranties under the merger agreement, each Temptronic shareholder will have the rights of an inTEST shareholder with respect to the escrowed shares held for his or her account. If, however, the Temptronic shareholder sells the escrowed shares during the one year escrow period, the proceeds from the sale will be retained in the escrow account in lieu of the shares.


Q:      What are the tax consequences of the merger to me?


A: As a general matter, neither you, inTEST nor Temptronic will recognize any gain or loss for federal income tax purposes in the merger, except for those Temptronic shareholders who exercise their dissenters' rights.

        Tax matters are very complicated and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisors for a full understanding of the tax consequences of the merger to you.

                                    SUMMARY

     This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the merger fully, and for more complete descriptions of the terms of the merger, you should read carefully this entire document and the documents to which we refer you. Please also refer to the section entitled "Where You Can Find More Information" on page 17 for sources of additional information.

                                 The Companies


inTEST Corporation
2 Pin Oak Lane
Cherry Hill, NJ 08003
(856) 424-6886

inTEST is a leading independent designer, manufacturer and marketer of test head manipulators, docking hardware and test head interface products which are used by semiconductor manufacturers during the testing of wafers and packaged devices. inTEST's industry, which relates to the automated testing of semiconductors and their components, is a part of what is generally known as the "ATE" industry.

Temptronic Corporation
55 Chapel Street
Newton, MA 02458
(617) 969-2501

Temptronic Corporation designs, manufactures and sells temperature management systems used to test semiconductors and other electronic components over temperatures ranging from --65o C to +400o C.


                                  The Merger


Temptronic is to be merged into a wholly-owned subsidiary of inTEST. In the merger, each Temptronic shareholder will receive:

       o 0.8325 shares of inTEST common stock for each share of Temptronic common stock owned by that shareholder, plus

       o  cash instead of any fractional share, and

       o at the end of one year after the closing, up to 0.0925 shares of inTEST common stock for each share of Temptronic common stock owned by that shareholder.

As a result of the merger, Temptronic will become a wholly-owned subsidiary of inTEST.


The merger agreement is attached as Appendix A to this joint proxy statement/prospectus. You should read the merger agreement, as it is the legal document that governs the merger.

                            Reasons for the Merger

Both inTEST and Temptronic provide products and related services to businesses in various sectors of the ATE industry. We believe that the shareholders of both inTEST and Temptronic will benefit from the merger in many ways, including a sharing of technology and of the design, service, marketing and distribution capabilities of the combined enterprise. The merger is not expected to result in a material reduction in the workforce of either company or in significant immediate cost savings.

To review the reasons for the merger in greater detail see pages 31 and 32. The risks of the merger are discussed beginning on page 12.

                            Approval of the Merger

To become effective, the merger must be approved by the shareholders of both inTEST and Temptronic at the special meetings described below. inTEST has the right not to proceed with the merger if holders of more than 2% of Temptronic shares exercise their dissenter's rights.


                  Special Meeting of Temptronic Shareholders

Time, Date, Place and Purpose. Temptronic will hold a special meeting of its shareholders on March 9, 2000 at 10:00 a.m., local time, at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, Boston, Massachusetts. At the meeting, Temptronic shareholders will vote on the merger.

Record Date, Quorum and Vote Required. You can vote at the Temptronic special meeting if you owned shares of Temptronic common stock at the close of business on February 2, 2000, the record date for the special meeting. A majority of the shares of Temptronic common stock outstanding on the record date must be present, in person or by proxy, to constitute a quorum at the special meeting. The merger must be approved by the holders of at least two-thirds of the outstanding shares on the record date. On the record date, there were 2,208,892 outstanding shares of Temptronic common stock.


                    Special Meeting of inTEST Shareholders

Time, Date, Place and Purpose. inTEST will hold a special meeting of its shareholders on March 9, 2000 at 10:00 a.m., local time, at the offices of Saul, Ewing, Remick & Saul LLP, Centre Square West, 1500 Market Street, 38th Floor, Philadelphia, Pennsylvania. At the meeting, inTEST shareholders will vote to approve the merger agreement.


Record Date, Quorum and Vote Required. You can vote at the inTEST special meeting if you owned shares of inTEST common stock at the close of business on February 2, 2000, the record date for the special meeting. A majority of the shares of inTEST common stock outstanding on the record date must be present, in person or by proxy, to constitute a quorum at the special meeting. The merger agreement must be approved by a majority of the votes cast at the special meeting. On the record date, there were 6,536,034 shares of inTEST common stock outstanding.

                                Recommendations
                                to Shareholders

To inTEST shareholders:

The inTEST board believes that the merger is in your best interest and unanimously recommends that you vote FOR the proposal to approve the merger agreement.

To Temptronic shareholders:

The Temptronic board believes that the merger is in your best interest and unanimously recommends that you vote FOR the proposal to approve the merger.

                           Additional Considerations

Ownership of inTEST Following the Merger (see page 33)

inTEST will issue up to 2,156,870 shares of its common stock to Temptronic shareholders in the merger. Following the merger, existing inTEST shareholders will own approximately 76%, and former Temptronic shareholders will own approximately 24%, of the outstanding common stock of inTEST.

Management of inTEST Following the Merger (see page 33)

After the merger, inTEST will continue to be managed by its current directors and officers. James J. Greed, Jr. and William M. Stone, who are directors of Temptronic, will become directors of inTEST upon closing of the merger.

Interests of Temptronic's Management and Certain Shareholders in the Merger (see page 32)

In considering the boards' recommendations that you vote in favor of the merger, you should be aware that Temptronic's chief executive officer and its directors may have interests in the merger that are different from, or in addition to, your interest in the merger. For example, Temptronic's chief executive officer has had an employment agreement with Temptronic which provides for retirement and severance benefits, and he will have an employment agreement with inTEST providing similar benefits as his existing employment agreement after the merger. In addition, the chief executive officer and the Temptronic directors are entitled to indemnification by Temptronic and are covered by liability insurance for their actions as directors and officers. As noted above, Messrs. Greed and Stone, currently directors of Temptronic, will become directors of inTEST in connection with the merger. In addition, several Temptronic directors, officers or shareholders have options to purchase shares of Temptronic common stock which will be converted into options to purchase inTEST common stock when the merger is closed.

Conditions to the Merger (see page 24)

Completion of the merger depends upon the satisfaction or waiver of a number of conditions.

Closing and Effective Date of the Merger (see page 25)

The merger will close and become effective on March 9, 2000, unless inTEST and Temptronic agree to another date for the closing.

Accounting Treatment (see page 35)

It is a condition to the closing of the merger that it qualify as a pooling of interests, which means that, for accounting and financial reporting purposes, the companies will be treated as if they had always been combined.

Opinion of Janney Montgomery Scott LLC (see page 27)

In deciding to approve the merger, inTEST's board considered the opinion from Janney Montgomery Scott LLC that the share exchange ratio is fair, from a financial point of view, to inTEST. This opinion is attached as Appendix C to this joint proxy statement/prospectus.

Listing of inTEST Common Stock (see page 34)

The shares of inTEST common stock issued in connection with the merger will be listed on the

Nasdaq National Market. inTEST common stock has been and will continue to be listed on the Nasdaq National Market under the symbol "INTT."

Dividends After the Merger (see page 11)

Temptronic has never paid dividends and inTEST has not paid dividends since its initial public offering in 1997. inTEST does not anticipate paying cash dividends on its common stock in the foreseeable future. inTEST currently intends to retain future earnings to finance its operations and fund the growth of its business, including through acquisitions.

Federal Income Tax Consequences (see page 34)

The merger has been structured so that Temptronic shareholders who exchange their shares of Temptronic common stock for inTEST common stock will not recognize any gain or loss for federal income tax purposes in the merger, except for gain or loss arising from cash received instead of fractional shares or cash or other property received upon the exercise of dissenters' rights.

Dissenters' Rights

Temptronic Shareholders (see page 34)

As a shareholder of Temptronic, your rights are governed by Massachusetts law. Under Sections 85-98 of the Massachusetts Business Corporation Law, you will have the right to dissent from the merger, in which event you are entitled to receive the "fair value" of your shares of Temptronic common stock if you comply with the specific dissenters' rights procedures under Massachusetts law. These procedures are described in this joint proxy statement/prospectus. A copy of the dissenters' rights provisions of the Massachusetts Business Corporation Law is attached as Appendix B to this joint proxy statement/prospectus.

inTEST Shareholders (see page 34)

inTEST shareholders are not entitled to appraisal or dissenters' rights in connection with the approval of the merger agreement.

Difference in Shareholders' Rights (see page 68)

The rights of Temptronic shareholders, which are determined by Massachusetts corporation law, and the provisions of Temptronic's articles of organization and bylaws, differ in certain respects from the rights of inTEST shareholders, which are determined by Delaware corporation law, and inTEST's certificate of incorporation and bylaws. Upon completion of the merger your rights as a shareholder of inTEST will be governed by Delaware corporation law and inTEST's certificate of incorporation and by-laws.

Regulatory Approvals

There are no federal or state regulatory requirements that must be complied with, or approvals that must be obtained, to complete the merger.

                      Comparative Per Share Market Price


inTEST common stock has been traded on the Nasdaq National Market under the symbol "INTT" since inTEST's initial public offering on June 17, 1997. There is no trading market for Temptronic stock.


The information in the table below shows the closing price per share of inTEST common stock, as reported by the Nasdaq National Market, on January 3, 2000 and February 2, 2000. January 3, 2000 was the last day on which trading occurred prior to public announcement of the merger. February 2, 2000 was the last trading day for which information was available prior to the date this joint proxy statement/prospectus was finalized. The table also shows the pro forma equivalent price per share of Temptronic common stock on January 3, 2000 and February 2, 2000, calculated by multiplying the closing price per share of inTEST common stock reported by the Nasdaq National Market by the share exchange ratio of 0.925.



                                                Pro Forma Price
                              inTEST             Equivalent of
                              Common              Temptronic
          Date                 Stock             Common Stock
     --------------         -----------        ----------------
     Jan. 3, 2000            $ 16.875              $ 15.61
     Feb. 2, 2000            $ 20.500              $ 18.96

The pro forma equivalents are provided merely as an illustration. Temptronic and inTEST shareholders are urged to obtain a current market quotation for inTEST common stock. inTEST can not assure you as to the future price of, or market for, inTEST common stock.

           SELECTED HISTORICAL FINANCIAL DATA OF inTEST CORPORATION

     The following table contains selected historical financial data of inTEST. This data is qualified by the more detailed consolidated financial statements and the notes to those financial statements included in this joint proxy statement/prospectus beginning on page F-1. The consolidated statement of earnings data for the years ended December 31, 1996, 1997 and 1998 and the consolidated balance sheet data as of December 31, 1997 and 1998 are derived from inTEST's financial statements which were audited by KPMG LLP. Their report is included in this joint proxy statement/prospectus. The consolidated statement of earnings data for the years ended December 31, 1994 and 1995 and the consolidated balance sheet data as of December 31, 1994, 1995 and 1996 are derived from inTEST's financial statements, not included in this joint proxy statement/prospectus, which were audited by KPMG LLP. The consolidated statement of earnings data for the nine months ended September 30, 1998 and 1999 and the consolidated balance sheet data as of September 30, 1999 are derived from unaudited financial statements. The unaudited financial statements include all adjustments (consisting only of normal recurring adjustments) that inTEST considers necessary for a fair presentation of the results of operations for these periods. The following data should be read together with inTEST's "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements, the notes to those financial statements, and other financial information pertaining to inTEST included elsewhere in this joint proxy statement/prospectus.



                                                             Years ended December 31,
                                        ------------------------------------------------------------------
                                           1994       1995          1996           1997           1998
                                        ---------  ----------  -------------  -------------  -------------
                                                        (In thousands, except share data)
Consolidated Statement of Earnings
 Data:
Net revenues .........................   $9,287     $14,442     $    18,582    $    20,746    $    19,075
Gross margin .........................    5,150       9,251          11,827         12,938         10,673
Operating income .....................    1,289       4,037           5,616          6,187          2,518
Net earnings .........................      817       3,252           4,646          4,332          1,927
Net earnings per common
 share -- basic (1) ..................                          $      0.83    $      0.74    $      0.31
Weighted average common shares
 outstanding -- basic (1) ............                            4,091,034      5,068,349      6,169,596
Net earnings per common
 share -- diluted (1) ................                          $      0.83    $      0.73    $      0.31
Weighted average common shares
 outstanding -- diluted (1) ..........                            4,091,034      5,092,490      6,186,460



                                             Nine months ended
                                               September 30,
                                        ----------------------------
                                             1998           1999
                                        -------------  -------------
                                        (In thousands, except share
                                                    data)
Consolidated Statement of Earnings
 Data:
Net revenues .........................   $    15,238    $    21,392
Gross margin .........................         8,785         11,581
Operating income .....................         3,264          3,097
Net earnings .........................         2,289          2,006
Net earnings per common
 share -- basic (1) ..................   $      0.38    $      0.31
Weighted average common shares
 outstanding -- basic (1) ............     6,046,107      6,536,034
Net earnings per common
 share -- diluted (1) ................   $      0.38    $      0.30
Weighted average common shares
 outstanding -- diluted (1) ..........     6,055,217      6,606,902

                                                                                                         As of
                                                           As of December 31,                        September 30,
                                       ----------------------------------------------------------   --------------
                                          1994        1995        1996        1997         1998          1999
                                       ---------   ---------   ---------   ----------   ---------   --------------
                                                                     (In thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents ..........    $1,336      $1,919      $3,692      $12,035      $ 8,468        $ 9,689
Working capital ....................     2,944       4,201       4,377       14,655       13,312         15,348
Total assets .......................     4,624       6,352       7,716       19,945       23,218         28,595
Long-term debt .....................        --          --         155           --           --             --
Total shareholders' equity .........     2,765       4,048       4,587       16,557       21,226         23,314

-------------
(1) The 1996 and 1997 data are presented on a pro forma basis to reflect results as if inTEST had been taxed as a C Corporation for all of 1996 and 1997 and the acquisition of the minority interests in the Company's three foreign subsidiaries had occurred on January 1, 1996.

         SELECTED HISTORICAL FINANCIAL DATA OF TEMPTRONIC CORPORATION

     The following table contains certain selected consolidated financial data of Temptronic and is qualified by the more detailed consolidated financial statements and notes to those financial statements included elsewhere in this joint proxy statement/prospectus. The consolidated statement of operations data for the years ended June 30, 1997, 1998 and 1999 and the consolidated balance sheet data as of June 30, 1998 and 1999 are derived from Temptronic's financial statements which were audited by Ernst & Young LLP. Their report is included in this joint proxy statement/prospectus. The consolidated statement of operations data for the years ended June 30, 1995 and 1996 and the consolidated balance sheet data as of June 30, 1995, 1996 and 1997 are derived from Temptronic's financial statements, not included in this joint proxy statement/prospectus, which were audited by Ernst & Young LLP. The consolidated statement of operations data for the three months ended September 30, 1998 and 1999 and the consolidated balance sheet data as of September 30, 1999 are derived from unaudited financial statements. The unaudited financial statements include all adjustments (consisting only of normal recurring adjustments) that Temptronic considers necessary for a fair presentation of the results of operations for these periods. The following data should be read together with Temptronic's "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements, the notes to those financial statements, and other financial information pertaining to Temptronic included elsewhere in this joint proxy statement/prospectus.



                                                                     Years ended June 30,
                                           -------------------------------------------------------------------------
                                                1995           1996           1997           1998           1999
                                           -------------  -------------  -------------  -------------  -------------
                                                               (In thousands, except share data)
Consolidated Statement of
 Operations Data:
Net revenues ............................   $    14,126    $    17,677    $    18,045    $    19,330    $    15,223
Gross profit ............................         7,275          8,488          8,415          8,499          6,527
Operating income (loss) .................         1,668          1,594           (215)          (348)            35
Other income (expense), net .............          (142)          (156)          (170)          (330)          (239)
Net income (loss) .......................         1,191            967             85           (579)          (203)
Earnings (loss) per share -- basic ......   $      0.89    $      0.72    $      0.06    $     (0.36)   $     (0.12)
Weighted average common shares
 outstanding -- basic ...................     1,338,960      1,333,855      1,501,730      1,586,266      1,628,049
Earnings (loss) per share -- diluted        $      0.77    $      0.59    $      0.05    $     (0.36)   $     (0.12)
Weighted average common shares
 outstanding -- diluted .................     1,631,601      1,726,219      1,666,199      1,586,266      1,628,049


                                                Three months ended
                                                  September 30,
                                           ----------------------------
                                                1998           1999
                                           -------------  -------------
                                           (In thousands, except share
                                                       data)
Consolidated Statement of
 Operations Data:
Net revenues ............................   $     3,931    $     5,143
Gross profit ............................         1,664          2,140
Operating income (loss) .................             0            330
Other income (expense), net .............           (72)           (45)
Net income (loss) .......................           (72)           285
Earnings (loss) per share -- basic ......   $     (0.04)   $      0.17
Weighted average common shares
 outstanding -- basic ...................     1,595,118      1,639,784
Earnings (loss) per share -- diluted        $     (0.04)   $      0.16
Weighted average common shares
 outstanding -- diluted .................     1,595,118      1,732,672


                                                                                                     As of
                                                           As of June 30,                        September 30,
                                       ------------------------------------------------------   --------------
                                         1995       1996        1997        1998       1999          1999
                                       --------   --------   ---------   ---------   --------   --------------
                                                                   (In thousands)
Consolidated Balance Sheet Data:
Cash ...............................    $  233     $  148     $   306     $   422     $    3        $    4
Working capital ....................     1,260      2,136       1,984       1,682      1,924         2,474
Total assets .......................     6,700      8,302      10,437      10,611      8,881         9,110
Long-term debt .....................     1,007      1,157         488         337        183           158
Total shareholders' equity .........     2,236      3,180       4,464       4,062      4,066         4,417

                  SELECTED PRO FORMA COMBINED FINANCIAL DATA

     We derived the selected pro forma combined financial data of inTEST and Temptronic from the pro forma combined financial statements included elsewhere in this joint proxy statement/prospectus. The following data is unaudited and should be read in conjunction with the consolidated financial statements and the accompanying notes to the financial statements of inTEST and Temptronic and their "Management's Discussions and Analysis of Financial Condition and Results of Operations," all of which are included elsewhere in this joint proxy statement/prospectus.

     The pro forma combined financial data does not reflect cost savings which may be realized from the merger. The accounting adjustments used for the purpose of calculating the pro forma combined results using the pooling-of-interest method of accounting are based upon estimates subject to final determination as of the closing date of the merger. Therefore, the pro forma amounts reflected in the pro forma combined financial data may differ from the amounts ultimately determined. The unaudited pro forma data is not necessarily indicative of the combined financial position or results of operations of future periods.



                                                                                       Nine months ended
                                              Years ended December 31,                   September 30,
                                     ------------------------------------------   ---------------------------
                                         1996           1997           1998           1998           1999
                                     ------------   ------------   ------------   ------------   ------------
                                                        (In thousands, except share data)
Pro Forma Combined Statement
  of Earnings Data:
Net revenues .....................   $  36,735      $  39,951      $  36,024      $  28,750      $  34,390
Gross margin .....................      20,620         21,608         17,798         14,463         17,137
Operating income .................       6,449          5,900          2,105          2,941          3,552
Net earnings .....................       5,087          4,376          1,193          1,725          2,329
Net earnings per common
  shares -- basic ................   $    0.71      $    0.58      $    0.16      $    0.23      $    0.29
Weighted average common shares
  outstanding -- basic ...........   5,349,005      6,484,984      7,654,759      7,520,823      8,052,423
Net earnings per common
  share -- diluted ...............   $    0.69      $    0.56      $    0.15      $    0.22      $    0.28
Weighted average common shares
  outstanding -- diluted .........   5,543,304      6,682,707      7,807,937      7,678,109      8,215,370


                                               As of
                                         September 30, 1999
                                        -------------------
Pro Forma Combined Balance Sheet Data:
Cash and cash equivalents ............        $ 9,693
Working capital ......................         16,972
Total assets .........................         37,705
Long-term debt .......................            158
Total shareholders' equity ...........         26,881

              COMPARATIVE AND PRO FORMA PER SHARE FINANCIAL DATA

     We show below the per share data for the net earnings (loss) and book value for inTEST and Temptronic on an historical basis and on a pro forma combined basis. We derived the pro forma combined per inTEST share data by combining historical financial information of inTEST and Temptronic using the pooling-of-interest method of accounting for business combinations. We calculated the pro forma combined Temptronic share equivalent data by multiplying the inTEST pro forma data by the exchange ratio of 0.925, which is the exchange ratio used to determine the maximum number of shares inTEST may issue in the merger, including the shares which will be held in escrow.

     The pro forma information does not reflect cost savings anticipated to be realized from the merger. The accounting adjustments used for the purpose of calculating the pro forma combined results using the pooling-of-interest method of accounting are based upon estimates of inTEST's management and are subject to final determination as of the closing date of the merger. Therefore, the pro forma amounts reflected in the pro forma per share financial information may differ from the amounts ultimately determined. The unaudited pro forma information is not necessarily indicative of the combined financial position or results of operations of future periods.



                                                                                       As of and for the
                                                                                       nine months ended
                                           As of and for the years ended December 31,    September 30,
                                              1996           1997          1998               1999
                                          ------------   ------------   ----------    ------------------
Historical -- inTEST:
  Net earnings per common
   share -- basic (1) .................     $  0.83        $  0.74       $  0.31           $  0.31
  Net earnings per common
   share -- diluted (1) ...............        0.83           0.73          0.31              0.30
  Book value per common share .........         N/R            N/R          3.25              3.57



                                                                                      As of and for the
                                                                                      three months ended
                                           As of and for the years ended June 30,       September 30,
                                              1997           1998          1999              1999
                                          ------------   -----------   -----------   -------------------
Historical -- Temptronic:
  Net earnings (loss) per common
   share -- basic .....................     $  0.06        $(0.36)       $(0.12)            $ 0.17
  Net earnings (loss) per common
   share -- diluted ...................        0.05         (0.36)        (0.12)              0.16
  Book value per common share .........         N/R           N/R          1.87               2.03



                                                                                        As of and for the
                                                                                        nine months ended
                                              As of and for the years ended December 31,  September 30,
                                                  1996          1997         1998             1999
                                              ------------   ----------   ----------   ------------------
Pro Forma Combined Per inTEST
  Share:
  Net earnings per common
   share -- basic (1) .....................     $  0.71       $ 0.58        $ 0.16           $ 0.29
  Net earnings per common
   share -- diluted (1) ...................        0.69         0.56          0.15             0.28
  Book value per common share (2) .........         N/R          N/R          2.85             3.15

                                                                                          As of and for the
                                                                                          nine months ended
                                              As of and for the years ended December 31,     September 30,
                                                  1996          1997         1998                1999
                                              ------------   ----------   ----------     -------------------
Pro Forma Combined Per Equivalent
  Temptronic Share (3):
  Net earnings per common
   share -- basic .........................     $  0.66      $ 0.54       $ 0.15                $ 0.27
  Net earnings per common
   share -- diluted .......................        0.64        0.52         0.14                  0.26
  Book value per common share (2) .........         N/R         N/R         2.64                  2.91

-------------
(1) The 1996 and 1997 data are presented on a pro forma basis to reflect results as if inTEST had been taxed as a C corporation for all of 1996 and 1997 and the acquisition of the minority interests in its three foreign subsidiaries had occurred on January 1, 1996.

(2)  Adjusted to reflect pro forma adjustments.

(3) The pro forma combined net earnings per equivalent Temptronic share and pro forma combined book value per equivalent Temptronic share are calculated by multiplying the respective pro forma combined inTEST per share amounts by the exchange ratio of 0.925 shares of inTEST common stock for each share of Temptronic common stock.

N/R Information is not required.

                      MARKET PRICES AND DIVIDEND POLICIES

     inTEST common stock has been traded on the Nasdaq National Market since its initial public offering on June 17, 1997, and is quoted under the symbol "INTT." There is no trading market for any Temptronic stock.

     The following table sets forth the high and low sale prices of inTEST common stock, as reported in published financial sources, for the periods indicated. Sale prices have been rounded to the nearest full cent.


                                 Sales Prices



                                          High          Low
                                       ----------   ----------
  1997
  Second Quarter* ..................     $ 9.63       $ 7.50
  Third Quarter ....................      18.75         8.00
  Fourth Quarter ...................      18.25         5.00

  1998
  First Quarter ....................      10.25         6.25
  Second Quarter ...................       8.94         6.00
  Third Quarter ....................       6.00         4.00
  Fourth Quarter ...................       9.44         4.00

  1999
  First Quarter ....................       8.25         5.25
  Second Quarter ...................       7.75         3.63
  Third Quarter ....................      11.26         6.56
  Fourth Quarter ...................      20.38         6.63


* For the period beginning with inTEST's initial public offering on June 17, 1997 through June 30, 1997.

     inTEST has not paid dividends on its common stock since its initial public offering and does not anticipate paying cash dividends in the foreseeable future. inTEST intends to retain any future earnings for reinvestment in the operation and expansion of its business, including possible acquisitions of other businesses. Payment of any future dividends will be at the discretion of inTEST's board of directors after taking into account various factors, including the financial condition, operating results, current and anticipated cash needs and plans for expansion of inTEST and its subsidiaries. In addition, inTEST's credit agreement prohibits inTEST from paying cash dividends without the lender's prior consent. Temptronic has never paid dividends on its common stock.

     On January 3, 2000, which was the last full trading day prior to the public announcement of the signing of the merger agreement, the last sale price of a share of inTEST common stock was $16.875. On February 2, 2000, the last trading day for which information was available prior to the date this joint proxy statement/prospectus was finalized, the last sale price of inTEST common stock was $20.500.

     On the date the merger is completed and on the date a Temptronic shareholder receives an inTEST stock certificate in exchange for a Temptronic stock certificate(s), the price of a share of inTEST common stock may differ from the prices set forth above. Temptronic shareholders may want to obtain current price quotations for inTEST common stock before voting, as the future price of inTEST common stock may be different from the prices set forth above.

                                 RISK FACTORS

     In considering whether to approve the merger and, for Temptronic shareholders, whether or not to exercise your dissenters' rights under Massachusetts law, you should consider carefully the risks associated with the merger and with ownership of inTEST common stock following the merger. The risks and uncertainties described below are not the only ones which will face the combined company, but the most significant ones are described below. If one or more of these risks occurs, inTEST's results of operations, financial condition or prospects will suffer, and the price of inTEST stock is more than likely to fall. The value of your investment in the combined company could decline as a result.


If inTEST does not successfully integrate Temptronic's business, the combined company may not realize the expected benefits from the merger.


     inTEST and Temptronic entered into the merger agreement with the expectation that the merger will result in benefits to the combined company. inTEST believes Temptronic provides inTEST with high quality products that are sold in a segment of the market which inTEST believes is growing. Temptronic believes inTEST provides Temptronic greatly improved access to capital markets, and substantial international manufacturing, sales and distribution facilities. Integrating the operations of Temptronic with those of inTEST after the merger may be difficult, time consuming and costly. The difficulties involved in integrating the companies, which could be substantial, include:

   o management and key personnel could be distracted from the day-to-day business of the combined company;

   o the business cultures of the two companies could prove to be incompatible;

   o implementing common systems and procedures, especially information and accounting systems, could be costly and time consuming; and

   o key technical, sales and customer support personnel may not be satisfied or happy in the combined company and may elect to leave.

The merger could have the effect of reducing inTEST's net income per share. In addition, inTEST shareholders will experience an immediate reduction in net tangible book value per share.

     If the combined company is unable to operate the Temptronic business profitably, earnings per share in the combined company will be lower after the merger than were earnings per share for inTEST before the merger. For the nine months ended September 30, 1999, inTEST's earnings per share-diluted (unaudited) was $0.30. The pro forma earnings per share-diluted (unaudited) for the combined company for the same period was $0.28.

     Temptronic has experienced losses in each of its last two fiscal years. In the quarter ended June 30, 1999, Temptronic reported its first quarterly profit (unaudited) since the quarter ended March 31, 1998. Temptronic's losses were primarily due to the decline in the semiconductor industry, the slowdown in Asian markets and significant spending on research and development.

     At September 30, 1999, inTEST's net tangible book value per share (unaudited) was $2.57. The pro forma net tangible book value per share (unaudited) for the combined company at that date was $2.38, or a reduction of $0.19 per share.

A large portion of each of inTEST's and Temptronic's sales are to a small number of customers. If the combined company were to lose one or more of its larger customers, operating results could suffer dramatically.

     In the years ended December 31, 1998, 1997, and 1996, inTEST's three largest customers accounted for 38%, 39%, and 33%, respectively, of inTEST's total revenues. Temptronic's three largest customers during its fiscal years ended June 30, 1999, 1998, and 1997, accounted for 37%, 39% and 33%, respectively, of Temptronic's total revenues. The loss of any one or more of these customers or a reduction in orders by a major customer could materially reduce the revenues that would otherwise be generated by the combined company.


Changes in the quarterly results of operations of inTEST are likely to continue at the combined company, and these changes, historically, have caused fluctuations in inTEST's stock price.

     Since it became a publicly-owned company in June, 1997, inTEST's operating results have fluctuated from quarter to quarter, including a net loss of $362,000 in the quarter ended December 31, 1998, and record high revenues and net earnings in the quarter ended September 30, 1999. These fluctuations are primarily due to the cycles of demand in the semiconductor industry. The market price of inTEST common stock has tended to vary based on, and in relation to, variations in inTEST's operating results. These fluctuations in operating results and related fluctuations in market price of inTEST shares are likely to continue, since Temptronic sells its products in substantially the same market to substantially the same customers as does inTEST.

     In addition to the basic cyclicality of the semiconductor manufacturing business, other factors that have caused losses at Temptronic and operating results of inTEST to fluctuate in the past, and may cause losses and fluctuations in the future, include:

     o delays in the shipments of products,

     o the mix of products sold,

     o the mix of customers and the regions of the world where sales are made in a particular period,

     o increases in the level of fixed costs,

     o costs and timing of completion and integration of acquisitions,

     o the timing of additional selling, general and administrative expenses to support new business,

     o cancellation or rescheduling of orders by customers, and

     o competitive pricing pressures.


If the combined company is unable to make acquisitions, its future growth will be limited.

     A key element of inTEST's growth strategy is to acquire businesses, technologies or products that expand and complement inTEST's business. inTEST believes such acquisitions are necessary for it to continue to grow at a desirable rate, and is constantly evaluating possible acquisition opportunities. Even if inTEST is able to identify suitable companies or businesses to buy, it may not be able to purchase any of these companies at favorable prices, or at all, due to any number of reasons. If inTEST is unable to make acquisitions, it may not be able to meet or exceed its historical levels of growth and earnings. Acquisitions also may involve a number of additional risks including:

   o Future acquisitions could divert management's attention from the daily operations of inTEST or otherwise require additional management, operational and financial resources;

   o inTEST might not be able to successfully integrate future acquisitions into its business or operate acquired businesses profitably;

   o inTEST may be required to amortize goodwill which will reduce its income in future years; and

   o inTEST may be subject to unanticipated problems and liabilities of companies it acquires.


The success of the combined company will depend in part on its ability to continue to attract and retain the services of key persons.

     Because continuity, interaction and good relations with the customer are so important in its business, inTEST has been fortunate that most of inTEST senior management and key personnel have been with inTEST for many years. inTEST has also so far been able to retain the services of key personnel from its 1998 acquisition of another entity. Although Temptronic is in the same industry and serves the same customer base as inTEST, it is in a slightly different segment of the market. It will be important to the success of the combined company that key Temptronic personnel remain with the combined company after the merger. Upon closing the merger, inTEST will enter into an employment agreement with William Stone, Temptronic's president and chief executive officer, to continue in those roles.


inTEST must work very hard to be competitive in the market for automatic testing equipment, which is subject to rapid technological change, introduction of competing products, and changing industry standards.

     Semiconductor technology continues to become more complex, and semiconductors continue to be used in more and different products. These trends, and the rapid changes needed in automatic testing systems to keep up with the semiconductor industry, are expected to continue. The demand for new testing systems provides both the opportunity and the need for the combined company to develop additional products. inTEST cannot assure you that the combined company will be successful in developing, manufacturing or selling new products that will satisfy customer needs or be accepted in the market.

     The combined company will compete with numerous manufacturers, many of whom have greater financial resources and more extensive design and production capabilities than inTEST and Temptronic. Among inTEST's principal competitors are Reid-Ashman Manufacturing, Microhandling Gmbh of Germany, Credence Systems, LTX, Schlumberger and Teradyne. Among Temptronic's principal competitors are Triotech International, Thermonics, Inc. and ERS Elektronik Gmbh.

     In order to remain competitive, the combined company must be able to continue to commit a significant portion of its personnel, financial resources, research and development and customer support to developing new products and maintaining customer satisfaction worldwide.


The success of the combined company depends, in part, on its ability to obtain patents for, or otherwise protect, certain of its proprietary technologies.

     inTEST's U.S. issued patents expire in the years 2002 through 2015. Temptronic's U.S. issued patents expire between 2001 and 2006. inTEST and Temptronic both have pending applications for additional patents, but they can not be certain that:

   o any additional patents will be issued on those applications;

   o any patents now or hereafter owned by the combined company will protect its business against competitors that develop similar technology or products;

   o any patents held by the combined company will be held valid if subsequently challenged or subjected to reexamination or reissue; and

   o others will not claim rights in patents held by the combined company, or in its proprietary technologies.

     If the combined company cannot obtain patent or other protection for its proprietary technologies, other companies could more easily enter our markets and compete successfully against us.


Intellectual property infringement, including trade secrets, by or against the combined company after the merger could seriously harm its businesses.

     Much of the combined company's trade secrets, know-how and other proprietary technology is not covered by patent or similar protection, and in many cases cannot be so protected. From time to time, the combined company may be forced to respond to or prosecute intellectual property infringement claims to protect its rights or defend a customer's rights. These claims, regardless of merit, may consume valuable management time, result in costly litigation or cause product shipment delays, all of which could seriously harm its business and operating results. The combined company may be required to enter into royalty or licensing agreements with third parties claiming infringement in order to settle these claims. These royalty or licensing agreements, if available, may not have terms acceptable to the combined company. Being forced to enter into a license agreement with unfavorable terms could seriously harm the operating results of the combined company.


Sales and operations outside the U.S., which are substantial, present different risks and concerns than those in the U.S.

     Both inTEST and Temptronic have operated internationally for many years. To date, neither has experienced serious currency or operational problems in these foreign operations. After the merger, the combined company's international revenues will continue to represent a significant portion of total revenues. In addition to the risks generally associated with sales and operations in the U.S., sales to customers outside the U.S. and operations in foreign countries are subject to additional risks, which may, in the future, affect the combined company. These risks include:

     o the imposition of financial and operational controls and regulatory restrictions by foreign governments,

     o the need to comply with a wide variety of U.S. and foreign import and export laws,

     o political and economic instability,

     o trade restrictions,

     o changes in tariffs and taxes,

     o longer payment cycles,

     o the greater difficulty of administering business abroad, and

     o fluctuations in interest and currency exchange rates.

Because the exchange ratio is fixed, Temptronic shareholders will not know the market value of the inTEST common stock they will receive in the merger, and inTEST shareholders will not know the market value of the stock which will be issued in the merger, at the time that they vote on the merger.

     The number of inTEST shares to be issued in exchange for each Temptronic share will not change, even if the market price of inTEST common stock changes. As a result, Temptronic shareholders will not know the value of the inTEST common stock they will receive in the merger and inTEST shareholders will not know the value of the stock to be issued in the merger, at the time that they vote on the merger proposal. If the price of inTEST stock declines, the Temptronic shareholders will effectively receive a lower purchase price. If the price of inTEST stock increases, then inTEST will effectively pay a higher price in the form of shares of inTEST common stock. Neither Temptronic nor inTEST has the right to terminate the merger agreement based upon any change in the market price of inTEST's stock. From January 4, 2000 (the day of the public announcement of the merger) through February 2, 2000, the Nasdaq closing market price per share of inTEST common stock ranged from $16.750 to $22.375 and closed at $20.500 on February 2, 2000. Temptronic shareholders are advised to obtain recent market quotations for inTEST common stock.

The directors and officers of Temptronic may have interests in the merger that are different from those of other Temptronic shareholders.

     In considering the recommendation of the Temptronic board of directors to approve the merger, Temptronic shareholders should recognize that some of Temptronic's directors and officers may have interests which differ from those of other Temptronic shareholders because of employment arrangements, potential severance benefits, indemnification and liability insurance and other reasons. These reasons are described under the heading "The Merger -- Interests of Temptronic's Management and Certain Shareholders in the Merger."

Control of the combined company after the merger will be held by a limited number of shareholders, many of whom are presently inTEST shareholders. These shareholders can exercise significant influence over all matters requiring shareholder approval and thereby limit the power of other shareholders to influence corporate action.

     As a result of the merger, the shareholders of Temptronic will own approximately 24% of the outstanding voting stock of the combined company, including 8% owned by the Temptronic employee stock ownership plan, also referred to as the ESOP. 68% of the Temptronic ESOP shares (or 5% of the outstanding voting shares of the combined company) are presently unallocated and may be voted by the ESOP's trustees at the direction of a committee appointed by the board of directors of Temptronic. In addition, as of January 31, 2000, several of Temptronic's directors, officers and shareholders also hold options to purchase shares of Temptronic common stock which will be converted to options to acquire 181,117 shares of inTEST common stock. Approximately 35% of the outstanding voting stock of the combined company will be held by 10 shareholders who are currently directors and officers of inTEST. These shareholders can exercise significant influence over all matters requiring shareholder approval, including the election of directors and the approval of significant corporate transactions. This concentration of ownership may also potentially delay or prevent a change in control of inTEST.


The possibility of the sale of a large number of shares of inTEST common stock could keep inTEST's stock price down.

     Of a total of 6,536,034 shares of inTEST common stock outstanding at January 31, 2000, approximately 2.6 million shares are in the public "float" (i.e., not held by officers, directors and other insiders), including approximately 2.2 million shares held by institutions. Up to 2,156,870 inTEST shares will be issued in the merger (assuming all options to purchase shares of Temptronic common stock which will be vested prior to the closing of the merger are exercised prior to the closing and including the shares to be held in escrow), of which 1,783,198 will be issued to the Temptronic employee stock ownership plan and persons associated with Temptronic who have agreed not to sell any shares until the combined company releases post-merger financial results covering a minimum of 30 days. After that period, approximately 44% of inTEST's outstanding shares (assuming all options to purchase shares of Temptronic common stock which will be vested prior to the closing of the merger are exercised prior to the closing) will be available for resale in the public market without restriction. In addition, inTEST plans to file a registration statement after the merger to permit the sale of up to 181,117 shares of its common stock which may be issued to employees of Temptronic in the future pursuant to outstanding stock options if those options are not exercised prior to closing. Even the perception that large blocks of inTEST stock might be sold could depress the prevailing market price for inTEST's common stock.


If inTEST's and Temptronic's systems or those of their customers or suppliers are not Year 2000 compliant, the combined company might be unable to engage in normal business activities for a period of time or times after January 1, 2000. Any disruption of our business could have a material adverse effect on our business and operating results.

     Both inTEST and Temptronic rely on their telephone and computer systems, software and other systems in operating and monitoring all aspects of their businesses and also rely heavily on the systems of their suppliers. Efforts by inTEST and Temptronic to be prepared for the Year 2000 appear to have been successful but if that is not true, or if suppliers and other vendors with which inTEST or Temptronic does business are not Year 2000 compliant, they may be unable to engage in normal business activities for a period of time or times after January 1, 2000. This may cause inTEST or Temptronic to lose existing or potential clients and their reputation in the industry might be damaged.

                      WHERE YOU CAN FIND MORE INFORMATION

     inTEST has filed with the Securities and Exchange Commission a registration statement on Form S-4, as required by the Securities Act, which registers the distribution to Temptronic shareholders of the shares of inTEST common stock to be issued in connection with the merger. The registration statement and the exhibits and schedules attached to it contain additional relevant information about inTEST and its common stock. The rules and regulations of the Securities and Exchange Commission allow us to omit certain information included in the registration statement from this joint proxy statement/prospectus.

     In addition, inTEST files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Exchange Act. You may read and copy this information at the following locations of the SEC:



   Public Reference Office     New York Regional Office     Chicago Regional Office
   Room 1024                   7 World Trade Center         500 West Madison Street
   450 Fifth Street, N.W.      14th Floor                   Suite 1400
   Washington, DC 20549        New York, NY 10048           Chicago, IL 60661


     You may obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. inTEST's SEC filings are also available on the SEC's Internet site at www.sec.gov.


          CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

     Each of us makes forward-looking statements in this joint proxy statement/prospectus, and in inTEST's public documents to which we refer, that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our operations or the performance of the combined company after the merger and the impact of "Year 2000" compliance issues. Also, when we use any of the words "believes," "expects," "anticipates," "estimates," "extends," "will be," "plan" or similar expressions we are making forward-looking statements.

     These forward-looking statements are intended to qualify for the safe harbor provided by the Private Securities Litigation Reform Act of 1995. While each of us believes that its forward-looking statements are reasonable, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. You should understand that the following important facts, in addition to those discussed elsewhere in this joint proxy statement/prospectus and in inTEST's public documents, could affect the future results and performance of each of us and the combined company. Actual results could differ materially from those expressed in our forward-looking statements. Factors that might cause a difference include the following:

     o expected cost of the merger may be more substantial than anticipated;

     o difficulties in integrating our businesses may be greater than expected;

     o general economic or business conditions may be less favorable than expected;

     o adverse changes may occur in the securities markets;

     o our ability to enter new markets successfully and capitalize on growth opportunities may be more difficult than expected; and

     o technological changes may be more difficult, time consuming or expensive than we expect.

                       SPECIAL MEETINGS OF SHAREHOLDERS

     We are sending you this joint proxy statement/prospectus in order to provide you with important information regarding the merger and in connection with the solicitation of proxies by your company's board of directors for use at the special meeting of its shareholders and at any adjournment or postponement of the special meeting. The special meetings are scheduled to be held at the times and places described below.



                    Special Meeting of inTEST Shareholders


Matters for Consideration


     The inTEST special meeting of shareholders is scheduled to be held on March 9, 2000, at 10:00 a.m., local time, at the offices of Saul, Ewing, Remick & Saul LLP, Centre Square West, 1500 Market Street, 38th Floor, Philadelphia, Pennsylvania, for the following purposes:


   o To consider and vote upon a proposal to approve the merger agreement among inTEST, Temptronic and a wholly-owned subsidiary of inTEST, as more fully described in this joint proxy statement/prospectus; and


   o To act upon any other business which may properly come before the meeting or any adjournment or postponement thereof.


Board of Directors' Recommendation


     The inTEST Board of Directors has unanimously approved the merger agreement and the merger and recommends a vote "FOR" approval of the merger agreement.


Record Date


     The record date for determining the inTEST shareholders entitled to vote at the special meeting is February 2, 2000. Only the holders of record of inTEST common stock as of the close of business on that date are entitled to vote at the special meeting. Each share of inTEST common stock entitles the holder to one vote on each proposal and on all other matters properly brought before the special meeting. inTEST has no other class of outstanding voting securities. As of the record date, there were 6,536,034 shares of inTEST common stock outstanding and eligible to be voted at the special meeting.


Quorum and Vote Required


     Generally, in order to conduct business at a shareholders meeting, a quorum must be present. A majority of the outstanding shares of inTEST common stock entitled to vote, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the special meeting. By checking the appropriate box on the proxy card provided by inTEST's board of directors, inTEST shareholders may vote "FOR" approval of the merger agreement, vote "AGAINST" approval of the merger agreement or "ABSTAIN" from voting. A quorum must be present, and a majority of the votes cast at the special meeting must be voted "FOR" the proposal to approve the merger agreement in order for the merger agreement to be approved.


Voting of Proxies


     General. Shares represented by a proxy will be voted at the special meeting as specified in the proxy.


     Proxies Without Voting Instructions. Proxies that are properly signed and dated but which do not contain voting instructions will be voted "FOR" approval of the merger agreement.

     Abstentions. inTEST will count a properly executed proxy marked "ABSTAIN" for purposes of determining whether there is a quorum, but the shares represented by that proxy will not be voted at the special meeting. Because the affirmative vote of a majority of the votes cast by inTEST shareholders is required for approval of the merger agreement, if you mark your proxy "ABSTAIN" it will have no effect on approval of the merger agreement.

     Broker Non-Votes. If your shares are held by your broker, your broker will vote your shares for you only if you provide instructions to your broker on how to vote your shares. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your broker cannot vote your shares of inTEST common stock without specific instructions from you. Because the affirmative vote of a majority of the votes cast is required to approve the merger agreement, if you do not instruct your broker how to vote, your vote will not be counted and will have no effect on the approval of the merger agreement proposal.

     Voting Shares In Person That Are Held Through Brokers. If you hold inTEST common stock in the name of a broker or other nominee and wish to vote those shares in person at the special meeting, you must obtain from the nominee holding the inTEST common stock in the nominee's name a properly executed "legal proxy" identifying you as an inTEST shareholder, authorizing you to act on behalf of the nominee at the special meeting and identifying the number of shares with respect to which the authorization is granted.

     Other Matters. If you sign and return the enclosed proxy card, you grant authority to the persons named in the proxy to vote in their discretion on any other matters that may properly come before the special meeting or any adjournment or postponements thereof. inTEST's management does not presently know of any other matters to be brought before the special meeting. As to other matters that may be properly brought before the special meeting, unless otherwise provided in inTEST's articles of incorporation or bylaws or by statute, the matter will be approved if a majority of the votes cast are in favor of the matter.


How to Revoke a Proxy

     Granting a proxy on the enclosed proxy card will not prevent you from voting in person at the inTEST special meeting or otherwise revoking your proxy. You may revoke a proxy at any time prior to the special meeting in the following ways:


   o filing with inTEST, before the vote at the special meeting, a written notice of revocation bearing a later date than the proxy;


   o executing a later dated proxy relating to the same shares and delivering it to inTEST before the vote at the special meeting; or


   o voting in person at the special meeting, although attending the inTEST special meeting will not by itself constitute a revocation of proxy.


     You should send any written notice of revocation or subsequent proxy to inTEST Corporation, Attn: Secretary, 2 Pin Oak Lane, Cherry, Hill, New Jersey 08003, or hand deliver the notice of revocation or subsequent proxy to the secretary before the vote at the inTEST special meeting.


Solicitation of Proxies


     This solicitation is made on behalf of the board of directors of inTEST and its costs (including the cost of preparing and mailing this joint proxy statement/prospectus and the form of proxy card) will be paid by inTEST. In addition to solicitation by mail, inTEST's directors, officers or employees may solicit proxies from shareholders by telephone, in person or by other means. These persons will not receive additional compensation, although they will be reimbursed for the reasonable, out-of-pocket expenses they incur in connection with this solicitation. inTEST will also make arrangements with brokerage firms, fiduciaries, and other nominees who hold shares of record to forward solicitation materials to the beneficial owners of those shares. inTEST will reimburse those brokerage firms, fiduciaries, and other nominees for their reasonable out-of-pocket expenses in connection with this solicitation.

Stock Held by inTEST Directors and Others

     As of January 31, 2000, the directors and executive officers of inTEST and certain persons who may be deemed to be affiliates of inTEST beneficially owned 3,068,536 shares of inTEST common stock, assuming they exercised all options to purchase inTEST common stock that were then currently exercisable. This figure represents 47% of the outstanding shares of inTEST common stock after exercise of those options.


Dissenters' Rights

     In connection with the approval of the merger agreement, holders of inTEST common stock are not entitled to dissenters' rights.


                  Special Meeting of Temptronic Shareholders


Matters for Consideration

     The Temptronic special meeting of shareholders is scheduled to be held on March 9, 2000, at 10:00 a.m., local time, at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, Boston, Massachusetts, for the following purposes:


   1. To consider and vote upon a proposal to approve the merger set forth in the agreement and plan of merger and reorganization dated January 4, 2000 among inTEST Corporation, Temptronic Corporation and a wholly-owned subsidiary of inTEST, as more fully described in this joint proxy statement/prospectus; and

   2. To act upon any other business which may properly come before the meeting or any adjournment or postponement thereof.


Board of Directors' Recommendation

     The Temptronic Board has unanimously approved the merger and recommends a vote "FOR" approval of the merger.


Record Date

     The record date for determining the Temptronic shareholders entitled to vote on the merger at the special meeting is February 2, 2000. Only the holders of record of Temptronic common stock as of the close of business on that date are entitled to vote at the special meeting. Each share of Temptronic common stock entitles the holder to one vote on each proposal and on all other matters properly brought before the special meeting. Temptronic has no other class of outstanding voting securities. As of the record date, there were 2,208,892 shares of Temptronic common stock outstanding and eligible to be voted at the special meeting.


Quorum and Vote Required

     Each holder of record of shares of Temptronic common stock on the record date is entitled to one vote per share, which may be cast either in person or by properly executed proxy, at the Temptronic special meeting. Also, participants in Temptronic's employee stock ownership plan have the right to direct the voting of shares allocated to them under the plan. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Temptronic common stock entitled to vote at the Temptronic special meeting is necessary to constitute a quorum at the meeting.

     By checking the appropriate box on the proxy card provided by Temptronic, Temptronic shareholders may vote "FOR" approval of the merger, vote "AGAINST" approval of the merger or "ABSTAIN" from voting. The approval and adoption of the merger will require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Temptronic common stock.

     Shares of Temptronic common stock represented in person or by proxy will be counted for the purpose of determining whether a quorum is present at the meeting. Shares abstaining from voting on the merger will be treated as shares that are present and entitled to vote at the Temptronic special meeting for purposes of determining whether a quorum exists. Because the merger must be approved by the holders of at least two-thirds of the outstanding shares of Temptronic common stock, abstentions will have the same effect as a vote against the merger.


Voting of Proxies


     General. Shares represented by a proxy will be voted at the Temptronic special meeting as specified in the proxy. Proxies that are returned properly signed and dated but which do not contain voting instructions will be voted "FOR" approval of the merger. Temptronic will count a properly executed proxy marked "ABSTAIN" for purposes of determining whether there is a quorum, but the shares represented by that proxy will not be voted at the special meeting. Because the affirmative vote of two-thirds of the outstanding common stock is required for approval of the merger, abstentions will count as votes against the merger.


     Other Matters. If you sign the proxy card, you grant authority to the holders of the proxy to vote in their discretion on any other matters that may properly come before the special meeting or any adjournment or postponements thereof. If any other matters are properly presented at the Temptronic special meeting for consideration, including, among other things, consideration of a motion to adjourn such meeting to another time and/or place (including for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Temptronic management does not presently know of any other matters to be brought before the special meeting.


Revoking a Proxy


     Granting a proxy on the enclosed proxy card will not prevent you from voting in person at the Temptronic special meeting or otherwise revoking your proxy. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Temptronic shareholders can revoke a proxy by:


   o filing with the Clerk of Temptronic, before the taking of the vote at the Temptronic special shareholders' meeting, a written notice of revocation bearing a later date than the proxy,


   o duly executing a later dated proxy relating to the same shares and delivering it to the Clerk of Temptronic before the taking of the vote at the meeting, or


   o attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy).


     You should send any written notice of revocation or subsequent proxy to Edward N. Gadsby, Jr., Clerk, Temptronic Corporation, c/o Foley, Hoag & Eliot LLP, One Post Office Square, Boston, Massachusetts 02109, or hand deliver the notice of revocation or subsequent proxy to the Clerk before the taking of the vote at the Temptronic special meeting.


Solicitation of Proxies and Expenses


     This joint proxy statement/prospectus is being furnished to Temptronic shareholders in connection with the solicitation of proxies by and on behalf of the Temptronic board of directors for use at the Temptronic special meeting of shareholders and is accompanied by a form of proxy.


     All expenses of Temptronic's solicitation of proxies, including the cost of mailing this joint proxy statement/prospectus to Temptronic shareholders, will be borne by Temptronic. In addition, directors, officers and employees of Temptronic may solicit proxies from Temptronic shareholders in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Stock Held by Temptronic Directors and Others

     As of January 31, 2000, the directors and executive officers of Temptronic and certain persons who may be deemed to be affiliates of Temptronic beneficially owned 1,725,671 shares of Temptronic common stock, assuming they each exercised all options to purchase Temptronic common stock exercisable within the sixty-day period following that date. This figure represents 77% of the outstanding shares of Temptronic common stock after exercise of those options.


                                  THE MERGER

     The discussion of the merger and the description of the material terms of the agreement and plan of merger and reorganization, which is sometimes referred to in this document as the merger agreement, is subject to and qualified in its entirety by reference to the merger agreement itself. A copy of the merger agreement is included as Appendix A for your convenience. The merger agreement is incorporated by reference in this joint proxy statement/prospectus.


General

     The merger agreement provides for the acquisition of Temptronic by inTEST by way of a merger of Temptronic into a wholly owned subsidiary of inTEST. When the merger is completed, each outstanding share of Temptronic common stock, with the exception described below, will be converted automatically into 0.925 shares of inTEST common stock, 0.8325 shares to be issuable immediately and
0.0925 to be held in escrow. No fractional shares of inTEST common stock will be issued. Instead, inTEST will pay in cash an amount equal to the fractional share multiplied by the closing price of a share of inTEST common stock on the Nasdaq National Market System on the closing date of the merger.


Temptronic Shares to be Converted

     All shares of Temptronic common stock outstanding on the day the merger is closed, including shares of Temptronic common stock held in Temptronic's employee stock ownership plan, will be converted into inTEST shares, with one exception. Shares of Temptronic common stock which are owned by shareholders who perfect their dissenters' rights under Massachusetts law will not be converted to inTEST shares. Shares which are held as treasury shares by Temptronic are not outstanding shares and will not be converted into inTEST shares. Information on how to perfect dissenters' rights is set forth below under the heading "Rights of Dissenting Temptronic Shareholders."


Shares to be Held in Escrow

     Ten percent of the total shares of inTEST common stock to be issued in the merger will be held in escrow after closing. The escrowed shares will be held in escrow for one year after closing unless, during that time, inTEST makes a valid claim under the indemnification provisions of the merger agreement.

     If inTEST makes no claim under the indemnification provisions, the escrowed shares will be distributed to the Temptronic shareholders one year after the closing of the merger. If inTEST is entitled to indemnification under the merger agreement, then escrowed shares having a value equal to the amount of the indemnified claim will be returned to inTEST for cancellation. Any shares returned to inTEST will be valued at the closing price of inTEST common stock on the closing date of the merger. The escrow provisions are more fully discussed below under the heading "Escrow Agreement and Indemnification Claims."

     The escrowed shares will be validly issued and outstanding shares of inTEST. So long as the escrowed shares are not returned to inTEST and cancelled to satisfy a valid claim by inTEST for indemnification, the Temptronic shareholder for whose account the escrowed shares are held will be entitled to the rights of a shareholder of inTEST with respect to the escrowed shares, including the right to vote the escrowed shares at any meeting of inTEST shareholders. If, however, the Temptronic shareholder sells escrowed shares during the one year escrow period, the proceeds of sale will be escrowed and deposited into an interest-bearing savings account at a commercial bank. Prevailing interest rates for commercial bank savings accounts are approximately 1.0% to 4.0%, depending upon a variety of factors including the size of the deposit. Sale proceeds and interest earned thereon will be paid to the shareholder upon termination of the escrow fund. For a discussion of how indemnification claims will be handled if a Temptronic shareholder sells his or her escrowed shares, please refer to "The Merger--Escrow Agreement and Indemnification Claims" on page 24.


Treatment of Temptronic Stock Options

     Each option to purchase Temptronic common stock which is outstanding and unexercised when the merger is closed will be converted automatically into an option to purchase inTEST common stock. Each converted option will continue to be governed by the same terms as those in the applicable Temptronic stock option plan, if any, and the stock option agreement under which it was granted, including the terms and provisions governing exercise, subject to the adjustment of the exercise price per share and the number of shares as described below. In each case:

   o the number of inTEST shares subject to the converted option will be equal to the number of inTEST shares which would have been issued in the merger if the Temptronic shares subject to that option were outstanding prior to the merger, rounded down to the next lower full share; and

   o the exercise price per share of the converted option will be equal to the result obtained by dividing the exercise price per share at which the Temptronic option was exercisable immediately prior to the time of the merger by the exchange ratio of 0.925, rounded up to the nearest whole cent.

     For example, if a person holds an unexercised option to purchase 100 shares of Temptronic common stock for $4.10 per share, as of the closing of the merger that option will automatically be converted into an option to purchase 92 shares of inTEST common stock at $4.43 per share. The other terms of the option, such as its expiration date, will be unchanged.

     As soon as practicable after the closing of the merger, inTEST will issue to each holder of converted options appropriate confirmation of the conversion described above. inTEST will not issue any confirmation, nor will inTEST issue any shares of inTEST common stock issuable upon exercise of a converted option, until the shares issuable upon exercise of the options are:

     o registered with the Securities and Exchange Commission,

     o approved for inclusion on the Nasdaq National Market System, and

     o authorized for sale by any appropriate state securities regulators.

     inTEST will use its reasonable efforts to effect the registration, approval and authorizations listed above as soon as practicable after the merger.


Representations and Warranties


     The merger agreement contains statements made by Temptronic about itself called representations and warranties. The merger agreement also contains representations and warranties made by inTEST about itself. You can review the representations and warranties in the copy of the merger agreement attached to this joint proxy statement/prospectus as Appendix A.


     The merger agreement provides that the representations and warranties of both Temptronic and inTEST will survive, or continue in effect, for a period of one year after the closing date of the merger. A claim for indemnification could be made by one party stating that it has incurred a cost which it would not have incurred if the other party's representation or warranty had been true.


Conduct of Business Pending the Merger


     The merger agreement contains various covenants, or promises, that govern the actions of Temptronic and inTEST prior to the merger. These covenants require Temptronic and inTEST to take action or to refrain from taking action with respect to various matters including:

   o Temptronic is to conduct its business in the usual and normal course consistent with past practices and to refrain from any extraordinary transactions; and

   o Temptronic and inTEST are each to refrain from taking any action that would result in any of the representations and warranties being untrue or in any of the conditions to the merger not being satisfied.


Conditions to the Merger

     The completion of the merger depends upon the satisfaction or waiver of a number of conditions, including, among other things:

   o the merger agreement must be approved by the shareholders of both Temptronic and inTEST;

   o no court order or other legal restraint can be in effect, nor can any proceeding be pending, that would prevent the completion of the merger;

   o the representations and warranties of Temptronic and inTEST must be true as of the date of the merger;

   o each of Temptronic and inTEST must have performed all of the agreements made by that party in the merger agreement;

   o no stop order shall have been threatened, initiated, or issued by the SEC with respect to the joint proxy statement/prospectus;

   o there can be no material adverse change in the business or financial condition of either Temptronic or inTEST after the date of the merger agreement;

   o inTEST must receive opinions from its independent auditors and from Temptronic's independent auditors that the merger qualifies for pooling-of-interest accounting treatment;

   o inTEST must receive from each affiliate of Temptronic an affiliate agreement that he or she has not taken and will not take certain actions more fully described below under the heading of "Affiliate Agreements";

   o holders of no more than 2% of the total number of Temptronic shares can have exercised or given notice of their intent to exercise their dissenters' rights under Massachusetts law; and

   o the several agreements among Temptronic and some of its shareholders which were in effect on the date of the merger agreement must be terminated.

     To review all of the conditions contained in the merger agreement, you should read the merger agreement which is attached to this document as Appendix A.


Escrow Agreement and Indemnification Claims

     Under the merger agreement, an escrow agent will be appointed who will maintain an account for each Temptronic shareholder containing the shareholder's stock being held in escrow. The escrowed stock will be held by the escrow agent and used to satisfy any valid claims for indemnification by inTEST under the merger agreement. The escrowed stock will be distributed to the Temptronic shareholders one year after the date the merger is completed, less any shares used to pay valid claims made by inTEST for indemnification under the merger agreement. For purposes of paying indemnification claims to inTEST, shares will have the assumed value of the closing price of a share of inTEST common stock as reported by Nasdaq on the closing date of the merger.

     Each Temptronic shareholder will contribute an equal percentage of his or her escrow account to satisfy any valid indemnification claim by inTEST. As a result, a Temptronic shareholder who sells escrowed shares at a per share price greater than the assumed value of an inTEST share will not receive all the proceeds from that sale if inTEST subsequently satisfies a claim from the escrow. Similarly, a Temptronic shareholder who sells escrowed shares at a per share price less than the assumed value of an inTEST share will not have to make up the shortfall.

     For example, assume that at closing the inTEST shares have an assumed value of $10 per share, and that a total of 100,000 shares have been escrowed for a total value of $1,000,000. Assume shareholders A, B and C each own 1,000 escrowed shares, and shareholder A sells no shares during the escrow period, shareholder B sells all of his or her escrowed shares for $15 per share, or a total of $15,000, and shareholder C sells all of his or her escrowed shares for $5 per share, or a total of $5,000. Finally, assume that inTEST has $500,000 of valid indemnification claims. Thus, inTEST has a claim for one-half the value of the total escrow account, and each Temptronic shareholder must contribute one-half of his or her escrow account to satisfy the claim.


     If no Temptronic shareholder had sold escrowed shares, inTEST would have been entitled to an aggregate of 50,000 shares to satisfy the indemnification claims, based upon the $10 closing price of inTEST shares on the date of closing. In the foregoing example, however, shareholder A and inTEST would each receive 500 shares from A's escrow account. Shareholder B and inTEST would each receive $7,500 plus the interest earned on that $7,500 from B's escrow account, and shareholder C and inTEST would each receive $2,500 plus interest from C's escrow account.


     If no inTEST claim is required to be satisfied from the escrow, Temptronic shareholders will receive their escrowed shares, and any person that sold escrowed shares will receive all of the proceeds of the sale, plus the interest earned on those proceeds.


     By approving the merger agreement, each Temptronic shareholder will appoint Samuel Rubinovitz, a director of Temptronic, or another person designated by Temptronic, as the shareholder's representative and will grant to him, or his designee(s), the full power and authority to represent the shareholder for the purpose of handling indemnification claims under the escrow agreement, including settling all related disputes. Nothing in that authorization will have the effect of treating any Temptronic shareholder differently from any other.


     The escrow agreement requires inTEST to indemnify the escrow agent from any action, claim or proceeding, arising out of or relating in any way to the escrow agreement or any transaction to which the escrow agreement relates. This indemnification will not be available if the action, claim or proceeding is the result of fraud, willful misconduct, gross negligence or bad faith of the escrow agent.


Closing and Effective Time


     inTEST and Temptronic have agreed that if all of the conditions of the merger agreement are satisfied or waived on or before March 9, 2000, unless inTEST and Temptronic agree to another date, the closing date for the merger will be March 9, 2000. Upon the closing of the merger, the parties will file certificates of merger with the State of Delaware and the Commonwealth of Massachusetts. The merger will take effect at the time these filings are made.


Exchange of Temptronic Certificates


     Promptly after the closing of the merger, inTEST will cause the exchange agent to send to each Temptronic shareholder a letter of transmittal which will set forth instructions for exchanging Temptronic stock certificate(s) for a certificate representing the shares of inTEST common stock and, if applicable, a check for the fractional share amount to which the shareholder is entitled.


     Each Temptronic shareholder must surrender to the exchange agent all of his Temptronic stock certificates along with a properly executed and completed letter of transmittal before he or she can receive inTEST shares and cash for fractional shares. Until surrendered, outstanding Temptronic stock certificates will be treated for all corporate purposes as evidence of the ownership of the inTEST shares into which the Temptronic shares have been automatically converted. No transfer of Temptronic shares will be made on the stock transfer books of Temptronic on or after the closing of the merger.


     Only one inTEST share certificate will be issued to each Temptronic shareholder. Thus, if a Temptronic shareholder surrenders more than one Temptronic stock certificate, the exchange agent will issue to that Temptronic shareholder a single inTEST stock certificate representing the total number of inTEST shares to which that owner is entitled under the merger agreement.

     Temptronic shareholders should not surrender their Temptronic stock certificates for exchange until they receive the letter of transmittal from the exchange agent. However, Temptronic shareholders are urged to notify Alexander Pyle, Esquire, immediately if their Temptronic stock certificates are lost, stolen, destroyed or not properly registered, in order to begin the process of obtaining replacement Temptronic stock certificates. Mr. Pyle can be reached at 617-832-1285.


Background of the Merger

     A key element of inTEST's growth strategy has been to attempt to acquire other companies in the ATE industry that provide products or services that are complementary to those provided by inTEST. inTEST has been and is actively seeking acquisitions.

     On April 8, 1999, Hugh T. Regan, Jr., inTEST's chief financial officer, received a letter from Ronald Klammer, Managing Director of OEM Capital, which had been selected by Temptronic to solicit offers for the purchase of Temptronic. After agreeing to standard confidentiality terms on April 13, 1999, Mr. Regan received a descriptive memorandum of information on Temptronic, which detailed the following:

     o a discussion of perceived market opportunity for Temptronic's products;

     o details of Temptronic's technology including product development programs and patents;

     o a discussion of Temptronic's products and a competitive assessment;

     o an overview of Temptronic's operations;

     o an overview of Temptronic's management, personnel and ownership; and

     o an analysis of historical financial information.

     The memorandum also noted that all prospective buyers that had an interest in bidding on Temptronic needed to submit written indications of interest by May 14, 1999, including a non-binding estimate of the value to be paid for Temptronic and other significant terms and conditions, and that potential buyers would not be permitted to visit Temptronic or make inquiries of its management prior to submitting a bid.


     During April 1999, senior management of inTEST evaluated technological aspects of Temptronic's business and products. After an initial review, senior management requested Dr. Stuart Daniels, a member of the inTEST board of directors, to conduct a review of the intellectual property used in the products Temptronic designs and manufactures and to provide management with an evaluation of the strength of Temptronic's products in the marketplace. On April 26, 1999, Dr. Daniels reported that Temptronic's products and markets and the intellectual property concerning those areas were within inTEST's general acquisition parameters.


     On May 1, 1999, Mr. Regan requested of Mr. Klammer a visit to Temptronic by inTEST management to meet Temptronic management, tour its facilities and discuss products and markets. The request was denied and inTEST was reminded that only those that had made acceptable bids would be invited to participate in meetings with Temptronic. On May 14, 1999, Mr. Regan notified Mr. Klammer that inTEST had determined not to make a bid for Temptronic until inTEST had met with management. On May 19, 1999, Mr. Klammer contacted Mr. Regan and approved inTEST management meeting with Temptronic management.


     During the period from May 19, 1999 to August 30, 1999, inTEST and Temptronic exchanged information about their respective businesses, Temptronic provided inTEST with documentation of its operations, and inTEST evaluated Temptronic's products and technology, reviewed Temptronic's financial statements, quarterly projections, and other financial and operating records. In addition, senior management representatives of each company had several meetings with each other and visited the other company.


     inTEST representatives presented an offer to Temptronic management at a meeting held in Temptronic's Newton, Massachusetts office on August 30, 1999. The offer was rejected by Temptronic, and the parties present at the meeting, after extensive negotiation, agreed to revise the offer, subject to approval of the board of directors of each company.

     On August 31, 1999, the inTEST board of directors rejected the proposed terms, but instructed inTEST's management to continue negotiating. Throughout September 1999, Messrs. Regan and Matthiessen of inTEST continued to negotiate with Temptronic and Mr. Klammer.


     On September 1, 1999, Messrs. Regan and Matthiessen discussed inTEST and its interest in Temptronic in a conference call with two members of Temptronic's board of directors who represent the interests of Hakuto Corporation, the owner of 33 1/3% of Temptronic's outstanding stock. On September 9, 1999, Mr. Regan and the managing directors of each of inTEST PTE, Limited and inTEST Kabushiki Kaisha met with the management of Hakuto at the latter's offices in Tokyo. Mr. Regan gave a presentation on inTEST and the vice president of Hakuto gave a presentation on Hakuto. A discussion took place regarding the current status of the negotiations, and the senior management of Hakuto recommended that all parties continue to negotiate.


     On October 8, 1999, at a meeting in Temptronic's Newton offices between senior management of both inTEST and Temptronic, the parties agreed to an exchange ratio of 0.925 shares of inTEST for each share of Temptronic, subject to approval of both boards.


     On October 19, 1999, the inTEST board of directors approved the proposed exchange ratio and the signing of a letter of intent to acquire Temptronic subject to further due diligence. Between October 20, 1999 and October 28, 1999, the letter of intent was negotiated between management of both companies. A letter of intent was executed by both companies on October 29, 1999.


     During November 1999, inTEST and Temptronic each conducted "due diligence" examinations of the other. Mr. Regan went to Massachusetts to conduct due diligence on site from November 1 through November 12. Mr. Regan was joined in Boston, Massachusetts on November 2 by representatives of inTEST's independent auditors. Meetings were held with representatives of the independent auditors for Temptronic to review accounting workpapers. Throughout the month, various members of management of inTEST visited Temptronic to conduct various aspects of due diligence. In addition, certain members of Temptronic's board visited inTEST facilities in Sunnyvale, California and Cherry Hill, New Jersey.


     On December 10, 1999, inTEST engaged the services of Janney Montgomery Scott LLC to provide it with a fairness opinion regarding the terms of the merger.


     On December 15, 1999, the Temptronic board of directors approved the merger.


     On December 16, 1999, the inTEST board of directors held a special meeting to review the terms of the merger agreement. The board reviewed and discussed the terms of the merger agreement, and discussed the financial and other effects the proposed merger would have on inTEST shareholders, operations and customers. In addition, Janney Montgomery Scott LLC delivered its oral opinion to the effect that, as of December 16, 1999, and based upon and subject to matters stated in its written opinion, the exchange ratio was fair from a financial point of view to inTEST. After Janney delivered its opinion, the inTEST board of directors unanimously approved the merger and authorized the officers to finalize and execute the merger agreement.


     Janney Montgomery Scott LLC confirmed its opinion as of January 3, 2000. On January 4, 2000, the merger agreement was executed on behalf of inTEST and Temptronic and the companies circulated a press release announcing the proposed merger. Subsequently, the companies amended and restated the merger agreement to the form set forth in this joint proxy statement/prospectus as Appendix A.


Opinion of Janney Montgomery Scott LLC


     inTEST's board of directors retained Janney Montgomery Scott LLC ("Janney") to review the merger and to render an opinion as to the fairness, from a financial point of view, of the exchange ratio to inTEST. As described herein, Janney's opinion, dated December 16, 1999 and subsequently confirmed on January 3, 2000 and January 31, 2000, together with the related presentation to the board of directors, was only one of many factors taken into consideration by the inTEST board of directors in making its determination to approve the merger.

     On December 16, 1999, and as subsequently confirmed on January 3, 2000 and January 31, 2000, Janney delivered its opinion to the board of directors to the effect that, as of such dates, and based upon and subject to certain matters stated therein, the exchange ratio was fair, from a financial point of view, to inTEST.


     The full text of Janney's written opinion, dated January 31, 2000, which sets forth the assumptions made, matters considered and limitations on review undertaken, is attached to this proxy statement as Appendix C and is incorporated herein by reference. Janney's opinion is directed to the board of directors of inTEST and addresses the fairness of the exchange ratio to inTEST from a financial point of view. Janney's opinion does not address the underlying decision of inTEST to engage in the merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote or as to any other action such shareholder should take in connection with the merger. The summary of the opinion of Janney set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.


     In connection with its opinion, Janney (1) reviewed certain information, including financial forecasts, relating to the business and prospects of inTEST and Temptronic; (2) reviewed selected financial and stock market data for certain publicly traded companies; (3) reviewed the financial terms of certain recent business combinations; (4) reviewed the Agreement and Plan of Merger and Reorganization in draft form; and (5) performed such other financial studies and analyses as Janney deemed appropriate. In addition, Janney held discussions with the managements of inTEST and Temptronic regarding their respective businesses, financial conditions and prospects. Janney assumed that the final terms of the Agreement and Plan of Merger and Reorganization reviewed by Janney in draft form would not vary materially from the drafts reviewed by Janney.


     In preparing its opinion, Janney assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available, and Janney has not assumed any responsibility for independently verifying such information or undertaken any independent evaluation or appraisal of any of the assets or liabilities of inTEST or Temptronic or been furnished with any such evaluation or appraisal. In addition, Janney has not assumed any obligation to conduct any physical inspection of the properties or facilities of inTEST or Temptronic. With respect to the financial forecast information furnished to or discussed with it by inTEST and Temptronic, Janney assumed that it was reasonably prepared and reflected the best currently available estimates and judgments of the respective managements as to their expected future financial performance. Janney's opinion expresses no view with respect to the obtainability of such projections or the assumptions on which they were based. Further, Janney has relied upon the assurances of the managements of inTEST and Temptronic that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. Janney's opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to it as of, January 31, 2000.


     In arriving at its opinion as described herein, Janney did not ascribe a specific range of values to Temptronic, but made its determination as to the fairness, from a financial point of view, of the exchange ratio to inTEST on the basis of a variety of financial and comparative analyses, including those described below. The summary of analyses performed by Janney as set forth below does not purport to be a complete description of the analyses underlying Janney's opinion. The presentation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial or summary description. No company or transaction used in such analyses as a comparison is identical to Temptronic or the merger, nor is an evaluation of the results of such analyses entirely mathematical; rather, it involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies or transactions being analyzed. The estimates contained in such analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of the business or securities do not purport to be appraisals or to reflect the prices at which businesses, companies or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. In arriving at this opinion, Janney made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Accordingly, Janney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create an incomplete view of the processes underlying such analyses and its opinion.

     The following is a summary of the material analyses performed by Janney and presented to the board of directors at a meeting on December 16, 1999.


Historical Operating Results and Financial Condition

     In rendering its opinion, Janney reviewed and analyzed the historical and current operating results and financial condition of inTEST and Temptronic which included (i) an assessment of their respective recent financial statements and (ii) an analysis of their respective revenue, growth and operating performance trends.


Projections

     Janney analyzed inTEST's and Temptronic's projections in support of its fairness opinion. The projections were not reviewed by independent auditors and were not prepared in accordance with generally accepted accounting principles. Such projections were based on numerous estimates and other assumptions and are inherently subject to significant uncertainties and contingencies. There is no assurance that the projections will be achieved and neither inTEST, Temptronic, or any other person considers such estimates an accurate prediction of future events.


Analysis of Selected Publicly Traded Comparable Companies

     Using publicly available information, Janney compared the operating and financial performance for Temptronic with performance and stock market valuation data and ratios of certain similar publicly traded companies. Janney selected these companies from the universe of possible companies based upon Janney's view as to the comparability of financial and operating characteristics of these companies to Temptronic. With respect to each such analysis, Janney made such comparisons among the following companies: Aetrium Incorporated, Cerprobe Corporation, Cohu, Inc., Credence Systems Corporation, Electro Scientific Industries, Inc., Electroglas, Inc., Integrated Measurement Systems, Inc., inTEST Corporation, LTX Corporation, and Micro Component Technologies, Inc., collectively referred to herein as comparable companies.

     Among other multiples calculated and reviewed by Janney were the comparable companies': (a) equity value (i.e. stock price) multiples to historical and estimated net income and (b) enterprise value (total stock market value adjusted for debt and cash) multiples to latest twelve months ("LTM") revenues, EBITDA and EBIT. The financial information used in connection with the multiples assumed net debt for Temptronic of $477,000 and was based on the latest reported 12 month period as derived from publicly available information and on consensus estimated EPS for calendar years 1999 and 2000 for the comparable companies as reported by First Call Corporation. The comparable companies were found to have the following trading ranges:


                                 Enterprise Value /                       Equity Value /
                         -----------------------------------   -------------------------------------
                            LTM          LTM          LTM          LTM       CY1999(P)     CY2000(P)
                          Revenue      EBITDA        EBIT       Earnings      Earnings     Earnings
                         ---------   ----------   ----------   ----------   -----------   ----------
High                        10.2x        31.8x        46.6x        60.0x        175.4x        34.4x
Low                          1.1x         9.0x        21.2x        27.0x         17.3x        10.3x
Median                       3.0x        27.6x        38.1x        56.4x         49.1x        16.5x
Adjusted Average (1)         2.6x        27.1x        38.5x        53.7x         67.2x        18.5x

Applying these values to Temptronic's historical and projected financials resulted in the following implied equity values:




                                    Enterprise Value /                         Equity Value /
                         ----------------------------------------   -------------------------------------
                              LTM           LTM           LTM           LTM       CY1999(P)     CY2000(P)
                            Revenue        EBITDA         EBIT       Earnings      Earnings     Earnings
                         ------------   -----------   -----------   ----------   -----------   ----------
High                      $ 167,133      $ 38,026      $ 27,169      $ 9,349      $ 93,844      $ 72,858
Low                          17,399        10,467        12,079        4,205         9,243        21,813
Median                       48,383        33,010        22,165        8,779        26,276        34,959
Adjusted Average (1)         42,940        32,438        22,387        8,363        35,954        39,277

------------
(1) adjusted to exclude the highest and lowest value before averaging.


Analyses of Selected Comparable Transactions

     Janney reviewed the financial terms, to the extent publicly available, of 15 completed and pending acquisitions since January 1, 1997 in the semiconductor and semiconductor capital equipment industries (Micro Component Technology, Inc. / Aseco Corporation; Cerprobe Corporation / Oz Technologies, Inc.; FEI Corporation / Micrion Corporation; Steag AG / AG Associates; Advanced Energy Industries, Inc. / RF Power Products; Aetrium, Incorporated / WEB Technology, Inc.; Dover Corporation / Vitronics Corporation; Robotic Vision Systems, Inc. / Vanguard Automation, Inc.; Electro Scientific Industries, Inc. / Applied Intelligent Systems, Inc.; Eaton Corporation / Fusion Systems Corporation; Electro Scientific Industries, Inc. / Chip Star, Inc.; Electro Scientific Industries, Inc. / Dynamotion ATI Corporation; KLA Instruments Corporation / Tencor Instruments; FEI Corporation / Philips Electron Optics; Cerprobe Corporation / Silicon Valley Test & Repair, Inc.), collectively referred to herein as the comparable transactions. With respect to Temptronic, Janney examined multiples of the value of common equity and indebtedness assumed in each of the transactions to, among other measures, such acquired companies' revenue, EBITDA and EBIT, and examined multiples of the value of the common equity in each of the comparable transactions to net income and book value. For each measure, revenue, EBITDA, EBIT and net income consisted of the latest twelve months and book value consisted of the most recent quarter of available financial information on the respective date of each transaction.

     Janney noted that data from completed transactions must be evaluated in the context of market conditions in the semiconductor and semiconductor capital equipment industries prevailing at the time of the comparable transaction and, as such, a review of transactions completed and pending in 1999 was of more relevance than a review of those completed during 1997 and 1998. Janney further noted that in three of the four transactions completed or pending during 1999, the acquired company generated negative EBITDA, negative EBIT and a net loss for the periods reviewed. Consequently, Janney advised the board of directors that the comparable transaction analysis was deemed to be of limited value.


Discounted Cash Flow Analysis

     EBITDA Terminal Value. Janney prepared a discounted cash flow analysis of the future unleveraged free cash flows that Temptronic's operations could be expected to generate during various periods using projections provided to Janney by Temptronic. Unleveraged free cash flows of Temptronic were projected over a period ending December 31, 2004. A terminal value was calculated by utilizing an exit multiple between 6.0 and 10.0 times projected EBITDA in calendar year 2004. The estimated future unleveraged free cash flows and the terminal value were discounted to present values using a range of discount rates from between 16.0% and 24.0%. After subtracting the present value of payments due to debtholders, Janney arrived at a range of estimated equity values for Temptronic of between $33,874,000 and $68,271,000. Based on a midpoint exit multiple of 8.0 times EBITDA in calendar year 2004, and a midpoint discount rate of 20.0%, this analysis produced a midpoint equity value for Temptronic of $48,744,000.

     Net Income Terminal Value. Janney prepared a second discounted cash flow analysis by calculating a terminal value utilizing an exit multiple between
10.0 and 20.0 times projected net income in calendar year 2004. The estimated future unleveraged free cash flows and the terminal value were discounted to present values using a range of discount rates from between 16.0% and 24.0%. After subtracting the present value of payments due to debtholders, Janney arrived at a range of estimated equity values for Temptronic of between $33,151,000 and $77,552,000. Based on a midpoint exit multiple of 15.0 times net income in calendar year 2004, and a midpoint discount rate of 20.0%, this analysis produced a midpoint equity value for Temptronic of $52,236,000.


Pro Forma Transaction Analysis

     Based on estimates provided by the managements of inTEST and Temptronic, Janney compared the estimated stand-alone earnings per share for inTEST for calendar years 1999 and 2000 to the pro forma earnings per share of the combined company. Based on the exchange ratio, this analysis indicated that the merger would be dilutive in 1999 and accretive in 2000 to inTEST's earnings per share.


Contribution Analysis

     Janney reviewed the pro forma relative contributions of inTEST and Temptronic to certain income statement items for the calendar years 1999 and 2000. Based on estimates provided by the managements of inTEST and Temptronic, the review indicated that the relative contribution by Temptronic to a combined entity was projected for calendar year 1999 to be 37.2%, 18.3% and 20.5% of revenue, operating income and net income, respectively; and for calendar year 2000 to be 33.0%, 24.6% and 25.1% of revenue, operating income and net income, respectively.


Engagement


     inTEST selected Janney to review the merger and to render an opinion as to the fairness, from a financial point of view, of the exchange ratio to inTEST, because Janney is a nationally recognized investment banking firm that has experience in the semiconductor industry. Janney was not retained as an advisor to or agent of the shareholders of inTEST or any person other than inTEST. As part of its investment banking business, Janney is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate and other purposes. Janney has in the past performed investment banking and other services for inTEST, including mergers and acquisitions advisory and equity underwriting, and has been compensated for such services. In the ordinary course of Janney's securities business it may trade the equity securities of inTEST for its own account and the accounts of its customers and, therefore, it may from time to time hold a long or short position in such securities.


     Pursuant to the terms of Janney's engagement, inTEST has paid to Janney $100,000 for rendering its opinion in connection with the merger. In addition, inTEST has agreed to reimburse Janney for its out-of-pocket expenses, and to indemnify Janney against certain liabilities, or to contribute to payments Janney may be required to make in respect thereof.


inTEST's Reasons for the Merger


     In reaching its decision to proceed with the merger, the inTEST board of directors considered a number of factors. A primary consideration was the consensus of the board and inTEST management that, over the next 5 to 10 years, there will be a shift in the testing of integrated circuits as semiconductor manufacturers continue to demand more cost-effective testing. Testing represents a significant cost in the manufacture of integrated circuits, and inTEST believes that semiconductor manufacturers will continue to explore ways to streamline the testing process. As a result, inTEST believes that testing of integrated circuits at the end of the production process will be reduced significantly in the future, and most testing will be done in the beginning of the production process, as wafer testing. inTEST also believes that the transition to this "front-end" wafer testing will require wafers to be tested over a range of temperatures. Thus, inTEST believes temperature testing of wafers will be in greater demand over the next decade. Temptronic has developed products which facilitate temperature-controlled wafer testing which inTEST believes will be in increasingly significant demand over the next ten years as the demand for front-end testing grows.

     inTEST's board of directors believes the merger will be beneficial to inTEST for the following additional reasons:


   o inTEST seeks to grow both internally and through the acquisition of complementary businesses. Temptronic's products will complement and broaden inTEST's existing product lines.


   o The merger will enable inTEST to develop products which combine the proprietary technologies of both companies.


Temptronic's Reasons for the Merger


     In the course of its deliberations with respect to the merger, the Temptronic board of directors reviewed with Temptronic management and considered a number of factors relating to the merger and to the board's commitment to maximizing the value of the shares of Temptronic stock held by its shareholders, including the following:


   o The historical information concerning inTEST's and Temptronic's respective businesses, prospects, financial performance and condition, operations, technology, management and competitive positions;


   o Temptronic management's view as to the financial condition, results of operations and businesses of inTEST and Temptronic before and after giving effect to the merger, based on the similarities between the two businesses and their markets, the potential for the merged entity to offer a more complete solution to its customers, as well as on other factors;


   o Current financial market conditions and historical market prices, volatility and trading information with respect to inTEST common stock;


   o The consideration to be received by Temptronic shareholders in the merger and the market value of the inTEST common stock to be issued in exchange for each share of Temptronic common stock; and


   o The impact of the merger on Temptronic's operations and employees.


     The Temptronic board of directors also identified and considered a number of risks and potentially negative factors in its deliberations concerning the merger, including, but not limited to the risk that the potential benefits sought in the merger might not be fully realized and risks associated with integrating the businesses after the merger. The Temptronic board of directors believed that these risks were outweighed by the potential benefits of the merger.


Interests of Temptronic's Management and Certain Shareholders in the Merger


     In considering the recommendation of the Temptronic board of directors with respect to the proposed merger, Temptronic shareholders should note that some of Temptronic's shareholders, directors and officers have interests in the merger that are different from, or in addition to, the interests of Temptronic shareholders generally. The boards of directors of inTEST and Temptronic were aware of these interests and took these interests into account in approving the proposed merger and the transactions contemplated by the merger documents.


Stock Held by Temptronic Directors and Others. As of January 31, 2000, the directors and executive officers of Temptronic and persons who may be considered to be affiliates of Temptronic beneficially owned or held voting control of 1,725,671 shares or 77% of Temptronic common stock assuming exercise of all existing options to purchase Temptronic common stock that were exercisable within the sixty-day period following that date. This includes:


   o 489,037 shares held by the Temptronic employee stock ownership plan that are voted by a committee appointed by the Temptronic board of directors;


   o 700,000 shares held by Hakuto American Holdings, Inc., which appoints two directors to the Temptronic board;

   o 27,938 shares held by the Temptronic employee stock ownership plan for the benefit of former and current officers and directors, the voting of which may be directed by such beneficial owners; and

   o 15,122 shares which would be issued upon exercise of options to purchase shares of Temptronic common stock held by the officers and directors of Temptronic.

Election of Directors. In the merger agreement, inTEST agreed to appoint James
J. Greed, Jr. and William Stone, directors of Temptronic, to the board of directors of inTEST as of the date the merger is completed.

Temptronic Stock Options. Upon consummation of the merger, holders of Temptronic options will be entitled to receive inTEST stock options and, upon the exercise of their inTEST stock options, will receive a number of shares of inTEST common stock determined as described under "The Merger -- Treatment of Temptronic Stock Options."

Employment Agreement. In connection with the merger, inTEST's wholly-owned subsidiary will enter into an employment agreement with William M. Stone. Mr. Stone is currently president, chief executive officer and a director of Temptronic. This employment agreement will include provisions relating to the following:

     o the payment of performance bonuses,

     o non-competition, and

     o continuation of compensation following termination without cause as defined in the employment agreement.

Indemnification; Insurance. The directors and officers of Temptronic are entitled to indemnification by Temptronic prior to the merger as provided in its articles of organization and bylaws. Temptronic has maintained a directors' and officers' liability insurance policy for the benefit of its directors and officers. The directors and officers of Temptronic who continue as directors or officers of inTEST will be covered by inTEST's directors' and officers' liability insurance policy. Indemnification by inTEST is described later in the joint proxy statement/prospectus under the heading "Indemnity."


Ownership of inTEST Following the Merger

     As a result of the merger, the holders of Temptronic common stock, other than those who exercise their statutory dissenters' rights, will become inTEST shareholders. Assuming no Temptronic shareholder exercises dissenters' rights, and assuming that no options to purchase Temptronic common stock are exercised before the closing of the merger, inTEST will issue 2,043,212 shares of inTEST common stock to Temptronic shareholders in the merger. Based upon the number of inTEST shares issued and outstanding on the inTEST record date and the number of inTEST shares anticipated to be issued in the merger, the shares of inTEST common stock issued to Temptronic shareholders in the merger will be approximately 24% of the outstanding common stock of inTEST after the merger. inTEST will reserve up to an additional 181,117 shares of inTEST common stock which may be issued upon the exercise of options to purchase Temptronic shares not exercised before the closing, which will be converted to options to purchase inTEST shares. If all of these options were exercised immediately before or after the merger, Temptronic shareholders would own approximately 25% of the outstanding common stock of inTEST after the merger.


Management of inTEST Following the Merger

     When the merger is complete, inTEST will continue to be managed by its current directors and officers. In addition, James J. Greed, Jr. and William M. Stone, who are currently directors of Temptronic, will become directors of inTEST. Mr. Stone, who is currently also president and chief executive officer of Temptronic, will become president and chief executive officer of inTEST's wholly-owned subsidiary into which Temptronic will be merged.


Affiliate Agreements

     It is a condition to inTEST's obligation to complete the merger that it receive from each affiliate of Temptronic an agreement stating, among other things, that the affiliate:

   o has not sold any shares of capital stock or other securities of Temptronic at any time during the 30-day period ending on the closing date of the merger; and

   o will not sell, assign, give, pledge or otherwise transfer, dispose of or reduce his or her risk relating to any shares of capital stock or other securities of inTEST, until inTEST has published financial results covering at least 30 days of post-merger combined operations of inTEST and Temptronic and, thereafter, only in compliance with applicable federal and state securities laws.

     The purpose of the affiliate agreements is to comply with the requirements of federal securities law and pooling-of-interests accounting rules. An affiliate of Temptronic is someone who controls, is controlled by or is under common control with Temptronic.


               RESALE OF inTEST COMMON STOCK AND NASDAQ LISTING

     The inTEST common stock issued in connection with the merger will be freely transferable, except that shares issued to any Temptronic shareholder who is an affiliate of Temptronic or who becomes an affiliate of inTEST are subject to restrictions on resale, including those contained in the affiliate agreements. inTEST common stock is traded under the symbol "INTT." inTEST will cause the shares of inTEST common stock issued in connection with the merger to be listed on the Nasdaq National Market.


                 NO DISSENTER'S RIGHTS FOR inTEST SHAREHOLDERS

     Delaware law does not require the approval of the merger by inTEST shareholders and does not provide dissenters' rights in connection with the merger. The merger agreement is being submitted to inTEST shareholders for approval to satisfy a Nasdaq Stock Market requirement that requires companies whose shares are reported on the Nasdaq National Market to obtain shareholder approval of acquisitions in which the stock to be issued in the acquisition exceeds 20% of the outstanding stock prior to the acquisition.


                 RIGHTS OF DISSENTING TEMPTRONIC SHAREHOLDERS

     Under the Massachusetts Business Corporation Law, a properly dissenting shareholder is entitled to receive the appraised value of his or her shares when a company's shareholders are required to vote (1) to sell, lease, or exchange all or substantially all of the company's property and assets, (2) to adopt an amendment to its articles of organization which adversely affects the rights of the shareholder, or (3) to merge or consolidate with another corporation. Accordingly, Temptronic shareholders who have filed with Temptronic, prior to the shareholder vote at the Temptronic special shareholders' meeting, a written objection to the merger along with a statement that they intend to demand payment for their shares and who do not vote in favor of the merger are entitled, under the Massachusetts Business Corporation Law, to seek an appraisal of the fair value of their shares. No such shares will be converted into shares of inTEST common stock as part of the merger. If a Temptronic shareholder has not properly notified Temptronic prior to the shareholder vote at the Temptronic special meeting, has withdrawn the demand for appraisal or has voted in favor of the merger, the shareholder's shares will be converted into shares of inTEST common stock in accordance with the terms of the merger agreement. A copy of Sections 85 through 98 of the Massachusetts Business Corporation Law, regarding dissenters' rights, is attached as Appendix B to this joint proxy statement/prospectus.

     It is a condition to inTEST's obligation to complete the merger that holders of no more than 2% of the total number of outstanding Temptronic shares can have exercised or given notice of their intent to exercise their dissenters' rights under Massachusetts law.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary description of the material United States federal income tax consequences of the merger to Temptronic and the Temptronic shareholders who receive inTEST common stock in the merger or perfect dissenters' rights. This summary does not address tax considerations which may affect the treatment of special status taxpayers, such as financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, investment companies and foreign taxpayers or of Temptronic shareholders who do not hold their Temptronic stock as a capital asset at the date the merger is completed. In addition, no information is provided in this summary with respect to the tax consequences of the merger either under applicable foreign, state or local laws or to persons who acquired Temptronic common stock under employee stock options or otherwise as compensation.

     This summary is based on the Internal Revenue Code of 1986, as in effect on the date of this joint proxy statement/prospectus, without consideration of the particular facts or circumstances of any particular holder of Temptronic stock. Temptronic and inTEST have not sought and will not seek any rulings from the Internal Revenue Service with respect to any of the matters discussed in this summary. inTEST has obtained an opinion of counsel from Saul, Ewing, Remick & Saul LLP regarding the tax matters discussed in this section. A complete copy of their opinion letter is filed as an exhibit to the Registration Statement on Form S-4 of which this joint proxy statement/prospectus is a part.

     Provided that the merger is consummated in accordance with the merger agreement, the merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code, and:

   o no gain or loss will be recognized by inTEST;

   o no gain or loss will be recognized by Temptronic shareholders upon the exchange of their Temptronic stock for inTEST common stock, except for gain or loss arising from cash received instead of fractional shares or cash or other property received upon the exercise of dissenters' rights;

   o the aggregate basis of inTEST common stock received by Temptronic shareholders in the merger will be the same as the aggregate basis of the Temptronic common stock surrendered in exchange for the inTEST common stock;

   o the holding period of inTEST common stock received by Temptronic shareholders in the merger will include the period during which the Temptronic stock surrendered in exchange therefor was held, provided that the Temptronic stock is held as a capital asset at the date the merger is completed.

     Where a Temptronic shareholder perfects dissenters' rights with respect to his or her shares of Temptronic stock and receives solely cash in exchange for such stock, such cash will be treated as received by the shareholder as a distribution in full payment in exchange for the voting common stock redeemed, except in the event that the shareholder is deemed to have constructive ownership of shares in which case the cash received may be treated as a dividend.

     Although the aggregate basis of inTEST common stock to be received can be calculated by each Temptronic shareholder, the per share basis may vary depending on whether any inTEST shares are returned to inTEST to satisfy claims during the one year escrow period. Thus, any Temptronic shareholder who wishes to sell inTEST shares during the escrow period should consult with his or her personal tax advisor to obtain assistance in calculating the per share basis of the shares sold.

     The foregoing discussion does not take into account the particular facts and circumstances of each Temptronic shareholder's tax status and attributes. Accordingly, each Temptronic shareholder is advised to consult his or her own tax advisor regarding the specific tax consequences of the merger, including the application and effect of federal, state, local and other tax laws and the possible effects of changes in these tax laws.


                             ACCOUNTING TREATMENT

     inTEST and Temptronic believe that the merger will qualify as a pooling of interests for accounting and financial reporting purposes. The unaudited pro forma financial information contained in this joint proxy statement/prospectus has been prepared using the pooling-of-interests accounting method to account for the merger.

     It is a condition to the obligation of inTEST to complete the merger that inTEST receive an opinion from its independent public accountants, and an opinion from Temptronic's independent auditors, that the merger will qualify for pooling-of-interests accounting treatment if completed in accordance with the merger agreement. Both inTEST and Temptronic have agreed not to take any action or fail to take any action that would jeopardize the treatment of the merger as a pooling of interests.

                   INFORMATION CONCERNING inTEST CORPORATION

     The following discussion pertains to the business of inTEST as a separate company and does not contemplate specifically the effect of the merger.


The Company

     inTEST is a leading designer, manufacturer and marketer of test head manipulators, docking hardware and tester interface products. Semiconductor manufacturers use inTEST products to improve the efficiency and cost-effectiveness of automatic test equipment, or ATE, used in the testing of integrated circuits. Since inTEST's organization in 1981, the company has developed and continues to support thousands of products and has been granted 14 U.S. patents as well as patents in 26 other countries. By focusing on producing high quality products and developing innovative proprietary technologies, inTEST has been able to establish and maintain strong relationships with leading worldwide semiconductor manufacturers. In 1999, for example, the company's top ten customers included Hewlett Packard, Lucent Technologies, Motorola, NEC, SGS Thomson and Texas Instruments.

     inTEST's goals are to enhance its leadership position in the design and manufacture of all of its product lines and to increase its market share in the United States and abroad. inTEST's strategies to achieve these goals include:

     o developing technologically superior products for semiconductor interface solutions;

     o maintaining strong customer relationships;

     o expanding its international presence; and

     o acquiring businesses, technologies or products that are complementary to inTEST's current product offerings.

     inTEST was incorporated in New Jersey in 1981 and reincorporated in Delaware in April 1997. inTEST established inTEST Limited in the U.K. in 1985, inTEST Kabushiki Kaisha in Japan in 1987 and inTEST PTE, Limited in Singapore in 1990. inTEST Limited designs, manufactures and markets inTEST's products principally in the European market. inTEST Kabushiki Kaisha acts as a liaison office with Japanese ATE manufacturers and markets inTEST products in Japan. In addition, inTEST Kabushiki Kaisha initiated inTEST's business of designing and marketing related ATE interface products. inTEST PTE, Limited designs, manufactures, markets and provides technical support to customers in Southeast Asia. In 1997, inTEST completed its initial public offering and, in 1998, inTEST acquired all of the stock of TestDesign Corporation, which was subsequently renamed as inTEST Sunnyvale Corp.


Industry Background


     Integrated circuits, or ICs, are the building blocks of modern electronics. Microprocessors, memory chips, telecommunications devices, digital signal processors and various other types of ICs are used in everything from computers, cell phones and DVD players down to a simple household lamp dimmer.

     Typically, ICs are manufactured in multiples of several hundred on a silicon wafer which are later separated or "diced" into individual ICs, or die. Die then have leads attached (for the eventual connection to other electrical components) and are put in a protective housing. This process step is called "packaging." Testing of the wafer is required before the dicing step to insure that only functional die are packaged. This testing step has several names including "wafer test," "wafer probe" or "front-end test." To test the circuits on a wafer, a wafer prober automatically positions the wafer under a probing assembly which is connected electrically to a test system. Once the good die have been identified, they are packaged. The packaged IC, or device, requires further testing which is called "back-end test." This entails an IC handler individually plugging the packaged ICs into an environmentally-controlled test socket for testing. Test head manipulators facilitate the movement of the test head to the wafer prober in front-end test, and to the IC handler in back-end test. Docking hardware connects the test head to the wafer prober and IC handler. Tester interface products provide the electrical connection between the test head and the wafer or packaged IC.

     As electronic products become more complex, so do the wafers and integrated circuits that perform the necessary functions. At the same time, manufacturers have continued to seek innovation in the design, architecture and complexity of the automatic testing equipment used in the testing of ICs because of the need to produce increasingly complex products more efficiently. The combination of the growth in demand for ICs coupled with the technological changes in their designs has lead to demand for new automatic test equipment and, consequently, for inTEST's products.

     The semiconductor market is a high volume, high growth market characterized by rapid technological change and wide fluctuations in demand. Testers range in price from approximately $500,000 to over $3.0 million each, depending primarily on the complexity of the device to be tested and the number of test heads, typically one or two, with which each tester is configured. Probers and handlers range in price from approximately $100,000 to $500,000. A typical test floor of a large semiconductor manufacturer may have approximately 100 test heads and 100 probers or 250 handlers available for use at any one time. Given such a substantial investment, semiconductor manufacturers employ testing processes which seek to maximize the utilization of ATE and floor space dedicated to testing.

     Until the early 1970s, testers were designed with the interface circuits, also referred to as the pin electronics, mounted inside the tester's mainframe cabinet. The pin electronics were connected to the prober's probing assembly or to the handler's test socket with a five to ten foot electrical cable. As devices became faster, more complex and more precise, signal distortion inherent with the use of these cables resulted in degraded test results. Although some devices are still tested in this manner, these devices tend to be used in older, less technologically advanced applications.

     During the 1970s, tester manufacturers responded by moving the pin electronics from the tester's mainframe cabinet to an independent test head, which could be directly connected to a prober or handler, thereby eliminating the problems associated with using cables as the connection between the tester's pin electronics and the prober or handler. Directly connecting the test head pin electronics to the prober's probing assembly or to the handler's test socket was accomplished by mounting the test head directly to the prober or handler with a pivot-mechanism manipulator resembling a waffle-iron. This type of combination resulted in the test head being "dedicated" to only one prober or one handler.

     Dedicated manipulators are of the greatest value in ATE systems in which the test head is infrequently disconnected and re-connected to and from one prober or handler to another prober or handler. Consequently, dedicated manipulators are used (1) primarily in the front-end test, where large, homogeneous lots of wafers are tested for long, uninterrupted periods of time, and (2) in the back-end test, where high volume, commodity devices such as memories are tested in large lots. However, devices, such as microcontrollers and telecommunications devices, are generally tested in smaller lots due to varying package types and test specifications, which require frequent handler changes.

     In 1980, free-standing manipulators were introduced to minimize ATE downtime and increase device testing throughput. These manipulators used hand-cranked lead screws to position a test head to a prober or handler. These early manipulators were only marginally better than the waffle-iron design and did not significantly improve ATE utilization due to the lack of motion freedom necessary for successful docking.

     Users of these early manipulators attempted to precisely align fragile pin electronics to test sockets and probing assemblies without docking hardware. Lack of proper docking hardware often causes deterioration and damage to the interface boards, test sockets or probing assemblies. Such damage can lead to compromised or inaccurate test results and the rejection of good wafers or devices resulting in yield loss, or, even more costly, the acceptance of unsatisfactory wafers or devices resulting in quality error. In addition, successfully connecting a test head held by a free-standing manipulator to a prober or handler without docking hardware is difficult and time-consuming.

     inTEST's docking hardware and free-standing universal manipulators are designed to improve the utilization of ATE, particularly ATE employed in back-end, non-commodity flexible testing environments, by facilitating the quick, easy and safe changeover of test heads to probers and handlers. inTEST's docking hardware products mechanically control the intimate interface between the test head's interface board and the prober's probing assembly or handler's test socket. As a result, fragile interface boards, test sockets or probing assemblies are protected from damage during docking. inTEST's docking hardware allows semiconductor manufacturers to achieve cost savings by:

     o improving ATE utilization;

     o improving the accuracy and integrity of test results; and

     o reducing the need to repair or replace expensive ATE interface products.


     inTEST's docking hardware can be designed for use with substantially all makes and models of test heads, probers and handlers, and can usually be designed to allow all of the ATE on a test floor to be mechanically compatible. This compatibility simplifies the docking procedures, allowing for increased flexibility and utilization of test heads, probers and handlers on a test floor.

     inTEST's free-standing universal manipulators are designed to be used in either a dedicated or a flexible test environment. In addition, inTEST's manipulators have been engineered to hold test heads in what seeks to replicate a "zero gravity" free space. As a result, an operator using no more than 22 pounds of force can reposition the test head by grasping it in his or her hands and gently moving the test head into position to dock with a prober or handler. Test heads currently in use weigh up to approximately 900 pounds and measure up to a cubic yard in volume. A test head held in an inTEST free-standing universal manipulator and equipped with inTEST docking hardware can be easily, quickly and safely docked to any handler. After testing a particular production lot of devices, the test head can quickly and easily be disconnected and docked to another handler for testing either a subsequent lot of the same packaged device or to test a different device.


Products


     Substantially all of inTEST's products are customized for use with particular ATE and, in the case of docking hardware, also to achieve compatibility among particular combinations of ATE. inTEST's docking hardware, manipulators, tester interfaces and related ATE interface products are designed for use with more than 175 test heads, 30 probers and 300 handlers, all of which are mechanically unique makes and models. inTEST has designed and continues to support more than 4,600 products, any of which can be manufactured upon request.

Manipulator Products


in2(R) Test Head Positioner: The in2(R) Test Head Positioner, also called the in2(R), is a universal manipulator which can be designed to hold any test head. A universal manipulator enables the test head to be repositioned for alternate use with any one of several probers or handlers on a test floor. The in2(R) is distinguished from universal manipulators manufactured by competitors by its innovative, floating-head design. The design of the in2(R) allows a test head to be held in an effectively weightless state, moved up or down, right or left, forward or backward and rotated around each axis resulting in six degrees of motion freedom by an operator using no more than 22 pounds of force. Consequently, an operator can manually reposition the test head by grasping it in his or her hands and gently moving the test head into position to dock with the prober or handler. This same design feature allows the operator to dock the test interface board while protecting the fragile electrical contacts from inadvertent damage during the docking action. The interface board is used to connect the test head's pin electronics to the probing assembly on a prober or to the test socket on a handler with near zero electrical length between the pin electronics and the probing assembly or the test socket.

     inTEST manufactures six styles of the in2(R), all of which are available in eight different load-rated sizes. The styles include one tumble mode style and five cable Pro-Dock(R) pivot style manipulators. Each style provides a distinct combination of performance characteristics suited to different customer applications. A tumble mode positioner might be specified for various reasons including: (1) test head form factor, (2) compatibility with in-line automation, (3) cable support simplicity or (4) cost minimization. Reasons for specifying a cable pivot positioner could include: (1) providing improved handling characteristics necessary for larger test heads, (2) the ability to handle test heads with short mainframe-to-test head cables or (3) the necessity to position the test head close to the floor. In addition, inTEST designs telescopic cable supports to be used with its cable pivot manipulators. These cable supports minimize bending and twisting stress to mainframe-to-test head cables, which can be delicate, yet weigh several hundred pounds. The in2(R) ranges in price from approximately $12,000 to $100,000 depending upon load capacity, manipulator style and the type of cable management.

Test Head Hoist: In July 1996, inTEST introduced a new, fully-automatic, electrically-powered and microprocessor-controlled dedicated manipulator called the "Test Head Hoist." During 1998, inTEST completed a redesign of the Test Head Hoist which included the simplification of its internal electronics and resulted in a reduction of its manufacturing cost. The Test Head Hoist was renamed "Pro-Dock(R)." The patented, overhead design of the Pro-Dock(R) series manipulator uses a powered scissor mechanism to raise and lower a test head to a prober or a top docking handler. This design enables a Pro-Dock(R) to dock very large test heads (weight tested to 1,000 pounds) within .005". inTEST believes that the Pro-Dock(R) series of manipulators will be attractive to semiconductor manufacturers for testing 300 mm wafers and packaged memory devices. The Pro-Dock(R) is the only fully-automatic manipulator which enables a test head to be automatically docked to a prober or handler with the push of one button. inTEST believes that the Pro-Dock(R) enables semiconductor manufacturers to increase floor space utilization of their ATE test systems by 25% to 40% over that achieved by waffle-iron style dedicated manipulators or universal manipulators because a Pro-Dock(R) series manipulator has a virtually zero "footprint." inTEST does not expect significant sales of the Pro-Dock(R) manipulators until demand for 300 mm wafers reach levels warranting significant investment in new testing equipment by semiconductor manufacturers. All costs associated with the development of the Pro-Dock(R) have been expensed.

Docking Hardware and ATE Interface Products

     inTEST's docking hardware is designed for use with floating-head universal manipulators which are used when maximum mobility and inter-changeability of handlers between test heads is required. inTEST's docking hardware provides the mechanical control to connect safely, with near zero electrical length, the test interface board with either the probing assembly on a prober or the test socket on a handler. A simple cam action docks and locks the test head to the prober or handler so that the two become a single mechanism which prohibits motion of the test head relative to the prober or handler. This minimizes deterioration of the interface boards, test sockets and probing assemblies caused by the constant vibration characteristic of the operation of all probers and handlers. inTEST's docking hardware allows an operator to manually align the probing assembly or test socket to within .005" with respect to the interface board on the test head.

     inTEST offers six standard four-cam families and three standard three-cam families with load ratings of 200, 400 and 600 pounds. These docking families are primarily distinguished from one another by the number of docking cams and guide pins, the load rating and the size of test head interface boards that can be used with each particular family of docking hardware. inTEST's docking hardware products range in price from approximately $2,000 to $12,000.

     inTEST's docking hardware products are distinguished from those offered by ATE manufacturer competitors by the ability of inTEST's products to make multiple competing brands of test heads compatible with multiple brands of probers and handlers used by a semiconductor manufacturer by only changing interface boards. This is called "plug-compatibility." Creating such plug-compatibility requires detailed information about competing ATE that would generally not be available to a competing ATE manufacturer. Plug-compatibility permits non-commodity semiconductor manufacturers to reduce the changeover time required to undock a test head from one handler and dock it to another handler between production lots or when changing the device type being tested.

     In addition, inTEST designs and sells a variety of related ATE interface products including high performance test sockets, interface boards, and other products. inTEST custom designs all docking hardware and related ATE interface products for the specific combinations of test heads and probers or handlers used by its customers.

Tester Interface Products


     In August 1998, inTEST entered the tester interface business through the acquisition of TestDesign, a company engaged primarily in the design, manufacture and sale of tester interface equipment. A tester interface securely connects the tester to the wafer prober or device handler and is used to carry signals from the tester to the device under test. A tester interface typically consists of custom mechanical docking hardware such as a lock ring and an insert ring, as well as two intricate multi-layer printed circuit boards connected by either a system of cables or spring-loaded electrical contact pins. Tester interfaces range from small, single board, cable type interfaces for less complex systems to high speed, high frequency, digital or mixed signal interfaces used in testing more complex ICs. One end of the tester interface connects to the tester and the other to either a probe card fixture mounted on a prober or a test socket mounted to a handler for packaged device testing. In each case, the reliability of the test is highly dependent on maintaining the integrity of the signal between the tester and the device being tested.

     Every tester interface is custom designed for its application. inTEST's tester interface products carry signals from the tester to the probe card or test socket and return signals to the tester from the device. inTEST's tester interface products are designed to optimize the integrity of the transmitted signal data through the reduction of channel cross-talk, and the matching of delay times and impedance, thereby increasing the accuracy of the test data. Because inTEST's tester interfaces enable the tester to provide reliable yield data by allowing for clear signal transmission, its interfaces can also be cost saving devices. inTEST's tester interface products also feature ease of mechanical installation and ready access to the probe card or test socket during device testing. inTEST offers over 200 different types of overhead and cable tester interfaces that range in price from $6,000 to $46,000 depending upon the type of application and the complexity of the device to be tested.


Markets and Customers

     inTEST markets its products to semiconductor manufacturers, and, to a lesser extent, ATE manufacturers. Sales to ATE manufacturers are sometimes referred to as "OEM" sales. inTEST believes that it sells to most major semiconductor manufacturers in the world. inTEST's universal manipulators and docking hardware are primarily used during back-end testing of non-commodity packaged devices. inTEST's tester interfaces are used in either front-end or back-end testing of non-commodity packaged devices. These devices include linear, digital and mixed signal ICs, such as microprocessors, digital signal processing chips, application specific ICs and non-commodity memory devices, and primarily have applications in the automotive, computer, consumer products and telecommunications industries.

     inTEST believes that its sales of manipulators, docking hardware and tester interfaces are a function of the general level of capital expenditures by semiconductor manufacturers. In addition, its sales of docking hardware are generally driven by changes in device designs or test methods, industry-wide volume of device testing, sales of new handlers and, to a lesser extent, sales of new test heads. In the past, sales of inTEST's docking hardware generally have been strong when spending for test heads was low. During such times, inTEST believes that semiconductor manufacturers seek to improve the utilization, performance and efficiency of existing ATE by purchasing docking hardware. inTEST's sales of manipulators generally follow purchases of test heads by inTEST's semiconductor manufacturer customers. Its sales of tester interfaces are driven both by new tester sales and by upgrades of existing test equipment to accommodate the increased performance demands of new IC devices. inTEST believes its sales of related ATE interface products primarily depend upon operating expenditures of inTEST's semiconductor manufacturer customers.

     Both North American and European semiconductor manufacturers have located most of their back-end factories in Southeast Asia. The front-end wafer fabrication plants of U.S. semiconductor manufacturers are primarily in the U.S. Likewise, European, Taiwanese, South Korean and Japanese semiconductor manufacturers primarily have located their wafer fabrication plants in their respective countries. inTEST's sales to Japanese semiconductor manufacturers primarily consist of tester interfaces, test sockets and interface boards. Sales of docking hardware and universal manipulators have been limited in Japan and South Korea because manufacturers in these countries emphasize mass-produced products such as memory devices and other commodity devices. Commodity devices are typically tested using dedicated manipulators rather than universal manipulators with docking hardware.

     inTEST has maintained long term relationships with substantially all ATE manufacturers. inTEST believes its relations with these manufacturers are generally good and have been enhanced by the fact that inTEST does not compete with these manufacturers for testers, probers and handlers. inTEST believes that maintaining these relationships is essential to its ability to provide plug-compatible ATE interface solutions.

     inTEST's largest customers include Hewlett Packard, Lucent Technologies, Motorola, NEC, ST Microelectronics, and Texas Instruments among semiconductor manufacturers, and Analog Devices, Credence

Systems, LTX, and Teradyne among ATE manufacturers. inTEST's sales to its top ten customers accounted for 76%, 72% and 70% of the Company's revenues in 1998, 1997 and 1996, respectively. Sales to Lucent Technologies accounted for 16%, 11% and 16%; sales to Motorola accounted for 13%, 5% and 7%; sales to Texas Instruments accounted for 11%, 7% and 5% and sales to Analog Devices accounted for 7%, 11% and 6% of inTEST's revenues in 1998, 1997 and 1996, respectively.


Manufacturing and Supply


     inTEST's principal manufacturing operations consist of assembly and testing at its facilities in New Jersey, California, the U.K., and Singapore. By maintaining manufacturing facilities and technical support in geographic markets where its semiconductor manufacturer customers are located, inTEST believes that it is able to respond more quickly and accurately to its customers needs.


     inTEST assembles its manipulator products, docking hardware and tester interfaces and certain of its probing assemblies from a combination of standard components and custom parts which have been fabricated to inTEST's specifications by either third party manufacturers or inTEST's own fabrication operations in New Jersey and California. inTEST's related ATE interface products, such as test sockets and interface boards, are manufactured to inTEST's specifications by third party manufacturers. inTEST's policy is to use the highest quality raw materials and components in its products. The primary raw materials used in fabricated parts are all widely available. Substantially all components are purchased from multiple suppliers. Although certain raw materials and components are purchased from single suppliers, inTEST believes that all materials and components are available in adequate amounts from other sources.


     inTEST controls the quality of raw materials, fabricated parts and components by conducting incoming inspections using sophisticated measurement equipment, including a coordinate measuring machine in New Jersey and the U.K., to ensure that products with critical dimensions meet its specifications. inTEST's policy is to inspect all products at various stages prior to shipment. inTEST's inspection standards have been designed to comply with applicable MIL specifications and ANSI standards. inTEST is preparing a quality manual in anticipation of applying for ISO 9001 certification in mid-2000.


Sales and Distribution


     In North America, inTEST sells to semiconductor manufacturers principally through independent, commissioned sales representatives and to ATE manufacturers through its account managers. North American sales representatives also coordinate product installation and support with inTEST's technical staff and participate in trade shows. Technical support is provided to North American customers and independent sales representatives by employees based in:


     o Cherry Hill, New Jersey;


     o Sunnyvale, California;


     o Austin, Texas;


     o Chandler, Arizona; and


     o Beaverton, Oregon.


     In Europe, inTEST sells to semiconductor and ATE manufacturers through its account managers. In Japan, inTEST sells to semiconductor and ATE manufacturers through account managers. In China, Hong Kong, Malaysia, the Philippines, South Korea, Taiwan and Thailand, inTEST sells through independent sales representatives. International sales representatives are responsible for sales, installation, support and trade show participation in their geographic market areas.


     inTEST account managers are responsible for a portfolio of customer accounts and for managing certain independent sales representatives. In addition, inTEST's account managers are responsible for applications engineering, custom product design, pricing, quotations, proposals and transaction negotiations.

Competition

     inTEST's competitors include independent manufacturers and, to a lesser extent, semiconductor manufacturers' in-house ATE interface groups. inTEST principally competes on the basis of product performance and functionality, product reliability, customer service, applications support, price and timely product delivery.

     The independent manufacturers of docking hardware and manipulators which compete with inTEST include Reid-Ashman Manufacturing of the U.S., Microhandling of Germany and Shang Sheng of Taiwan, each of which manufactures docking hardware and manipulators. The manufacturers of ATE which compete with inTEST in the sale of docking hardware and universal manipulators include Credence Systems, LTX, Schlumberger and Teradyne. Some manufacturers of ATE have been both competitors and customers of inTEST. The independent manufacturers of tester interfaces which compete with inTEST include Cerprobe Corporation, Synergetix, a division of IDI, and Xandex Corporation. ATE manufacturers that compete with inTEST in the sale of tester interfaces include Credence Systems, Electroglas, LTX and Teradyne. In addition, while inTEST cannot be sure of the precise number of competitors that sell related ATE interface products, it believes there are at least 20 manufacturers of interface boards and at least five manufacturers of high performance test sockets.


Patents and Other Proprietary Rights

     inTEST currently holds 14 U.S. patents and 68 foreign patents and has pending 3 U.S. patent applications and more than 38 foreign applications that cover various aspects of its technology. inTEST's policy is to protect its technology by filing patent applications for the technologies that it considers important to its business. inTEST first filed for patent protection in the U.S. for its docking hardware and the in2(R) test head manipulator in 1982, less than one year after the formation of inTEST. inTEST's U.S. issued patents will expire at various times beginning in 2002 and extending through 2015. inTEST cannot assure you, however, that the U.S. Patent and Trademark Office will issue additional patents on inTEST's pending and future applications. Furthermore, any patents now or hereafter owned by inTEST may not be afforded protection against competitors that develop similar technology or products. There are no pending lawsuits or claims against inTEST regarding infringement of any existing patents or other intellectual property rights of others.

     inTEST also relies on trade secrets and unpatentable know-how to protect its proprietary rights. It is inTEST's policy to require, as a condition of permanent employment, that all of its employees agree to assign to inTEST all rights to inventions or other discoveries relating to inTEST business made while employed by inTEST. In addition, all employees agree not to disclose any information regarding inTEST which is private or confidential.

     As more fully discussed under the heading "Legal Proceedings," on April 16, 1999, inTEST and its subsidiary, inTEST IP Corp., which holds title to inTEST's intellectual property, filed suit against Reid-Ashman Manufacturing, Inc. for infringement of one of inTEST's U.S. patents.


Backlog

     At September 30, 1999, inTEST's backlog of unfilled orders for all products was approximately $11.4 million, compared with approximately $3.4 million at December 31, 1998. inTEST's backlog includes customer purchase orders which have been accepted by inTEST, substantially all of which inTEST expects to deliver in the current fiscal year. While backlog is calculated on the basis of firm purchase orders, there is no guarantee that customers will purchase inTEST's products that have been ordered or that customers will not accelerate or postpone currently scheduled delivery dates. As a result, inTEST's backlog at a particular date is not necessarily indicative of sales for any future period.


Seasonality

     inTEST's business is not seasonal, therefore year-over-year quarterly comparisons of inTEST's results of operations may not be as meaningful as sequential quarterly comparisons which tend to reflect the cyclical activity of the semiconductor industry as a whole. Quarterly fluctuations in expenses are either related directly to sales activity and volume or tend to be a function of personnel costs and the timing of expenses incurred throughout a year. See inTEST's "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a presentation of inTEST's quarterly results for each of the two fiscal years ended December 31, 1998 and through September 30, 1999.


Employees

     At January 31, 2000, inTEST had 167 employees, including 63 in customer operations, 84 in manufacturing operations and 20 in administration. Substantially all of inTEST's key employees are highly skilled and trained technical personnel. New technical employees are required to attend an in-house training program. None of inTEST's employees are represented by a labor union, and inTEST has never experienced a work stoppage. inTEST believes that its employee relations are excellent.


Properties

     inTEST's headquarters are in Cherry Hill, New Jersey in 28,630 square feet of office and manufacturing space leased under a seven year lease which expires in 2003. In August 1997, inTEST leased an additional 11,082 square feet of warehouse and manufacturing space near its headquarters in Cherry Hill under a lease which also expires in 2003, and, in July 1999, inTEST leased an additional 11,000 square feet of manufacturing space for its machine shop under a five year lease which expires in 2004. inTEST has three facilities in Sunnyvale, California: the manufacturing and office space occupies approximately 8,000 square feet under a lease which expires in 2000; the machine shop occupies 1,109 square feet under a two year lease which expires in 2001; and additional office and warehouse space which occupies 1,900 square feet leased under a five year lease which expires in 2001. inTEST has sublet 1,200 square feet of the additional office and warehouse space under a lease which is coterminous with inTEST's lease. inTEST will relocate its Sunnyvale manufacturing and office space during the first quarter of 2000 to 18,255 square feet of space leased under a five year lease which expires in 2004. inTEST's facility in the U.K. is located in Thame in 4,600 square feet of office and manufacturing space leased under an eight year lease which expires in December 2005. In Singapore, inTEST occupies 3,077 square feet of office and manufacturing space leased under a four year lease which expires in 2000 subject to a two year renewal option. In Kichijoji, Japan, inTEST occupies approximately 1,200 square feet of office space under an agreement which is cancelable on reasonable notice by either party. inTEST is in the process of negotiating the lease of additional office and manufacturing space in Cherry Hill, New Jersey and believes that additional space to meet its current and foreseeable future needs is readily available.


Legal Proceedings

     On April 16, 1999, inTEST and its subsidiary, inTEST IP Corp., which holds title to all company intellectual property, filed suit in the Federal District Court in Wilmington, DE against Reid-Ashman Manufacturing, Inc., the defendant, for infringement of a United States patent held by inTEST. The patent is referred to as the 815 Patent. The invention disclosed and claimed in the 815 Patent is directed to a system for positioning and docking a heavy electronic test head of a test system with respect to an electronic device handler. The system is used in the automatic testing of ICs and other electronic devices. inTEST sells products covered by the 815 Patent worldwide.

     As alleged in the complaint, the defendant began manufacturing, offering to sell, and selling products as early as 1991 that, without license, infringed upon claims of the 815 Patent. The parties have been discussing possible settlement of the dispute since inTEST first became aware of the defendant's infringement in 1991. Discussions were abated at the end of 1995 so that the U.S. Patent and Trademark Office could reexamine the 815 Patent. On April 7, 1998, the Patent and Trademark Office completed the reexamination and affirmed the patentability of the nine claims in the patent with minor, technical, clarifying changes to two of the claims. Thereafter, the parties resumed settlement negotiations. To date, however, the negotiations have been unsuccessful.

     The presiding judge has attempted to facilitate a settlement through mediation. Discovery has begun in parallel with the mediation process. The Court granted the defendant's motion for partial summary judgment, ruling that damages for infringement of claims 3 through 9 of the 815 Patent can only be obtained for products that infringe after the date when the reexamination proceedings were completed.

     The complaint asks the court to enjoin the defendant from further acts of infringement, including the acts of manufacturing, using, offering for sale, selling and importing positioner systems that embody the invention claimed in the 815 Patent. The complaint also asks the court to award inTEST damages, including lost profits. Alleging that the defendant's infringement is and has been deliberate, willful, and wanton, with knowledge of inTEST's patent rights, the complaint asks the court to award increased damages up to three times the amount assessed. The complaint also seeks an award of interest, costs and reasonable attorney fees. All legal fees incurred in connection with this matter have been expensed.


                       DIRECTORS AND OFFICERS OF inTEST

     inTEST's by-laws provide that the board of directors shall consist of not less than five (5) directors, as determined by inTEST's Board of Directors, and that each director shall hold office until the next annual meeting of shareholders and until a successor shall be duly elected and qualified. The present number of directors constituting the entire board is seven.


Biographical

     The names of the persons presently serving as directors and officers of inTEST are listed below, together with their ages and other biographical information as of January 31, 2000:



Name                                  Age    Director Since   Position
-----------------------------------  -----  ----------------  ---------------------------------------------------------------
Alyn R. Holt ......................   62       09/17/81       Chairman
Robert E. Matthiessen .............   55       02/01/97       President, Chief Executive Officer and Director
Douglas W. Smith ..................   50       08/03/98       Executive Vice President, Chief Operating Officer and Director
Daniel J. Graham ..................   53       06/01/88       Vice Chairman, Senior Vice President and Director
Richard O. Endres .................   74       04/01/82       Director
Stuart F. Daniels, Ph.D. ..........   59       04/01/97       Director
Gregory W. Slayton ................   40       08/03/98       Director
Hugh T. Regan, Jr. ................   39          --          Treasurer, Secretary and Chief Financial Officer
Jack R. Edmunds ...................   59          --          Vice President of Operations
Jerome R. Bortnem .................   47          --          Vice President of Sales and Marketing

     Alyn R. Holt is a co-founder of inTEST and has served as Chairman since inTEST's inception in September 1981. Mr. Holt served as Chief Executive Officer of inTEST from September 1981 to August 1998. Mr. Holt has over 35 years experience in the ATE industry, including various positions in general management, marketing management and engineering management.

     Robert E. Matthiessen was elected Chief Executive Officer of inTEST in August 1998. He was elected President and a director of inTEST in February 1997. Mr. Matthiessen served as Chief Operating Officer of inTEST from December 1997 until August 1998. Prior to that, Mr. Matthiessen served as Executive Vice President since joining inTEST in October 1984. He has over 25 years experience in the ATE industry, including various positions in general management, marketing management and engineering management.

     Douglas W. Smith was elected Executive Vice President, Chief Operating Officer and a director of inTEST in August 1998. Prior to that, Mr. Smith served as President of TestDesign Corporation, a California corporation engaged in the manufacture of tester interfaces, which was acquired by inTEST in August 1998. Mr. Smith founded TestDesign Corporation in February 1985. Mr. Smith has over 19 years of experience in the ATE industry, including various positions in engineering management, sales management and general management.

     Daniel J. Graham is a co-founder of inTEST and has served as Senior Vice President and a director of inTEST since June 1988. Mr. Graham was elected Vice Chairman of inTEST in October 1998. Mr. Graham has over 25 years industrial experience involving the development of software and hardware systems for ATE.

     Richard 0. Endres has served as a director of inTEST since April 1982. Since 1976, he has served as President of VRA, Inc., which provides business planning and financial services for technology based companies. Mr. Endres has over 40 years of experience in the ATE industry and was engaged in early transistor circuit development and computer memory research at RCA's David Sarnoff Research Center.

     Stuart F. Daniels, Ph.D. is a co-founder of inTEST and served as Vice President and a director in 1982 and was reappointed as a director in April 1997. In 1996, Dr. Daniels founded The Daniels Group, which is engaged in technology transfer and license consulting. From 1980 to 1995, Dr. Daniels held several management positions with Siemens Corporation.

     Gregory W. Slayton has served as a director of inTEST since August 1998. Since December 1997, Mr. Slayton has been the President, Chief Executive Officer and a director of MySoftware Company, a publicly traded company that develops small business software. From March 1996 to July 1997, Mr. Slayton was President, Chief Operating Officer and a Director of ParaGraph International, a privately held internet tools company. From December 1995 to March 1996, Mr. Slayton also served as President and Chief Executive Officer of Velocity, Inc., a privately held CD-gaming company. Mr. Slayton co-founded Worlds, Inc., an internet technology company, in August 1994 and served as Senior Vice President and Chief Financial Officer from its inception to November 1995.

     Hugh T. Regan, Jr. has served as inTEST's Treasurer and Chief Financial Officer since joining inTEST in April 1996 and was elected Secretary in December 1999. From 1989 to 1995, Mr. Regan was the Vice President of Finance for Value Property Trust, a publicly traded real estate investment trust. From 1995 until he joined inTEST, Mr. Regan was the Chief Financial Officer of the trust. Mr. Regan has over 13 years of financial management experience.

     Jack R. Edmunds has served as inTEST's Vice President of Operations since October 1998. Prior to that, Mr. Edmunds served as Director of Operations since joining inTEST in September 1987. He has over 20 years of experience in the ATE industry, including various positions in operations management, marketing management, engineering and sales.

     Jerome R. Bortnem has served as inTEST's Vice President of Sales and Marketing since August 1998. Prior to that, Mr. Bortnem served as Western Regional Sales Manager since joining inTEST in August 1993. Mr. Bortnem has over 15 years experience in the ATE industry, including various positions in engineering, marketing and sales.

Director Compensation

     Non-employee directors are paid a quarterly retainer of $2,500, a fee of $2,000 per board meeting attended and a fee of $1,000 per committee meeting attended that falls on a day other than a board meeting. In addition, non-employee directors are reimbursed travel expenses and other costs associated with attending board or committee meetings. inTEST does not pay additional cash compensation to officers of inTEST for their service as directors of inTEST. However, officers who serve as directors of inTEST's foreign subsidiaries receive compensation as approved each year by the subsidiary's board of directors.

Compensation of inTEST Management

     The following table sets forth certain information with respect to the compensation paid by inTEST for services rendered during the years ended December 31, 1997, 1998 and 1999, to its chief executive officer and four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1999 (each a "named executive officer"):

                          Summary Compensation Table

                                                          Annual Compensation
                                             ----------------------------------------------
                                                                            Other Annual          All Other
Name and Principal Position          Year         Salary        Bonus       Compensation         Compensation
---------------------------------   ------   ---------------   -------   ------------------   -----------------
Alyn R. Holt ....................   1999       $ 251,582       $  --         $   5,602(1)        $  69,565(2)
 Chairman                           1998         226,238          --            53,264(1)           65,661(2)
                                    1997         198,010          --            53,675(1)          137,117(2)

Robert E. Matthiessen ...........   1999       $ 181,994       $  --         $   5,602(3)        $  66,208(4)
 President, Chief Executive         1998         171,576          --             5,320(3)           53,778(4)
 Officer and Director               1997         135,914          --             8,577(3)            6,240(4)

Douglas W. Smith ................   1999       $ 155,260       $  --         $   8,630(5)        $   4,998(6)
 Executive Vice President, Chief    1998          56,250(7)       --                --               3,874(6)
 Operating Officer and Director     1997              --          --                --                  --

Daniel J. Graham ................   1999       $ 136,850       $  --         $   7,882(8)        $   6,888(9)
 Vice Chairman, Senior Vice         1998         126,704          --            12,862(8)            7,132(9)
 President and Director .........   1997         112,040          --            19,088(8)           32,077(9)

Hugh T. Regan, Jr. ..............   1999       $ 128,492       $  --         $   5,602(10)       $   5,996(11)
 Treasurer, Secretary and Chief     1998         118,974          --             2,533(10)           6,240(11)
 Financial Officer                  1997          95,400          --             2,348(10)           6,240(11)

------------
(1) Includes $5,602, $5,320 and $4,931 for group health insurance in 1999, 1998 and 1997, respectively; $24,059 and $9,728 for company paid personal travel in 1998 and 1997, respectively; $22,688 for the annual lease value of an automobile for Alyn R. Holt in 1998 and $30,896 for the lease of automobiles for Alyn R. and Connie E. Holt in 1997; and $1,197 and $6,720 for use of company staff time for personal matters in 1998 and 1997, respectively.


(2) Includes $4,636, $4,847 and $4,847 for premiums paid on life insurance for Mr. Holt in 1999, 1998 and 1997, respectively; $4,750, $4,750 and $4,750 for matching contribution to Mr. Holt's 401(k) Plan account in 1999, 1998 and 1997, respectively; and $60,179, $56,064 and $127,520 for serving as a director of inTEST Limited and inTEST Kabushiki Kaisha in 1999, 1998 and 1997, respectively.


(3) Includes $3,646 for the annual lease value of an automobile for Mr. Matthiessen in 1997; and $5,602, $5,320 and $4,931 for group health insurance in 1999, 1998 and 1997, respectively.


(4) Includes $1,279, $1,490 and $1,490 for premiums paid on life insurance for Mr. Matthiessen in 1999, 1998 and 1997, respectively; $4,750, $4,750 and $4,750 for matching contributions to Mr. Matthiessen's 401(k) Plan account in 1999, 1998 and 1997, respectively; and $60,179 and $47,538 for serving as a director of inTEST Limited and inTEST Kabushiki Kaisha in 1999 and 1998, respectively.


(5)  Includes $8,630 for group health insurance in 1999.


(6) Includes $1,248 and $124 for premiums paid on life insurance for Mr. Smith in 1999 and 1998, respectively; and $3,750 and $3,750 for matching contributions to Mr. Smith's 401(k) Plan account in 1999 and 1998, respectively.


(7) Represents salary paid from August 3, 1998, the date Mr. Smith was elected as an officer of inTEST.

(8) Includes $5,375 and $10,750 for the annual lease value of an automobile for Mr. Graham in 1998 and 1997, respectively; and $7,882, $7,487 and $6,938 for group health insurance in 1999, 1998 and 1997, respectively.

(9) Includes $2,138, $2,382 and $2,382 for premiums paid on life insurance for Mr. Graham in 1999, 1998 and 1997, respectively; $4,750, $4,750 and $4,750 for matching contribution to Mr. Graham's 401(k) Plan account in 1999, 1998 and 1997, respectively; and $24,945 for serving as a director of inTEST Limited in 1997.

(10) Includes $5,602, $2,533 and $2,348 for group health insurance for Mr. Regan in 1999, 1998 and 1997, respectively.

(11) Includes $1,246, $1,490 and $1,490 for premiums paid on life insurance for Mr. Regan in 1999, 1998 and 1997, respectively; and $4,750, $4,750 and $4,750 for matching contributions to Mr. Regan's 401(k) Plan account in 1999, 1998 and 1997, respectively.

Stock Options

     inTEST did not grant any stock options during the year ended December 31, 1999 to the named executive officers.

Exercise of Options

     The following table sets forth information regarding the exercise of stock options and the value of any unexercised stock options of each of the named executive officers of inTEST, who exercised or held options, during the fiscal year ended December 31, 1999:


    Aggregated Option Exercises in 1999 and December 31, 1999 Option Values



                                                                 Number of Shares                Value Of Unexercised
                                 Shares                       Underlying Unexercised          In-the-Money Options At
                                Acquired                       Options At 12/31/99                   12/31/99(1)
                                   on          Value     -------------------------------   ------------------------------
Name                            Exercise     Realized     Exercisable     Unexercisable     Exercisable     Unexercisable
----------------------------   ----------   ----------   -------------   ---------------   -------------   --------------
Hugh T. Regan, Jr. .........       0            $0          16,000           34,000          $ 199,000        $ 436,000

------------
(1) Based upon the closing price for inTEST's common stock as reported on the Nasdaq National Market System on December 31, 1999 of $18.00 less the exercise price.

Repricing of Options

     The following table sets forth certain information concerning the repricing of options held by any named executive officer during the last ten completed fiscal years:


                        Ten-Year Option Repricing Table



                                                                                                          Length of
                                             Number of                        Exercise                    Original
                                            Securities     Market Price       Price at                   Option Term
                                            Underlying      Of Stock at       Time of          New        Remaining
                                             Repriced         Time of        Repricing      Exercise     at Date of
Name                              Date        Options        Repricing      (per share)       Price       Repricing
----------------------------   ---------   ------------   --------------   -------------   ----------   ------------
Hugh T. Regan, Jr. .........   6/30/98       30,000       $ 6.00           $ 7.50          $ 6.00         9 years

Employment Agreements

     There were no employment agreements in effect for any executive officer of inTEST during the year ended December 31, 1999.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consisted of Dr. Daniels and Messrs. Endres, Holt and Slayton during 1999. Mr. Holt serves as an executive officer of inTEST.


Certain Relationships and Related Transactions

     There were no related party transactions or indebtedness involving amounts in excess of $60,000 since January 1, 1999, nor are any currently proposed.


            VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS OF inTEST

     The following table sets forth, as of January 31, 2000 (unless otherwise indicated) the number and percentage of shares of inTEST's common stock which, according to information supplied to inTEST or filed with the Securities and Exchange Commission, are beneficially owned by: (i) each person who beneficially owns more than 5% of the common stock; (ii) each inTEST director, individually; (iii) each of the named executive officers; and (iv) all of inTEST's directors and executive officers as a group. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them.



                                                                                   Shares of
                                                                                 Common Stock
                                                                              Beneficially Owned      Percent of
                                                                                     As of              Class
Name of Beneficial Owner                                                       January 31, 2000      (Approx.)(1)
--------------------------------------------------------------------------   --------------------   -------------
FMR Corp.(2) .............................................................           653,000        10.0%
Wellington Management Co. LLP(3) .........................................           545,100         8.3
Brinson Partners, Inc.(4) ................................................           473,600         7.2
Wellington Trust Company NA(5) ...........................................           335,000         5.1
Alyn R. Holt(6)(7) .......................................................         1,726,683        26.4
Douglas W. Smith(6) ......................................................           593,750         9.1
Daniel J. Graham(6)(8) ...................................................           346,560         5.3
Richard O. Endres(9) .....................................................           145,197         2.2
Robert E. Matthiessen(10) ................................................           127,037         1.9
Gregory W. Slayton(11) ...................................................            31,250           *
Stuart F. Daniels, Ph.D.(12) .............................................            15,282           *
Jerome R. Bortnem(13) ....................................................            23,536           *
Jack R. Edmunds(14) ......................................................            37,141           *
Hugh T. Regan, Jr.(15) ...................................................            22,100           *
All directors and executive officers as a group (10 individuals)(16) .....         3,068,536        46.7

------------
* Denotes less than one percent of class.

(1) The percent of class for any person or group who, as of January 31, 2000, beneficially owned any options, warrants or other rights to purchase shares of inTEST's common stock which are exercisable within 60 days of January 31, 2000, is calculated assuming all the rights have been exercised in full.

(2) According to a Schedule 13G/A filed with the SEC on February 1, 1999, as of December 31, 1998, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. is the beneficial owner of 653,000 shares, referred to in this paragraph as the Fidelity shares, of the common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, including Fidelity Low-Priced Stock Fund, owner of 465,000 of the Fidelity shares. The address or principal business office of each of Fidelity Management & Research, FMR and Fidelity Low-Priced Stock Fund is 82 Devonshire Street, Boston, MA 02109. Edward C. Johnson 3d, Chairman of FMR, and Abigail P. Johnson, Director of FMR and other members of the Edward C. Johnson 3d family and trusts for their benefit, through their ownership of voting common stock of FMR and the execution of a shareholders' voting agreement, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Edward C. Johnson 3d, FMR, Fidelity

     Low-Priced Stock Fund and the other investment companies owning Fidelity shares each has sole power to dispose of the Fidelity shares owned by it. Neither FMR nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned by Fidelity Low-Priced Stock Fund, which power resides with, and is directed by, the Board of Trustees of Fidelity Low-Priced Stock Fund.

(3) According to a Schedule 13G filed with the SEC on February 8, 1999, as of December 31, 1998, Wellington Management Co. LLP is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and a parent holding company. Wellington Management as investment adviser may be deemed to beneficially own 545,100 shares, of the common stock which are held of record by clients of Wellington Management. Wellington Management's principal business office is located at 75 State Street, Boston, MA 02109. (See Note 5 below for additional information relating to a subsidiary of Wellington Management.)

(4) According to a Schedule 13G filed with the SEC on February 3, 1999, as of December 31, 1998, Brinson Partners, Inc. an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, and UBS AG, a Bank as defined in Section 3(a)(6) of the Exchange Act, report beneficial ownership of the 473,600 shares. Brinson Partners is an indirect wholly-owned subsidiary of UBS AG. Brinson Partners' principal business office is located at 209 South LaSalle, Chicago, IL 60604-1295; UBS AG's principal business office is located at Bahnhofstrasse 45 8021, Zurich, Switzerland.

(5) According to a Schedule 13G filed with the SEC on February 11, 1999, as of December 31, 1998, Wellington Trust Company NA, a Bank as defined in
     Section 3(a)(6) of the Exchange Act, as investment advisor is deemed to beneficially own 335,000 shares, of the common stock which are held of record by clients of Wellington Trust. Wellington Trust's principal business office is located at 75 State Street, Boston, MA 02109. Wellington Trust is a wholly-owned subsidiary of Wellington Management (see Note 3 above).

(6) The address of the shareholder is: c/o inTEST, 2 Pin Oak Lane, Cherry Hill, New Jersey 08003.

(7) Includes 150,427 shares owned by Mr. Holt's spouse. Mr. Holt disclaims beneficial ownership of the shares owned by his spouse.

(8) Includes 31,000 shares owned by Mr. Graham's spouse and 4,300 shares owned by Mr. Graham's child. Mr. Graham disclaims beneficial ownership of the shares owned by his spouse and child.

(9) Includes 10,000 shares owned by Mr. Endres' spouse and 500 shares held by a corporation of which Mr. Endres is a shareholder and over which Mr. Endres shares investment control.

(10) Includes 62,618 shares owned by Mr. Matthiessen's spouse and 2,000 shares owned by Mr. Matthiessen's child. Mr. Matthiessen disclaims beneficial ownership of the shares owned by his spouse and child.

(11) Includes 3,600 shares owned by The Slayton Family Foundation of which Mr. Slayton is the President.

(12) Includes 4,000 shares subject to options exercisable by April 1, 2000.

(13) Includes 8,000 shares subject to options exercisable by April 1, 2000.

(14) Includes 4,000 shares subject to options exercisable by April 1, 2000.

(15) Includes 16,000 shares subject to options exercisable by April 1, 2000.

(16) Includes 32,000 shares subject to options exercisable by April 1, 2000.

           inTEST MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

Overview

     inTEST's revenues are substantially dependent upon the demand for ATE by semiconductor manufacturers and, therefore, fluctuate generally as a result of the cyclicality in the semiconductor manufacturing industry. inTEST believes that purchases of inTEST's docking hardware, manipulators and tester interfaces are typically made from its customers' capital expenditure budgets, while related ATE interface products, which must be replaced periodically, are typically made from its customers' operating budgets.

     During the past several years, the demand for ATE by the semiconductor industry has exhibited a high degree of cyclicality. 1996 represented a year of sequential quarterly declines in orders for and sales of inTEST's products due to a reduced level of semiconductor manufacturing activity which caused cutbacks in semiconductor manufacturers' capital budgets. 1997 marked a turnaround in the semiconductor industry which was evidenced by a renewal in demand for ATE and related equipment, which resulted in sequential quarterly increases in orders for and sales of inTEST's products.

     Like 1996, 1998 represented a year of sequential quarterly declines in orders for and sales of inTEST's products, however, to a more significant degree than in 1996. During 1998, worldwide demand for ICs fell dramatically due to excess inventory of older IC designs, and slower transition to new IC designs resulting generally from the softening demand for end user products. In addition, the economic downturns in many world economies, especially those in Southeast Asia and Japan, exacerbated the downturn in the semiconductor industry. The combination of these conditions contributed to a reduced demand for products manufactured by semiconductor manufacturers, which in turn significantly reduced their need for new or additional ATE equipment. Consequently, inTEST's financial performance was negatively impacted by these industry conditions.

     Like 1997, 1999 marked a turnaround in the semiconductor industry. During the first nine months of 1999, inTEST has seen significant quarterly increases in the level of orders for its products, or bookings. Bookings increased to a record of $13.1 million for the quarter ended September 30, 1999. As a result of the increased booking activity, inTEST's backlog increased from $3.4 million at December 31, 1998 to a record $11.4 million at September 30, 1999. During the same period, inTEST experienced a significant increase in its net revenues, which grew from $3.8 million for the quarter ended December 31, 1998 to a record $10.1 million for the quarter ended September 30, 1999. The increase in inTEST's bookings, net revenues and backlog reflect the increased demand for ATE by semiconductor manufacturers resulting from increased worldwide demand for ICs. While bookings and backlog are calculated on the basis of firm orders, inTEST cannot assure you that its customers will purchase the equipment they have ordered. As a result, inTEST's bookings for any period and backlog at any particular date are not necessarily indicative of actual sales for any succeeding period.

Significant Events

     On June 20, 1997, inTEST completed an initial public offering of 2.275 million common shares through which inTEST issued 1.82 million new shares of common stock. Prior to the offering, inTEST was an S corporation, and its net earnings were taxed as income to inTEST's shareholders for federal and certain New Jersey state income tax purposes. inTEST terminated its status as an S corporation prior to the closing of the offering and is subject to federal and additional state income taxes for subsequent periods.

     On August 3, 1998, inTEST acquired all of the outstanding capital stock of TestDesign Corporation, a privately held California corporation. TestDesign is engaged in the design and manufacture of tester interfaces used by the semiconductor industry. The purchase price was $4.4 million in cash and 625,000 shares of inTEST's common stock (subject to certain adjustments). Subsequent to the acquisition, TestDesign was renamed "inTEST Sunnyvale Corporation."

Results of Operations

Nine Months Ended September 30, 1999 Compared to Nine Months Ended September 30, 1998

     Net Revenues. Net revenues were $21.4 million for the nine months ended September 30, 1999 compared to $15.2 million for the same period in 1998, an increase of $6.2 million or 40%. The significant increase in net revenues over the comparable prior period is a result of the aforementioned turnaround in demand for ATE in 1999 compared to 1998, as well as the acquisition of inTEST Sunnyvale in August 1998.

     Gross Margin. Gross margin declined to 54% for the nine months ended September 30, 1999 compared to 58% for the comparable period in 1998. The reduction in gross margin was primarily the result of the additional fixed costs of manufacturing and direct labor costs of inTEST Sunnyvale.

     Selling Expense. Selling expense was $3.2 million for the nine months ended September 30, 1999 compared to $2.3 million for the same period in 1998, an increase of $886,000 or 39%. The increase was attributable to several factors including the additional salary expense of inTEST Sunnyvale sales staff and new sales and marketing staff, increased expenditures for travel, higher levels of warranty replacement expenses and increased advertising costs offset by a reduction in commission expenses for external sales representatives.

     Research and Development Expense. Research and development expense was $2.2 million for the nine months ended September 30, 1999 compared to $1.3 million for the same period in 1998, an increase of $907,000 or 68%. The increase was attributable to the additional salary expense of inTEST Sunnyvale engineering and technical staff coupled with an increase in the number of engineering and technical staff and higher levels of travel expenses which were offset in part by reductions in spending on research and development materials in 1999 as compared to 1998.

     General and Administrative Expense. General and administrative expense was $3.1 million for the nine months ended September 30, 1999 compared to $1.9 million for the same period in 1998, an increase of $1.2 million or 62%. The increase was primarily attributable to legal costs related to inTEST's patent infringement suit, costs to maintain existing patents and file for new patents worldwide and the amortization of goodwill resulting from the acquisition of TestDesign. In addition, there were increases in administrative salary expense due to staffing increases and salary increases for existing staff, accruals for incentive compensation for certain executive officers and communications expense.

     Income Tax Expense. Income tax expense remained constant at $1.4 million for the nine months ended September 30, 1999 and 1998. inTEST's effective tax rate was 41% for the first nine months of 1999 compared to 37% for the same period in 1998. The increase in the effective tax rate is primarily the result of goodwill amortization related to the acquisition of inTEST Sunnyvale, which is not deductible for tax purposes, and a higher effective tax rate in Japan, caused by certain recurring expenses which are not deductible for tax purposes, which was compounded by the reduced profitability of inTEST's Japanese operations in 1999 compared to 1998.


1998 Compared to 1997

     Net Revenues. Net revenues were $19.1 million for 1998 compared to $20.7 million for 1997, a decrease of $1.7 million or 8%. The decline in net revenues from the prior year is the result of the aforementioned severe downturn that the ATE industry experienced during 1998 offset, in part, by the net revenues of inTEST Sunnyvale from its acquisition in August 1998 through year end.

     Gross Margin. Gross margin declined to 56% for 1998 from 62% in 1997. The reduction in gross margin was primarily the result of the additional fixed costs of manufacturing of inTEST Sunnyvale which were impacted unfavorably by the significantly reduced revenue levels during the year. In addition, material costs as a percentage of sales increased over the comparable prior period due to an increase in the level of sales of certain products with a greater component material cost in 1998 compared to 1997.

     Selling Expense. Selling expense was $3.3 million for 1998 compared to $2.8 million for 1997, an increase of $557,000 or 20%. The increase was attributable to several factors including the additional salary and commission expenses of inTEST Sunnyvale and increased travel expenses incurred in connection with inTEST's sales activities, higher levels of warranty expenses and increased advertising expenditures.

     Research and Development Expense. Research and development expense was $1.9 million for 1998 compared to $1.7 million for 1997, an increase of $197,000 or 11%. The increase was primarily attributable to the additional salary expense of inTEST Sunnyvale coupled with a growth in the number of engineering and technical staff offset in part by reductions in spending on research and development materials and travel expenses in 1998 as compared to 1997.

     General and Administrative Expense. General and administrative expense was $2.9 million in 1998 compared to $2.2 million in 1997, an increase of $650,000 or 29%. The increase was primarily attributable to the additional salary and other administrative costs of inTEST Sunnyvale. Also contributing to the increase in 1998 were the amortization of goodwill resulting from the acquisition, additional administrative staff, increases in professional fees, and the increase in amortization of certain prepaid expenses.

     Income Tax Expense. Income tax expense decreased to $1.1 million for 1998 from $2.1 million in 1997, a decrease of $991,000 or 47%. inTEST's effective tax rate was 36% for 1998 compared to 32% in 1997. The increase in the effective tax rate was caused by the accrual of federal income tax on inTEST's earnings due to the change of tax status from an S corporation to a C corporation in June 1997, offset in part by the implementation of tax favorable corporate structures and a lower percentage of earnings attributable to inTEST's Japanese subsidiary in 1998 as compared to 1997.


1997 Compared To 1996

     Net Revenues. Net revenues were a record $20.7 million for 1997 compared to $18.6 million for 1996, an increase of $2.1 million or 11%. The year-to-year increase was primarily due to higher levels of shipments of inTEST's products during the fourth quarter of 1997 compared to the same period in 1996, which reflects the higher level of manufacturing activity in the semiconductor industry in 1997 as compared to 1996. inTEST did not increase sales prices significantly in 1997. inTEST believes that the increase in net revenues was from the sales of products used in the testing of mixed signal devices and digital devices (such as microprocessors and micro controllers) and numerous other devices used in the automotive, computer, telecommunications and other industries.

     Gross Margin. Gross margin declined to 62% from 1997 from 64% in 1996. The reduction in gross margin was primarily attributable to a significant increase in the level of sales to ATE manufacturers, which increased from approximately 21% of sales in 1996 to approximately 34% in 1997. In addition, inTEST experienced an increase in its fixed operations costs in 1997, due to higher occupancy costs associated with the larger New Jersey manufacturing facility which was leased in August 1996. The decline in gross margin was partially offset by reduced incremental material costs due to volume discounts received in the last two quarters of 1997.

     Selling Expense. Selling expense was $2.8 million for 1997 compared to $2.5 million for 1996, an increase of $318,000 or 13%. The increase was primarily attributable to higher salary and benefit expenses resulting from the allocation of additional personnel costs to selling expense and, to a lesser extent, salary increases for existing personnel. The increase in selling expense also reflects an increase in advertising and promotional expenses over the comparable prior period. In addition, commission expense increased in 1997 over the level incurred in 1996 due to an increase in the level of commissioned sales to semiconductor manufacturers. These increases were offset by a reduction in travel and other expenses.

     Research and Development Expense. Research and development expense was $1.7 million for 1997 compared to $1.9 million for 1996, a decrease of $191,000 or 10%. The decline was primarily attributable to reduced levels of spending on research and development materials in 1997 compared to 1996, and, to a lesser extent, to the aforementioned allocation of certain personnel costs to selling expense.

     General and Administrative Expense. General and administrative expense was $2.2 million for 1997 compared to $1.8 million for 1996, an increase of $413,000 of 23%. The increase was primarily attributable to the additional costs associated with shareholder and investor relations and increased expenditures for outside directors' fees and professional fees incurred as a public company. Other factors contributing to the increase in 1997 were the amortization of goodwill resulting from the acquisition of the minority interests in inTEST's three foreign subsidiaries in connection with the offering and salary increases of administrative staff.

     Income Tax Expense. Income tax expense increased to $2.1 million from $858,000 for 1996, an increase of $1.2 million or 144%. inTEST's effective tax rate was 32% for 1997 compared to 15% in 1996. The increase in the effective tax rate was caused by the accrual of Federal income tax on inTEST's earnings due to the change of tax status from an S corporation to a C corporation in June 1997 and, to a lesser extent, a greater percentage of earnings before income taxes and minority interest being attributable to inTEST's Japanese subsidiary.


Liquidity and Capital Resources

     Net cash provided from operations for the nine months ended September 30, 1999 was $1.9 million. Accounts receivable increased $3.6 million from December 31, 1998 to September 30, 1999 due to the increase in sales activity during the first nine months of 1999. Inventories increased $836,000 as a result of materials purchases for future product shipments. Refundable domestic and foreign income taxes decreased $663,000 due to a refund of excess Federal taxes paid during 1998. Other current assets increased $178,000, primarily as a result of increases in prepaid expenses. Accounts payable increased $1.9 million due to the higher production levels during the first nine months of 1999. Accrued expenses increased $323,000 primarily as a result of the increased sales activity and staffing additions and their related expense accruals. Domestic and foreign income taxes payable increased $1.1 million as a result of the accrual of income taxes on the earnings for the first nine months of 1999.

     Purchases of machinery and equipment were $651,000 for the nine months ended September 30, 1999, which consisted primarily of improvements to inTEST's facilities in the United States and, to a lesser extent, the U.K. inTEST began the renovation of its U.K. manufacturing facility during the second quarter and plans to spend approximately $200,000 during the fourth quarter of 1999 to complete the renovations and to purchase a coordinate measuring machine for this facility. During the third quarter of 1999, inTEST increased its domestic fabrication capacity through the addition of a machining operation in Cherry Hill. inTEST estimates the costs to acquire equipment for this new machining operation at between $600,000 and $800,000; approximately $200,000 of this amount was spent during the third quarter of 1999. inTEST commenced manufacturing operations at its Singapore facility late in the third quarter of 1999 and does not foresee significant capital expenditures related to this operation.

     inTEST believes that existing cash and cash equivalents, its $1.5 million unused line of credit and the anticipated net cash provided from operations will be sufficient to satisfy inTEST's cash requirements including those of its new subsidiary for the foreseeable future. However, additional acquisitions may require additional equity or debt financing to meet working capital requirements or capital expenditure needs. inTEST does not anticipate that it will pay dividends in the foreseeable future.


Year 2000

     The Year 2000 issue is the result of computer programs being written using two digits rather than four digits to define the applicable year. Computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, a temporary inability to process transactions, send invoices, or engage in normal business activities. Efforts to be prepared for the Year 2000 appear to have been successful, however problems relating to the Year 2000 could be discovered in the future.

     inTEST prepared for the Year 2000 by analyzing potentially affected business and process systems and replacing or correcting all noncompliant critical business and process systems that it would require in the new millennium. Prior to the acquisition of inTEST Sunnyvale, inTEST had completed its review and testing of its then existing systems and determined that they were Year 2000 compliant, and completed the system modifications at inTEST Sunnyvale during the third quarter of 1999. The products that inTEST has sold and currently sells are not date-sensitive, and therefore inTEST believes its product-related exposures are low. In conjunction with inTEST's Year 2000 effort, inTEST surveyed all critical suppliers to ensure readiness and non-disruption to inTEST's supply chain.

     The total expense of inTEST's Year 2000 effort is currently estimated at less than $100,000 for the identification and remediation of any Year 2000 problems related to inTEST's internal systems. If required modifications to existing software and hardware are not made, or are not completed in a timely manner, the Year 2000 issue could have a material impact on the operations of inTEST. The costs to remediate any Year 2000 problems which may be identified in the future may exceed inTEST's current estimate, and inTEST may not be able to resolve these issues in a timely manner. The expenses of the Year 2000 project are being funded through operating cash flows.


                   QUANTITATIVE AND QUALITATIVE DISCLOSURES
                     ABOUT MARKET RISK RELATING TO inTEST

     inTEST is exposed to currency exchange rate risk in the normal course of its business. inTEST employs risk management strategies including the use of forward exchange rate contracts to manage this exposure. The company's objective in managing currency exchange risk is to minimize the impact of significant currency exchange rate fluctuations primarily in the Japanese Yen. inTEST's Japanese operations expose its earnings to changes in currency exchange rates because its Japanese subsidiary makes its sales in Japanese Yen and purchases its inventory in U.S. dollars. Forward exchange rate contracts are used to establish a fixed conversion rate between the Japanese Yen and the U.S. dollar so that the level of inTEST's gross margin from sales in Japan is not negatively impacted from significant movements in the Japanese Yen to U.S. dollar exchange rate. inTEST purchases forward exchange rate contracts on a monthly basis in the amounts necessary to pay the U.S. dollar denominated obligations of its Japanese subsidiary. As of September 30, 1999, there were no forward exchange rate contracts outstanding.

     It is inTEST's policy to enter into forward exchange rate contracts only to the extent necessary to achieve the desired objectives of management in limiting inTEST's exposure to significant fluctuations in currency exchange rates. inTEST does not hedge all of its currency exchange rate risk exposures in a manner that would completely eliminate the impact of changes in currency exchange rates on its net earnings. inTEST does not expect that its results of operations or liquidity will be materially affected by these risk management activities.

     The notional amounts of inTEST's forward exchange rate contracts are used only to satisfy current payments to material vendors to be exchanged and are not a measure of inTEST's credit risk or its future cash requirements. Exchange risk related to forward exchange rate contracts is limited to movement in the exchange rates that would provide a more favorable exchange rate than that locked in the forward contract and forward contract amounts purchased in excess of the amount needed by inTEST to satisfy its obligations. inTEST manages that rate risk by limiting the size of the forward contracts purchased to the known amount of obligations due and not purchasing forward contracts with settlement dates beyond 30 days. inTEST believes that the risk of loss due to exchange rate fluctuations is remote and that any losses would not be material to its financial condition or results of operations.


                      DESCRIPTION OF inTEST COMMON STOCK

     The authorized capital stock of inTEST consists of 20,000,000 shares of common stock and 5,000,000 shares of preferred stock.

     The following is a summary of certain provisions of the common stock and preferred stock and is subject to, and qualified in its entirety by, the provisions of inTEST's certificate of incorporation, which is included as an exhibit to this joint proxy statement/prospectus, and by the provisions of Delaware law.


Common Stock

     As of January 31, 2000, there were 6,536,034 shares of common stock outstanding that were held of record by approximately 1,000 shareholders. Holders of common stock are entitled to one vote per share, to receive dividends when and if declared by the board of directors and to share ratably in the assets of inTEST legally available for distribution to its shareholders in the event of liquidation. Holders of common stock have no preemptive, subscription, redemption or conversion rights. All outstanding shares of common stock are, and the shares to be issued hereby will be upon issuance duly authorized, fully paid and nonassessable. The holders of common stock do not have cumulative voting rights. The holders of a majority of the shares of common stock can elect all the directors and can control the management and affairs of inTEST. The rights, preferences and privileges of holders of inTEST common stock will be subject to the rights of the holders of any series of preferred stock that inTEST may issue in the future.


Preferred Stock

     inTEST has an authorized class of undesignated preferred stock consisting of 5,000,000 shares. Preferred stock may be issued in series from time to time with designations, relative rights, priorities, preferences, qualifications, limitations and restrictions, to the extent not fixed in inTEST's certificate of incorporation, as the board of directors determines. The rights, priorities, preferences, qualifications, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. inTEST's board of directors may authorize the issuance of preferred stock which ranks senior to the common stock with respect to the payment of dividends and the distribution of assets on liquidation. In addition, the board of directors is authorized to fix the limitations and restrictions, if any, upon the payment of dividends on common stock to be effective while any shares of preferred stock are outstanding. The board of directors, without shareholder approval, can issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of common stock. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of inTEST. Upon consummation of the transaction, no shares of preferred stock will be outstanding. inTEST has no present intention to issue shares of preferred stock.


Corporate Provisions

     inTEST's certificate of incorporation and bylaws contain a number of provisions relating to corporate governance and to the rights of shareholders. Some of these provisions may be deemed to have a potential "anti-takeover" effect, in that these provisions may delay, defer or prevent a change of control of inTEST. These provisions include the authority of the board of directors to issue series of preferred stock with voting rights and other powers as the board of directors may determine.

     inTEST is subject to the provisions of the Delaware General Corporation Law (also referred to as the DGCL). Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested shareholder" for a period of three years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. Subject to certain exceptions, an "interested shareholder" is a person who, together with affiliates, owns, or within three years did own, 15 percent or more of the corporation's voting stock.


Transfer Agent and Registrar

     The transfer agent and registrar for inTEST's common stock is BankBoston, N.A. (formerly known as The First National Bank of Boston).


                 INFORMATION CONCERNING TEMPTRONIC CORPORATION

     The following discussion pertains to the business of Temptronic as a separate company and does not contemplate specifically the effect of the merger.


The Company

     Temptronic was incorporated in Massachusetts in 1970. Temptronic makes and sells high-performance temperature management systems used in the manufacture and testing of semiconductors and related products.

     Temptronic's products enable a manufacturer to test a semiconductor wafer or electronic component over a variety of temperature ranges, rapidly shifting between temperature levels, without removing the wafer or component from its operating environment. Temptronic's products are used to test semiconductor wafers, printed circuit boards and other electronic components during the manufacturing process and to perform quality assurance and laboratory testing. Temptronic believes that the design concepts embodied in its products have become standards for thermal testing in the electronics industry, and that its proprietary technology and extensive sales and service network have made it a leading supplier of temperature management systems and diagnostic equipment.

     Temptronic's principal executive offices are located at 55 Chapel Street, Newton, MA 02458. Its telephone number is (617) 969-2501.


Industry Background

     Semiconductor manufacturers design a number of integrated circuits onto a sheet of silicon, known as a wafer. Testing the circuits' ability to operate in a range of temperatures is a crucial part of the semiconductor manufacturing process. After fabricating the wafer, the manufacturer separates, or dices, the wafer into individual components, or chips. The manufacturing process includes testing each circuit with probers and other testing equipment to determine whether it will perform its intended function.

     Historically, semiconductor manufacturers used temperature-controlled testing equipment mostly in research and development and post-production quality assurance applications. Only a few leading-edge companies and manufacturers of military equipment typically performed extensive temperature testing in production. Temptronic believes that in the past few years, several factors have contributed to an increase in the use of temperature-controlled testing equipment:

   o Temperature stress screening at the wafer level, rather than later in the production process, provides significant cost savings by identifying those components which will not perform at specified temperatures, thus, improving production yields as well as product quality and reliability.

   o The emergence of new component technologies has boosted demand for more reliable chips that can perform over the full temperature range in which the final product is intended to operate.

   o Newer-designed integrated circuits tend to operate at higher frequencies and, thus, generate more heat. Temperature-controlled testing on the wafer or on the printed circuit board tester during production can test these circuits more effectively and efficiently.

     Because of the above factors, Temptronic believes that demand for its products may grow as testing at specified temperature levels both before and during production becomes an increasingly standard part of the manufacturing process.

     In addition, Temptronic also believes that the following trends, if they occur as management expects, may generate increased demand for its products:

   o Semiconductor and testing equipment manufacturers that previously designed their own rudimentary temperature testing equipment to accomplish basic temperature tests are increasingly seeking high-performance temperature management equipment from other companies, as temperature management systems become more complex.

   o Manufacturers are increasingly performing temperature testing of printed circuit boards as they are used in a larger number of operating environments. Temptronic's ThermoStream(R) products are used increasingly for tests of printed circuit boards. Although Temptronic does not expect this business to grow as rapidly as production temperature testing, Temptronic does expect it to continue to be an important part of Temptronic's growth.

     Temptronic cannot assure you that these developments will continue, or if they do, that Temptronic will be able successfully to take advantage of them.


Products and Service

     Temptronic's testing equipment delivers a precise temperature-controlled environment directly to semiconductor wafers, electronic components and circuit board assemblies undergoing electrical testing. Temptronic's products permit cost-effective temperature stress screening. Generally, Temptronic manufactures its products to the specification of its customers to control test temperatures, and to quickly change the test temperatures, over a range of temperatures. Customers may specify a range of temperatures from as low as -65oC to a high of +400oC. Temptronic's temperature management systems, thus, enable a manufacturer to test whether its electronic products are able to withstand extreme heat and cold, or both, and still perform reliably.


     Temptronic's temperature management products fall into two main categories:


     o Temperature-controlled testing platforms, or chuck systems, for semiconductor wafers; and


     o Temperature management products for packaged components and electronic assemblies.


     To the extent required by either Temptronic's customers or law, Temptronic products are certified to all U.S. standards and carry the European CE Mark.


Chuck Systems for Semiconductor Wafers


     Manufacturers incorporate Temptronic's ThermoChuck(R) precision vacuum platform assemblies into semiconductor wafer prober equipment for laboratory analysis and, increasingly, for in-line production testing. The chuck systems contain heating and cooling elements and associated equipment such as temperature controllers, compressors, heaters and dehumidifiers, for quickly changing and stabilizing the temperature of semiconductor wafers prior to their dicing and packaging. They are used for testing semiconductor wafers, semiconductor chips, hybrid circuits, and surface-mount components at specified temperatures. Net revenues from the sale of ThermoChuck(R) products accounted for approximately 50% of Temptronic's total net revenues in fiscal 1999.


     Recently, Temptronic completely redesigned the ThermoChuck(R) product line and developed an innovative manufacturing process. Temptronic believes this new design and manufacturing process will improve the reliability of ThermoChuck(R) products and reduce production costs for these products. The new design and manufacturing process also combine to improve the performance of ThermoChuck(R) products. Specifically, new ThermoChuck(R) products stay flatter during testing, maintain more uniform temperatures, and resist deflection better than the previous design. Temptronic expects to be able to produce the redesigned ThermoChuck(R) products for market during 2000, however, it cannot assure you that it will be able to do so or that it will achieve the expected benefits.


Products for Testing Packaged Components and Electronic Assemblies


     Temptronic's ThermoStream(R) stand-alone temperature management systems use a temperature-controlled air stream to rapidly change and stabilize the temperature of packaged devices and printed circuit boards. They are used primarily in engineering, quality assurance and short-run manufacturing environments. Net revenues from the sale of ThermoStream(R) products accounted for approximately 32% of Temptronic's total net revenues in fiscal 1999.


Other Product Categories


     Temptronic's temperature management products also include the following:


     o Temperature-controlled contact probes for testing electronic components on printed circuit boards and tester sockets;


     o Temperature-controlled enclosures for troubleshooting and testing of populated printed circuit boards and component arrays;


     o Precision temperature platforms used for changing temperature in increments as small as 0.1oC on integrated circuit chips; and


     o Thermally-controlled, moisture-free enclosures, with advanced electronics for thermal testing of devices over frequencies up to 40 gigahertz.

     Net revenues from the sale of these other products account for approximately 7% of Temptronic's total net revenues in fiscal 1999.


Service

     In addition to its sales of ThermoChuck(R), ThermoStream(R) and other products, Temptronic provides ongoing service and parts sales for all of its products. Service may be provided by Temptronic's own employees or by service companies under agreement with Temptronic. Net revenues from service and parts sales accounted for approximately 11% of Temptronic's total net revenues in fiscal 1999.


Markets and Customers

     During much of its history, Temptronic was primarily an equipment supplier whose sales were made directly to manufacturers or users of electronic components or populated printed circuit boards. Before 1993, over 90% of Temptronic's sales of chucks were to semiconductor manufacturers that retrofitted their wafer probers with Temptronic's temperature control equipment to test the products they produced or purchased. In 1993, however, manufacturers of manual and semi-automatic wafer probers began to offer ThermoChuck(R) branded products as options with their equipment, and in 1995, a manufacturer of automatic wafer probers began offering ThermoChuck(R) products as a factory-installed option on its equipment. Orders for ThermoChuck(R) products by manufacturers of wafer probers constituted 76% (by sales volume) of all shipments of ThermoChuck(R) products in fiscal 1999.

     Temptronic's customers for its ThermoChuck(R) products include:

     o manufacturers and post-production testers of semiconductors and electronic products;

     o manufacturers of wafer probers; and

     o semiconductor research facilities.

     Cascade Microtech, Inc., Electroglas, Inc., Tokyo Seimitsu Company, Ltd. and Tokyo Electron, Ltd. are some of Temptronic's primary customers for ThermoChuck(R)products.

     Temptronic's primary market focus for its ThermoStream(R) products has been to users in engineering development and quality assurance, rather than production of semiconductors. Lucent Technologies, Inc., Motorola, Inc., and Intel Corporation are some of Temptronic's primary customers for ThermoStream(R) products.

     In addition, Temptronic sells both chuck systems and ThermoStream(R) products to Hakuto Co., Ltd. which acts as a distributor and an independent reseller of Temptronic's products in Japan. Temptronic's customers are located throughout the world. The following chart shows the percentage of total revenues from its two largest customers:




        Customer                         1999     1998     1997
        -----------------------------   ------   ------   -----
        Cascade Microtech, Inc.          21%       17%     14%
        Hakuto Co., Ltd.                  9%       17%     13%
                                          --       --      --
          Total                           30%      34%     27%

Manufacturing and Supply

     Temptronic manufactures its products in its Newton, Massachusetts and San Diego, California facilities. The manufacturing process consists primarily of assembly and testing within a six- to eight-week build cycle. The manufacture of temperature-controlled chucks also involves a plating operation which is currently performed in-house. Temptronic relies heavily on outside suppliers and subcontractors to provide much of the fabricated product, including contract manufacturing of printed circuit boards, machining and enclosures. Most components can be manufactured by several suppliers, but some components are available from only a single source. Although Temptronic considers its sole source suppliers to be reliable and has long-term relationships with most of them, if Temptronic were unable to obtain materials from a sole-source supplier, its business operations could suffer.

Sales and Distribution

     Temptronic's direct sales force handles its OEM accounts. Other US sales are handled through thirteen independent sales representative organizations throughout the country, except sales in New England and upstate New York which Temptronic handles directly through its sales staff.

     In addition to its domestic sales representatives, Temptronic is represented in over 30 countries by 21 distributors. Terms of the arrangements vary, but terms of sale are consistent. International orders typically go through distributors, in which case the distributor is invoiced, but in some countries (India, Israel, Italy and Korea) orders are placed directly by the customer. Almost all of Temptronic's international distributors have represented it for between five and fifteen years. Temptronic visits its distributors regularly and trains them to sell and service all of Temptronic's products.

     International sales are a major component of Temptronic's total revenues. In the fiscal year ended June 30, 1999, Temptronic's export sales accounted for approximately 45% of its total revenues, or US$6.9 million. Temptronic's exports sales are primarily to Asia and Europe. Temptronic's primary international markets include Japan, Korea, Taiwan, Singapore, Thailand, France, England, Germany and the Benelux countries.


Competition

     The market for semiconductor manufacturing equipment is highly competitive. Temptronic believes that certain barriers to entry in its market, as well as its long-standing relationships with certain of its customers, give it a competitive advantage. Temptronic also believes that its technological leadership, its long-term relationships with the industry's leading semiconductor manufacturers, and its worldwide distributor and service network, enable Temptronic to compete in the market for automatic wafer prober OEMs and their semiconductor manufacturer customers. However, companies with superior financial resources or technological capabilities could overcome Temptronic's position in the market or capture new opportunities in the market. Temptronic can give no assurance that it can maintain its current market share or competitive position in the industry.

     Temptronic believes that companies in its business generally compete on the basis of:

   o equipment performance (actual to promised performance, equipment time in service and overall quality of results achieved); and

   o customer support (overall technical leadership in a particular area, process and software support, after the sale service and company's commitment to its customers).

     Temptronic's significant competitors, by primary product, are shown below:





ThermoChuck(R) Competitors      ThermoStream(R) Competitors
----------------------------   ----------------------------
  ERS Elektronik Gmbh          Thermonics, Inc.
  Trio Tech International


     Temptronic believes it has positioned itself as a technology leader with a high customer service level whose premium priced products are cost-effective to the end-user. Temptronic's business strategy has been to seek opportunities to encourage partnerships with its customers and to build stable and long-term relationships with them.


Research and Development

     Research and development is crucial to Temptronic's business. Temptronic employs approximately 20 engineers and technicians dedicated to new product research and development in Newton, Massachusetts. Temptronic considers itself a leader in introducing new temperature testing and measurement concepts to the electronics industry. In the fiscal year ended June 30, 1998, Temptronic spent approximately $2,900,000 on research and development. In the fiscal year ended June 30, 1999, Temptronic spent approximately $1,800,000 on research and development. More than half of these amounts was spent on development of the new ThermoChuck(R) design and manufacturing process.

Intellectual Property

     Temptronic has received numerous patents and filed several patent applications to protect its proprietary technology in the US and abroad. Specifically, Temptronic has recently applied for several patents to protect the proprietary technology underlying its new ThermoChuck(R) products. While Temptronic has attempted to protect its intellectual property through applying for these patents, management believes that Temptronic's competitive position has been sustained more by its proprietary know-how and customer knowledge and relationships than through patent protection.

     Temptronic has registered the following trademarks with the U.S. Patent and Trademark office: ThermoChuck(R), ThermoSpot(R), ThermoZone(R), ThermoStream(R), ThermoSocket(R), ThermoJogger(R), ThermoMap(R), Temperature On The Spot(R), Titan(R), XStream(R) and ThermoFixture(R).


Backlog

     At September 30, 1999, Temptronic's backlog of unfilled orders for all products was approximately $4.8 million compared with approximately $3.8 million at June 30, 1999. Temptronic's backlog includes customer purchase orders which have been accepted by it and which Temptronic expects to deliver in the current fiscal year. While backlog is calculated on the basis of firm purchase orders, there is no guarantee that customers will purchase Temptronic's products that have been ordered or that customers will not accelerate or postpone currently scheduled delivery dates. As a result, Temptronic's backlog at a particular date is not necessarily indicative of sales for any future period.


Seasonality

     Temptronic's business is not seasonal. Rather, Temptronic's results of operations tend to reflect the cyclical activity of the semiconductor industry as a whole. Quarterly fluctuations in expenses are either related directly to sales activity and volume or tend to be a function of personnel costs and the timing of expenses incurred throughout a year. See "Temptronic Management's Discussion and Analysis of Financial Condition and Results of Operations."


Facilities

     Temptronic's executive offices, manufacturing and substantially all of its sales and engineering activities are located at 55 Chapel Street, Newton, Massachusetts. The facility comprises approximately 44,000 square feet on two levels of four attached buildings in a multi-tenant office and manufacturing complex. Temptronic's lease for its Newton, Massachusetts facility will expire August 31, 2001.

     Temptronic leases a small manufacturing operation and sales office in San Diego, California, comprising 1,300 square feet of general manufacturing space and offices. The lease for this facility expires May 31, 2002. Temptronic also leases a sales office, comprising 500 square feet of office space, in London, England under a lease expiring February 28, 2000. Temptronic expects either to renew the lease on terms acceptable to it or relocate this sales office.

     Temptronic believes that its current rent per square foot is at or below market rates compared to similar facilities located in the respective areas.

Personnel

     As of January 31, 2000, Temptronic employed 90 persons on a full-time basis, including 53 in manufacturing and quality assurance; 7 in sales and marketing; 18 in engineering and development; and 12 in administration. Temptronic also employed 37 temporary employees, most in manufacturing jobs. Over one-third of the employees have been with the company for over ten years. No employee is or has ever been represented by a collective bargaining agreement at Temptronic. Management believes that its relationship with its employees is generally good.

Legal Proceedings

     Temptronic is involved from time to time in certain legal proceedings incidental to its normal business activities. While the outcome of any such proceedings cannot be accurately predicted, Temptronic does not believe the ultimate resolution of any existing matters will have a material adverse effect on its financial position or results of operations.

                      DIRECTORS AND OFFICER OF TEMPTRONIC

     In late 1999, Henry Lyden and Thomas Gerendas, two of the founders of Temptronic, resigned as officers and members of the board of directors. Mr. Gerendas elected to terminate his employment with Temptronic in accordance with the provisions of his employment agreement. William Stone, Temptronic's President and Chief Executive Officer and a director of Temptronic, will continue after the merger as President and Chief Executive Officer of the subsidiary of inTEST into which Temptronic will be merged and will become a director of inTEST. James J. Greed, Jr., another of Temptronic's current directors, will also become a director of inTEST upon closing of the merger. Information regarding Messrs. Greed and Stone is provided below.


Biographical

     James J. Greed, Jr., 60, recently retired from the position of President of VLSI Standards, Inc. of San Jose, CA, the leading supplier of calibration standards to the semiconductor and related industries. Prior to his 9-year tenure at VLSI Standards, he was Chief Technology Officer at General Signal, and he has held various management positions at Perkin-Elmer, Qualitron and CBS Laboratories. He served on the board of directors of Semiconductor Equipment and Materials International ("SEMI"), an international trade association, from July 1992 until December 1999, serving as SEMI's chairman for the 1996-1997 term. He has also served as the chairman of SEMI's International Standards Committee for the past 6 years. Following his retirement from VLSI, Mr. Greed founded Foothill Technology, a consulting firm. In September 1999, SEMI announced that it was engaging Mr. Greed as Coordinating Director of an effort by semiconductor equipment companies to develop a coordinated international assessment of, and response to, the recently published International Technology Roadmap for Semiconductors.

     William M. Stone, 57, is President and Chief Executive Officer and a director of Temptronic. Mr. Stone joined Temptronic in 1997 as Director of Engineering and became Senior Vice President and Chief Operating Officer in October 1998. He was appointed President and Chief Executive Officer in August 1999 and became a director of Temptronic in November, 1999. Before joining Temptronic, Mr. Stone served as Director of Engineering and Operations for the Technic Equipment Division of Technic Corporation from 1995 to 1997. Before that, he headed engineering and manufacturing departments with Beloit Corporation, Textron Defense Systems division of Textron Systems, Inc., Gerber Optical, Inc. and Leybold Heraeus Vacuum Systems, Inc. Mr. Stone holds a Bachelor of Science degree in mechanical engineering from Northern Illinois University and is a graduate of Penn State University's Senior Executive Management Program.


Compensation of Temptronic's President and Chief Executive Officer

     The following table provides certain summary information concerning William Stone, Temptronic's President and Chief Executive Officer, during the fiscal years ended June 30, 1999, 1998 and 1997.


                          Summary Compensation Table



                                        Annual                Long-Term
                                     Compensation        Compensation Awards
                                    --------------   ---------------------------
                                                      Restricted     Securities
  Name and                Fiscal                         Stock       Underlying        All Other
Principal Position         Year         Salary         Awards(1)       Options      Compensation(2)
----------------------   --------   --------------   ------------   ------------   ----------------
William Stone,            1999        $121,154          $3,648         50,000           $5,412
 President and Chief      1998         102,933           1,746              0            4,581
 Executive Officer        1997           8,894(3)           --         12,500              292

------------
(1) Represents the appraised value of shares of Temptronic common stock allocated to Mr. Stone under the Temptronic employee stock ownership plan.


(2) Includes $3,635, $3,088 and $267 for matching contributions to Mr. Stone's 401(k) Plan account in fiscal 1999, 1998 and 1997, respectively; and $1,777, $1,493 and $25 for income deemed received in connection with premiums paid on life insurance in fiscal 1999, 1998 and 1997, respectively.

(3) Represents salary paid from May 19, 1997, the date Mr. Stone was hired.

Option Grant in Last Fiscal Year

     The following table contains information concerning a stock option grant made during fiscal 1999 under the Temptronic 1998 Incentive and Non-Statutory Stock Option Plan to William Stone:


                         Option Grants in Fiscal 1999



                                                                                             Potential Realizable Value
                                                                                              At Assumed Annual Rates
                                   % of Total                    Market                          Of Stock Price
                     Number         Options                     Price on                            Appreciation
                   of Options     Granted to     Exercise        Date of       Expiration       For Option Term(1)
Name                 Granted       Employees       Price          Grant           Date            5%           10%
---------------   ------------   ------------   ----------   --------------   ------------   -----------   -----------
William Stone       50,000          90.9%         $ 3.75       $ 3.75(2)         10/26/08       $117,918      $298,827

------------
(1) Assumes the price of Temptronic common stock appreciates at a rate of 5% and 10%, respectively, compounded annually for the ten year term of the options.

(2) The option was granted at an exercise price equal to the fair market value of Temptronic common stock as determined by an independent appraisal as of September 30, 1998.

Exercise of Options

     The following table sets forth information concerning options held by William Stone as of June 30, 1999:


Aggregated Option Exercises in Fiscal 1999 and Fiscal Year-End Option Values(1)




                    Shares                         Number of Shares                Value Of Unexercised
                   Acquired                     Underlying Unexercised           In-the-Money Options At
                                                  Options At 6/30/99                    6/30/99(2)
                      on          Value     -------------------------------   ------------------------------
Name               Exercise     Realized     Exercisable     Unexercisable     Exercisable     Unexercisable
---------------   ----------   ----------   -------------   ---------------   -------------   --------------
William Stone         0            $0          5,000            57,500           $18,700          $28,050

------------
(1) Amounts disclosed in this table do not necessarily reflect amounts received but are calculated based on the difference between the fair market value of the common stock on the date of exercise and the exercise price of the options. The option holder will receive cash only upon the sale of the common stock issued upon exercise of the options, and the amount of cash received by the option holder is dependent on the price of the common stock at the time of such sale.

(2) Calculated on the basis of the fair market value of Temptronic common stock of $3.75 per share, determined by reference to an independent appraisal as of September 30, 1998, less the applicable option exercise price.

Employment Agreement

     William Stone and Temptronic have been parties to an employment agreement, which will be replaced by a new employment agreement between Mr. Stone and inTEST's wholly-owned subsidiary upon the closing of the merger. The terms of the new employment agreement are substantially the same as the current employment agreement, except that the new agreement provides for some post-termination fringe benefits as described below. The new agreement has a term of three years commencing on the effective date with an option to extend for an additional year. The agreement further provides that Mr. Stone will serve as the President and Chief Executive Officer of inTEST's subsidiary with a base salary of $160,000 per annum which may increase, but not decrease, annually. In addition, Mr. Stone will receive, for each calendar year during the term of the agreement, a bonus equal to 1% of the pre-tax profit of inTEST's subsidiary, fringe benefits and reimbursement for reasonable business expenses.

     Mr. Stone's employment under the agreement may be terminated by him if he resigns without cause, by reason of death or disability, by inTEST's subsidiary without cause or by inTEST's subsidiary for cause. If his employment is terminated by reason of death or disability or by inTEST's subsidiary without cause, Mr. Stone will be entitled to base salary and all fringe benefits for the remainder of the term of the agreement, including: (1) all fringe benefits for any period subsequent to the termination of employment, and (2) continued insurance coverage for Mr. Stone and his family as broad and as is in effect at the time of the termination, at his expense, until he reaches or would have reached age 65. If Mr. Stone resigns, inTEST's subsidiary will have no further liability to him for salary or other compensation or benefits from and after the effective date of his resignation, other than payment, when calculated, of any bonus to which he may be entitled which may have accrued through the effective date of termination. If his employment is terminated for cause, inTEST's subsidiary will have no further obligation to Mr. Stone except payment of salary that may have accrued through the effective date of termination.


Security Ownership of Certain Beneficial Owners and Management of Temptronic

     The following tables set forth certain information regarding the beneficial ownership of Temptronic's voting securities as of January 31, 2000, by (i) any person or entity known to Temptronic to own beneficially more than 5% of Temptronic's common stock; (ii) each of Temptronic's directors and officers, and (iii) all directors and executive officers of Temptronic as a group. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.



                                                                       Shares
                                                                Beneficially Owned(1)
                                                           -------------------------------
Name of Beneficial Owner                                         Number           Percent
--------------------------------------------------------   ------------------   ----------
Temptronic Corporation Equity Participation Trust
 55 Chapel Street
 Newton, MA 02158 ......................................         719,089(2)     32.6%

Hakuto America Holdings, Inc.
 1915 E. State Parkway
 Schaumburg, IL 60173 ..................................         700,000        31.7

Henry A. Lyden
 46 Cliff Road
 Wellesley, MA 02181 ...................................         155,857(3)      7.0

Erhart E. Demand
 5 Clinton Street
 Cambridge, MA 02139 ...................................         235,686        10.7

Thomas G. Gerendas
 24 Bow Road
 Wayland, MA 01778 .....................................         107,936(4)      4.9

William M. Stone, President, Chief Executive Officer and
 Director ..............................................          17,895(5)        *

William O'Toole, Treasurer .............................          13,738(6)        *

Thomas Kastner, Director ...............................         700,000(7)     31.7

Samuel Rubinovitz, Director ............................           3,872(8)        *

James J. Greed, Jr., Director ..........................               0           *

Robert Fulton, Director ................................           1,250(9)        *

John L. Turner, Director ...............................             400(10)       *

All directors and executive officers as a group
 (7 persons) ...........................................         737,155(11)    33.1

------------
* Less than 1.0%.

(1) For the purpose of this table, beneficial ownership has been determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable, or become exercisable by April 1, 2000 (60 days after January 31, 2000), are deemed outstanding. These option shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based on 2,208,892 shares of common stock outstanding on January 31, 2000, plus option shares deemed to be outstanding with respect to individual shareholders as just described. The information as to each person has been furnished by such person.

(2) Includes shares of common stock held by the Temptronic Corporation Equity Participation Trust (Temptronic's employee stock ownership plan) in a fiduciary capacity for employees of Temptronic. Shares held by the trust are allocated to employees of Temptronic annually based on each employee's salary. Temptronic employees' interests in the plan begin to vest after three years of employment and become fully vested after seven years of employment. Temptronic employees have voting control of shares allocated to them under the plan for the purpose of voting on the merger. For the purpose of voting on the merger, 489,037 shares held in the plan which are not allocated to employees will be voted by a committee appointed by the Temptronic directors pursuant to the provisions of the plan. See "Special Meeting of Temptronic Shareholders."

(3) Includes 129,500 shares of common stock held by Harry S. Miller and Marjorie B. Lyden, Trustees, The Henry A. Lyden Irrevocable Trust, as to which Mr. Lyden disclaims beneficial ownership, 13,736 shares subject to options exercisable by April 1, 2000, and 12,621 shares held by the employee stock ownership plan for the benefit of Mr. Lyden. Mr. Lyden is a former officer and director of Temptronic.

(4) Includes 10,684 shares held by the Temptronic employee stock ownership plan for the benefit of Mr. Gerendas. Mr. Gerendas is a former officer and director of Temptronic.

(5) Includes 10,000 shares subject to options exercisable by April 1, 2000 and 2,895 shares held by the employee stock ownership plan for the benefit of Mr. Stone.

(6) Includes 1,738 shares held by the Temptronic employee stock ownership plan for the benefit of Mr. O'Toole.

(7) Consists of shares held by Hakuto America Holdings, Inc. Mr. Kastner is a Vice President of Hakuto America Holdings, Inc. and is President and a director of a wholly-owned subsidiary of Hakuto America Holdings, Inc. Mr. Kastner disclaims beneficial ownership of these shares.

(8)  Consists of shares subject to options exercisable by April 1, 2000.

(9)  Consists of shares subject to options exercisable by April 1, 2000.

(10) Consists of 400 shares held by John L. Turner and Beverly P. Turner, Trustees U/D/T dated March 29, 1982.

(11) Includes 15,122 shares subject to options exercisable by April 1, 2000. See Notes 5, 8, and 9. Also includes 700,000 shares held by Hakuto America Holdings, Inc. that are attributed, for the purpose of this table, to Thomas Kastner, of which Mr. Kastner disclaims beneficial ownership. See
     Note 7.


              TEMPTRONIC MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


Overview

     Temptronic's net revenues are substantially dependent upon the demand for ATE by semiconductor manufacturers and, therefore, fluctuate generally as a result of the cyclicality in the semiconductor manufacturing industry. Historically, net revenues have risen during periods when semiconductor manufacturers were increasing capacity and upgrading facilities to become more efficient or due to technological advances with their products while net revenues have declined in periods when semiconductor manufacturers reduced purchases of equipment due to excess capacity or slower technological advances.

     During the last three years, the demand for ATE by the semiconductor industry has exhibited a high degree of cyclicality. Fiscal 1997 began during a period of weak demand for Temptronic's products, due to a reduced level of semiconductor manufacturing activity, which caused cutbacks in their purchases of ATE. In the second half of fiscal 1997, there was a renewal in demand for ATE by semiconductor manufacturers, and orders for and sales of Temptronic's products increased. In the second half of fiscal 1998, worldwide demand for semiconductors fell dramatically, due to excess inventory and slower transition to new product designs. In addition, the economic downturns in many world economies, especially those in Southeast Asia and Japan, exacerbated the semiconductor industry downturn. The combination of these conditions contributed to a reduced demand for products manufactured by semiconductor manufacturers, which in turn significantly reduced their need for new or additional ATE. Temptronic's financial performance was negatively impacted by these industry conditions. In late fiscal 1999, demand for ATE increased significantly, due to increased demand for semiconductors worldwide generally combined with ATE capacity constraints caused by the significantly reduced spending on ATE in the prior year. This increase in demand for ATE is reflected in Temptronic's backlog, which was $1.8 million at June 30, 1998 and increased to $4.8 million at September 30, 1999.


     Temptronic's products are required to meet very precise specifications and increasingly tighter tolerances, and as a result, the engineering and development expenditures to develop and bring these products to market are substantial. Temptronic believes that due to the long product development process, it is critical to its success to have state of the art products available when the semiconductor industry demands them. During 1998 and 1999, Temptronic invested heavily in this development effort and incurred substantial losses as a result of these expenditures.


     Due to the complex nature of Temptronic's products, and the high stresses they are subjected to at the extreme temperatures they operate under, failure rates of certain components are higher than those of other less complex products that are used in different environments. As a result, warranty costs are a significant component of Temptronic's cost structure. Customers are provided parts and service at no charge during the warranty period, which typically is one year. After the warranty period, customers are charged service fees for replacement parts. These service revenues have historically represented approximately 10% of Temptronic's total net revenues.


Results of Operations


Three Months Ended September 30, 1999 Compared to Three Months Ended September 30, 1998


     Net Revenues. Net revenues were $5.1 million for the three months ended September 30, 1999 compared to $3.9 million for the comparable prior period, an increase of $1.2 million or 31%. The increase in net revenues was due to the aforementioned strong recovery in demand for ATE in late 1999 compared to 1998.



     Gross Profit. Gross profit was 42% for both the three months ended September 30, 1999 and 1998. Reductions in the level of material costs in 1999 compared to 1998 resulting from changes in product mix were offset by increases in other manufacturing costs related to the establishment of a quality department in 1999.


     Selling Expense. Selling expense was $815,000 for the three months ended September 30, 1999 compared to $820,000 for the comparable prior period, a decrease of $5,000 or 1%. While selling expense remained relatively constant in dollar terms, as a percentage of net revenues, selling expense declined from 21% in 1998 to 16% in 1999. This decline was primarily attributable to a greater percentage of sales to OEMs during 1999 compared to 1998 and, as a result, reduced levels of sales commissions.


     Research and Engineering Expense. Research and engineering expense was $404,000 for the three months ended September 30, 1999 compared to $401,000 for the comparable prior period, an increase of $3,000 or 1%. While research and engineering expense remained relatively constant in dollar terms, as a percentage of net revenues, research and engineering expense declined from 10% in 1998 to 8% in 1999. This decline was primarily the result of a higher revenue level and a relatively stable level of expenses. Also contributing to the decline was an increase in the level of reimbursement of development costs by customers.

     General and Administrative Expense. General and administrative expense was $591,000 for the three months ended September 30, 1999 compared to $443,000 for the comparable prior period, an increase of $148,000 or 33%. The increase in general and administrative expense was primarily attributable to the write-off of previously capitalized patent costs, and, to a lesser extent, the accrual of bonuses as a result of the improved financial performance during the quarter.

     Other Expense. Other expense was $45,000 for the three months ended September 30, 1999 compared to $72,000 for the comparable prior period, a decrease of $27,000 or 38%. The decrease in other expense was primarily the result of a reduction in interest expense due to retirement of debt during the period.

     Income Taxes. Temptronic did not accrue any income tax expense on its earnings for the three months ended September 30, 1999 as it had tax loss carryforwards from prior periods which were available to offset the current tax liability.

Year Ended June 30, 1999 Compared to Year Ended June 30, 1998

     Net Revenues. Net revenues were $15.2 million for 1999 compared to $19.3 million for fiscal 1998, a decrease of $4.1 million or 21%. The significant decline in net revenues was the result of the aforementioned reduction in demand for ATE in most of 1999 compared to fiscal 1998. While all products saw declines in sales from the comparable prior period, the largest decline was in sales of ThermoChuck(R) products, which declined 28%. The declines in product sales were offset slightly by increases in service revenues, which historically have shown strong performance during periods of reduced product demand.

     Gross Profit. Gross profit declined to 43% for 1999 compared to 44% for fiscal 1998. The reduction in gross profit was primarily the result of the significant decline in the sales of ThermoChuck(R) products, which have higher gross margins. This decline was offset, in part, by improved gross margins on service and reductions in operations staff.

     Selling Expense. Selling expense was $3.1 million for 1999 compared to $4.0 million for 1998, a decrease of $.9 million or 24%. The decline in selling expense was primarily the result of the lower net revenue levels in 1999 compared to 1998 and the resulting reduction in sales commissions as well as a decrease in salary expense due to staff cutbacks. In addition, there were reductions in travel expense, advertising and promotion costs.

     Research and Engineering Expense. Research and engineering expense was $1.8 million for 1999 compared to $2.9 million for 1998, a decrease of $1.1 million or 37%. The decline in research and engineering expense was primarily the result of reduced spending on outside consultants used in new product development as well as reductions in engineering staff. In addition, there was an increase in the level of reimbursement of development costs by customers.

     General and Administrative Expense. General and administrative expense was $1.6 million for 1999 compared to $1.9 million for 1998, a decrease of $306,000 or 16%. The decline in general and administrative expense was primarily the result of lower levels of salary expense as a result of the staff reductions completed early in the year as well as reduced spending on information systems consulting.

     Other Expense. Other expense was $239,000 for 1999 compared to $330,000 for 1998, a decrease of $91,000 or 28%. The decrease in other expense was primarily the result of a reduction in interest expense due to retirements of debt during the year and lower effective interest rates in 1999 compared to 1998.

     Income Taxes. Temptronic did not accrue any income tax expense for 1999 as a result of the loss for the period. No income taxes were recoverable through carryback claims, as all available amounts had been recovered in previous years. Income tax benefits of $99,000 were realized for 1998 as a result of the use of net operating loss carrybacks and the realization of certain state income tax credits.

Year Ended June 30, 1998 Compared to Year Ended June 30, 1997

     Net Revenues. Net revenues were $19.3 million for 1998 compared to $18.0 million for 1997, an increase of $1.3 million or 7%. Net revenues experienced significant growth during the first half of the fiscal year due to the strong demand for ATE during calendar 1997; however, during the second half of the fiscal year net revenues declined as a result of the downturn in demand worldwide for ATE in calendar 1998.

     Gross Profit. Gross profit declined to 44% for 1998 compared to 47% for 1997. The reduction in gross profit was primarily the result of an increase in the level of sales to OEM's in 1998 compared to 1997 and increases in the level of sales discounts on these sales. In addition, the gross profit in 1998 was negatively impacted by increased material costs.

     Selling Expense. Selling expense remained relatively constant at approximately $4.0 million for 1998 and 1997, while declining as a percentage of net revenues from 22% in 1997 to 21% in 1998. The reduction in selling expense as a percentage of net revenues was primarily the result of lower levels of commissionable sales in 1998 compared to 1997. This reduction was offset by increases in salary expense resulting from new staff as well as increases in travel costs and advertising expenditures.

     Research and Engineering Expense. Research and engineering expense was $2.9 million for 1998 compared to $2.8 million for 1997, an increase of $102,000 or 4%. The increase was primarily attributable to the salary costs of additional engineering staff. This increase was offset in part by reduced spending on research and development materials in 1998 compared to 1997 and greater levels of reimbursement of these development costs by customers.

     General and Administrative Expense. General and administrative expense was $1.9 million for 1998 compared to $1.8 million for 1997, an increase of $71,000 or 4%. The increase was primarily the result of the costs of severance benefits associated with employee headcount reductions during 1998, as well as higher levels of expenses for information processing. These increases were offset, in part, by reductions in the levels of fees for consultants, employee benefits expenses and bank charges.

     Other Expense. Other expense was $330,000 for 1998 compared to $170,000 for 1997, an increase of $160,000 or 94%. The increase in other expense was primarily the result of increased interest expense due to increased borrowings during the year, as well as a reduction in other income.

     Income Taxes. Income tax benefits were $99,000 for 1998 compared to $470,000 for 1997. Temptronic realized substantial tax benefits in 1997 as a result of the reduction of the company's valuation allowance due to the ability to carryback losses to previous years when income taxes had been paid. As a result, the effective rate of the tax benefit substantially exceeded Temptronic's statutory income tax rate. Although Temptronic incurred a loss in 1998, the tax benefits realized were less, as the amount of tax available to be recovered through carryback of losses had been substantially recognized in the previous year.


Liquidity and Capital Resources

     Net cash provided by operations for the year ended June 30, 1999 was $708,000 and for the three months ended September 30, 1999 was $178,000. Accounts receivable did not change materially during the year ended June 30, 1999, but increased by $323,000 in the three months ended September 30, 1999 as a result of significant sales growth at the end of the quarter. Inventories decreased by $484,000 during the year ended June 30, 1999 due to Temptronic's efforts to defer previous purchase commitments and to better match inventory levels with the lower level of business. Inventories increased $80,000 in the three months ended September 30, 1999 in order to support the increasing level of business. Income taxes receivable decreased by $251,000 as a result of Temptronic receiving refunds during fiscal 1999. Prepaid expenses and other current assets decreased by $48,000 and $93,000, respectively, during the year ended June 30, 1999 and the three months ended September 30, 1999 due to the write-off of expenses related to the abandonment of a potential new product and the amortization of prepaid expenses related to the line of credit with Bank Boston, N.A. Accounts payable and accrued expenses decreased by $378,000 during the year ended June 30, 1999 as a result of the lower level of business and increased by $107,000 during the three months ended September 30, 1999 as business activity increased.

     Purchases of capital equipment were $166,000 in the year ended June 30, 1999 and $23,000 in the three months ended September 30, 1999, primarily for demonstration equipment in both periods. Temptronic plans to spend approximately $450,000 on new equipment in the next year including new demonstration equipment and new computer hardware and software in the areas of engineering and quality assurance.

     Temptronic has funded its operations with revolving lines of credit with Bank Boston and a term loan from another bank. Both loans call for Temptronic to pay interest based upon the prime rate at each institution and to comply with certain financial and other covenants. At September 30, 1999, Temptronic's total borrowings under these loans were $2.4 million as compared to $2.6 million at June 30, 1999. In addition to utilizing funds provided from operations to retire indebtedness, Temptronic generated $337,000 from the sale of assets, principally demonstration equipment, during fiscal 1999.

     Temptronic believes that funds provided from operations, together with availability for its sources of debt will be sufficient to meet its obligations for the next twelve months.


Year 2000

     Temptronic continues to assess the potential impact of the Year 2000 on its internal business systems, products and operations. Year 2000 initiatives include testing and upgrading significant information technology systems, testing and developing upgrades, if necessary for current products and certain discontinued products.

     Temptronic has done a complete review of its internal business systems and believes that all systems are Year 2000 compliant. Temptronic does not expect Year 2000 compliance issues to have a material cost or other material effect on its business.

     Temptronic has surveyed all critical suppliers to inquire about their Year 2000 readiness. Temptronic relies on subcontractors for fabrication and certain other processes and Temptronic utilizes third party equipment and software. These subcontractors and third parties, and their software products and services, may not be Year 2000 compliant. In addition, Temptronic relies on utility and telecommunications suppliers to operate its businesses worldwide. Temptronic may not be successful in its efforts to identify and resolve all Year 2000 issues involving its suppliers. Temptronic may not be able to continue to receive products and services from these suppliers if Year 2000 problems materialize.

     Temptronic has not developed a contingency plan to address Year 2000 issues. Temptronic may not be able to develop a contingency plan that will adequately address issues that may arise in the year 2000 if basic infrastructure systems, such as utilities and telecommunications, succumb to Year 2000 problems. In the worst case, Temptronic's failure to successfully resolve these issues could result in the shutdown of some or all of Temptronic's operations.


                   QUANTITATIVE AND QUALITATIVE DISCLOSURES
                   ABOUT MARKET RISK RELATING TO TEMPTRONIC


     Temptronic's exposure to financial market risk, including changes in interest rates, relates primarily to outstanding debt obligations. Temptronic debt obligations include two lines of credit and a term note all of which bear interest at a variable interest rate, which is subject to market changes. Temptronic has not entered into any interest rate swap agreements or other instruments to minimize its exposure to interest rate increases but may investigate such options should changes in market conditions occur. Temptronic has not had any derivative instruments in the past and does not plan to in the future, other than possibly to reduce its interest rate exposure as described above.

     Since Temptronic's debt bears interest at a variable rate, its risk principally relates to its exposure to higher interest costs in periods of rising interest rates. This exposure is offset by the benefit of lower interest costs in periods of decreasing rates. A 10% increase in interest rates, accordingly, would result in increased interest expense and cash expenditures for interest of approximately $28,000 in fiscal 1999. A 10% decrease in interest rates would result in reduced interest expense and cash expenditures of approximately $28,000 in fiscal 1999.


                     COMPARISON OF RIGHTS OF SHAREHOLDERS


     When the merger is completed, the shareholders of Temptronic will become shareholders of inTEST. The Massachusetts Business Corporation Law, known as the "MBCL", and Temptronic's articles of organization and bylaws govern the rights of Temptronic shareholders prior to the merger. Delaware General Corporation Law, referred to as the "DGCL", and inTEST's certificate of incorporation and bylaws govern the rights of inTEST shareholders, and, thus, will govern the rights of Temptronic shareholders when the merger is completed. The following discussion is a summary of the major differences between the rights of inTEST shareholders and Temptronic shareholders. This summary is qualified in its entirety by reference to the provisions of the MBCL, the DGCL, inTEST's certificate of incorporation and bylaws and Temptronic's articles of organization and bylaws.


Meetings of Shareholders


     inTEST. Under inTEST's bylaws, a special meeting of shareholders may be called at any time by a majority of the directors or by the holders of 50% or more of the inTEST stock entitled to vote at such meeting.

     Temptronic. Under Temptronic's bylaws, a special meeting may be called at any time by the president, a majority of the directors, or on written request of one or more shareholders owning a total of at least 10% of the Temptronic stock entitled to vote at the meeting.


Action by Consent of Shareholders


     inTEST. inTEST's bylaws provide that any action that may be taken at a meeting of shareholders may be authorized by shareholders without a meeting if the shareholders having the number of votes that would be necessary to take such action at a meeting at which all shareholders were present and voted consent in writing to the action.

     Temptronic. The MBCL and Temptronic's bylaws provide that any action to be taken by shareholders may be taken without a meeting only if there is unanimous consent in writing of the Temptronic shareholders entitled to vote on the matter.


Sale, Lease or Exchange of Assets and Mergers


     inTEST. The DGCL requires the approval of the directors and the vote of the holders of a majority of the outstanding stock entitled to vote thereon for the sale, lease, or exchange of all or substantially all of a corporation's property and assets or a merger or consolidation of the corporation into any other corporation, although the certificate of incorporation may require a higher shareholder vote. The inTEST certificate of incorporation and bylaws do not address this issue.

     Temptronic. The MBCL requires a vote of two-thirds of the shares of each class of stock outstanding and entitled to vote thereon for the transactions described above, although the articles of organization may require a vote of more or less than two-thirds so long as the vote is not less than a majority of the outstanding shares of each class. The Temptronic articles of organization and bylaws do not address this issue.


Removal of Directors


     inTEST. Under the DGCL, a director, or the entire board of directors, may be removed from office, with or without cause by the vote of the holders of a majority of the stock.

     Temptronic. Temptronic's bylaws provide that a director may be removed from office, with or without cause, by the vote of the holders of a majority vote of the stock entitled to vote in the election of directors. In addition, a director may be removed from office for cause by the vote of a majority of the directors.


Vacancies on the Board of Directors


     inTEST. Under the inTEST bylaws, vacancies on the inTEST board of directors and newly created directorships may be filled by a majority vote of the remaining members of the board of directors or by a plurality of the votes cast at a meeting of the shareholders.


     Temptronic. Under the Temptronic bylaws, vacancies on the Temptronic board of directors and newly created directorships may be filled by vote of the shareholders, or, in the absence of shareholder action, by majority vote of the directors in office.

Director's Limit of Liability


     General. Both the MBCL and the DGCL allow a corporation to limit or eliminate the personal liability of directors to the corporation and its shareholders for monetary damages for breach of fiduciary duty as a director unless otherwise prohibited by law.

     inTEST. As required by the DGCL, inTEST does not limit or eliminate the liability of directors for (i) any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived any improper personal benefit.

     Temptronic. As required by the MBCL, Temptronic does not limit or eliminate the personal liability of a director for items (i) - (iii) above, or for any loans to any officer or director of the corporation.


Indemnification of Directors, Officers and Others


     General. Both the DGCL and the MBCL generally permit indemnification of directors and officers for expenses incurred by them by reason of their position with the corporation, if the person has acted in good faith and with the reasonable belief that his conduct was in the best interests of the corporation. However, the DGCL, unlike the MBCL, does not permit a corporation to indemnify persons in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation in actions brought by or in the right of the corporation (although it does permit indemnification in such situations if approved by the Delaware Court of Chancery).

     inTEST. The inTEST bylaws authorize inTEST to provide indemnification to its directors, officers and employees or persons serving at inTEST's request as director, officer or employee of another corporation to the maximum extent legally permissible. inTEST may advance the expenses incurred by a director or officer in defending any action, if the person promises to repay all amounts advanced if later found not to be entitled to indemnification. However, no advance payment of expenses is required if the board of directors determines that there is a substantial probability that the person will not be able to repay the advance payments. Expenses incurred in such circumstances by other employees and other persons who may be entitled to indemnification hereunder may be paid in advance at the discretion of the board of directors.

     Temptronic. The Temptronic bylaws provide for indemnification to its directors and officers to the maximum extent legally permissible. Temptronic's bylaws require that indemnification for any matter disposed of by settlement must be approved as being in the best interest of Temptronic by (i) a majority of directors, each of whom is disinterested, (ii) a majority of the disinterested directors who have obtained a legal opinion, or (iii) the holders of a majority of the outstanding stock entitled to vote for directors. The indemnification provisions in the Temptronic bylaws are not intended to restrict or affect any other indemnification rights of the directors, officers or any other corporate personnel.


Interested Directors and Officers


     inTEST. inTEST's bylaws reflect the DGCL, which provides that no transaction between a corporation and one or more of its directors or officers or an entity in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for that reason. In addition, no such transaction shall be void or voidable solely because the director or officer is present at, participates in, or votes at the meeting of the board of directors, or committee thereof, which authorizes the transaction. To be valid, any such transaction must either: (i) after disclosure of material facts, be approved by a majority of the disinterested directors or a committee of disinterested directors, (ii) after disclosure of material facts, be approved by a majority of the shareholders, or (iii) be fair as to inTEST when it was approved by the board or the shareholders.

     Temptronic. The MBCL has no comparable or other provision covering this issue. The Temptronic articles provide that transactions with interested persons as described above are not void or voidable solely for that reason, but are otherwise silent.

Amendments to Certificate of Incorporation/Articles of Organization


     inTEST. Under the DGCL, amendments to the certificate of incorporation require the approval of the directors and the vote of the holders of a majority of the outstanding stock entitled to vote thereon and a majority of each class of stock outstanding and entitled to vote thereon as a class, unless the certificate of incorporation requires a greater proportion.

     Temptronic. Under the MBCL, amendments to a corporation's articles of organization relating to certain changes in capital or in the corporate name require the vote of at least a majority of each class of stock outstanding and entitled to vote thereon. Other amendments to the articles of organization require a vote of at least two-thirds of each class outstanding and entitled to vote thereon or, if the articles of organization so provide, a greater or lesser proportion but not less than a majority of the outstanding shares of each class. The Temptronic articles of organization do not address amendments to the articles.


Amendments to Bylaws


     inTEST. Under the DGCL, shareholders entitled to vote have the power to adopt, amend or repeal bylaws, however, the corporation may confer the power to adopt, amend or repeal the bylaws upon the directors. The inTEST certificate gives the board of directors the power to make, alter, amend or repeal bylaws. The inTEST bylaws provide that the bylaws may be altered or repealed, and new bylaws made, by the board of directors but the shareholders may make additional bylaws and may alter or repeal any bylaws whether the shareholders adopted the bylaws or not.

     Temptronic. Under the MBCL, shareholders have the power to make, amend or repeal bylaws although the bylaws may provide that the directors also may make, amend or repeal the bylaws. Under the Temptronic articles, the directors may make, amend or repeal Temptronic bylaws except if either the law, the articles or the bylaws requires action by the shareholders. The Temptronic bylaws provide that the bylaws may be amended by a vote of the shareholders or may be amended by a vote of a majority of the board of directors unless either the law, Temptronic's articles or bylaws requires action by the shareholders.


Inspection Rights


     inTEST. Under the DGCL, shareholders demonstrating a proper purpose have a broad right to inspect a corporation's stock ledger, shareholder list, and other books and records.


     Temptronic. Under the MBCL, a corporation's shareholders have the right for a proper purpose to inspect the corporation's articles of organization, bylaws, records of all meetings of incorporators and shareholders, and stock and transfer records, including the shareholder list. In addition, shareholders of a Massachusetts business corporation have a qualified common law right under certain circumstances to inspect other books and records of the corporation.


Appraisal Rights


     inTEST. Under the DGCL, appraisal rights are available to dissenting shareholders in connection with a statutory merger or consolidation in certain specified situations. Appraisal rights are not available under the DGCL when a corporation is to be the surviving corporation and no vote of its shareholders is required in order to approve the merger. In addition, unless otherwise provided in a corporation's charter, no appraisal rights are available under the DGCL to holders of shares of any class of stock which is either: (a) listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. (as is the case with inTEST) or (b) held of record by more than 2,000 shareholders, unless such shareholders (in (a) or (b)) are required by the terms of the merger to accept in exchange for their shares anything other than: (i) shares of stock of the surviving corporation; (ii) shares of stock of another corporation which are or will be listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 shareholders; (iii) cash in lieu of fractional shares of such stock; or (iv) any combination thereof. Appraisal rights are not available under the DGCL in the event of the sale, lease or exchange of all or substantially all of a corporation's assets or the adoption of an amendment to its certificate of incorporation, unless such rights are granted in the certificate of incorporation. The inTEST certificate does not grant such rights.

     Temptronic. Under the MBCL, a properly dissenting shareholder is entitled to receive the appraised value of his shares under more circumstances than provided for in the DGCL. Dissenters' rights are available under the MBCL when the corporation votes (i) to sell, lease, or exchange all or substantially all of its property and assets, (ii) to adopt an amendment to its articles of organization which adversely affects the rights of the shareholder or (iii) to merge or consolidate with another corporation.


                                 LEGAL MATTERS

     The legality of the shares of inTEST common stock issued in the merger will be passed upon by Saul, Ewing, Remick & Saul LLP.


                                    EXPERTS

     The consolidated financial statements and schedule of inTEST as of December 31, 1997 and 1998, and for each of the years in the three-year period ended December 31, 1998, included in this joint proxy statement/prospectus have been audited by KPMG LLP, independent auditors, as set forth in their report appearing elsewhere herein. These financial statements and schedule are included in this joint proxy statement/prospectus in reliance upon such report of KPMG LLP and upon the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Temptronic at June 30, 1998 and 1999, and for each of the three years in the period ended June 30, 1999, included in this joint proxy statement/prospectus, which is referred to and made a part of this prospectus and registration statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.


                    COMMISSION POSITION ON INDEMNIFICATION

     Pursuant to the provisions of the Delaware General Corporation Law, inTEST has adopted provisions in its certificate of incorporation which limit the personal liability of its directors to inTEST or its shareholders for monetary damages for breach of their fiduciary duty as a director to the fullest extent permitted by the DGCL, and in its bylaws which require inTEST to indemnify its directors and officers to the fullest extent permitted by Delaware law. The bylaws require inTEST to indemnify an officer or director in connection with a proceeding, or any part of a proceeding, initiated by that officer or director only if the initiation of the proceeding by him was authorized by the board of directors. inTEST has a directors' and officers' liability insurance policy.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission, indemnification for this purpose is against public policy as expressed in the Securities Act and is therefore unenforceable.

                    inTEST CORPORATION AND SUBSIDIARIES AND
                    TEMPTRONIC CORPORATION AND SUBSIDIARIES
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma combined financial statements have been prepared to give effect to the merger, using the pooling-of-interests method of accounting. The unaudited pro forma combined balance sheet as of September 30, 1999 gives effect to the merger as if it had occurred on September 30, 1999, and combines the historical unaudited consolidated balance sheet of inTEST Corporation and Subsidiaries ("inTEST") and the historical unaudited consolidated balance sheet of Temptronic Corporation and Subsidiaries ("Temptronic") as of such date. inTEST intends to retire the outstanding short-term and long-term debt of Temptronic upon closing of the merger; no adjustment for this planned debt retirement has been made in the unaudited pro forma combined balance sheet that follows.

     The unaudited pro forma combined statements of earnings for each of the years ended December 31, 1996, 1997 and 1998 and for the nine months ended September 30, 1998 and 1999, combine the historical consolidated statements of earnings of inTEST and Temptronic as if the merger had occurred on January 1, 1996. The historical consolidated financial statements of Temptronic have been conformed to a calendar year basis from it's original fiscal year ending June 30.

     inTEST and Temptronic estimate that they will incur direct transaction costs of approximately $850,000 associated with the merger, which will be charged to operations upon consummation of the merger. In addition, it is possible that following the merger, the combined company will incur additional costs, which can not currently be estimated, associated with the integration of the operations of the two companies. Integration related costs are not included in the accompanying unaudited pro forma combined financial statements.

     These unaudited pro forma combined financial statements are based upon the respective historical consolidated financial statements of inTEST and Temptronic and the notes thereto, included elsewhere in this joint proxy statement/prospectus. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the merger been completed on the date described above, or at the beginning of the period for which the merger is being given effect, nor is it necessarily indicative of future financial position or operation results. These unaudited pro forma combined financial statements do not incorporate, nor do they assume, any benefits for cost savings or synergies of operations of the combined company.

                    inTEST CORPORATION AND SUBSIDIARIES AND
                    TEMPTRONIC CORPORATION AND SUBSIDIARIES
                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              SEPTEMBER 30, 1999
                                (In thousands)


                                                                                                  Pro Forma       Pro Forma
                                                                     inTEST      Temptronic      Adjustments      Combined
                                                                  -----------   ------------   ---------------   ----------
ASSETS
Current assets:
 Cash and cash equivalents ....................................    $  9,689       $      4        $    --         $  9,693
 Trade accounts and notes receivable, net .....................       6,960          3,235             --           10,195
 Inventories ..................................................       3,359          3,582             --            6,941
 Deferred tax account .........................................         307             --             --              307
 Other current assets .........................................         314            188             --              502
                                                                   --------       --------        --------        --------
   Total current assets .......................................      20,629          7,009             --           27,638
                                                                   --------       --------        --------        --------
Machinery and equipment:
 Machinery and equipment ......................................       2,265          4,430             --            6,695
 Leasehold improvements .......................................         297            996             --            1,293
                                                                   --------       --------        --------        --------
                                                                      2,562          5,426             --            7,988
 Less: accumulated depreciation ...............................      (1,335)        (4,465)            --           (5,800)
                                                                   --------       --------        --------        --------
   Net machinery and equipment ................................       1,227            961             --            2,188
                                                                   --------       --------        --------        --------
Cash surrender value of life insurance ........................          --          1,049             --            1,049
Other assets ..................................................         214             91             --              305
Goodwill ......................................................       6,525             --             --            6,525
                                                                   --------       --------        --------        --------
   Total assets ...............................................    $ 28,595       $  9,110        $    --         $ 37,705
                                                                   ========       ========        ========        ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Notes payable to bank on demand ..............................    $     --       $  2,120        $    --         $  2,120
 Accounts payable .............................................       2,882          1,668             --            4,550
 Accrued expenses .............................................       1,348            611             --            1,959
 Accrued transaction costs ....................................          --             --            850(A)           850
 Current portion of long-term debt ............................          --            100             --              100
 Current portion of obligation under capital lease ............          --             36             --               36
 Domestic and foreign income taxes payable ....................       1,051             --             --            1,051
                                                                   --------       --------        --------        --------
   Total current liabilities ..................................       5,281          4,535            850           10,666
                                                                   --------       --------        --------        --------
Long-term liabilities:
 Long-term debt, net of current portion .......................          --            158             --              158
 Obligation under capital lease ...............................          --             --             --               --
                                                                   --------       --------        --------        --------
   Total long-term liabilities ................................          --            158             --              158
                                                                   --------       --------        --------        --------
   Total liabilities ..........................................       5,281          4,693            850           10,824
                                                                   --------       --------        --------        --------
Commitments
Stockholders' equity:
 Preferred stock ..............................................          --             --             --               --
 Common stock .................................................          65             22             (1)(B)           86
 Additional paid in capital ...................................      16,647          5,238           (223)(B)       21,662
 Retained earnings ............................................       6,576          2,798           (850)(A)        8,524
 Accumulated other comprehensive earnings .....................          26              8             --               34
                                                                   --------       --------        --------        --------
                                                                     23,314          8,066         (1,074)          30,306
 Less: deferred compensation ..................................          --           (161)            --             (161)
 Less: note receivable from Equity Participation Plan .........          --         (3,264)            --           (3,264)
 Less: treasury stock, at cost ................................          --           (224)           224(B)            --
                                                                   --------       --------        --------        --------
   Total stockholders' equity .................................      23,314          4,417           (850)          26,881
                                                                   --------       --------        --------        --------
   Total liabilities and stockholders' equity .................    $ 28,595       $  9,110        $    --         $ 37,705
                                                                   ========       ========        ========        ========

                    inTEST CORPORATION AND SUBSIDIARIES AND
                    TEMPTRONIC CORPORATION AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                       (In thousands, except share data)




                                                                                                Pro Forma
                                                                   inTEST       Temptronic       Combined
                                                               -------------   ------------   -------------
Net revenues ...............................................    $   18,582     $  18,153       $   36,735
Cost of revenues ...........................................         6,755         9,360           16,115
                                                                ----------     ----------      ----------
    Gross margin ...........................................        11,827         8,793           20,620
                                                                ----------     ----------      ----------
Operating expenses:
 Selling expense ...........................................         2,471         3,524            5,995
 Research and development expense ..........................         1,928         2,464            4,392
 General and administrative expense ........................         1,812         1,777            3,589
 Equity participation plan contribution ....................            --           195              195
                                                                ----------     ----------      ----------
    Total operating expenses ...............................         6,211         7,960           14,171
                                                                ----------     ----------      ----------
Operating income ...........................................         5,616           833            6,449
                                                                ----------     ----------      ----------
Other income (expense):
 Interest income ...........................................           147            --              147
 Interest expense ..........................................           (11)         (273)            (284)
 Other .....................................................           (35)           98               63
                                                                ----------     ----------      ----------
    Total other income (expense) ...........................           101          (175)             (74)
                                                                ----------     ----------      ----------
Earnings before income taxes and minority interest .........         5,717           658            6,375
Income tax expense .........................................           858           217            1,075
                                                                ----------     ----------      ----------
Earnings before minority interest ..........................         4,859           441            5,300
Minority interest ..........................................          (213)           --             (213)
                                                                ----------     ----------      ----------
Net earnings ...............................................    $    4,646     $     441       $    5,087
                                                                ==========     ==========      ==========
Pro forma information (C):
 Pro forma earnings before income taxes ....................    $    5,627     $     658       $    6,285
 Pro forma income taxes ....................................         2,251           217            2,468
 Pro forma net earnings ....................................         3,376           441            3,817
Earnings per share (C):
 Basic .....................................................    $     0.83     $    0.32       $     0.71
 Diluted ...................................................          0.83          0.28             0.69
Weighted average shares outstanding (C):
 Basic .....................................................     4,091,034     1,359,969        5,349,005
 Diluted ...................................................     4,091,034     1,570,022        5,543,304


                    inTEST CORPORATION AND SUBSIDIARIES AND
                    TEMPTRONIC CORPORATION AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                       (In thousands, except share data)




                                                                                                Pro Forma
                                                                   inTEST       Temptronic       Combined
                                                               -------------   ------------   -------------
Net revenues ...............................................    $   20,746     $  19,205       $   39,951
Cost of revenues ...........................................         7,808        10,535           18,343
                                                                ----------     ----------      ----------
    Gross margin ...........................................        12,938         8,670           21,608
                                                                ----------     ----------      ----------
Operating expenses:
 Selling expense ...........................................         2,789         4,180            6,969
 Research and development expense ..........................         1,737         2,942            4,679
 General and administrative expense ........................         2,225         1,699            3,924
 Equity participation plan contribution ....................            --           136              136
                                                                ----------     ----------      ----------
    Total operating expenses ...............................         6,751         8,957           15,708
                                                                ----------     ----------      ----------
Operating income ...........................................         6,187          (287)           5,900
                                                                ----------     ----------      ----------
Other income (expense):
 Interest income ...........................................           349            --              349
 Interest expense ..........................................           (15)         (297)            (312)
 Other .....................................................           (74)           84               10
                                                                ----------     ----------      ----------
    Total other income (expense) ...........................           260          (213)              47
                                                                ----------     ----------      ----------
Earnings before income taxes and minority interest .........         6,447          (500)           5,947
Income tax expense .........................................         2,090          (544)           1,546
                                                                ----------     ----------      ----------
Earnings before minority interest ..........................         4,357            44            4,401
Minority interest ..........................................           (25)           --              (25)
                                                                ----------     ----------      ----------
Net earnings ...............................................    $    4,332     $      44       $    4,376
                                                                ==========     ==========      ==========
Pro forma information (C):
 Pro forma earnings before income taxes ....................    $    6,407     $    (500)      $    5,907
 Pro forma income taxes ....................................         2,680          (544)           2,136
 Pro forma net earnings ....................................         3,726            44            3,770
Earnings per share (C):
 Basic .....................................................    $     0.74     $    0.03       $     0.58
 Diluted ...................................................          0.73          0.03             0.56
Weighted average shares outstanding (C):
 Basic .....................................................     5,068,349     1,531,497        6,484,984
 Diluted ...................................................     5,092,490     1,719,153        6,682,707


                    inTEST CORPORATION AND SUBSIDIARIES AND
                    TEMPTRONIC CORPORATION AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
                     FOR THE YEAR ENDED DECEMBER 31, 1998
                       (In thousands, except share data)




                                                                                       Pro Forma
                                                         inTEST        Temptronic       Combined
                                                    ---------------   ------------   -------------
Net revenues ....................................     $  19,075       $  16,949       $   36,024
Cost of revenues ................................         8,402           9,824           18,226
                                                      ---------       ----------      ----------
    Gross margin ................................        10,673           7,125           17,798
                                                      ---------       ----------      ----------
Operating expenses:
 Selling expense ................................         3,346           3,511            6,857
 Research and development expense ...............         1,934           2,269            4,203
 General and administrative expense .............         2,875           1,633            4,508
 Equity participation plan contribution .........            --             125              125
                                                      ---------       ----------      ----------
    Total operating expenses ....................         8,155           7,538           15,693
                                                      ---------       ----------      ----------
Operating income ................................         2,518            (413)           2,105
                                                      ---------       ----------      ----------
Other income (expense):
 Interest income ................................           455              --              455
 Interest expense ...............................            (3)           (351)            (354)
 Other ..........................................            56               6               62
                                                      ---------       ----------      ----------
    Total other income (expense) ................           508            (345)             163
                                                      ---------       ----------      ----------
Earnings before income taxes ....................         3,026            (758)           2,268
Income tax expense ..............................         1,099             (24)           1,075
                                                      ---------       ----------      ----------
Net earnings ....................................     $   1,927       $    (734)      $    1,193
                                                      =========       ==========      ==========
Earnings per share:
 Basic ..........................................     $    0.31       $   (0.46)      $     0.16
 Diluted ........................................          0.31           (0.46)            0.15
Weighted average shares outstanding:
 Basic ..........................................     6,169,596       1,605,582        7,654,759
 Diluted ........................................     6,186,460       1,605,582        7,807,937


                    inTEST CORPORATION AND SUBSIDIARIES AND
                    TEMPTRONIC CORPORATION AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                       (In thousands, except share data)




                                                                                       Pro Forma
                                                         inTEST        Temptronic       Combined
                                                    ---------------   ------------   -------------
Net revenues ....................................     $  15,238       $  13,512       $   28,750
Cost of revenues ................................         6,453           7,834           14,287
                                                      ---------       ----------      ----------
    Gross margin ................................         8,785           5,678           14,463
                                                      ---------       ----------      ----------
Operating expenses:
 Selling expense ................................         2,281           2,819            5,100
 Research and development expense ...............         1,338           1,806            3,144
 General and administrative expense .............         1,902           1,283            3,185
 Equity participation plan contribution .........            --              93               93
                                                      ---------       ----------      ----------
    Total operating expenses ....................         5,521           6,001           11,522
                                                      ---------       ----------      ----------
Operating income ................................         3,264            (323)           2,941
                                                      ---------       ----------      ----------
Other income (expense):
 Interest income ................................           377              --              377
 Interest expense ...............................            (3)           (273)            (276)
 Other ..........................................             2               8               10
                                                      ---------       ----------      ----------
    Total other income (expense) ................           376            (265)             111
                                                      ---------       ----------      ----------
Earnings before income taxes ....................         3,640            (588)           3,052
Income tax expense ..............................         1,351             (24)           1,327
                                                      ---------       ----------      ----------
Net earnings ....................................     $   2,289       $    (564)      $    1,725
                                                      =========       ==========      ==========
Earnings per share:
 Basic ..........................................     $    0.38       $   (0.35)      $     0.23
 Diluted ........................................          0.38           (0.35)            0.22
Weighted average shares outstanding:
 Basic ..........................................     6,046,107       1,594,288        7,520,823
 Diluted ........................................     6,055,217       1,594,288        7,678,109


                    inTEST CORPORATION AND SUBSIDIARIES AND
                    TEMPTRONIC CORPORATION AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                       (In thousands, except share data)




                                                                                     Pro Forma
                                                        inTEST       Temptronic       Combined
                                                    -------------   ------------   -------------
Net revenues ....................................    $   21,392     $  12,998       $   34,390
Cost of revenues ................................         9,811         7,442           17,253
                                                     ----------     ----------      ----------
    Gross margin ................................        11,581         5,556           17,137
                                                     ----------     ----------      ----------
Operating expenses:
 Selling expense ................................         3,167         2,379            5,546
 Research and development expense ...............         2,245         1,357            3,602
 General and administrative expense .............         3,072         1,262            4,334
 Equity participation plan contribution .........            --           103              103
                                                     ----------     ----------      ----------
    Total operating expenses ....................         8,484         5,101           13,585
                                                     ----------     ----------      ----------
Operating income ................................         3,097           455            3,552
                                                     ----------     ----------      ----------
Other income (expense):
 Interest income ................................           240            --              240
 Interest expense ...............................           (17)         (172)            (189)
 Other ..........................................            69            40              109
                                                     ----------     ----------      ----------
    Total other income (expense) ................           292          (132)             160
                                                     ----------     ----------      ----------
Earnings before income taxes ....................         3,389           323            3,712
Income tax expense ..............................         1,383            --            1,383
                                                     ----------     ----------      ----------
Net earnings ....................................    $    2,006     $     323       $    2,329
                                                     ==========     ==========      ==========
Earnings per share:
 Basic ..........................................    $     0.31     $    0.20       $     0.29
 Diluted ........................................          0.30          0.19             0.28
Weighted average shares outstanding:
 Basic ..........................................     6,536,034     1,639,339        8,052,423
 Diluted ........................................     6,606,902     1,738,884        8,215,370


                    inTEST CORPORATION AND SUBSIDIARIES AND
                    TEMPTRONIC CORPORATION AND SUBSIDIARIES
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


Notes to Unaudited Pro Forma Combined Financial Statements



 (A)       Accrued transaction costs consist of the following:
           Fee to OEM Capital                                     $470
           Fee to Janney Montgomery Scott                          100
           Professional fees                                       180
           Printing and distribution                                50
           Other                                                    50
                                                                  ----
            Total                                                 $850
                                                                  ====
 (B)       Adjustment to eliminate treasury stock of Temptronic Corporation.
 (C) The inTEST 1996 and 1997 data are presented on a pro forma basis to reflect results as if (a) inTEST had been taxed as a C corporation for all of 1996 and 1997, and (b) the acquisition of the minority interests in its three foreign subsidiaries had occurred on January 1, 1996.

                       INDEX TO FINANCIAL STATEMENTS AND
                         FINANCIAL STATEMENT SCHEDULE





                                                                                              Page
                                                                                             -----

inTEST Corporation
 Consolidated Financial Statements:
   Independent Auditors' Report ..........................................................    F-2
   Consolidated Balance Sheets as of December 31, 1997 and 1998 and September 30, 1999 ...    F-3
   Consolidated Statements of Earnings for the years ended December 31, 1996, 1997 and
    1998 and for the nine months ended September 30, 1998 and 1999 .......................    F-4
   Consolidated Statements of Comprehensive Earnings for the years ended December 31,
    1996, 1997 and 1998 and for the nine months ended September 30, 1998 and 1999 ........    F-5
   Consolidated Statements of Stockholders' Equity for the years ended December 31, 1996,
    1997 and 1998 and for the nine months ended September 30, 1999 .......................    F-6
   Consolidated Statements of Cash Flows for the years ended December 31, 1996, 1997 and
    1998 and for the nine months ended September 30, 1998 and 1999 .......................    F-7
   Notes to Consolidated Financial Statements ............................................    F-8
 Consolidated Financial Statement Schedule:
   Schedule II -- Valuation and Qualifying Accounts ......................................   F-26

Temptronic Corporation
 Consolidated Financial Statements:
   Report of Independent Auditors ........................................................   F-27
   Consolidated Balance Sheets as of June 30, 1999 and 1998 ..............................   F-28
   Consolidated Statements of Operations for the years ended June 30, 1999, 1998 and 1997    F-29
   Consolidated Statements of Comprehensive Income (Loss) for the years ended June 30,
    1999, 1998 and 1997 ..................................................................   F-30
   Consolidated Statements of Stockholders' Equity for the years ended June 30, 1999, 1998
    and 1997 .............................................................................   F-31
   Consolidated Statements of Cash Flows for the years ended June 30, 1999, 1998 and 1997    F-33
   Notes to Consolidated Financial Statements ............................................   F-34

 Interim Financial Statements (unaudited):
   Condensed Consolidated Balance Sheet as of September 30, 1999 .........................   F-44
   Condensed Consolidated Statements of Operations for the three months ended September
    30, 1999 and 1998 ....................................................................   F-45
   Condensed Consolidated Statements of Comprehensive Income (Loss) for the three months
    ended September 30, 1999 and 1998 ....................................................   F-46
   Condensed Consolidated Statements of Cash Flows for the three months ended September
    30, 1999 and 1998 ....................................................................   F-47
   Notes to Unaudited Condensed Consolidated Financial Statements ........................   F-48

                         Independent Auditors' Report



The Board of Directors and Stockholders
inTEST Corporation



We have audited the accompanying consolidated balance sheets of inTEST Corporation and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of earnings, comprehensive earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998. In connection with our audits of the consolidated financial statements, we also have audited the consolidated financial statement schedule of valuation and qualifying accounts as of and for the three years ended December 31, 1998. These consolidated financial statements and consolidated financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and consolidated financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of inTEST Corporation and subsidiaries as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles. Also in our opinion, the related consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.



                                        KPMG LLP



Philadelphia, Pennsylvania
February 19, 1999
                      inTEST CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                       (In thousands, except share data)



                                                                            December 31,
                                                                      -------------------------     Sept. 30,
                                                                          1997          1998          1999
                                                                      -----------   -----------   ------------
                                                                                                   (Unaudited)
ASSETS
Current assets:
 Cash and cash equivalents ........................................     $12,035      $  8,468       $  9,689
 Trade accounts and notes receivable, net of allowance for
   doubtful accounts of $144, $168 and $169, respectively .........       4,058         3,275          6,960
 Inventories ......................................................       1,649         2,521          3,359
 Deferred tax asset ...............................................         165           245            307
 Refundable domestic and foreign income taxes .....................          --           658             --
 Other current assets .............................................         136           137            314
                                                                        -------      --------       --------
   Total current assets ...........................................      18,043        15,304         20,629
                                                                        -------      --------       --------
Machinery and equipment:
 Machinery and equipment ..........................................       1,129         1,690          2,265
 Leasehold improvements ...........................................         179           223            297
                                                                        -------      --------       --------
                                                                          1,308         1,913          2,562
 Less: accumulated depreciation ...................................        (831)       (1,078)        (1,335)
                                                                        -------      --------       --------
   Net machinery and equipment ....................................         477           835          1,227
                                                                        -------      --------       --------
Other assets ......................................................         136           195            214
Goodwill ..........................................................       1,289         6,884          6,525
                                                                        -------      --------       --------
   Total assets ...................................................     $19,945      $ 23,218       $ 28,595
                                                                        =======      ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable .................................................     $ 1,142      $    969       $  2,882
 Accrued expenses .................................................         955         1,023          1,348
 Domestic and foreign income taxes payable ........................       1,291            --          1,051
                                                                        -------      --------       --------
   Total current liabilities ......................................       3,388         1,992          5,281
                                                                        -------      --------       --------
Commitments
Stockholders' equity:
 Preferred stock, $0.01 par value; 5,000,000 shares authorized,
   no shares issued or outstanding ................................          --            --             --
 Common stock, $0.01 par value; 20,000,000 shares
   authorized; 5,911,034, 6,536,034 and 6,536,034 shares
   issued and outstanding, respectively ...........................          59            65             65
 Additional paid-in capital .......................................      13,981        16,647         16,647
 Retained earnings ................................................       2,643         4,570          6,576
 Accumulated other comprehensive earnings (expense) ...............        (126)          (56)            26
                                                                        -------      --------       --------
   Total stockholders' equity .....................................      16,557        21,226         23,314
                                                                        -------      --------       --------
   Total liabilities and stockholders' equity .....................     $19,945      $ 23,218       $ 28,595
                                                                        =======      ========       ========

          See accompanying Notes to Consolidated Financial Statements.

                      inTEST CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF EARNINGS
                       (In thousands, except share data)



                                                                                                   Nine Months Ended
                                                     Years Ended December 31,                        September 30,
                                          -----------------------------------------------   -------------------------------
                                               1996            1997             1998              1998             1999
                                          -------------   -------------   ---------------   ---------------   -------------
                                                                                                      (Unaudited)
Net revenues ..........................    $   18,582      $   20,746       $  19,075         $  15,238        $   21,392
Cost of revenues ......................         6,755           7,808           8,402             6,453             9,811
                                           ----------      ----------       -----------       -----------      ----------
   Gross margin .......................        11,827          12,938          10,673             8,785            11,581
                                           ----------      ----------       -----------       -----------      ----------
Operating expenses:
 Selling expense ......................         2,471           2,789           3,346             2,281             3,167
 Research and development
   expense ............................         1,928           1,737           1,934             1,338             2,245
 General and administrative
   expense ............................         1,812           2,225           2,875             1,902             3,072
                                           ----------      ----------       -----------       -----------      ----------
   Total operating expenses ...........         6,211           6,751           8,155             5,521             8,484
                                           ----------      ----------       -----------       -----------      ----------
Operating income ......................         5,616           6,187           2,518             3,264             3,097
                                           ----------      ----------       -----------       -----------      ----------
Other income (expense):
 Interest income ......................           147             349             455               377               240
 Interest expense .....................           (11)            (15)             (3)               (3)              (17)
 Other ................................           (35)            (74)             56                 2                69
                                           ----------      ----------       -----------       -----------      ----------
Total other income ....................           101             260             508               376               292
                                           ----------      ----------       -----------       -----------      ----------
Earnings before income taxes and
 minority interest ....................         5,717           6,447           3,026             3,640             3,389
Income tax expense ....................           858           2,090           1,099             1,351             1,383
                                           ----------      ----------       -----------       -----------      ----------
Earnings before minority interest .....         4,859           4,357           1,927             2,289             2,006
Minority interest .....................          (213)            (25)             --                --                --
                                           ----------      ----------       -----------       -----------      ----------
   Net earnings .......................    $    4,646      $    4,332       $   1,927         $   2,289        $    2,006
                                           ==========      ==========       ===========       ===========      ==========
Pro forma information
 (unaudited)(Note 3)
 Pro forma earnings before
   income taxes .......................    $    5,627      $    6,407
 Pro forma income taxes ...............         2,251           2,680
 Pro forma net earnings ...............         3,376           3,726
 Earnings per share (1996 and
   1997 information is pro
   forma):
   Basic ..............................    $     0.83      $     0.74       $    0.31         $    0.38        $     0.31
   Diluted ............................          0.83            0.73            0.31              0.38              0.30
 Weighted average shares
   outstanding (1996 and 1997
   information is pro forma):
   Basic ..............................     4,091,034       5,068,349       6,169,596         6,046,107         6,536,034
   Diluted ............................     4,091,034       5,092,490       6,186,460         6,055,217         6,606,902

          See accompanying Notes to Consolidated Financial Statements.

                      inTEST CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF COMPREHENSIVE EARNINGS
                       (In thousands, except share data)



                                                                                           Nine Months Ended
                                                         Years Ended December 31,            September 30,
                                                     ---------------------------------   ---------------------
                                                        1996        1997        1998        1998        1999
                                                     ---------   ---------   ---------   ---------   ---------
                                                                                              (Unaudited)
Net earnings .....................................    $4,646      $4,332      $1,927      $2,289      $2,006
Foreign currency translation adjustments .........       (21)       (153)         70         (42)         82
                                                      ------      ------      ------      ------      ------
Comprehensive earnings ...........................    $4,625      $4,179      $1,997      $2,247      $2,088
                                                      ======      ======      ======      ======      ======

          See accompanying Notes to Consolidated Financial Statements.

                      inTEST CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                       (In thousands, except share data)




                                                                                               Accumulated
                                                                                                  Other
                                                Common Stock        Additional                Comprehensive        Total
                                            ---------------------     Paid-In     Retained       Earnings      Stockholders'
                                               Shares     Amount      Capital     Earnings      (Expense)         Equity
                                            -----------  --------  ------------  ----------  ---------------  --------------
Balance, January 1, 1996 .................   3,790,591      $38       $   689     $  3,273       $   48          $  4,048
Dividends -- $1.08 per share .............          --       --            --       (4,086)          --            (4,086)
Net earnings .............................          --       --            --        4,646           --             4,646
Other comprehensive expense ..............          --       --            --           --          (21)              (21)
                                             ---------      ---       -------     --------       ------          --------
Balance, December 31, 1996 ...............   3,790,591       38           689        3,833           27             4,587
Dividends -- $1.46 per share .............          --       --            --       (5,522)          --            (5,522)
Net earnings .............................          --       --            --        4,332           --             4,332
Acquisition of minority interest .........     300,443        3         1,655           --           --             1,658
Issuance of common stock in
 connection with Offering, net ...........   1,820,000       18        11,637           --           --            11,655
Other comprehensive expense ..............          --       --            --           --         (153)             (153)
                                             ---------      ---       -------     --------       ------          --------
Balance, December 31, 1997 ...............   5,911,034       59        13,981        2,643         (126)           16,557
Net earnings .............................          --       --            --        1,927           --             1,927
Issuance of common stock in
 connection with Acquisition .............     625,000        6         2,666           --           --             2,672
Other comprehensive earnings .............          --       --            --           --           70                70
                                             ---------      ---       -------     --------       ------          --------
Balance, December 31, 1998 ...............   6,536,034       65        16,647        4,570          (56)           21,226
Net earnings .............................          --       --            --        2,006           --             2,006
Other comprehensive earnings .............          --       --            --           --           82                82
                                             ---------      ---       -------     --------       ------          --------
Balance, September 30, 1999
 (Unaudited) .............................   6,536,034      $65       $16,647     $  6,576       $   26          $ 23,314
                                             =========      ===       =======     ========       ======          ========

          See accompanying Notes to Consolidated Financial Statements.

                      inTEST CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                       (In thousands, except share data)



                                                                                                      Nine Months Ended
                                                                 Years Ended December 31,               September 30,
                                                           -------------------------------------  --------------------------
                                                               1996         1997         1998         1998          1999
                                                           -----------  -----------  -----------  -----------  -------------
                                                                                                         (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
 Net earnings ...........................................   $  4,646     $  4,332     $  1,927     $  2,289      $ 2,006
 Adjustments to reconcile net earnings to net cash:
   Depreciation and amortization ........................        109          217          491          303          620
   Deferred taxes .......................................         --         (165)         (79)         (58)         (62)
   Foreign exchange (gain) loss .........................         31          (62)          17            6          (15)
   Provision for bad debts ..............................         51           49          (32)          --           --
   Minority interest ....................................        213           25           --           --           --
   Changes in assets and liabilities, net of effects
    of Acquisition:
    Trade accounts and notes receivable .................        915       (2,226)       1,747        1,507       (3,612)
    Inventories .........................................        (66)        (352)          10         (134)        (836)
    Refundable domestic and state income taxes                    --           --         (658)        (352)         663
    Other current assets ................................        (61)         (71)          32          (94)        (178)
    Accounts payable ....................................       (235)         659         (315)         (70)       1,917
    Domestic and foreign income taxes payable ...........       (118)         845       (1,333)      (1,424)       1,051
    Dividends payable ...................................         --         (973)          --           --           --
    Accrued expenses ....................................         50          331         (244)        (415)         323
                                                            --------     --------     --------     --------      -------
Net cash provided by operating activities ...............      5,535        2,609        1,563        1,558        1,877
                                                            --------     --------     --------     --------      -------
CASH FLOWS FROM INVESTING ACTIVITIES
 Acquisition of business, net of cash acquired ..........         --           --       (4,629)      (4,629)          --
 Purchase of machinery and equipment ....................       (554)         (70)        (261)        (165)        (651)
 Other long-term asset ..................................        (65)         (54)         (42)         (21)          (7)
                                                            --------     --------     --------     --------      -------
Net cash used in investing activities ...................       (619)        (124)      (4,932)      (4,815)        (658)
                                                            --------     --------     --------     --------      -------
CASH FLOWS FROM FINANCING ACTIVITIES
 Dividends paid .........................................     (3,339)      (5,541)          --           --           --
 Net principal debt borrowings (repayments) .............        189         (189)        (215)        (215)          --
 Net proceeds from public offering ......................         --       11,655           --           --           --
                                                            --------     --------     --------     --------      -------
Net cash provided by (used in) financing activities .....     (3,150)       5,925         (215)        (215)          --
                                                            --------     --------     --------     --------      -------
Effects of exchange rates on cash .......................          7          (67)          17          (12)           2
                                                            --------     --------     --------     --------      -------
Net cash provided by (used in) all activities ...........      1,773        8,343       (3,567)      (3,484)       1,221
Cash and cash equivalents at beginning of period ........      1,919        3,692       12,035       12,035        8,468
                                                            --------     --------     --------     --------      -------
Cash and cash equivalents at end of period ..............   $  3,692     $ 12,035     $  8,468     $  8,551      $ 9,689
                                                            ========     ========     ========     ========      =======
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING ACTIVITIES
 Details of Acquisition:
   Fair value of assets acquired net of cash
    acquired ............................................                             $  2,003     $  2,003
   Liabilities assumed ..................................                                 (549)        (549)
   Common stock issued ..................................                               (2,672)      (2,672)
   Goodwill resulting from Acquisition ..................                                5,847        5,847
                                                                                      --------     --------
 Net cash paid for Acquisition ..........................                             $  4,629     $  4,629
                                                                                      ========     ========
Cash payments made for:
 Domestic and foreign income taxes ......................   $    977     $  1,366     $  3,210     $  3,176      $   254
 Interest ...............................................         11           14            3            3           17

          See accompanying Notes to Consolidated Financial Statements.

                      inTEST CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

                       (In thousands, except share data)

(1) NATURE OF OPERATIONS

     inTEST Corporation (the "Company") designs, manufactures and markets docking hardware, test head manipulators and tester interfaces used by semiconductor manufacturers during the testing of wafers and packaged devices. The Company also designs and markets related automatic test equipment interface products.

     The consolidated entity is comprised of inTEST Corporation (parent) and seven 100% owned subsidiaries: inTEST Limited (Thame, UK), inTEST Kabushiki Kaisha (Kichijoji, Japan), inTEST PTE, Limited (Singapore), inTEST Sunnyvale Corp. (Delaware) (acquired in the third quarter of 1998 -- see Note 4), inTEST Investments, Inc. (a Delaware holding company), inTEST IP Corp. (a Delaware holding company) and inTEST Licensing Corp. (a Delaware holding company).

     The Company manufactures its products in the U.S., the U.K. and Singapore (where the Company commenced manufacturing during September 1999). Marketing and support activities are conducted worldwide from the Company's facilities in the U.S., U.K., Japan and Singapore.

     On June 20, 1997, the Company completed an initial public offering of
2.275 million common shares through which the Company issued 1.82 million new shares of common stock (the "Offering"). Simultaneous with the closing of the Offering, the Company acquired the 21% minority interests in each of its three foreign subsidiaries in exchange for an aggregate of 300,443 shares of the Company's common stock (the "Exchange"). Prior to the Offering, the Company owned 79% of each of the three foreign subsidiaries.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated upon consolidation. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Interim Financial Reporting

     In the opinion of management, the accompanying unaudited consolidated financial statements include all adjustments (consisting only of normally recurring adjustments) necessary to present fairly the financial position, results of operations, and changes in cash flows for the interim periods presented.

     Reclassification

     Certain prior year amounts have been reclassified to conform with the current year presentation.

     Cash and Cash Equivalents

     Short-term investments, which have maturities of three months or less when purchased, are considered to be cash equivalents and are carried at cost, which approximates market value.

     Notes Receivable

     Notes receivable are due from trade customers in Japan, and have original maturities of less than four months. The notes are non-interest bearing. Notes receivable were $784, $524 and $161 at December 31, 1997 and 1998 and September 30, 1999, respectively.

                      inTEST CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

               (In thousands, except share data)  -- (Continued)


(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (Continued)

     Bad Debts

     The Company grants credit to customers and generally requires no collateral. To minimize its risk, the Company performs ongoing credit evaluations of its customers' financial condition. Bad debt expense (recoveries) was $52, $61, $(5), $0 and $0 for the years ended December 31, 1996, 1997 and 1998 and the nine months ended September 30, 1998 and 1999, respectively.

     Inventories

     Inventories are stated at the lower of cost or market. Cost is determined under the first-in first-out (FIFO) method.

     Machinery and Equipment

     Machinery and equipment are stated at cost. Depreciation is based upon the estimated useful life of the assets using the straight line method. The estimated useful lives range from three to seven years. Leasehold improvements are recorded at cost and amortized over the shorter of the lease term or the estimated useful life of the asset. Total depreciation expense was $112, $175, $238, $122 and $248 for the years ended December 31, 1996, 1997 and 1998 and the nine months ended September 30, 1998 and 1999, respectively. Expenditures for maintenance and repairs are charged to operations as incurred. The Company assesses the potential impairment of its long-lived assets periodically. At September 30, 1999, no impairment was indicated.

     Intangibles

     Goodwill resulting from the acquisition of the minority interest in the Company's three foreign subsidiaries and the acquisition of TestDesign (as described in Note 4) is amortized on a straight line basis over 15 years. Total amortization expense for the years ended December 31, 1996, 1997 and 1998 and the nine months ended September 30, 1998 and 1999 was $0, $49, $252, $180 and $371, respectively. The Company assesses the potential impairment of its intangible assets based on anticipated undiscounted cash flows from operations. At September 30, 1999, no impairment was indicated.

     Income Taxes

     Just prior to the closing of the Offering (as described in Note 1), the Company terminated its status as an S corporation for Federal tax purposes and in the State of New Jersey. As an S corporation, any Federal and certain New Jersey state income tax liabilities were those of the former S corporation stockholders, not of the Company. All tax liabilities on income earned subsequent to the revocation of the S corporation elections are liabilities of the Company. The Company is taxed in foreign countries and for activity in certain states. The Company accounts for income taxes in accordance with the Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes.

     Net Earnings Per Common Share

     Net earnings per common share is computed in accordance with SFAS No. 128, Earnings Per Share. Basic earnings per share is computed by dividing net earnings by the weighted average number of common shares outstanding during each year. Diluted earnings per share is computed by dividing net earnings by the weighted average number of common shares and common share equivalents outstanding during each year. Common share equivalents include stock options using the treasury stock method.

                      inTEST CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

               (In thousands, except share data)  -- (Continued)


(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (Continued)

     A reconciliation of weighted average shares outstanding -- basic to weighted average shares outstanding -- diluted appears below:



                                                                                            Nine Months Ended
                                                     Years Ended December 31,                 September 30,
                                              ---------------------------------------   --------------------------
                                                  1996          1997          1998          1998          1999
                                              -----------   -----------   -----------   -----------   ------------
Weighted average shares outstanding-basic .    4,091,034     5,068,349     6,169,596     6,046,107     6,536,034
Potentially dilutive securities:
 Employee stock options ...................           --        24,141        16,864         9,110        70,868
                                               ---------     ---------     ---------     ---------     ---------
Weighted average shares outstanding-diluted    4,091,034     5,092,490     6,186,460     6,055,217     6,606,902
                                               =========     =========     =========     =========     =========

     As discussed in Note 3, pro forma earnings per share information for the years ended December 31, 1996 and 1997 includes certain adjustments to reflect results as if (i) the Company had been taxed as a C corporation for all of 1996 and 1997 and, (ii) the acquisition of the minority interests in the Company's three foreign subsidiaries had occurred on January 1, 1996.

     Revenue Recognition

     Revenue from sales of products are recognized upon shipment to customers.

     Research and Development

     Research and development costs are expensed as incurred.

     Product Warranties

     The Company generally provides product warranties and records estimated warranty expense at the time of sale based upon historical claims experience. Warranty expense for the years ended December 31, 1996, 1997 and 1998 and the nine months ended September 30, 1998 and 1999 was $196, $147, $202, $121 and $193, respectively.

     Stock Based Compensation

     SFAS No. 123, Accounting for Stock-Based Compensation, was adopted by the Company effective with adoption of its 1997 Stock Plan. As permitted by SFAS No. 123, the Company has elected to continue to follow Accounting Principles Board Opinion No. 23, Accounting for Stock Issued to Employees ("APB 25") in accounting for its stock option plans. Under APB 25, the Company does not recognize compensation expense on the issuance of its stock options because the option terms are fixed and the exercise price equals the market price of the underlying stock on the grant date.

     Foreign Currency

     The accounts of the foreign subsidiaries are translated in accordance with the SFAS No. 52, Foreign Currency Translation, which requires that assets and liabilities of international operations be translated using the exchange rate in effect at the balance sheet date. The results of operations are translated using an average exchange rate for the period. The effects of rate fluctuations in translating assets and liabilities of international operations into U.S. dollars are accumulated and reflected as other comprehensive earnings or expense in the consolidated statements of stockholders' equity. Transaction gains or losses are included in net earnings.

                      inTEST CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

               (In thousands, except share data)  -- (Continued)


(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (Continued)

     Financial Instruments

     The Company's financial instruments, principally accounts and notes receivable and accounts payable, are carried at cost which approximates fair value, due to the short maturities of the accounts.

     New Accounting Pronouncements

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. This Statement established standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosure about products and services, geographic areas and major customers. The Company adopted this Statement for the year ended December 31, 1998, as required (see Note 5).

     In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, Accounting for Costs of Computer Software Developed or Obtained for Internal Use. This Statement requires that certain costs related to the development or purchase of internal software be capitalized and amortized over the estimated useful life of the software. This Statement also requires that costs related to the preliminary project stage and the post implementation/operation stage of an internal use computer software development project be expensed as incurred. The Company adopted this Statement in the first quarter of 1999, as required. The adoption of this Statement did not have a material effect on the results of operations, financial condition or long-term liquidity of the Company.

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company plans to adopt this Statement, as required. The adoption of this Statement is not expected to have a material effect on the results of operations, financial condition or long-term liquidity of the Company.

(3) PRO FORMA STATEMENT OF EARNINGS INFORMATION (Unaudited)

     The Company terminated its status as an S corporation just prior to the closing of the Offering, described in Note 1, and is subject to Federal and additional state income taxes for periods after such termination.

     Accordingly, for informational purposes, the following pro forma information for the years ended December 31, 1996 and 1997, respectively, is presented to show pro forma earnings on an after-tax basis, assuming the Company had been taxed as a C corporation since January 1, 1996. The difference between the Federal statutory income tax rate and the pro forma income tax rate is as follows:



                                               Years ended December 31,
                                               ------------------------
                                                  1996         1997
                                               ---------   ------------
Federal statutory tax rate                        34 %         34 %
State income taxes, net of Federal benefit         3            4
Foreign income taxes                               3            4
Non-deductible goodwill amortization               1            1
Research credits                                  (1)          (1)
                                                  ----         ----
Pro forma income tax rate                         40 %         42 %
                                                  =====        =====
                      inTEST CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

               (In thousands, except share data)  -- (Continued)


(3) PRO FORMA STATEMENT OF EARNINGS INFORMATION (Unaudited)  -- (Continued)

     Set forth below are pro forma results of the Company's operations for the years ended December 31, 1996 and 1997. These pro forma results reflect adjustments for:

     (i) the aforementioned change in method of computing taxes; and

    (ii) the amortization of goodwill resulting from the acquisition of minority interests in the Company's three foreign subsidiaries, net of the elimination of the minority interests charge reflected in the historical financial statements, as if the Exchange (as described in Note 1) had occurred on January 1, 1996. The goodwill resulting from the Exchange, which totaled $1.3 million, is being amortized over 15 years.





                                                              Years Ended December 31,
                                                             ---------------------------
                                                                 1996           1997
                                                             ------------   ------------
Pro forma earnings before income taxes                       $   5,627      $   6,407
Pro forma income taxes                                           2,251          2,680
Pro forma net earnings                                           3,376          3,726
Pro forma net earnings per common share -- basic             $    0.83      $    0.74
Pro forma weighted average common shares outstanding --
 basic                                                       4,091,034      5,068,349
Pro forma net earnings per common share -- diluted           $    0.83      $    0.73
Pro forma weighted average common shares and common share
 equivalents outstanding -- diluted                          4,091,034      5,092,490

     Pro forma net earnings per common share -- basic was calculated by dividing pro forma net earnings by the pro forma weighted average number of common shares outstanding during the period calculated as if the Exchange had occurred on January 1, 1996.

     Pro forma net earnings per common share -- diluted was calculated by dividing pro forma net earnings by the pro forma weighted average number of common shares and common share equivalents outstanding during the period calculated as if the Exchange had occurred on January 1, 1996.

(4) ACQUISITION

     On August 3, 1998, the Company acquired all of the outstanding capital stock of TestDesign Corporation ("TestDesign"), a privately held California corporation (the "Acquisition"). Subsequent to the Acquisition, the Company changed the name of TestDesign to inTEST Sunnyvale Corp. TestDesign is engaged in the design and manufacture of tester interfaces used by the semiconductor industry. The purchase price was $4.4 million in cash and 625,000 shares of the Company's common stock (subject to certain adjustments). An escrow (held by a third party escrow agent) of $1.0 million of the cash portion of the purchase price was established at closing. If the Company is entitled to indemnification pursuant to the terms of its agreement with the Seller, such claims will remain in escrow until July 31, 2000, unless any indemnity claims are then pending, in which case an amount equal to the amount of such pending claims will be retained in escrow until resolution of the claims. Although the Company's common stock had a market price of $4.75 per share on the closing date of the transaction, all of the 625,000 shares issued in connection with the Acquisition are subject to legal
                      inTEST CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

               (In thousands, except share data)  -- (Continued)


(4) ACQUISITION  -- (Continued)

restrictions on transfer and have been valued at a 10% discount to the market price of the shares. In addition, the Company incurred transaction costs of approximately $425 in completing the Acquisition. The following is an allocation of the purchase price:


       Cash payment                                                    $ 4,400
       Transaction costs                                                   425
       625,000 common shares at $4.28                                    2,672
                                                                       -------
                                                                         7,497
       Estimated fair value of identifiable assets acquired net of
        liabilities assumed                                              1,650
                                                                       -------
       Goodwill to be amortized over 15 years                          $ 5,847
                                                                       =======


     The Acquisition has been accounted for as a purchase and the results of operations of the acquired business have been included in the Company's consolidated financial statements since the date of the Acquisition. The following unaudited pro forma information presents a summary of consolidated results of operations for the Company and TestDesign as if the Acquisition had occurred on January 1, 1997 (the 1997 amounts also reflect the pro forma adjustments described in Note 3):



                                                      Years Ended December 31,      Nine Months Ended
                                                     ---------------------------   ------------------
                                                         1997           1998         Sept. 30, 1998
                                                     ------------   ------------   ------------------
                                                                                       (Unaudited)
Pro forma net revenues                               $  29,689      $  23,335          $   19,498
Pro forma earnings before income taxes                   6,440          2,892               3,505
Pro forma income taxes                                   2,698          1,081               1,333
Pro forma net earnings                                   3,742          1,811               2,173
Pro forma net eanings per common share -- basic      $    0.66      $    0.28          $     0.33
Pro forma weighted average common shares
 outstanding -- basic                                5,693,349      6,536,034           6,536,034
Pro forma net earnings per common share --
 diluted                                             $    0.65      $    0.28          $     0.33
Pro forma weighted average common shares and
 common share equivalents outstanding -- diluted     5,717,490      6,548,519           6,545,144

(5) SEGMENT INFORMATION


     The various products the Company designs, manufactures and markets, which include docking hardware, test head manipulators and tester interfaces, are considered by management to be a single product segment. Included in this segment are products the Company designs and markets that are manufactured by third parties, which include high performance test sockets, interface boards and probing assemblies. The Company operates its business worldwide and divides the world into three geographic segments: North America, Asia-Pacific and Europe. The North America segment includes the Company's manufacturing, design and service facilities in New Jersey, and California; the Asia-Pacific segment includes the Company's manufacturing, design and service facilities in Singapore and the Company's design and service facilities in Japan; and the Europe segment includes the Company's manufacturing, design and service facility in the U.K. Each segment sells Company designed and manufactured products, while products produced by third party manufacturers are primarily distributed by the Company's Asia-Pacific segment. All three segments sell to
                      inTEST CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

               (In thousands, except share data)  -- (Continued)


(5) SEGMENT INFORMATION  -- (Continued)

semiconductor manufacturers and automatic test equipment manufacturers. The North America segment sells through company account managers and independent sales representatives; the Asia-Pacific segment sells through company account managers and independent sales representatives; and the Europe segment sells through company account managers.

     Intercompany pricing between segments is either a multiple of cost for component parts used in manufacturing or a percentage discount from list price for finished goods sold to non-manufacturing segments. The Company acquired TestDesign in August 1998 and has included it in the North America segment.





                                                                                       Nine Months Ended
                                                    Years Ended December 31,             September 30,
                                              ------------------------------------   ----------------------
                                                 1996         1997         1998         1998        1999
                                                                                          (Unaudited)
Net revenues from unaffiliated customers:
 North America                                 $10,614      $13,608      $12,637      $ 9,918     $15,852
 Asia-Pacific                                    4,860        5,743        4,727        3,879       3,979
 Europe                                          3,108        1,395        1,711        1,441       1,561
                                               -------      -------      -------      -------     -------
                                               $18,582      $20,746      $19,075      $15,238     $21,392
                                               =======      =======      =======      =======     =======
Affiliate sales or transfer from:
 North America                                 $ 1,321      $   768      $   943      $   742     $ 1,074
 Asia-Pacific                                       --           --           --           --          --
 Europe                                             54          500          378          323         724
                                               -------      -------      -------      -------     -------
                                               $ 1,375      $ 1,268      $ 1,321      $ 1,065     $ 1,798
                                               =======      =======      =======      =======     =======
Depreciation/amortization:
 North America                                 $    22      $   127      $   413      $   239     $   586
 Asia-Pacific                                       63           69           53           45          12
 Europe                                             27           28           24           18          21
                                               -------      -------      -------      -------     -------
                                               $   112      $   224      $   490      $   302     $   619
                                               =======      =======      =======      =======     =======


                      inTEST CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

               (In thousands, except share data)  -- (Continued)


(5) SEGMENT INFORMATION  -- (Continued)


                                                                                                 Nine Months Ended
                                                             Years Ended December 31,              September 30,
                                                       ------------------------------------   -----------------------
                                                          1996         1997         1998         1998         1999
                                                       ----------   ----------   ----------   ----------   ----------
                                                                                                    (Unaudited)
Operating income:
 North America                                          $ 3,815      $ 5,067      $ 1,705      $ 2,292      $ 2,200
 Asia-Pacific                                               432          651          299          421          230
 Europe                                                   1,369          469          514          551          667
                                                        -------      -------      -------      -------      -------
                                                        $ 5,616      $ 6,187      $ 2,518      $ 3,264      $ 3,097
                                                        =======      =======      =======      =======      =======
Earnings before income taxes and minority interest:
 North America                                          $ 3,916      $ 5,356      $ 2,100      $ 2,620      $ 2,387
 Asia-Pacific                                               415          606          379          444          321
 Europe                                                   1,386          485          547          576          681
                                                        -------      -------      -------      -------      -------
                                                        $ 5,717      $ 6,447      $ 3,026      $ 3,640      $ 3,389
                                                        =======      =======      =======      =======      =======
Income tax expense:
 North America                                          $   134      $ 1,517      $   747      $   936      $   985
 Asia-Pacific                                               343          463          263          307          259
 Europe                                                     381          110           89          108          139
                                                        -------      -------      -------      -------      -------
                                                        $   858      $ 2,090      $ 1,099      $ 1,351      $ 1,383
                                                        =======      =======      =======      =======      =======
Net earnings:
 North America                                          $ 3,781      $ 3,839      $ 1,353      $ 1,684      $ 1,402
 Asia-Pacific                                                20          131          116          137           62
 Europe                                                     845          362          458          468          542
                                                        -------      -------      -------      -------      -------
                                                        $ 4,646      $ 4,332      $ 1,927      $ 2,289      $ 2,006
                                                        =======      =======      =======      =======      =======
Identifiable assets:
 North America                                          $ 5,408      $16,177      $20,226      $19,781      $23,948
 Asia-Pacific                                             1,409        2,679        1,706        1,488        1,848
 Europe                                                     899        1,089        1,286        2,204        2,799
                                                        -------      -------      -------      -------      -------
                                                        $ 7,716      $19,945      $23,218      $23,473      $28,595
                                                        =======      =======      =======      =======      =======


     Substantially all interest income is generated by the North America segment. Export sales from the Company's domestic manufacturing facilities (New Jersey and California) totaled $3,486, $2,042, $4,380, $3,437 and $5,494 during the years ended December 31, 1996, 1997 and 1998 and the nine months ended September 30, 1998 and 1999, respectively. During the years ended December 31, 1996, 1997 and 1998 and the nine months ended September 30, 1998 and 1999, the Company had sales to Japan of $3,376, $4,277, $2,932, $2,538 and $1,950, respectively.

                      inTEST CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

               (In thousands, except share data)  -- (Continued)


(6) MAJOR CUSTOMERS


     The Company's customers are in the semiconductor industry. During 1996, 1997 and 1998 the Company had sales to certain customers which exceeded 10% of the Company's consolidated revenues. Those sales were as follows:



Customer                                     1996     1997     1998
-----------------------------------------   ------   ------   -----
A (North America, Asia-Pacific)               16%     11%      16%
B (North America, Asia-Pacific)                7       5       13
C (North America, Asia-Pacific, Europe)        5       7       11
D (North America, Asia-Pacific, Europe)        6      11        7
                                             ----   ----     ----
                                              34%     34%      47%
                                             ====   ====     ====

     Additionally, at December 31, 1998, these four customers accounted for 36% of trade receivables.


(7) INVENTORIES


     Inventories were comprised of the following:



                                      12/31/97     12/31/98       9/30/99
                                     ----------   ----------   ------------
                                                                (Unaudited)
  Raw materials                       $   364      $ 1,097       $ 1,574
  Work in process                       1,044        1,305         1,474
  Finished goods                          360          339           678
  Reserve for obsolete inventory         (119)        (220)         (367)
                                      -------      -------       -------
                                      $ 1,649      $ 2,521       $ 3,359
                                      =======      =======       =======


(8) LINE OF CREDIT


     The Company has a $1.5 million line of credit. Borrowings under this line of credit are principally used for working capital purposes. Borrowings on the line of credit bear interest at prime rate, which is payable monthly on any outstanding balance. The Company is required to maintain a $50 compensating balance at the bank which granted the line of credit. The credit line expires on June 29, 2000. At September 30, 1999, there were no borrowings outstanding.


(9) STOCK OPTION PLAN


     The 1997 Stock Plan (the "Plan") provides for the granting of either incentive stock options or non-qualified stock options to purchase shares of the Company's common stock and for other stock-based awards to key employees and directors responsible for the direction and management of the Company and to non-employee consultants. The Plan consists of two parts: the Non-Qualified Plan (administered by the Board of Directors of the Company) and the Key Employee Plan (administered by the Compensation Committee of the Board of Directors of the Company). The Company has reserved 500,000 shares of common stock for issuance upon exercise of options or stock awards under the Plan.


     No option may be granted with an exercise period in excess of ten years from date of grant. Generally, incentive stock options will be granted with an exercise price equal to the fair market value on the date of grant; the exercise price of non-qualified stock options will be determined by either the Board of Directors or the Compensation Committee of the Board of Directors.

                      inTEST CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

               (In thousands, except share data)  -- (Continued)


(9) STOCK OPTION PLAN  -- (Continued)

     Had compensation costs for the Company's stock-based compensation plans been determined consistent with SFAS No. 123, the Company's net earnings and net earnings per share for the years ended December 31, 1997 and 1998, would have been reduced to the unaudited pro forma amounts indicated below:




                                            1997           1998
                                        ------------   ------------
Net earnings:
   As reported (pro forma for 1997)       $  3,726       $  1,927
   Pro forma                              $  3,643       $  1,790
Net earnings per share -- basic:
   As reported (pro forma for 1997)       $   0.74       $   0.31
   Pro forma                              $   0.72       $   0.29


     The fair value for stock options granted in 1997 and 1998 was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for 1997 and 1998:




                                                       1997         1998
                                                    ----------   ----------
Risk-free interest rate                             5.67%        5.65%
Dividend yield                                      0.00%        0.00%
Expected common stock market price volatility
 factor                                             0.65         0.82
Weighted average expected life of stock options     5 years      5 years

     The per share weighted average fair value of stock options issued by the Company in 1997 and 1998 was $4.61 and $3.92, respectively.

     The options which have been issued vest 20% one year from date of grant and 20% in each of the succeeding four years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. As the Company's stock options have characteristics significantly different from those of traded options, and as changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

                      inTEST CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

               (In thousands, except share data)  -- (Continued)


(9) STOCK OPTION PLAN  -- (Continued)

     The following table summarizes the stock option activity for the years ended December 31, 1997 and 1998:




                                                                                Weighted
                                                                                Average
                                                                   Number       Exercise
                                                                 of Shares       Price
                                                                -----------   -----------
Options outstanding, January 1, 1997                                   --            --
Granted                                                           160,000      $   7.72
Exercised                                                              --            --
Canceled                                                           (9,000)         7.50
                                                                  -------      --------
Options outstanding, December 31, 1997 (none exercisable)         151,000      $   7.73
                                                                  =======      ========
Granted                                                           150,000      $   4.25
Exercised                                                              --            --
Canceled                                                          (10,000)         6.00
                                                                  -------      --------
Options outstanding, December 31, 1998 (28,200 exercisable)       291,000      $   5.10
                                                                  =======      ========

     There was no stock option activity for the nine months ended September 30, 1999.

     On June 30, 1998, the Company modified 131,000 options originally exercisable at $7.50 per share and 10,000 options originally exercisable at $11.00 per share to reduce the exercise price of such options to $6.00 per share.

     The following table summarizes information about stock options outstanding at December 31, 1998:




                                                             Weighted                       Weighted
                                                             Average                         Average
                                              Weighted       Exercise                       Exercise
  Range of         Number                     Average        Price of         Number        Price of
  Exercise      Outstanding      Maximum     Remaining     Outstanding     Exercisable     Exercisable
   Prices       at 12/31/98       Life          Life         Options       at 12/31/98       Options
------------   -------------   ----------   -----------   -------------   -------------   ------------
$  6.00        141,000         10 years     8.5 years        $  6.00         28,200       $  6.00
$  4.25        150,000         10 years     9.6 years        $  4.25             --           N/A


                      inTEST CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

               (In thousands, except share data)  -- (Continued)


(10) COMMITMENTS

     The Company leases its offices, warehouse facilities, automobiles and certain equipment under noncancellable operating leases which expire at various dates through 2005. Total rental expense for the years ended December 31, 1996, 1997 and 1998 and for the nine months ended September 30, 1998 and 1999 was $422, $442, $536, $403 and $439, respectively. The aggregate minimum rental commitments under the noncancellable operating leases in effect at December 31, 1998, are as follows:


  1999            $541
  2000             318
  2001             281
  2002             262
  2003             153
  Thereafter        70


     On July 28, 1999, the Company entered into a lease for a facility to be used for domestic material fabrication. The term of this lease is from September 1, 1999 to August 31, 2004 and the annual lease payments will be approximately $48,400.

     On October 27, 1999, the Company entered into a lease for a facility for its Sunnyvale manufacturing operations. The term of this lease is from January 1, 2000 to December 31, 2004 and the annual lease payments will be $306,684.

(11) INCOME TAXES

     As discussed in Notes 2 and 3, prior to the Offering the Company had elected S corporation status for Federal and state of New Jersey tax purposes, and therefore, was not directly subject to Federal and certain New Jersey income taxes. Immediately prior to the Offering, the Company terminated its status as an S corporation and is now subject to Federal and additional state income taxes. In addition, the Company is taxed in foreign countries and for activity in certain states. For Federal, state and foreign jurisdictions in which the Company is subject to taxation, the temporary differences that give rise to deferred tax assets and liabilities were not significant at December 31, 1996. The cumulative amount of undistributed earnings of foreign subsidiaries for which U.S. income taxes have not been provided was approximately $1.9 million at December 31, 1998 and $2.4 million at September 30, 1999. As of September 30, 1999, the Company had repatriated a portion of the earnings of its foreign subsidiaries. The estimated tax effect of distributing such earnings is expected to be offset by available foreign tax credits.

     Earnings before income taxes were as follows:



                                                       Nine Months Ended
                   Years Ended December 31,              September 30,
             ------------------------------------   -----------------------
                1996         1997         1998         1998         1999
             ----------   ----------   ----------   ----------   ----------
                                                          (Unaudited)
Domestic      $ 3,916      $ 5,356      $ 2,100      $ 2,620      $ 2,387
Foreign         1,801        1,091          926        1,020        1,002
              -------      -------      -------      -------      -------
              $ 5,717      $ 6,447      $ 3,026      $ 3,640      $ 3,389
              =======      =======      =======      =======      =======
                      inTEST CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

               (In thousands, except share data)  -- (Continued)


(11) INCOME TAXES  -- (Continued)

     Income tax expense was as follows:



                                                                    Nine Months Ended
                              Years Ended December 31,                September 30,
                         -----------------------------------   ---------------------------
                           1996        1997          1998          1998           1999
                         --------   ----------   -----------   -----------   -------------
                                                                       (Unaudited)
Current:
 Domestic -- Federal      $  --      $ 1,379       $   772       $   892        $   927
 Domestic -- state          134          303            54            97             62
 Foreign                    724          573           352           420            456
                          -----      -------       -------       -------        -------
                            858        2,255         1,178         1,409          1,445
                          -----      -------       -------       -------        -------
Deferred:
 Domestic -- Federal         --         (147)          (54)          (40)           (56)
 Domestic -- state           --          (18)          (25)          (18)            (6)
                          -----      -------       -------       -------        -------
                             --         (165)          (79)          (58)           (62)
                          -----      -------       -------       -------        -------
Income tax expense        $ 858      $ 2,090       $ 1,099       $ 1,351        $ 1,383
                          =====      =======       =======       =======        =======

     Deferred income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The following is a summary of the significant components of the Company's deferred tax assets and liabilities as of December 31, 1997 and 1998 and September 30, 1999:




                                                            12/31/97     12/31/98       9/30/99
                                                           ----------   ----------   ------------
                                                                                     (Unaudited)
Deferred tax assets:
 Accrued vacation pay                                        $ 69          $ 91          $  90
 Allowance for doubtful accounts                               47            60             60
 Inventories (principally due to obsolescence reserve)         42           107            157
 Accrued warranty                                               9            17             38
 Excess foreign tax credit carryforward                        17            --             --
 Capital loss carryforward                                     --            90             90
 Other                                                          5            (5)             5
                                                            -----         ------         -----
                                                              189           360            440
 Valuation allowance                                          (17)          (90)           (90)
                                                            -----         ------         -----
   Deferred tax assets                                        172           270            350
                                                            -----         ------         -----
Deferred tax liabilities:
 Accrued royalty income                                        (7)           (25)          (43)
                                                            -----         ------         -----
Net deferred tax asset                                      $ 165          $ 245         $ 307
                                                            =====         ======         =====

     Based on the Company's history of prior operating earnings, and its expectation of the future, management believes that taxable income will more likely than not be sufficient to realize the net deferred tax assets of $245 at December 31, 1998 and $307 at September 30, 1999. A valuation allowance of $90 was established in 1998 to offset the domestic capital loss carryforward. A valuation allowance of $17 was established in 1997 to offset the foreign tax credit carryforward, which was realized in 1998.

                      inTEST CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

               (In thousands, except share data)  -- (Continued)


(11) INCOME TAXES  -- (Continued)

     An analysis of the effective tax rate on earnings and a reconciliation from the expected statutory rate are as follows:



                                                                                             Nine Months Ended
                                                         Years Ended December 31,              September 30,
                                                   ------------------------------------   -----------------------
                                                      1996         1997         1998         1998         1999
                                                   ----------   ----------   ----------   ----------   ----------
                                                                                                (Unaudited)
Expected income tax provision at U.S. Statutory
 rate                                               $  1,944     $ 2,192      $ 1,029      $ 1,238      $ 1,152
State taxes, net of Federal benefit                      134         188           19           52           39
Increase (decrease) in tax from:
 Non-deductible goodwill                                  --          17           86           61          122
 Foreign income tax rate differences                     133         219           12           53          103
 Tax exempt interest                                      --          --          (80)         (60)         (33)
 S corporation earnings not subject to Federal
   taxation                                           (1,353)       (549)          --           --           --
 Other                                                    --          23           33            7           --
                                                    --------     -------      -------      -------      -------
 Income tax expense                                 $    858     $ 2,090      $ 1,099      $ 1,351      $ 1,383
                                                    ========     =======      =======      =======      =======


(12) EMPLOYEE BENEFIT PLAN

     In 1996, the Company instituted a defined contribution 401(k) plan for its employees who work in the U.S. All permanent employees of inTEST Corporation and inTEST Sunnyvale Corp. who are at least 18 years of age and have completed six months of service with the Company are eligible to participate in the plan. Under the plan, the Company matches employee contributions dollar for dollar up to 10% of the employee's annual compensation up to $5. In addition, the Company may match employee contributions dollar for dollar for amounts exceeding 10% up to 15% of the employee's annual compensation to a maximum of $5. Employer contributions vest over a six-year period. The Company contributed $71, $129, $157, $113 and $185 to the plan for the years ended December 31, 1996, 1997 and 1998 and for the nine months ended September 30, 1998 and 1999, respectively.

     inTEST Sunnyvale (formerly TestDesign) adopted a defined contribution 401(k) plan for its employees in July 1994. All permanent employees who are at least 18 years of age and have completed six months of service with inTEST Sunnyvale are eligible to participate in the plan. Under the plan, inTEST Sunnyvale matched employee contributions equal to 25% of an employee's contributions up to 5% of gross salary. Matching contributions for the plan were $6 from the date of the Acquisition through December 31, 1998. In addition, the plan allowed inTEST Sunnyvale to make discretionary matching contributions up to 6.5% of an employee's gross salary for the year based upon inTEST Sunnyvale's profitability. There were no discretionary matching contributions made from the date of the Acquisition through December 31, 1998. Effective October 1, 1998, all inTEST Sunnyvale permanent employees who were at least 18 years of age and had completed six months of service were offered enrollment in the Company's 401(k) plan, and employee contributions and employer matching contributions into the inTEST Sunnyvale plan ceased. The Company is currently in the process of terminating the inTEST Sunnyvale plan at which time the former participants will have the option of rolling their assets into the Company's plan.

     The Company sponsored a noncontributory pension plan for an employee of its U.K. subsidiary until July 1998, when that employee retired from the Company. The Company has no other defined contribution or defined benefit plans.

                      inTEST CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

               (In thousands, except share data)  -- (Continued)


(13) ACCRUED EXPENSES



                                   12/31/97     12/31/98       9/30/99
                                  ----------   ----------   ------------
                                                             (Unaudited)
Accrued vacation                     $ 181      $   236        $   235
Accrued commissions                    285          206            300
Accrued directors fees                  --          109             82
Accrued wages                           81          106            259
Customer deposits                      200          100            101
Accrued professional fees               68           78             77
Accrued warranty                        25           45            100
Accrued shareholder relations           50           42             13
Accrued other                           65          101            181
                                     -----      -------        -------
                                     $ 955      $ 1,023        $ 1,348
                                     =====      =======        =======

(14) RELATED PARTY TRANSACTIONS


     The Company paid consulting fees to one individual who is a member of the Board of Directors of the parent company which totaled $17, $56, $43 and $44 during the years ended December 31, 1997 and 1998 and for the nine months ended September 30, 1998 and 1999, respectively. There were no consulting fees paid to related parties during the year ended December 31, 1996.

     During 1998, in connection with the acquisition of TestDesign, the Company repaid $215 on a note due to a firm ("PRIM") controlled by Douglas W. Smith, Executive Vice President and Chief Operating Officer of the Company. This note, which did not bear interest or have a maturity date, evidenced borrowings that TestDesign had made from PRIM prior to the acquisition. In addition, subject to the terms of a consulting agreement between TestDesign and Gregory W. Slayton, a current board member of the Company, the Company paid directly to Mr. Slayton, on behalf of TestDesign, $170 in cash and 31,250 shares of the Company's common stock. These payments are included in the merger consideration and are accounted for as described in Note 4.

     The Company's foreign subsidiaries paid directors' fees to several individuals who are members of management of the parent company which totaled $192, $177, $104, $81 and $93 during the years ended December 31, 1996, 1997 and 1998 and for the nine months ended September 30, 1998 and 1999, respectively.

     At December 31, 1997 and 1998 and September 30, 1999 there were $0, $49 and $37 of foreign directors' fees payable to members of management of the parent company. There were no amounts outstanding in prior years.


(15) LEGAL PROCEEDINGS


     On November 18, 1998, the Company and its subsidiary inTEST IP Corp. (which holds title to all Company intellectual property) filed suit against a competitor for infringement of a United States patent held by the Company (the "815 Patent").


     The invention disclosed and claimed in the 815 Patent is directed to a system for positioning and docking a heavy electronic test head of a test system with respect to an electronic device handler. The system is used in the automatic testing of integrated circuits and other electronic devices. The Company sells products covered by the 815 Patent worldwide.

                      inTEST CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

               (In thousands, except share data)  -- (Continued)


(15) LEGAL PROCEEDINGS  -- (Continued)

     As alleged in the complaint, the competitor began manufacturing, offering to sell, and selling products as early as 1991 that, without license, infringe claims of the 815 Patent. The parties have been discussing possible settlement of the dispute since the Company first became aware of the defendants' infringement in 1991. Discussions were abated at the end of 1995 so that the United States Patent and Trademark Office (the "PTO") could reexamine the 815 Patent. On April 7, 1998, the PTO completed the reexamination and affirmed the patentability of the nine claims in the patent with minor, technical, clarifying changes. Thereafter, the parties resumed settlement negotiations, however, to date such negotiations have been unsuccessful.

     The complaint asks the court to enjoin the competitor from further acts of infringement, including the acts of manufacturing, using, offering for sale, selling and importing positioner systems that embody the patented invention claimed in the 815 Patent. The complaint also asks the court to award the Company damages against the competitor, including the Company's lost profits. Alleging that the competitor's infringement is and has been deliberate, willful, and wanton, with knowledge of the Company's patent rights, the complaint asks the court to award increased damages up to three times the amount assessed. The complaint also seeks an award of interest, costs and reasonable attorney fees.

     All legal fees incurred in connection with this matter have been expensed. In the opinion of management, the ultimate disposition of this matter will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

(16) QUARTERLY CONSOLIDATED FINANCIAL DATA (Unaudited)

     The following tables present certain unaudited consolidated quarterly financial information for each of the eleven quarters ended September 30, 1999. In the opinion of the Company's management, this quarterly information has been prepared on the same basis as the Consolidated Financial Statements and includes all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information for the period presented. The results of operations for any quarter are not necessarily indicative of results for the full year or for any future period.

     The Company's business is not seasonal, therefore year-over-year quarterly comparisons of the Company's results of operations may not be as meaningful as the sequential quarterly comparisons set forth below which tend to reflect the cyclical activity of the semiconductor industry as a whole. Quarterly fluctuations in expenses either are related directly to sales activity and volume, or tend to be a function of personnel costs and the timing of expenses incurred throughout the year.

                      inTEST CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

               (In thousands, except share data)  -- (Continued)


(16) QUARTERLY CONSOLIDATED FINANCIAL DATA (Unaudited)  -- (Continued)


                                                                         Quarters Ended
                                                    ---------------------------------------------------------
                                                       3/31/97        6/30/97       9/30/97        12/31/97        Total
                                                    -------------  ------------  -------------  -------------  ------------
Net revenues                                         $    3,887     $    4,619    $    6,212     $    6,028     $   20,746
Gross margin                                              2,285          2,784         3,893          3,976         12,938
Pro forma earnings before income taxes                    1,000          1,321         2,190          1,896          6,407
Pro forma income taxes                                      462            578           924            716          2,680
Pro forma net earnings                                      538            743         1,266          1,180          3,726
Pro forma net earnings per common share -- basic     $     0.13     $     0.18    $     0.21     $     0.20     $     0.74
Pro forma weighted average common shares out-
 standing -- basic                                    4,091,034      4,331,034     5,911,034      5,911,034      5,068,349
Pro forma net earnings per common share --
 diluted                                             $     0.13     $     0.17    $     0.21     $     0.20     $     0.73
Pro forma weighted average common shares and
 common share equivalents outstanding -- diluted      4,091,034      4,332,242     5,966,413      5,950,235      5,092,490
Other comprehensive earnings (expense)               $      (61)    $       51    $      (65)    $      (78)    $     (153)


                                                                         Quarters Ended
                                                    ---------------------------------------------------------
                                                       3/31/98        6/30/98        9/30/98       12/31/98        Total
                                                    -------------  -------------  ------------  -------------  ------------
Net revenues                                         $    5,626     $    5,163     $    4,449    $    3,837     $   19,075
Gross margin                                              3,426          3,029          2,331         1,887         10,673
Earnings (loss) before income taxes                       1,822          1,458            360          (614)         3,026
Income taxes                                                668            550            133          (252)         1,099
Net earnings (loss)                                       1,154            908            227          (362)         1,927
Net earnings (loss) per common share -- basic        $     0.20     $     0.15     $     0.04    $    (0.06)    $     0.31
Weighted average common shares outstanding --
 basic                                                5,911,034      5,911,034      6,311,849     6,536,034      6,169,596
Net earnings (loss) per common share -- diluted      $     0.19     $     0.15     $     0.04    $    (0.06)    $     0.31
Weighted average common shares and common
 share equivalents outstanding -- diluted             5,924,949      5,918,809      6,317,578     6,575,910      6,186,460
Other comprehensive earnings (expense)               $      (42)    $      (19)    $       19    $      112     $       70


                                                                Quarters Ended
                                                 --------------------------------------------
                                                    3/31/99         6/30/99         9/30/99         Total
                                                 -------------   -------------   ------------   ------------
Net revenues                                      $    4,811      $    6,485     $  10,097      $  21,392
Gross margin                                           2,532           3,506         5,543         11,581
Earnings before income taxes                             297             850         2,242          3,389
Income taxes                                             125             357           901          1,383
Net earnings                                             172             493         1,341          2,006
Net earnings per common share -- basic            $     0.03      $     0.07     $    0.21      $    0.31
Weighted average common shares outstanding --
 basic                                             6,536,034       6,536,034     6,536,034      6,536,034
Net earnings per common share -- diluted          $     0.03      $     0.07     $    0.20      $    0.30
Weighted average common shares and common
 share equivalents outstanding -- diluted          6,602,317       6,591,785     6,626,342      6,606,902
Other comprehensive earnings (expense)            $      (75)     $      (11)    $     168      $      82

                      inTEST CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      (Information as of September 30, 1999 and for the nine months ended
                   September 30, 1998 and 1999 is unaudited)

               (In thousands, except share data)  -- (Continued)


(17) SUBSEQUENT EVENT (Unaudited)

     On December 16, 1999, the Board of Directors of the Company authorized a merger with Temptronic Corporation, a Massachusetts corporation, ("Temptronic"). Each issued and outstanding common share of Temptronic will be exchanged for 0.925 shares of the Company's common stock. Upon closing of the proposed merger, which must be ratified by the shareholders of both the Company and Temptronic, Temptronic will be merged into a to-be-formed wholly-owned subsidiary of the Company.

                      inTEST CORPORATION AND SUBSIDIARIES

               SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS





                                      Balance
                                                                         Additions
                                         at        Acquisition    ------------------------    Balance at
                                     Beginning          of                        Other         End of
                                     of Period      TestDesign     Expense     Deductions       Period
                                    -----------   -------------   ---------   ------------   -----------
Year Ended December 31, 1996
 Bad debt reserve                       $ 45           $--          $ 52         $   1          $  96
 Inventory obsolescence reserve           --            --            56            56             --
 Warranty reserve                         --            --           196           171             25
Year Ended December 31, 1997
 Bad debt reserve                         96            --            61            13            144
 Inventory obsolescence reserve           --            --           178            59            119
 Warranty reserve                         25            --           147           147             25
Year Ended December 31, 1998
 Bad debt reserve                        144            54            (5)           25            168
 Inventory obsolescence reserve          119            38           193           130            220
 Warranty reserve                         25            20           202           202             45


                        Report of Independent Auditors


To the Stockholders and Board of Directors of Temptronic Corporation

We have audited the accompanying consolidated balance sheets of Temptronic Corporation and subsidiaries (the Company) as of June 30, 1999 and 1998, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity, and cash flows for each of the three years in the period ended June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Temptronic Corporation and subsidiaries at June 30, 1999 and 1998, and the consolidated results of their operations and their cash flows for each of the three years in the period ended June 30, 1999, in conformity with accounting principles generally accepted in the United States.


                                                  ERNST & YOUNG LLP

Boston, Massachusetts
August 6, 1999

                    Temptronic Corporation and Subsidiaries

                          Consolidated Balance Sheets



                                                                            June 30
                                                                --------------------------------
                                                                     1999              1998
                                                                --------------   ---------------
Assets
Current assets:
 Cash                                                                $  2,543     $    422,050
 Accounts receivable, net of allowance for doubtful accounts
   of $53,000 in 1999 and $52,000 in 1998                           2,677,026        2,663,213
 Due from related party                                               192,799          274,266
 Inventories                                                        3,507,380        3,994,955
 Income tax receivable                                                     --          250,510
 Prepaid expenses and other current assets                            176,360          288,646
                                                                   ----------     ------------
Total current assets                                                6,556,108        7,893,640
Property and equipment, net                                         1,098,820        1,626,061
Cash surrender value of life insurance                              1,031,320          960,688
Other assets                                                          194,990          130,480
                                                                   ----------     ------------
Total assets                                                      $ 8,881,238     $ 10,610,869
                                                                  ===========     ============
Liabilities and stockholders' equity
Current liabilities:
 Notes payable to bank                                            $ 2,311,922     $  3,508,426
 Accounts payable and accrued expenses                              2,170,567        2,551,693
 Current portion of long-term debt                                    100,000          100,000
 Current portion of obligation under capital lease                     49,211           51,937
                                                                  -----------     ------------
Total current liabilities                                           4,631,700        6,212,056
Long-term debt, net of current portion                                183,334          283,334
Obligation under capital lease, net of current portion                     --           53,424
Stockholders' equity:
 Common stock, $0.01 par value; authorized 3,000,000 shares, issued and outstanding 2,228,982 shares in 1999 and
   2,224,482 shares in 1998                                            22,290           22,245
 Additional paid-in capital                                         5,248,426        5,290,846
 Retained earnings                                                  2,513,377        2,716,615
 Accumulated other comprehensive income (loss)                         (3,434)          18,341
                                                                  -----------     ------------
                                                                    7,780,659        8,048,047
 Less deferred compensation                                           191,347          331,038
 Less note receivable from Equity Participation Plan                3,299,013        3,430,859
 Less treasury stock, at cost; 60,062 shares in 1999 and in
   1998                                                               224,095          224,095
                                                                  -----------     ------------
Total stockholders' equity                                          4,066,204        4,062,055
                                                                  -----------     ------------
Total liabilities and stockholders' equity                        $ 8,881,238     $ 10,610,869
                                                                  ===========     ============

See accompanying notes.

                    Temptronic Corporation and Subsidiaries

                     Consolidated Statements of Operations





                                                               Year ended June 30
                                               ---------------------------------------------------
                                                     1999              1998              1997
                                               ---------------   ---------------   ---------------
Net revenues:
 Product                                       $ 13,520,257       $ 17,774,731      $ 16,380,889
 Service                                          1,702,907          1,555,439         1,664,353
                                               ------------       ------------      ------------
                                                 15,223,164         19,330,170        18,045,242
Cost of revenues                                  8,695,988         10,831,097         9,629,769
                                               ------------       ------------      ------------
Gross profit                                      6,527,176          8,499,073         8,415,473
Operating expenses:
 Selling                                          3,075,523          4,040,107         3,996,661
 Research and engineering                         1,816,047          2,900,411         2,798,897
 General and administrative                       1,600,222          1,906,410         1,835,187
                                               ------------       ------------      ------------
Total operating expenses                          6,491,792          8,846,928         8,630,745
                                               ------------       ------------      ------------
Operating income (loss)                              35,384           (347,855)         (215,272)
Other (income) expense:
 Interest expense                                   283,996            348,943           273,536
 Other income                                       (45,374)           (19,149)         (103,449)
                                               --------------     ------------      ------------
                                                    238,622            329,794           170,087
                                               ------------       ------------      ------------
Loss before income taxes                           (203,238)          (677,649)         (385,359)
Income tax benefit                                       --            (98,779)         (470,000)
                                               ------------       ------------      ------------
Net income (loss)                              $   (203,238)       $  (578,870)     $     84,641
                                               ==============     ============      ============
Earnings (loss) per share:
 Basic                                         $      (0.12)          $  (0.36)     $       0.06
                                               ==============     ============      ============
 Diluted                                       $      (0.12)          $  (0.36)     $       0.05
                                               ==============     ============      ============
Weighted-average common shares outstanding:
 Basic                                            1,628,049          1,586,266         1,501,730
                                               ============       ============      ============
 Diluted                                          1,628,049          1,586,266         1,666,199
                                               ============       ============      ============


See accompanying notes.

                    Temptronic Corporation and Subsidiaries

            Consolidated Statements of Comprehensive Income (Loss)





                                                               Year ended June 30
                                                 ----------------------------------------------
                                                      1999              1998            1997
                                                 --------------   ---------------   -----------
Net income (loss)                                $ (203,238)       $  (578,870)      $ 84,641
Unrealized gains (losses) on foreign currency
 translation adjustments, net of tax                (21,775)             1,094          4,568
                                                 -----------       -----------       --------
Comprehensive income (loss)                      $ (225,013)       $  (577,776)      $ 89,209
                                                 ===========       ===========       ========

See accompanying notes.

                    Temptronic Corporation and Subsidiaries

                Consolidated Statements of Stockholders' Equity





                                                                               Common Stock
                                                                   -------------------------------------
                                                                     Class A      Class B      Class C
                                                                   -----------  -----------  -----------
Balance at June 30, 1996                                            $ 10,000     $  1,563     $  4,306
 Net income
 Other comprehensive income, net of tax
 Conversion of Class B and Class C common stock to
   Class A common stock                                                5,869       (1,563)      (4,306)
 Conversion of note payable to common stock
 Stock options exercised                                               1,876
 Sale of common stock, net of offering costs of
$230,739                                                               4,500
 Deferred compensation related to stock options granted
 Amortization of deferred compensation
 Note receivable from Equity Participation Plan
 Principal payments made by Equity Participation Plan
                                                                    --------     --------     --------
Balance at June 30, 1997                                              22,245           --           --
 Net loss
 Other comprehensive income, net of tax
 Deferred compensation related to stock options granted
 Amortization of deferred compensation
 Elimination of deferred compensation related to stock options forfeited
 Principal payments made by Equity Participation Plan
 Acquisition of treasury stock
                                                                    --------     --------     --------
Balance at June 30, 1998                                              22,245           --           --
 Net loss
 Other comprehensive expense, net of tax
 Deferred compensation related to stock options granted
 Amortization of deferred compensation
 Elimination of deferred compensation related to stock options forfeited
 Stock options exercised                                                  45
 Principal payments made by Equity Participation Plan
                                                                    --------     --------     --------
Balance at June 30, 1999                                            $ 22,290     $     --     $     --
                                                                    ========     ========     ========

                                                                                         Retained
                                                                       Additional     --------------
                                                                    Paid-in Capital      Earnings
                                                                   -----------------  --------------
Balance at June 30, 1996                                              $   845,881      $ 3,210,844
 Net income                                                                                 84,641
 Other comprehensive income, net of tax
 Conversion of Class B and Class C common stock to
   Class A common stock
 Conversion of note payable to common stock                               287,560
 Stock options exercised                                                  685,589
 Sale of common stock, net of offering costs of
   $230,739                                                             2,914,761
 Deferred compensation related to stock options granted                   447,705
 Amortization of deferred compensation
 Note receivable from Equity Participation Plan
 Principal payments made by Equity Participation Plan
                                                                      -----------      -----------
Balance at June 30, 1997                                                5,181,496        3,295,485
 Net loss                                                                                 (578,870)
 Other comprehensive income, net of tax
 Deferred compensation related to stock options granted                   145,290
 Amortization of deferred compensation
 Elimination of deferred compensation related to stock options
   forfeited                                                              (35,940)
 Principal payments made by Equity Participation Plan
 Acquisition of treasury stock
                                                                      -----------      -----------
Balance at June 30, 1998                                                5,290,846        2,716,615
 Net loss                                                                                 (203,238)
 Other comprehensive expense, net of tax
 Deferred compensation related to stock options granted                    46,935
 Amortization of deferred compensation
 Elimination of deferred compensation related to stock options
   forfeited                                                              (89,355)
 Stock options exercised
 Principal payments made by Equity Participation Plan
                                                                      -----------      -----------
Balance at June 30, 1999                                              $ 5,248,426      $ 2,513,377
                                                                      ===========      ===========

See accompanying notes.

                    Temptronic Corporation and Subsidiaries

                                                               Accumulated
                                                                  Other
                                                              Comprehensive
                                                                  Income         Deferred
                                                                  (Loss)       Compensation
                                                             ---------------  --------------
Balance at June 30, 1996                                        $  12,679
 Net income
 Other comprehensive income, net of tax                             4,568
 Conversion of Class B and Class C common stock to
   Class A common stock
 Conversion of note payable to common stock
 Stock options exercised
 Sale of common stock, net of offering costs of
 $230,739
 Deferred compensation related to stock options granted                        $  (447,705)
 Amortization of deferred compensation                                             137,845
 Note receivable from Equity Participation Plan
 Principal payments made by Equity Participation Plan
                                                                ---------      -----------
Balance at June 30, 1997                                           17,247         (309,860)
 Net loss
 Other comprehensive income, net of tax                             1,094
 Deferred compensation related to stock options granted                           (145,290)
 Amortization of deferred compensation                                              88,172
 Elimination of deferred compensation related to stock
   options forfeited                                                                35,940
 Principal payments made by Equity Participation Plan
 Acquisition of treasury stock
                                                                ---------      -----------
Balance at June 30, 1998                                           18,341         (331,038)
 Net loss
 Other comprehensive expense, net of tax                          (21,775)
 Deferred compensation related to stock options granted                            (46,935)
 Amortization of deferred compensation                                              97,271
 Elimination of deferred compensation related to stock
   options forfeited                                                                89,355
 Stock options exercised
 Principal payments made by Equity Participation Plan
                                                                ---------      -----------
Balance at June 30, 1999                                        $  (3,434)     $  (191,347)
                                                                =========      ===========

                                                                    Note                              Total
                                                                 Receivable         Treasury      Stockholders'
                                                                  from EPP           Stock           Equity
                                                             -----------------  ---------------  --------------
Balance at June 30, 1996                                                          $  (905,035)    $  3,180,238
 Net income                                                                                             84,641
 Other comprehensive income, net of tax                                                                  4,568
 Conversion of Class B and Class C common stock to
   Class A common stock                                                                                     --
 Conversion of note payable to common stock                                           712,440        1,000,000
 Stock options exercised                                                                               687,465
 Sale of common stock, net of offering costs of
   $230,739                                                                                          2,919,261
 Deferred compensation related to stock options granted                                                     --
 Amortization of deferred compensation                                                                 137,845
 Note receivable from Equity Participation Plan                $  (3,667,998)                       (3,667,998)
 Principal payments made by Equity Participation Plan                117,693                           117,693
                                                               -------------      -----------     ------------
Balance at June 30, 1997                                          (3,550,305)        (192,595)       4,463,713
 Net loss                                                                                             (578,870)
 Other comprehensive income, net of tax                                                                  1,094
 Deferred compensation related to stock options granted                                                     --
 Amortization of deferred compensation                                                                  88,172
 Elimination of deferred compensation related to stock
   options forfeited                                                                                        --
 Principal payments made by Equity Participation Plan                119,446                           119,446
 Acquisition of treasury stock                                                        (31,500)         (31,500)
                                                               -------------      -----------     ------------
Balance at June 30, 1998                                          (3,430,859)        (224,095)       4,062,055
 Net loss                                                                                             (203,238)
 Other comprehensive expense, net of tax                                                               (21,775)
 Deferred compensation related to stock options granted                                                     --
 Amortization of deferred compensation                                                                  97,271
 Elimination of deferred compensation related to stock
   options forfeited                                                                                        --
 Stock options exercised                                                                                    45
 Principal payments made by Equity Participation Plan                131,846                           131,846
                                                               -------------                      ------------
Balance at June 30, 1999                                       $  (3,299,013)     $  (224,095)    $  4,066,204
                                                               =============      ===========     ============

See accompanying notes.

                    Temptronic Corporation and Subsidiaries

                     Consolidated Statements of Cash Flows





                                                                            Year ended June 30
                                                            ---------------------------------------------------
                                                                  1999              1998              1997
                                                            ---------------   ---------------   ---------------
Operating activities
Net income (loss)                                            $   (203,238)      $  (578,870)     $     84,641
Adjustments to reconcile net income (loss) to net cash
 provided (used) by operating activities:
 Compensation relating to stock options                            97,271            94,633            74,733
 Provision for (recovery of) allowance for doubtful
   accounts                                                         1,000            (8,000)           15,000
 Depreciation and amortization                                    576,673           585,708           556,622
 Gain on sale of equipment                                       (220,247)         (165,824)         (111,613)
 Deferred taxes                                                        --           330,000          (330,000)
 Changes in operating assets and liabilities:
   Accounts receivable and due from related party                  51,543           361,112          (641,099)
   Inventories                                                    484,498          (883,864)          (89,303)
   Prepaid expenses and other                                      47,776          (126,714)           16,981
   Accounts payable and accrued expenses                         (377,655)          (53,645)         (165,749)
   Income taxes receivable / payable                              250,510           (49,586)         (287,001)
                                                             ------------       -----------      ------------
Net cash provided (used) by operating activities                  708,131          (495,050)         (876,788)
Investing activities
Acquisition of equipment                                         (165,984)         (902,287)         (790,359)
Net proceeds from sale of equipment                               336,579           391,540           204,047
(Increase) decrease in cash surrender value of life
 insurance                                                        (70,632)          417,856          (106,828)
                                                             ------------       -----------      ------------
Net cash provided (used) by investing activities                   99,963           (92,891)         (693,140)
Financing activities
Net (repayments of) proceeds from notes payable to bank        (1,196,504)          786,668         1,931,891
Proceeds from long-term debt                                           --                --           500,000
Repayments of long-term debt                                     (100,000)         (100,839)          (29,227)
Acquisition of treasury stock                                          --           (31,500)               --
Net proceeds from sale of Class A common stock                         --                --         2,919,261
Net proceeds from stock options exercised                              45                --           527,465
Note receivable (issuance to) repayments from EPP                 131,846           119,446        (3,550,305)
Payments related to loans on life insurance policies                   --                --          (500,040)
Payments under capital leases                                     (56,150)          (57,050)          (63,432)
                                                             ------------       -----------      ------------
Net cash (used) provided by financing activities               (1,220,763)          716,725         1,735,613
Effect of exchange rate changes on cash                            (6,838)          (12,677)           (7,941)
                                                             ------------       -----------      ------------
Net (decrease) increase in cash                                  (419,507)          116,107           157,744
Cash balance at beginning of year                                 422,050           305,943           148,199
                                                             ------------       -----------      ------------
Cash balance at end of year                                  $      2,543       $   422,050      $    305,943
                                                             ============       ===========      ============
Supplemental disclosure of cash flow information:
 Cash paid for interest                                      $    284,021       $   350,228      $    264,151
                                                             ============       ===========      ============
Supplemental disclosure of financing activities:
 Conversion of note payable from related party into
   200,000 shares of Class A common stock                    $         --       $        --      $  1,000,000
                                                             ============       ===========      ============


See accompanying notes.

                    Temptronic Corporation and Subsidiaries

                  Notes to Consolidated Financial Statements

                                 June 30, 1999


1. Organization


     Temptronic Corporation (the Company) is engaged in the manufacture, sale and service of temperature control instruments used in the electronics industry. The Company's principal customers are large electronics manufacturers throughout the world.

2. Summary of Significant Accounting Policies


     The accompanying consolidated financial statements reflect the application of certain significant accounting policies described below and elsewhere in the accompanying consolidated financial statements and notes.


Use of Estimates


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Principles of Consolidation


     The accompanying consolidated financial statements include the accounts of Temptronic Corporation, its wholly-owned subsidiary and its 95%-owned foreign subsidiary. All material intercompany accounts and transactions have been eliminated. Minority interest in the Company's 95%-owned foreign subsidiary is not material.


Concentration of Credit Risk


     The Company provides credit in the normal course of business and, accordingly, performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses. These allowances, when realized, have been within the range of management's expectations. Credit risk on trade receivables is minimized as a result of the large and diverse nature of the Company's worldwide customer base. Credit losses have consistently been within management's estimates.


Inventories


     Inventories are stated at the lower of cost or market as determined under the first-in, first-out (FIFO) method.


Property and Equipment


     Property and equipment are stated at cost. Provisions for depreciation and amortization on property and equipment are calculated by the straight-line method over the expected useful lives of the assets as follows:



                                         Estimated Useful Life
                                         ---------------------------------------
       Machinery and equipment           5 years
       Equipment under capital lease     Lesser of useful life or life of lease
       Demonstration equipment           3-4 years
       Furniture and fixtures            3-7 years
       Leasehold improvements            Lesser of useful life or life of lease

                    Temptronic Corporation and Subsidiaries

                                 June 30, 1999

2. Summary of Significant Accounting Policies  -- (Continued)

Foreign Currency Translation


     The Company translates the financial statement items of its foreign subsidiary in accordance with Statement of Financial Accounting Standards No. 52, Foreign Currency Translation (SFAS No. 52). In translating the accounts of the foreign subsidiary into U.S. dollars, assets and liabilities are translated at the rate of exchange in effect at year end, while stockholders' equity is translated at historical rates. Income statement items are translated at average currency exchange rates for the year. The resulting translation adjustment is included as part of accumulated other comprehensive income (loss) in the accompanying consolidated balance sheets. Transaction gains and losses included in income were not significant.


Stock-Based Compensation


     The Company grants stock options for a fixed number of shares to employees and nonemployee directors with an exercise price equal to or less than the fair value of the shares at the date of grant. The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25), and related interpretations in accounting for its stock-based compensation plans. Under APB No. 25, when the exercise price of options granted to employees equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. Stock options granted to nonemployees are accounted for under SFAS No. 123, Stock-Based Compensation, based upon the fair value of the options on the date of grant.


Income Taxes


     The Company provides for income taxes under SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.


Financial Instruments


     The estimated fair values of the Company's consolidated financial instruments, which include cash, accounts receivable, accounts payable and accrued expenses, approximate their carrying value due to the short maturity of these instruments as of June 30, 1999 and 1998. The estimated fair values of the Company's note payable, capital lease obligations and long-term debt approximates their carrying value based upon the current rates offered to the Company for similar type arrangements.


Revenue Recognition


     Revenues from equipment sales are recognized at the time the equipment is shipped. Service revenues are recognized as the services are performed.


Research and Engineering


     Expenditures for research and engineering are expensed as incurred. Included in these expenses are research and development expenditures of approximately $1,800,000 in 1999, $2,900,000 in 1998 and $2,800,000 in 1997.

                    Temptronic Corporation and Subsidiaries

                                 June 30, 1999

2. Summary of Significant Accounting Policies  -- (Continued)

Warranty Costs

     The Company warrants its products against defects in design, materials and workmanship for a maximum period of one year. A provision for estimated future costs related to warranty expense is recognized at the time of sale and periodically adjusted to reflect actual experience.


Comprehensive Income (Loss)

     The Company adopted SFAS No. 130, Reporting Comprehensive Income, in 1999. SFAS No. 130 establishes new rules for the reporting and display of comprehensive income (loss) and its components; however, the adoption of SFAS No. 130 had no impact on the Company's results of operations or financial position. SFAS No. 130 requires the Company's foreign currency translation adjustments, which prior to adoption were reported as a separate component in stockholders' equity, to be included in accumulated other comprehensive income
(loss). Prior year financial statements have been presented to conform with the requirements of SFAS No. 130.


Segment and Related Information

     Effective July 1, 1998, the Company adopted SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. SFAS No. 131 superseded SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas and major customers. The adoption of SFAS No.131 did not affect operations or financial position, but did affect the disclosure of segment and related information.


New Accounting Pronouncement

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which is required to be adopted in fiscal years beginning after June 15, 2000. Management does not anticipate that the adoption of SFAS No. 133 will have a significant effect on earnings or the financial position of the Company.

3. Earnings (Loss) Per Share

     In 1997, the Financial Accounting Standards Board issued SFAS No. 128, Earnings per Share. SFAS No. 128 replaces the calculation of primary and fully diluted earnings per share with basic and diluted earning per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is similar to fully diluted earnings per share.

                    Temptronic Corporation and Subsidiaries

                                 June 30, 1999

3. Earnings (Loss) Per Share  -- (Continued)

     The following table sets forth the computation of earnings (loss) per share for the years ended June 30:



                                                             1999             1998             1997
                                                        --------------   --------------   --------------
Basic Earnings (Loss) Per Share
Numerator:
 Net income (loss) ..................................     $ (203,238)      $ (578,870)     $    84,641
Denominator:
 Weighted-average common shares outstanding .........      1,628,049        1,586,266        1,501,730
                                                          ----------       ----------      -----------
Basic earnings (loss) per share .....................     $    (0.12)      $    (0.36)     $      0.06
                                                          ==========       ==========      ===========
Diluted Earnings (Loss) Per Share
Numerator:
 Net income (loss) ..................................     $ (203,238)      $ (578,870)     $    84,641
Denominator:
 Weighted-average common shares outstanding .........      1,628,049        1,586,266        1,501,730
 Dilutive effect of stock options ...................             --               --          164,469
                                                          ----------       ----------      -----------
 Shares used in computing diluted earnings (loss)
   per share ........................................      1,628,049        1,586,266        1,666,199
                                                          ----------       ----------      -----------
Diluted earnings (loss) per share ...................     $    (0.12)      $    (0.36)     $      0.05
                                                          ==========       ==========      ===========

     Weighted-average common shares exclude unallocated shares of common stock held by the Company's Equity Participation Plan (see Note 12). Options to purchase shares of common stock during the years ended June 30, 1999 and 1998, and convertible notes payable for the year ended June 30, 1997, were excluded from the calculation of diluted net loss per share as the effect of their inclusion would have been antidilutive.


4. Inventories


     Inventories consist of the following at June 30:



                                                        1999            1998
                                                   -------------   -------------
       Purchased parts and components ..........    $2,943,024      $3,563,624
       Work-in-process .........................       279,456         352,850
       Finished goods ..........................       284,900          78,481
                                                    ----------      ----------
                                                    $3,507,380      $3,994,955
                                                    ==========      ==========

5. Property and Equipment


     Property and equipment consist of the following at June 30:



                                                                        1999            1998
                                                                   -------------   -------------
       Machinery and equipment .................................    $3,657,361      $3,627,207
       Leasehold improvements ..................................       996,324         987,441
       Demonstration equipment .................................       513,275         643,368
       Furniture and fixtures ..................................       275,756         275,756
                                                                    ----------      ----------
                                                                     5,442,716       5,533,772
       Less accumulated depreciation and amortization ..........     4,343,896       3,907,711
                                                                    ----------      ----------
                                                                    $1,098,820      $1,626,061
                                                                    ==========      ==========

                    Temptronic Corporation and Subsidiaries

                                 June 30, 1999

6. Accounts Payable and Accrued Expenses


     Accounts payable and accrued expenses consist of the following at June 30:




                                                                1999            1998
                                                           -------------   -------------
       Trade accounts payable ..........................    $1,509,636      $1,673,188
       Accrued compensation and related items ..........       256,091         297,922
       Accrued warranty costs ..........................       100,561         100,000
       Other ...........................................       304,279         480,583
                                                            ----------      ----------
                                                            $2,170,567      $2,551,693
                                                            ==========      ==========

7. Debt


Notes Payable to Bank


     The Company had a maximum borrowing capacity of $5.0 million under two lines of credit with a bank, subject to a borrowing limitation based on a maximum percentage of qualified inventories and accounts receivable. At June 30, 1999, the Company had approximately $3,567,000 of borrowing capacity available under those lines, of which the Company had $2,311,922 of borrowings outstanding at the bank's prime interest rate (7.75% at June 30, 1999). The weighted-average interest rate on outstanding borrowings under the line of credits in 1999 and 1998 was 7.99% and 8.75%, respectively. In July 1999, the lines of credit were renewed and reduced by the Company to a maximum borrowing capacity of $4.0 million. The lines of credit are collateralized by a security interest in the Company's inventories, accounts receivable and equipment. The line of credit agreements contain certain covenants with which the Company must comply, including the maintenance of certain financial ratios. The Company was in compliance with these covenants at June 30, 1999.


Term Note


     In May 1997, the Company entered into a note agreement for $500,000 with a bank in which interest is based on the bank's prime rate plus 0.75% (8.50% at June 30, 1999) and is collateralized by a security interest in the Company's inventories, accounts receivable and equipment. The note matures on May 2, 2002. The note agreement contains certain covenants with which the Company must comply, including the maintenance of certain financial ratios.

     Principal maturities of the term note subsequent to 1999 amount to $100,000 in 2000, $100,000 in 2001 and $83,334 in 2002.


8. Note Receivable from Equity Participation Plan


     On November 6, 1996, the Company entered into an agreement with the Temptronic Corporation Equity Participation Plan (EPP) to provide the EPP with cash of $3,667,998 in exchange for a note receivable. The note bears interest at 10% and matures on September 30, 2011. The note allowed the EPP to purchase approximately 611,333 shares of Class A common stock at $6.00 from certain shareholders of the Company for a total cost of $3,667,998. In connection with this agreement, the Company has agreed to make an annual contribution to the EPP in the amount of principal plus interest due on the EPP's note (see Note
12).

9. Stock Redemption Agreement


     In 1982, the Company entered into a stock redemption agreement with certain individuals who were then officer-stockholders. Under the terms of the agreement, in the event of death of such stockholders, the Company is required to purchase their shares at a price equal to the appraised value as of the date of death.

                    Temptronic Corporation and Subsidiaries

                                 June 30, 1999

9. Stock Redemption Agreement  -- (Continued)

As of June 30, 1999 and 1998, the appraised value of the stockholders' shares (based on the most recent stock appraisals obtained by the Company) amounted to $1,677,893 and $2,349,050, respectively. The commitment is funded by life insurance policies with a face value of $2,796,232 as of June 30, 1999 and 1998.

10. Lease Obligations


     The Company leases its present facility under an operating lease expiring in August 2001. Rent expense charged to income for the years ended June 30, 1999, 1998 and 1997 was approximately $519,000, $581,000 and $518,000, respectively, net of sublease income of approximately $29,000 in 1998 and $130,000 in 1997. There was no sublease income during 1999.

     The Company also leases certain machinery and equipment, which is capitalized in accordance with generally accepted accounting principles.

     Minimum lease payments through the expiration of the leases are approximately as follows:



                                                              Capital      Operating
                                                               Leases        Leases
                                                             ---------   -------------
       Year ending June 30, 2000 .........................    $52,195     $  519,103
       2001 ..............................................         --        519,679
       2002 ..............................................         --         96,709
                                                              -------     ----------
       Total minimum lease payments ......................     52,195     $1,135,491
                                                                          ==========
       Less amounts representing interest ................      2,984
                                                              -------
       Present value of remaining lease payments .........     49,211
       Less amounts due within one year ..................     49,211
                                                              -------
       Amounts due after one year ........................    $    --
                                                              =======


     Assets under capital lease are capitalized using interest rates appropriate at the inception of each lease. The net book value of assets under capital lease amounted to $47,208 and $93,591 at June 30, 1999 and 1998, respectively. Assets under capital lease are net of accumulated amortization of $170,671 and $149,498 at June 30, 1999 and 1998, respectively. Amortization of assets under capital lease obligations is included in depreciation expense.


11. Stock Options


     Pro forma net income (loss) information is required by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS No. 123. The fair values for these options were estimated at the date of grant using a binomial pricing model. The following weighted-average assumptions were made for grants in 1999, 1998 and 1997, respectively:




                                            1999       1998       1997
                                          --------   --------   --------
  Dividend yield ......................       --         --         --
  Expected life of options (in years) .      5.0        5.0        6.2
  Expected volatility .................       --         --         --
  Risk-free interest rate .............      5.8%       6.5%       6.1%


     For purposes of pro forma net income (loss), the estimated fair value of the options is amortized to expense over the options' vesting period. For the years ended June 30, 1999, 1998 and 1997, pro forma net income (loss) would have been as follows:

                    Temptronic Corporation and Subsidiaries

                                 June 30, 1999

11. Stock Options  -- (Continued)


                                                     1999
                                         -----------------------------
                                          As Reported      Pro Forma
                                         -------------  --------------
Net income (loss) .....................   $ (203,238)     $ (233,442)
                                          ==========      ==========
Basic earnings (loss) per share .......   $    (0.12)     $    (0.14)
                                          ==========      ==========
Diluted earnings (loss) per share .....   $    (0.12)     $    (0.14)
                                          ==========      ==========



                                                     1998                          1997
                                         -----------------------------  ---------------------------
                                          As Reported      Pro Forma     As Reported     Pro Forma
                                         -------------  --------------  -------------  ------------
Net income (loss) .....................   $ (578,870)     $ (586,913)     $ 84,641       $ 75,926
                                          ==========      ==========      ========       ========
Basic earnings (loss) per share .......   $    (0.36)     $    (0.37)     $   0.06       $   0.05
                                          ==========      ==========      ========       ========
Diluted earnings (loss) per share .....   $    (0.36)     $    (0.37)     $   0.05       $   0.05
                                          ==========      ==========      ========       ========

     The effects on pro forma net income (loss) and earnings (loss) per share of expensing the estimated fair market value of stock options are not necessarily representative of the effects on reported net income for future years due to such factors as the vesting period of the stock options and the potential for issuance of additional stock options in future years. Because SFAS No. 123 is applicable only to options granted subsequent to June 1995, its pro forma effect is not fully reflected until fiscal year 1999.


     Both qualified and nonqualified options are granted by the Board of Directors. Option activity is summarized below:



                                                      1999                       1998                       1997
                                            -------------------------  -------------------------  -------------------------
                                                           Weighted-                  Weighted-                   Weighted-
                                                            Average                    Average                     Average
                                                            Exercise                   Exercise                   Exercise
                                               Shares        Price        Shares        Price         Shares        Price
                                            ------------  -----------  ------------  -----------  -------------  ----------
Outstanding at beginning of year .........     282,005      $ 2.25         285,371     $ 2.41          430,531     $ 2.82
Granted ..................................      55,000        3.75          17,000       0.01           42,500       0.01
Expired or canceled ......................     (85,026)       3.09         (20,366)      2.59               --         --
Exercised ................................      (4,500)       0.01              --         --         (187,660)      2.82
                                               -------                     -------                    --------
Outstanding at end of year ...............     247,479        2.34         282,005       2.25          285,371       2.41
                                               =======      ======         =======      ======        ========      ======
Exercisable at end of year ...............     155,810      $ 2.27         207,688     $ 2.89          198,841      $ 3.17
                                               =======      ======         =======      ======        ========      ======
Weighted-average fair value of
 options granted during the year             $    0.94                   $    6.24                  $    6.24
                                             =========                   =========                   ==========

     The following table presents weighted-average price and life information about significant option groups outstanding at June 30, 1999:



                                    Options Outstanding                  Options Exercisable
                         ------------------------------------------   --------------------------
                                           Weighted-
                                            Average       Weighted                     Weighted-
                                           Remaining       Average                      Average
       Range of              Number       Contractual     Exercise        Number       Exercise
    Exercise Prices       Outstanding         Life          Price      Exercisable       Price
----------------------   -------------   -------------   ----------   -------------   ----------
 $             0.01          92,591           6.2          $ 0.01         60,282       $ 0.01
 $       3.50-$4.10         154,888           6.5            3.73         95,528         3.70
                            -------                                       ------
                            247,479                                      155,810
                            =======                                      =======

12. Retirement and Profit-Sharing Plans


     During fiscal year 1982, the Company established an Equity Participation Plan (EPP) covering substantially all employees. The Company contributed approximately $25,000 to the EPP in 1996. On November 6, 1996, the Company provided the EPP $3,667,998 in exchange for a note receivable to purchase 611,333 shares of stock from certain shareholders of the Company. The amount of the note to the EPP was recorded as a reduction of shareholders' equity. As the Company makes tax-deductible contributions to the EPP, shares acquired with the note proceeds are allocated to EPP participants and the amount in shareholders'

                    Temptronic Corporation and Subsidiaries

                                 June 30, 1999

12. Retirement and Profit-Sharing Plans  -- (Continued)

equity is reduced. Shares acquired are allocated to participant accounts on September 30 of each plan year. In 1999, 1998 and 1997, the Company contributed approximately $470,000, $470,000 and $352,000, respectively, to the EPP and recorded interest income of $338,000, $350,000 and $235,000, respectively, on the EPP note. At June 30, 1999, the EPP owned 719,089 shares of stock with a fair market value of $2,696,584 of which 189,267 shares were allocated to participants. The remaining shares will be allocated to participants in the future under EPP guidelines.

     The Company adopted a 401(k) plan (the Plan) in 1988. The Plan covers all U.S. employees, subject to minimum age and experience requirements. The Company made matching contributions to the 401(k) plan during 1999, 1998 and 1997 of approximately $76,000, $97,000 and $92,000, respectively.

13. Income Taxes

     Income tax expense (benefit) consists of the following:



                                          Year ended June 30
                               ----------------------------------------
                                1999         1998             1997
                               ------   --------------   --------------
  Current:
  Federal ..................   $ --       $ (428,779)      $ (140,000)
  State ....................     --               --               --
                               ----       ----------       ----------
                                 --         (428,779)        (140,000)
  Deferred:
  Federal ..................     --          330,000         (330,000)
  State ....................     --               --               --
                               ----       ----------       ----------
                                 --          330,000         (330,000)
                               ----       ----------       ----------
  Income tax ...............   $ --       $  (98,779)      $ (470,000)
                               ====       ==========       ==========


     No income tax payments were made in fiscal 1999, 1998 and 1997.

     The provision for income taxes differs from the amount computed by applying the statutory federal and state income tax rates to loss before income taxes as follows:



                                                                 Year ended June 30
                                                    ---------------------------------------------
                                                         1999            1998            1997
                                                    -------------   -------------   -------------
       Tax provision at statutory rates .........       (40.3)%         (40.3)%         (40.3)%
       Permanent differences ....................       (34.4)           (0.5)           (3.1)
       Other ....................................        74.7            26.2           (78.6)
                                                        -----           -----          ------
                                                          0.0%          (14.6)%        (122.0)%
                                                        =====           =====          ======


     Other includes the effect of increases in the Company's valuation allowance of $349,000 in 1999, $369,000 in 1998 and $110,000 in 1997.

                    Temptronic Corporation and Subsidiaries

                                 June 30, 1999

13. Income Taxes  -- (Continued)

     Deferred income taxes consist of the following at June 30:



                                                     1999             1998            1997
                                               ---------------   -------------   -------------
       Deferred tax assets:
        Net operating loss and tax credit
          carryforwards ....................    $    769,000      $  375,000      $  310,000
        Book over tax depreciation .........         146,000         177,000         204,000
        Inventory valuation ................         152,000         167,000         148,000
        Vacation accrual ...................          92,000          49,000          97,000
        Other ..............................         149,000         170,000         119,000
                                                ------------      ----------      ----------
                                                   1,308,000         938,000         878,000
        Less valuation allowance for
          deferred tax assets ..............      (1,256,000)       (907,000)       (538,000)
                                                ------------      ----------      ----------
                                                      52,000          31,000         340,000
       Deferred tax liabilities:
        Capitalized patent costs ...........         (52,000)        (31,000)        (10,000)
                                                ------------      ----------      ----------
        Net deferred tax assets ............    $         --      $       --      $  330,000
                                                ============      ==========      ==========


     A valuation allowance has been established to reflect the uncertainty of sufficient future taxable income to utilize available deferred tax assets beyond the amount the Company has available for net operating loss carrybacks.

     The Company has research and development credit carryforwards of approximately $406,000, investment tax credit carryforwards of approximately $14,000, alternative minimum tax credit carryforwards of approximately $62,000, and federal and state net operating loss carryforwards of approximately $429,000 and $1,843,000, respectively, available at June 30, 1999 to offset future taxable income. The above credits and net operating loss carryforwards expire through fiscal year 2014 and 2019, respectively. Net operating loss carryforwards and tax credits are subject to review and possible adjustment by the Internal Revenue Service. In addition, the occurrence of certain events, including significant changes in ownership interests, may limit the amount of the net operating loss carryforwards available to be used in any given year.


14. Related Party


     The Company has transactions in the normal course of business with Hakuto Corporation. As of June 30, 1999, Hakuto Corporation owned 700,000 shares of the Company's outstanding stock. During fiscal 1999, 1998 and 1997, the Company sold product at market prices totaling approximately $1.3 million, $3.3 million and $2.3 million, respectively, to Hakuto Corporation. At June 30, 1999 and 1998, accounts receivable from Hakuto Corporation amounted to approximately $193,000 and $274,000, respectively.


15. Segment Reporting and Related Information


Segment and Geographical Areas


     To date, the Company has viewed its operations and manages its business as principally one operating segment. As a result, the financial statement disclosed herein represents all of the material financial information related to the Company's principal operating segment. The following table provides information relating to the Company's consolidated net revenues from unaffiliated customers in particular geographical areas for the years ended June 30:

                    Temptronic Corporation and Subsidiaries

                                 June 30, 1999

15. Segment Reporting and Related Information  -- (Continued)


                                           1999            1998            1997
                                      -------------   -------------   -------------
       United States ..............   $ 8,274,089     $ 9,536,084     $ 8,820,118
       Asia - Pacific Rim .........     3,506,058       7,399,645       6,220,499
       Europe .....................     2,763,206       1,900,344       2,520,220
       Other ......................       679,811         494,097         484,405
                                      -----------     -----------     -----------
                                      $15,223,164     $19,330,170     $18,045,242
                                      ===========     ===========     ===========


     For the years ended June 30, 1999, 1998 and 1997, the Company's facilities located in the United States manufactured, serviced and distributed all products to customers worldwide. During the years ended June 30, 1999, 1998 and 1997, the Company had sales to Japan of approximately $1,978,000, $4,679,000 and $3,198,000, respectively. Transfers between geographical areas were not material for the years ended June 30, 1999, 1998 and 1997.


Significant Customers

     Net revenues from two customers as a percent of total net revenues of the Company amounted to 20.9% and 8.7% in 1999, 17.4% and 17.1% in 1998, and 14.1%
and 13.0% in 1997. Accounts receivable from these two customers as a percent of total accounts receivable of the Company amounted to 21.4% and 6.7% as of June 30, 1999, and 17.7% and 9.3% as of June 30, 1998.

                    Temptronic Corporation and Subsidiaries
                     Condensed Consolidated Balance Sheet
                              September 30, 1999
                                  (Unaudited)



Assets
Current assets:
 Cash ..................................................................   $    3,648
 Accounts receivable, net of allowance for doubtful accounts of $54,000     3,000,016
 Due from related party ................................................      235,404
 Inventories ...........................................................    3,581,966
 Prepaid expenses and other current assets .............................      187,958
                                                                           ----------
 Total current assets ..................................................    7,008,992
Property and equipment, net ............................................      961,317
Cash surrender value of life insurance .................................    1,048,939
Other assets ...........................................................       91,216
                                                                           ----------
Total assets ...........................................................   $9,110,464
                                                                           ==========
Liabilities and stockholders' equity
Current liabilities:
 Notes payable to bank .................................................   $2,120,295
 Accounts payable and accrued expenses .................................    2,278,828
 Current portion of long-term debt .....................................      100,000
 Current portion of obligation under capital lease .....................       35,935
                                                                           ----------
 Total current liabilities .............................................    4,535,058
Long-term debt, net of current portion .................................      158,333
Stockholders' equity:
 Common stock, $0.01 par value; authorized 3,000,000 shares, issued and
   outstanding 2,231,782 shares ........................................       22,318
 Additional paid-in capital ............................................    5,237,726
 Retained earnings .....................................................    2,798,487
 Accumulated other comprehensive income ................................        7,749
                                                                           ----------
                                                                            8,066,280
 Less deferred compensation ............................................      161,146
 Less note receivable from Equity Participation Plan ...................    3,263,966
 Less treasury stock, at cost; 60,062 shares ...........................      224,095
                                                                           ----------
 Total stockholders' equity ............................................    4,417,073
                                                                           ----------
Total liabilities and stockholders' equity .............................   $9,110,464
                                                                           ==========

See accompanying notes.

                    Temptronic Corporation and Subsidiaries
                Condensed Consolidated Statements of Operations
                                  (Unaudited)




                                              Three months ended September 30,
                                              --------------------------------
                                                   1999              1998
                                              -------------    ---------------
Net revenues:
 Product ..................................    $4,598,027        $3,524,752
 Service ..................................       545,102           406,680
                                               ----------        ----------
                                                5,143,129         3,931,432
Cost of revenues ..........................     3,003,034         2,267,227
                                               ----------        ----------
Gross profit ..............................     2,140,095         1,664,205
Operating expenses:
 Selling ..................................       815,236           819,625
 Research and engineering .................       403,568           400,537
 General and administrative ...............       591,340           443,492
                                               ----------        ----------
Total operating expenses ..................     1,810,144         1,663,654
                                               ----------        ----------
Operating income ..........................       329,951               551
Other (income) expense:
 Interest expense .........................        52,679            87,121
 Other income .............................        (7,838)          (15,051)
                                               ----------        ----------
                                                   44,841            72,070
                                               ----------        ----------
Income (loss) before income taxes .........       285,110           (71,519)
Income taxes ..............................            --                --
                                               ----------        ----------
Net income (loss) .........................    $  285,110        $  (71,519)
                                               ==========        ==========
Earnings (loss) per share:
Basic .....................................    $     0.17        $    (0.04)
                                               ==========        ==========
Diluted ...................................    $     0.16        $    (0.04)
                                               ==========        ==========
Weighted-average common shares outstanding:
 Basic ....................................     1,639,784         1,595,118
                                               ==========        ==========
 Diluted ..................................     1,732,672         1,595,118
                                               ==========        ==========


See accompanying notes.

                    Temptronic Corporation and Subsidiaries
       Condensed Consolidated Statements of Comprehensive Income (Loss)
                                  (Unaudited)




                                                              Three months ended September 30,
                                                              --------------------------------
                                                                  1999                1998
                                                              -----------        -------------
Net income (loss) .......................................      $285,110            $ (71,519)
Unrealized gains (losses) on foreign currency translation
 adjustments, net of tax ................................        11,183              (25,108)
                                                               --------            ---------
Comprehensive income (loss) .............................      $296,293            $ (96,627)
                                                               ========            =========

See accompanying notes.

                    Temptronic Corporation and Subsidiaries
                Condensed Consolidated Statements of Cash Flows
                                  (Unaudited)




                                                                    Three months ended September 30,
                                                                    -------------------------------
                                                                         1999            1998
                                                                    -------------   ---------------
Operating activities
Net income (loss) ...............................................    $  285,110      $  (71,519)
Adjustments to reconcile net income (loss) to net cash provided
 (used) by operating activities:
 Compensation relating to stock options .........................        19,501          25,074
 Provision for allowance for doubtful accounts ..................         1,000           2,000
 Depreciation and amortization ..................................       134,257         155,169
 Gain on sale of equipment ......................................       (26,641)       (131,272)
 Changes in operating assets and liabilities:
   Accounts receivable and due from related party ...............      (354,174)        324,784
   Inventories ..................................................       (80,490)        230,804
   Prepaid expenses and other ...................................        93,101         (31,938)
   Accounts payable and accrued expenses ........................       106,632        (697,660)
   Income taxes receivable/payable ..............................            --         (68,448)
                                                                     ----------      ----------
Net cash provided (used) by operating activities ................       178,296        (263,006)
Investing activities
Acquisition of equipment ........................................       (22,891)        (48,631)
Net proceeds from sale of equipment .............................        52,977         192,071
Increase in cash surrender value of life insurance ..............       (17,619)        (16,647)
                                                                     ----------      ----------
Net cash provided by investing activities .......................        12,467         126,793
Financing activities
Net repayments of note payable to bank ..........................      (191,627)       (125,951)
Repayments of long-term debt ....................................       (25,001)        (16,667)
Net proceeds from stock options exercised .......................            28              45
Note receivable payments from Equity Participation Plan .........        35,047          31,751
Payments under capital lease ....................................       (13,276)        (22,613)
                                                                     ----------      ----------
Net cash used in financing activities ...........................      (194,829)       (133,435)
Effect of exchange rate changes on cash .........................         5,171         (17,929)
                                                                     ----------      ----------
Net increase (decrease) in cash .................................         1,105        (287,577)
Cash balance at beginning of period .............................         2,543         422,050
                                                                     ----------      ----------
Cash balance at end of period ...................................    $    3,648      $  134,473
                                                                     ==========      ==========

     See accompanying notes.

                    Temptronic Corporation and Subsidiaries

              Notes to Condensed Consolidated Financial Statements

                              September 30, 1999
                                  (Unaudited)

1. Organization

     Temptronic Corporation (the Company) is engaged in the manufacture, sale and service of temperature control instruments used in the electronics industry. The Company's principal customers are large electronics manufacturers throughout the world. To date, the Company has viewed and manages its business as principally one operating segment.


2. Interim Financial Reporting

     The interim unaudited condensed consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission and in accordance with generally accepted accounting principles. Accordingly, certain information and footnote disclosures normally included in annual consolidated financial statements have been omitted or condensed. In the opinion of management, all necessary adjustments (consisting of only normal recurring accruals) have been made to provide a fair presentation. The operating results for the three months ended September 30, 1999 are not necessarily indicative of the results that may be expected for the year ending June 30, 2000.


3. Inventories

     Inventories consist of the following at September 30, 1999:



  Purchased parts and components .........    $3,217,826
  Work-in-process ........................       163,154
  Finished goods .........................       200,986
                                              ----------
                                              $3,581,966
                                              ==========


4. Income Taxes

     The Company has research and development credit, investment tax credit, alternative minimum tax credit, and federal and state net operating loss carryforwards, respectively, available at September 30, 1999 to offset future taxable income. Net operating loss carryforwards and tax credits are subject to review and possible adjustment by the Internal Revenue Service. In addition, the occurrence of certain events, including significant changes in ownership interests, may limit the amount of the net operating loss carryforwards available to be used in any given year.

5. Earnings (Loss) Per Share

     In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings per Share (SFAS No. 128). SFAS No. 128 replaces the calculation of primary and fully diluted earnings per share with basic and diluted earning per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is similar to fully diluted earnings per share. The following table sets forth the computation of earnings (loss) per share for the three months ended September 30:

                    Temptronic Corporation and Subsidiaries

                              September 30, 1999
                                  (Unaudited)

5. Earnings (Loss) Per Share  -- (Continued)


                                                                   1999             1998
                                                              --------------   -------------
     Basic Earnings (Loss) Per Share
     Numerator:
       Net income (loss) ..................................    $   285,110      $  (71,519)
     Denominator:
       Weighted-average common shares outstanding .........      1,639,784       1,595,118
                                                               -----------      ----------
     Basic earnings (loss) per share ......................    $      0.17      $    (0.04)
                                                               ===========      ==========
     Diluted Earnings (Loss) Per Share
     Numerator:
       Net income (loss) ..................................    $   285,110      $  (71,519)
     Denominator:
       Weighted-average common shares outstanding .........      1,639,784       1,595,118
       Dilutive effect of stock options ...................         92,888              --
                                                               -----------      ----------
       Shares used in computing diluted earnings (loss)
        per share .........................................      1,732,672       1,595,118
                                                               -----------      ----------
     Diluted earnings (loss) per share ....................    $      0.16      $    (0.04)
                                                               ===========      ==========


     Weighted-average common shares exclude unallocated shares of common stock held by the Company's Equity Participation Plan. Options to purchase shares of common stock during the three months ended September 30, 1998 were excluded from the calculation of diluted net loss per share as the effect of their inclusion would have been antidilutive.


6. Subsequent Event


Agreement and Plan of Merger and Reorganization

     The Company has entered into an Agreement and Plan of Merger and Reorganization, dated January 4, 2000, with inTEST Corporation of Cherry Hill, New Jersey (the Agreement). The Agreement is subject to satisfaction of certain closing transactions, among which is an effective Form S-4 Registration Statement.

                                   APPENDIX A

                      AMENDED AND RESTATED AGREEMENT AND
                       PLAN OF MERGER AND REORGANIZATION

                               TABLE OF CONTENTS



                                                                              Page
                                                                             -----
1. Merger ................................................................   A-2
2. The Closing ...........................................................   A-2
3. Conversion of Capital Stock ...........................................   A-2
4. Escrow Fund ...........................................................   A-3
5. Warranties and Representations of inTEST and Newsub ...................   A-5
6. Warranties and Representations of the Company .........................   A-7
7. Conduct of Business ...................................................   A-15
8. News Releases .........................................................   A-15
9. Registration Statement, Proxy Statement and Piggyback Rights ..........   A-15
10. Shareholder Meetings .................................................   A-16
11. Covenants of the Parties .............................................   A-16
12. Conditions to Obligations of Each Party ..............................   A-17
13. Conditions to Obligations of the Company .............................   A-17
14. Conditions to Obligations of inTEST and Newsub .......................   A-18
15. Indemnity by inTEST and Newsub .......................................   A-19
16. Indemnities by the Shareholders of the Company .......................   A-20
17. Indemnification Procedure ............................................   A-20
18. Duty to Minimize Damages .............................................   A-22
19. Survival of Representations ..........................................   A-22
20. Notices ..............................................................   A-22
21. General ..............................................................   A-23

                             AMENDED AND RESTATED
                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     Agreement and Plan of Merger and Reorganization (the "Agreement") made as of January 4, 2000 by and among Temptronic Corporation, a Massachusetts corporation (the "Company"), inTEST Corporation, a Delaware corporation ("inTEST") and Temptronic Corporation, a Delaware corporation ("Newsub").


                                   RECITALS

     The Company desires that the Company be merged with and into Newsub.

     inTEST owns all of the issued and outstanding capital stock of Newsub and desires that the Company merge with and into Newsub.

     Newsub was incorporated on December 14, 1999 expressly for the purpose of this Agreement and has not conducted any business.

     For federal income tax purposes, it is intended that the merger of the Company into Newsub shall qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code").

     It is the intent of all parties hereto that at the time of the Closing (defined below) that the Company be merged with and into Newsub and that Newsub be the surviving corporation.


                                  WITNESSETH


     In consideration of the payments, mutual promises, representations, covenants and actions herein provided, the parties hereto, each intending to be legally bound hereby, do agree as follows:

1. Merger

     (a) Agreement of Merger. Subject to the terms and upon the conditions set forth herein, at the time of the Closing, the Company and Newsub shall execute and deliver the Agreement of Merger in the form of Exhibit "A" hereto (the "Agreement of Merger") and file the Agreement of Merger and any required certificates and other documents with the Secretary of the State of Delaware and the Secretary of State of Massachusetts.

     (b) The Merger. At the time of the Closing, the Company shall be merged with and into Newsub in accordance with the Agreement of Merger (the "Merger"), with Newsub as the "Surviving Corporation", and the separate existence of the Company shall cease.


2. The Closing

     The "Closing" hereunder shall be made at 10:00 o'clock a.m. on or about March 9, 2000 (the "Closing Date") at the offices of Saul, Ewing, Remick & Saul, Philadelphia, Pennsylvania, or at such other time and place as the parties shall mutually agree. In no event shall the Closing take place later than April 30, 2000 unless all parties hereto agree; and if all of such parties do not so agree, any party may give notice to the other parties that this Agreement is terminated.


3. Conversion of Capital Stock

     (a) Company Stock. At the time of the Merger, each share of the common stock of the Company issued and outstanding immediately prior thereto (the "Company Common Stock") shall be converted into the right to receive .925 shares of the Common Stock of inTEST, par value $.01 per share (the "inTEST Stock") (the "Exchange Ratio"), and each share of the Company Common Stock issued and held in the treasury of the Company shall be cancelled and retired.

     (b) Newsub Stock. At the time of the Merger, each share of the common stock, par value $.01 per share, of Newsub (the "Newsub Common Stock") issued and outstanding immediately prior thereto shall not be converted and shall remain issued and outstanding.

     (c) Company Options. At the time of the Merger, each outstanding option to acquire or receive Company Common Stock (whether or not vested) (the "Company Options") shall be transferred to and assumed by inTEST in such manner that it is converted into an option to purchase shares of inTEST Stock ("inTEST Option"). Following the time of the Merger each inTEST Option shall be exercisable upon the same terms and conditions as then were applicable to such Company Options, except that (i) each inTEST Option shall be exercisable for that number of shares of inTEST Stock equal to the product obtained by multiplying the number of shares of Company Common Stock that were issuable upon exercise in full of such assumed Company Option immediately prior to the time of the Merger by the Exchange Ratio, rounded down to the nearest whole number of shares of inTEST Stock and (ii) the per share exercise price for the shares of inTEST Stock issued upon exercise of inTEST Options shall be equal to the quotient obtained by dividing the exercise price per share of Company Stock at which such Company Option was exercisable immediately prior to the time of the Merger by the Exchange Ratio, rounded up to the nearest whole cent. It is the intention of the parties that, to the extent that any Company Option constituted an "incentive stock option" (within the meaning of Section 422 of the Code) immediately prior to the time of the Merger, the inTEST Option shall continue to qualify as an incentive stock option to the maximum extent permitted by Section 422 of the Code and that the assumption of the Company Options provided by this Section 3(c) satisfy the conditions of Section 424(a) of the Code. As soon as practicable after the Closing inTEST shall use reasonable efforts to file and cause to become effective a Form S-8 registration statement under the Securities Act to cover the inTEST Stock to be issued upon the exercise of the inTEST Options into which the Company Options are converted.

     (d) Exchange Agent. inTEST shall appoint a reputable institution reasonably acceptable to the Company to serve as Exchange Agent (the "Exchange Agent") in the Merger.

     (e) inTEST to Provide inTEST Stock. Promptly after the time of the Merger, inTEST shall make available to the Exchange Agent for exchange in accordance with this Section 3 the shares of inTEST Stock issuable pursuant to Section 3(a) in exchange for all the outstanding shares of the Company Stock.

     (f) Exchange Procedures. Promptly after the time of the Merger, inTEST shall cause the Exchange Agent to mail to each holder of record (as of the time of the Merger) of a certificate or certificates (the "Certificates") which, immediately prior to the time of the Merger represented outstanding shares of Company Stock, which shares were converted into shares of inTEST Stock pursuant to Section 3(a), (i) a letter of transmittal (which shall specify that delivery shall be effective, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as inTEST may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of inTEST Stock. Upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor Certificates representing the number of whole shares of inTEST Stock into which their shares of Company Stock were converted at the time of the Merger (less the shares of inTEST Stock deposited in the Escrow Fund), and the Certificates so surrendered shall forthwith be cancelled. Until so surrendered, outstanding Certificates will be deemed from and after the time of the Merger, for all corporate purposes, to evidence the ownership of the number of full shares of inTEST Stock into which such shares of Company Stock shall have been so converted. If any portion of the inTEST Stock, and cash in lieu of fractional shares thereof otherwise payable hereunder to any person, is to be issued or paid to a person other than the person in whose name the Certificate is registered, it shall be a condition of such issuance or payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such issuance or payments shall pay to the Exchange Agent any transfer or other taxes required as a result of such issuance or payment to a person other than the registered holder of such Company Stock or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.


     (g) Fractional Shares. No fractional shares of inTEST Stock shall be issued pursuant to the Merger. In lieu of the issuance of any fractional share of inTEST Stock pursuant to the Merger, cash adjustment will be paid to holders in respect of any fractional share of inTEST Stock that would otherwise be issuable, and the amount of such cash adjustment shall be equal to the product of such fractional share and the closing price of inTEST Stock on the Closing Date.


     (h) Rule 145. Subject to applicable law, Company Stock Certificates surrendered for exchange by any person constituting an "affiliate" of the Company for purposes of Rule 145 (c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until inTEST has received a written agreement in substantially the form attached hereto as Exhibit "B" from such person agreeing to comply with the provisions of Rule 145 under the Securities Act.


4. Escrow Fund


     (a) Escrow Agreement. At the time of the Closing, inTEST, Newsub, Shareholder Representative and PNC Bank, National Association, (the "Escrow Agent") shall enter into an Escrow Agreement in the form attached as Exhibit "C" hereto (the "Escrow Agreement").


     (b) Deposits to the Escrow Funds. At the time of the Closing, from the shares of inTEST Stock to be delivered to the former shareholders of the Company hereunder, inTEST shall deliver a stock certificate representing 10% of such shares of the inTEST Stock to the Escrow Agent which shares shall be deposited in the "Escrow Fund". All such shares shall be held and distributed in accordance with the terms of this Agreement and the Escrow Agreement.


     (c) Claims Under Agreement. If an event or state of facts giving rise to indemnification under Section 16 hereof has occurred (an "Event"), inTEST shall provide the Shareholder Representative and the Escrow Agent with a Claim Notice in accordance with the terms of Section 17 hereof, stating that such Event has occurred, describing such Event in reasonable detail, specifying the amount of the Losses and the method of computation thereof, containing a reference to the provision(s) of this Agreement in respect of which such right of indemnification is claimed or arises (a "Claim"). inTEST may make more than one Claim with respect to any Event.

       (i) If all or a portion of the amount described in a Claim Notice becomes an Admitted Liability or is determined by an arbitrator (as provided in Section 21(b) hereof) to be due and owing to inTEST, then the Escrow Agent shall be instructed to distribute, out of the Escrow Fund, to inTEST (or, at the direction of inTEST, to Newsub) such number of shares of inTEST Stock having a Market Value equal to the amount due to inTEST. The "Market Value" of a share of the inTEST Stock for the purposes of this Agreement shall be the closing price of a share of the inTEST Stock as reported by The NASDAQ Stock Market ("NASDAQ") on the Closing Date.


       (ii) If the Shareholder Representative delivers to inTEST a Dispute Statement in accordance with the terms of Section 17, then the portion of the Claim that is disputed shall not be payable by the Escrow Agent to inTEST or Newsub, except in accordance with a final decision of an arbitrator (as provided in Section 21(b) hereof) or by joint written instructions by inTEST and the Shareholder Representative to the Escrow Agent stipulating the number of shares of inTEST Stock to be distributed out of the Escrow Fund, which shares of inTEST Stock shall have a Market Value equal to the amount of the Claim then due and payable.


       (iii) If as a result of a Third Party Claim inTEST incurs Losses for which it is determined that inTEST is entitled to indemnification under
      Section 16, then the Escrow Agent shall be instructed to distribute to inTEST out of the Escrow Fund such number of shares of inTEST Stock having a Market Value equal to such Losses.


     (d) Final Payment from Escrow Fund. On a date one year after the Closing Date (the "Final Release Date"), the Escrow Agent shall be instructed to deliver to the former shareholders of the Company the remaining balance of the inTEST Stock in the Escrow Fund.


     (e) Termination of the Escrow. The escrow shall terminate upon the final disbursement of all shares of inTEST Stock deposited with the Escrow Agent as provided herein and the Escrow Agreement.


     (f) Escrow Agent Fees. The fees of the Escrow Agent shall be paid by inTEST.


     (g) Appointment of Shareholder Representative. Samuel Rubinowitz (or another person designated by the Company) shall, by virtue of the Merger and the resolutions to be adopted at the Company Shareholders Meeting, be irrevocably appointed attorney-in-fact and authorized and empowered to act, for and on behalf of any or all of the shareholders of the Company (with full power of substitution) in connection with the indemnification provisions of this Agreement as they relate to such shareholders generally, the Escrow Agreement, the notice provisions of this Agreement and such other matters as are reasonably necessary for the consummation of the transactions contemplated hereby, including to act as the representative of such shareholders to review and authorize all claims and other payments authorized or directed by the Escrow Agreement and dispute or question the accuracy thereof, to compromise on their behalf with inTEST any claims asserted thereunder and to authorize payments to be made with respect thereto, and to take such further actions as are authorized in this Agreement. The above-named representative, as well as any subsequent representative of the shareholders of the Company appointed by such representative (or, after such representative's death or incapacity, elected by vote of holders of a majority of capital stock of the Company outstanding immediately prior to the Merger), is referred to herein as the "Shareholder Representative." The Shareholder Representative shall not be liable to any stockholder of the Company, inTEST, Newsub, the Surviving Corporation or any other person with respect to any action taken or omitted to be taken by the Shareholder Representative under or in connection with this Agreement or the Escrow Agreement unless such action or omission results from or arises out of fraud, gross negligence, willful misconduct or bad faith on the part of the Shareholder Representative. The shareholders of the Company shall severally indemnify and hold the Shareholder Representative harmless against any loss, liability or expense incurred without fraud, gross negligence, willful misconduct or bad faith on the part of the Shareholder Representative and arising out of or in connection with the acceptance or administration of the duties of the Shareholder Representative hereunder, including the reasonable fees and expenses of any legal counsel retained by the Shareholder Representative. Each of inTEST and Newsub and each of their respective affiliates shall be entitled to rely on such appointment and treat the Shareholder Representative as the duly appointed attorney-in-fact of each shareholder of the Company. Each shareholder of the Company who votes in favor of the Merger pursuant to the terms hereof, by such vote, without any further action, and each shareholder of the Company who receives shares of inTEST Stock in connection with the Merger, by acceptance thereof and without any further action, confirms such appointment and authority and acknowledges and agrees that such appointment is irrevocable and coupled with an interest, it being understood that the willingness of inTEST and Newsub to enter into this Agreement is based, in part, on the appointment of a representative to act on behalf of the shareholders of the Company.


5. Warranties and Representations of inTEST and Newsub


     inTEST and Newsub, jointly and severally, represent and warrant to the Company as follows, and all such representations and warranties shall be true and correct at and as of the Closing as though then made:

     (a) Organization of inTEST and Newsub. Each of inTEST and Newsub is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and each is qualified, in good standing and entitled to own its properties and conduct its business all as and in the places where such properties are now owned or such business is conducted, except where failure to be so qualified would not have a material adverse effect on the business, results of operation or financial condition, in each case taken as a whole (a "Material Adverse Effect"), on inTEST and its subsidiaries taken as a whole. Newsub was incorporated on December 14, 1999 expressly for the purposes of the Merger and has not conducted any business.

     (b) Corporate Power. Each of inTEST and Newsub has all requisite corporate power and authority to execute and deliver this Agreement and all of the documents related hereto, to perform all the terms and conditions hereof to be performed by them and, subject to shareholder approval, to consummate the transaction contemplated hereby.

     (c) Capitalization of inTEST. inTEST has an authorized capital stock of 20,000,000 shares of Common Stock, par value $.01 per share, 6,536,034 shares of which are duly issued and now outstanding, fully paid and non-assessable, and 5,000,000 shares of Preferred Stock, par value $.01 per share, none of which are issued and outstanding. All voting rights are vested exclusively in the said Common Stock. Except for 500,000 shares of said Common Stock reserved for issuance under employee and director stock options, there are no authorized or outstanding options, warrants, convertible securities, subscription rights, puts, calls, unsatisfied preemptive rights or other rights of any nature to purchase or otherwise receive, or to require inTEST to purchase, redeem or acquire any shares of the capital stock of inTEST, and there is no outstanding security of any kind convertible into such capital stock. No shareholder of inTEST has been granted any registration rights in respect of the securities of inTEST. The inTEST Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and non-assessable, and not subject to preemptive rights created by statute, inTEST's Certificate of Incorporation or By-Laws or any agreement to which inTEST is a party or by which inTEST is bound.

     (d) No Proceedings in Dissolution. No proceedings or actions are pending to limit or impair any of the powers, rights or privileges of inTEST or Newsub.


     (e) Certificate of Incorporation and By-Laws. Copies of the Certificates of Incorporation and By-Laws, and all amendments thereto, of inTEST and Newsub delivered to the Company are true and complete copies thereof and such Certificates of Incorporation and By-Laws have not been amended since such delivery.


     (f) Authorization of Agreement and Enforceability. The execution and delivery of this Agreement on behalf of inTEST and Newsub have been duly approved by the boards of directors of inTEST and Newsub and the sole stockholder of Newsub, and, with the exception of approval of this Agreement by the shareholders of inTEST, no further corporate action is required to approve the execution, delivery and performance of this Agreement on behalf of inTEST or Newsub. The Agreement constitutes the legal, valid and binding obligation of inTEST and Newsub enforceable in accordance with its terms and conditions.


     (g) Conflict. Except for the filing and effectiveness of the Registration Statement and the Joint Proxy Statement, filings under the state securities laws, the approval by the shareholders of inTEST and Newsub, and the fulfillment of the conditions required under this Agreement, the execution, delivery and performance by inTEST and Newsub of this Agreement and the consummation of the transactions contemplated hereby will not (with or without the giving of notice or the lapse of time, or both): (i) violate any provision of the Certificate of Incorporation or By-Laws of inTEST or Newsub, (ii) violate or require any consent, authorization or approval of, or exemption by, or filing under any provisions of law, statute, rule or regulation to which inTEST or Newsub is subject, (iii) violate any judgment, order, writ or decree of any court applicable to inTEST or Newsub, (iv) conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by or require any consent, authorization or approval (which has not been obtained) under any contract, agreement or instrument to which inTEST or Newsub is a party or any of the assets of inTEST or Newsub are bound, or (v) result in the creation or imposition of any claim, demand, charge, mortgage, judgment, lien, lease, security interest, easement or any encumbrance whatsoever upon any of the assets of inTEST or Newsub, which violation, conflict, breach, default, acceleration or encumbrance or the failure to make or obtain such filing, consent, authorization or approval with respect to the matter specified in clauses (ii) through (v) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on inTEST or prevent or delay the consummation of the transactions contemplated by this Agreement.

     (h) Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any governmental body or any other party is required by or with respect to inTEST or Newsub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing with the Securities and Exchange Commission (the "SEC") of the joint proxy statement of inTEST and the Company, as amended from time to time through effectiveness (the "Joint Proxy Statement"), pursuant to the Securities Act for the solicitation of the approval of the shareholders of inTEST, (ii) the filing with the SEC of a registration statement on Form S-4 (the "Registration Statement") pursuant to the Securities Act with respect to those shares of inTEST issuable in the Merger, in which the Joint Proxy Statement will be included as part of the Registration Statement, (iii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities law, (iv) any applicable filing required under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (v) the approval of the shareholders of inTEST, (vi) any other such filings or approvals as may be required under Delaware law and
(vii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made would not, individually or in the aggregate have a Material Adverse Effect on inTEST or prevent or materially delay the consummation of the transactions contemplated hereby.

     (i) Financial Statements and SEC Reports.

       (i) The audited consolidated balance sheet of inTEST as of December 31, 1998 (the "inTEST Balance Sheet"), and the related consolidated statements of earnings, changes in shareholders' equity and cash flows for the year then ended, with related notes, certified by KPMG LLP, certified public accountants, copies of which have been delivered to the Company, present fairly the financial position and results of operations and changes in financial position of inTEST on the date or for the fiscal period covered by such financial statements and were prepared in accordance with United States generally accepted accounting principles ("GAAP"), and there has been no material adverse change in the condition, financial or otherwise, results of operations, retained earnings or business of inTEST from that set forth in the financial statements dated December 31, 1998.

       (ii) inTEST has filed all forms, reports and documents required to be filed by it with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (collectively, the "SEC Reports"). The SEC Reports (i) at the time filed complied in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not, at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No subsidiary of inTEST is currently required to file any form, report or other document with the SEC under Section 12 of the Exchange Act.

       (iii) inTEST has delivered to the Company a copy of each SEC Report in the form filed with the SEC (excluding exhibits and any amendments thereto and all documents incorporated by reference therein) since January 1, 1999. inTEST has furnished to the Company complete and correct copies of all material amendments and modifications (if any) that have not been filed by inTEST with the SEC to all agreements, documents and other instruments that previously had been filed by inTEST as exhibits to SEC Reports and are currently in effect.


     (j) No Undisclosed Liabilities. Except (i) to the extent set forth on the inTEST Balance Sheet, including the Notes thereto, or (ii) as disclosed in any SEC Report filed by inTEST after December 31, 1998, inTEST does not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with GAAP which would have a Material Adverse Effect on inTEST, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 1998.


     (k) Litigation. Except as set forth in Schedule "5(k)", there are no material actions, suits or proceedings pending or, to the Actual Knowledge (defined below) of inTEST or Newsub, threatened against or affecting inTEST or Newsub or their properties or business before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency, court or instrumentality. To the Best Knowledge (defined below) of inTEST, there is no basis for any such action, suit or proceeding, the outcome of which would have a Material Adverse Effect on inTEST. There are no outstanding orders, decrees or stipulations which will have a Material Adverse Effect on inTEST. There is no litigation or proceedings pending or, to the Actual Knowledge of inTEST, threatened against or affecting inTEST or Newsub or pertaining to this Agreement, the result of which could prevent, delay or make unlawful the consummation of the transaction contemplated by this Agreement.


     (l) Finders Fee. No person, corporation, partnership or firm retained by or on behalf of inTEST or Newsub (i) brought about the transaction contemplated hereunder or (ii) is entitled to any commission or fee from the Company, inTEST or Newsub upon consummation of such transaction.


6. Warranties and Representations of the Company


     The Company represents and warrants to inTEST and Newsub as follows and all such representations and warranties shall be true and correct at and as of the Closing as though then made:


     (a) Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. The Company has full corporate power and authority to own, lease and use its properties and assets that it purports to own, lease or use and to carry on its business as presently conducted. The Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in each of the jurisdictions where the nature of its business requires such qualification, except as set forth in Schedule "6(a)" or except where the failure to be so qualified would not result in a loss to or a liability of the Company in excess of $5,000. The Company is duly qualified and licensed to do business in the jurisdictions set forth in Schedule "6(a)".


     (b) Corporate Power. The Company has all requisite corporate power and authority to execute and deliver this Agreement and all of the documents related hereto, and subject to the approval of the shareholders of the Company, to consummate the transaction contemplated hereby and to perform all of the terms and conditions hereof to be performed by the Company.


     (c) Capitalization. The authorized capital stock of the Company consists of 3,000,000 shares of Common Stock, of which 2,204,120 shares are issued and outstanding. All of the said shares of the Company Common Stock are validly issued, fully paid and non-assessable and are entitled to vote at the shareholder meeting at which the Merger will be considered, and none of the shares of the Company Common Stock has been issued in violation of any applicable law or any pre-emptive rights of any shareholder by which the Company is bound or transferred in violation of any transfer restrictions relating thereto under the Stockholders Agreements set forth on Schedule "6(c)" (the "Stockholder Agreements"). Except as set forth in Schedule "6(c)", there are no authorized or outstanding options, warrants, convertible securities, subscriptions rights, puts, calls, unsatisfied pre-emptive rights or other rights of any nature to purchase or otherwise receive, or to require the Company to purchase, redeem, acquire or register, any shares of the capital stock or other securities of the Company, and there is no outstanding security of any kind convertible into such capital stock. Except as set forth in Schedule "6(c)", to the Best Knowledge of the Company, there are no existing stockholder agreements, voting agreements or voting trusts respecting any shares of the capital stock of the Company.


     (d) Corporate Instruments and Records. The copies of the Company's Articles of Organization and By-Laws heretofore furnished to inTEST are true, correct and complete and each include all amendments to the date of this Agreement. Copies of the Company's minute books, as made available to inTEST, contain a true and correct record of all material corporate action taken on or prior to the date of this Agreement at the meetings of the Company's shareholders and directors and committees thereof, and no meetings of any shareholders, directors or committees have been held for which minutes have not been prepared and are not contained in such minute books. Copies of the stock certificate books and ledgers of the Company, as made available to inTEST for inspection, are true, correct and complete copies of such books and ledgers, as currently in effect, and accurately reflect, as of the date hereof, the ownership of the Company Common Stock. The books of account, minute books, stock record books and other records of the Company, copies of all of which have been made available to inTEST, are complete and correct in all material respects and have been maintained in accordance with reasonably sound business practices. On the Closing Date, all of the Company's minute books and corporate records will be in the possession of the Company.


     (e) Subsidiaries. Except as set forth on Schedule "6(e)", the Company (i) has no subsidiaries or affiliates or any ownership interest in any other entity, (ii) is not a party to any joint venture and (iii) does not have the right to acquire any securities of or ownership interest in any other person or entity. Each of the subsidiaries of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated. Each subsidiary has full corporate power and authority to own, lease and use its properties and assets that it purports to own, lease or use and to carry on its business as presently conducted. Each subsidiary of the Company is duly qualified or licensed to do business and is in good standing in each of the jurisdictions where the nature of its business requires such qualification, except where the failure to be so qualified would not result in a loss or liability of such subsidiary in excess of $5,000.


     (f) No Proceedings in Dissolution. No proceedings or actions are pending to limit or impair any of the powers, rights or privileges of the Company.


     (g) Authorization of Agreement and Enforceability. The execution and delivery of this Agreement on behalf of the Company have been duly approved by the Board of Directors of the Company, and no further corporate action is required to approve the execution and delivery of this Agreement on behalf of the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms and conditions.


     (h) Property and Assets. Schedule "6(h)" contains a true and correct schedule and brief description of all of the tangible personal property owned or leased by the Company having a fair market value in excess of $2,500, and such assets are in good operating condition, reasonable wear and tear excepted, and generally conform with all applicable municipal ordinances, regulations, building and zoning laws. Except as set forth in Schedule "6(h)", the Company has good title, free from any liens, security interests or encumbrances of any kind, to all the assets listed or described as being owned in the Company Balance Sheet and Schedule "6(h)", except for (i) any lien, claim or encumbrance securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, all of which are not yet due and payable, and (ii) imperfections of title and other minor liens, claims and encumbrances that do not materially detract from the value or impair the use of the asset subject thereto. None of such assets, property or operations of the Company have been adversely affected by fire, windstorm, floods, strikes, walkouts, acts of God, condemnation of property or any other cause.


     (i) Financial Statements. The books of the Company fairly and correctly reflects its income, expenses, assets and liabilities in accordance with GAAP consistently applied. The balance sheets of the Company as of June 30, 1999, 1998 and 1997 and the related statements of income, shareholders' equity and cash flow for the years then ended, certified by Ernst & Young LLP, independent public accountants, and an unaudited balance sheet of the Company at November 30, 1999 (the "Company Balance Sheet") and the related

Statement of Income, with related notes, copies of which have been delivered to inTEST, present fairly the financial position and results of operations and changes in financial position of the Company on the dates and for the fiscal periods covered by such financial statements and were prepared in accordance with GAAP applied on a consistent basis. There has been no Material Adverse Effect on the financial condition, results of operations, retained earnings or business of the Company from that set forth in the financial statements dated November 30, 1999.

     (j) No Undisclosed Liabilities. The Company has no debts, liabilities or obligations in excess of $5,000 in the aggregate, known or unknown, of any kind, character or description whether accrued, absolute, contingent or otherwise or due or to become due, except (i) to the extent reflected in the Company Balance Sheet; (ii) to the extent described or referred to in this Agreement or in any Schedule to this Agreement; and (iii) those incurred in or as a result of the ordinary course of business of the Company since November 30, 1999, each of which has been consistent with past practices. To the Best Knowledge of the Company, there is no basis for the assertion against the Company by any person of any claim in excess of $5,000 based on a liability which is required to be and is not disclosed in the Company Balance Sheet or on Schedule "6(p)".

     (k) Accounts Receivable. All accounts receivable of the Company (i) have or will have arisen only in the ordinary course of business consistent with past practice for goods sold and delivered or services performed and (ii) are collectable and will be collected in full at the recorded amounts thereof (subject to no defenses, set-offs or counterclaims, other than the right of customers to return goods) in the ordinary course of business (without resort to litigation or assignment to a collection agency) no later than December 31, 2000, net of any allowance for bad debts reflected on the Company Balance Sheet.

     (l) Inventory. The inventory of the Company (i) was acquired and maintained in accordance with the regular business practices of the Company,
(ii) consists of new and unused items of a quality and quantity usable and, to the Best Knowledge of the Company, salable in the ordinary course of the Company's business consistent with past practice, and (iii) is valued in accordance with GAAP consistently applied and the value of obsolete items, slow-moving items and of items below standard quality have been written off or adequate reserves have been provided therefor.

     (m) No Violation or Consents. Except as set forth on Schedule "6(m)", the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby will not (with or without the giving of notice or the lapse of time, or both) (i) violate any provision of the Articles of Organization or By-Laws of the Company, (ii) violate or require any consent, authorization or approval of, or exemption by, or filing under any provision of any law, statute, rule or regulation to which the Company is subject, (iii) violate any judgment, order, writ or decree of any court applicable to the Company, (iv) conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by or require any consent, authorization or approval under any contract, agreement or instrument to which the Company is a party or any of the assets of the Company is bound or (v) result in the creation or imposition of any claim, demand, charge, mortgage, judgment, lien, lease, security interest, easement or any encumbrance whatsoever upon any of the assets of the Company, which violation, conflict, breach, default, acceleration or encumbrance or the failure to make or obtain such filing, consent, authorization or approval with respect to the matter specified in clauses (ii) through (v) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or prevent or delay the consummation of the transactions contemplated by this Agreement.

     (n) Taxes. The Company has duly prepared and timely filed all federal, state, local and other tax returns which are required to be filed and which were due prior to the date of this Agreement and has paid all taxes and assessments which have become due pursuant to such returns or pursuant to any assessment received by the Company. All such tax returns were true and correct in all material respects and have been completed in all material respects in accordance with applicable law. All federal, state, local and other taxes accruable since the filing of such returns have been accrued on the books of the Company. All taxes and other assessments and levies which the Company has been required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities or have been properly provided for by the Company for such payment and all other payments due in connection therewith, to the extent accrued through November 30, 1999, are duly reflected in the Balance Sheet of the Company. No proceedings or other action has been taken, nor is there any basis for any proceedings or other action to be taken, for the assessment and collection of additional taxes of any kind for any period for which returns have been filed, and no additional taxes of any kind in excess of $5,000 for any such period will be assessed or collected. Since the examination of the 1987 federal income tax returns of the Company, none of the federal income tax returns of the Company has been examined by the Internal Revenue Service and to the Actual Knowledge of the Company, there is no examination by the Internal Revenue Service presently pending.

     (o) Governmental Approvals. The Company has all permits, licenses, registrations, orders and approvals of federal, state or local government or regulatory bodies that are required for it to conduct its business as presently conducted (including, without limitation, those required under any environmental law) (collectively the "Permits") where the failure to obtain any Permits would result in a loss to or a liability of the Company in excess of $5,000. All Permits are in full force and effect, and the Company is in material compliance with all of the terms and conditions of the Permits. Schedule "6(o)" hereto sets forth the correct and complete list of all material Permits. To the Best Knowledge of the Company, no suspension or cancellation of any of the Permits is threatened and, to its Best Knowledge, no cause exists for such suspension or cancellation.

     (p) Litigation. Except set forth in Schedule "6(p)", there are no actions, suits or proceedings pending or, to the Actual Knowledge of the Company, threatened against or affecting the Company, its assets or business before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency, court or instrumentality. Except set forth in Schedule "6(p)", there is no basis for any such action, suit or proceeding, the outcome of which would result in a loss to or a liability of the Company in excess of $5,000, and there are no outstanding orders, decrees or stipulations which would have a Material Adverse Effect on the Company. There is no litigation or proceedings pending or, to the Actual Knowledge of the Company, threatened against or affecting the Company or pertaining to this Agreement, the result of which could prevent, delay or make unlawful the consummation of the transaction contemplated by this Agreement.

     (q) Compliance with Laws. The Company has at all times conducted, and is presently conducting, its business so as to comply with all laws, ordinances and regulations applicable to the conduct or operation of its business or the ownership or use of its assets, in each case except where the failure to comply would not, individually or in the aggregate result in a loss to or a liability of the Company in excess of $5,000.

     (r) Contracts and Commitments. Except as listed and described on Schedule "6(r)" hereto, the Company is not a party to any written or oral:

        (i) agreement, contract or commitment for the future purchase of or payment for supplies or products or for the performance of services by another party involving in any one case $5,000 or more per annum;

        (ii) agreement, contract or commitment to sell or supply products or to perform services involving in any one case $5,000 or more per annum (other than purchase orders received by the Company in the ordinary course of business);

        (iii) agreement, contract or commitment continuing over a period of more than six months from the date hereof or exceeding $5,000 in value per annum;

        (iv) representative, sales agency, dealer or distributor agreement, contract or commitment;

        (v) lease under which the Company is either lessor or lessee with respect to real property;

        (vi) note, debenture, bond, conditional sale agreement, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money (including, without limitation, loans to or from employees) or guarantee, pledge or undertaking of the indebtedness of any other corporation, firm or person (other than endorsement of items for deposit in the ordinary course of business);

        (vii) agreement, contract or commitment for any charitable or political contribution;

       (viii) agreement, contract or commitment limiting or restraining the Company or any successor or assign from engaging or competing in any lines of business with any corporation, firm or person;

        (ix) license, franchise, distributorship or other agreement, including those that relate in whole or in part, to any patent, trademark, tradename, service mark or copyright, or to any ideas, technical assistance or other know-how of or used in the business of the Company; or


        (x) any other agreement, contract or commitment not made in the ordinary course of business.


     Each of the agreements, contracts, commitments, leases and other instruments, documents and undertakings listed on Schedule "6(r)" hereto (the "Commitments") is valid and enforceable in accordance with its terms, the Company is in material compliance with the provisions thereof, the Company is not in default in the performance, observance, or fulfillment of any material obligation, covenant or condition contained in any Commitment, and no event has occurred that, with or without the giving of notice or lapse of time, or both, would constitute a default thereunder by the Company; and, to the Best Knowledge of the Company, no such Commitment contains any contractual requirement with which there is a reasonable likelihood the Company will be unable to comply. Except as set forth in Schedule "6(r)", no advance payments have been received by the Company from or on behalf of any party to any of the Commitments for services to be rendered or products to be delivered to such party after the Closing Date, and no consent or approval of any party to any Commitment is required for the execution of this Agreement or the consummation of the transaction contemplated hereby.


     (s) Insurance. Schedule "6(s)" hereto is a true and complete list of all insurance policies now owned by the Company covering the lives of shareholders, product liabilities, umbrella and excess liabilities and blanket crime, all of which policies are valid and are in full force and effect. The surrender value of the life insurance policies owned by the Company is not less than $1,031,320.


     (t) Finder's Fee. With the exception of OEM Capital Corp. who will be paid by inTEST, no person, corporation, partnership or firm retained by or on behalf of the Company (i) brought about the transaction contemplated hereunder or (ii) is entitled to any commission or fee from the Company, inTEST or Newsub upon the consummation of such transaction.


     (u) Employees. Schedule "6(u)" hereto is a true and correct list of all current employees of the Company and a description of their titles and positions and the wages (including base rates and total compensation for 1998 and 1999), benefits and vacation schedules currently paid or provided for such employees.


     (v) Labor Disputes. Except as set forth in Schedule "6(v)", there are no discrimination complaints nor any other kind of employment or labor related disputes against the Company in connection with its business pending before or, to the Actual Knowledge of the Company, threatened before any federal, state or local court or agency, and to the Best Knowledge of the Company, no disputes respecting minimum wage or overtime claims or other conditions or terms of employment exist. The Company has not experienced any labor disputes or any work stoppage due to labor disagreements within the past three years. With respect to the Company and its business (i) there is no unfair labor practice charge or complaint against the Company pending or to the Actual Knowledge of the Company threatened before the National Labor Relations Board; (ii) there is no labor strike, slow down or stoppage pending or, to the Actual Knowledge of the Company, threatened against or affecting the Company; and (iii) no question concerning representation has been raised within the past three years, or to the Actual Knowledge of the Company, is threatened respecting its employees.


     (w) Customers and Suppliers. To the Best Knowledge of the Company, there is no controversy with any customers or suppliers of a nature which, individually or in the aggregate, will result in a loss to or a liability of the Company in excess of $5,000.


     (x) Proprietary Rights.


      (i) Patents and Trademarks. Schedule "6(x)(i)" hereto sets forth a correct and complete list of all patents, registered copyrights, maskworks, logos, trademarks, tradenames, service marks and other intellectual property rights and applications or registrations therefor used in the business of the Company and/or owned by the Company (collectively and including inventions and trade secrets, the "Proprietary Rights").

     (ii) Fees. All necessary registration, maintenance and renewal fees in connection with the Proprietary Rights, the absence of which would have a Material Adverse Effect on the Company or the conduct of the Company's business, have been paid and the necessary documents and certificates in connection with such Proprietary Rights have been filed with the relevant patent, copyright, trademark or other authorities of the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Proprietary Rights when commercially reasonable.


    (iii) Rights and Title. The Company owns or possesses adequate licenses or other valid rights to use (without making any payment to others, except for standard software license payments or the obligation to grant rights to others in exchange) all of the Proprietary Rights. The Proprietary Rights constitute all such rights necessary to conduct the business of the Company as presently conducted. The validity of the Proprietary Rights and the rights therein of the Company have not been questioned in any litigation to which the Company is a party, nor, to the Actual Knowledge of the Company, is any such litigation threatened or any claim made. To the Best Knowledge of the Company, the conduct of the business of the Company as presently conducted does not conflict with patent rights, licenses, trademark rights, tradename rights, copyrights, maskworks or other intellectual property rights of others, except as set forth in Schedule 6(x)(iii).


     (iv) Infringement. To the Best Knowledge of the Company, there is no use of any of the Proprietary Rights being made by any corporation, firm or person other than the Company that has not been authorized by the Company as set forth on Schedule 6(x)(iv).


      (v) Conflicts. No present or former director or officer or employee, or consultant of the Company has any interest in any of the Proprietary Rights.


     (y) ERISA.


      (i) Employee Benefit Plans. Schedule "6(y)" hereto contains a correct and complete list of each employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), each holiday, vacation or other bonus practice or any other employee pay practice, arrangement, agreement or commitment maintained by or with respect to which the Company has any liability or obligation, whether actual or contingent, with respect to any of its employees or their respective beneficiaries.


     (ii) Retiree Benefits. Except as set forth on Schedule 6(y), the Company has no ERISA plan or other employee arrangement which provides for the payment of retiree benefits.


    (iii) Compliance. Except as disclosed in Schedule "6(y)", all employee benefit plans of the Company are and have been operated in full compliance with all applicable laws including, without limitation, the Health Insurance Portability and Accountability Act, ERISA and the regulations thereunder, and the Code (including Section 4980B thereof). There are no violations of Sections 404, 406, or 407 of ERISA, no prohibited transaction (as defined in the Code or ERISA), no violation of the reporting and disclosure provisions of ERISA and the Code, and no termination or partial termination (including any termination or partial termination attributable to the Merger) of any employee benefit plan maintained or established by the Company or to which the Company contributes or has contributed. Except as disclosed in Schedule "6(y)", no event has occurred or is expected to occur which will result in liability to the Company in connection with any employee pension benefit plan (as defined in ERISA) established, maintained, or contributed to (currently or previously) by the Company. If required by applicable law, the Company has properly submitted, or intends to properly submit, all employee benefit plans described in Schedule "6(y)" in good faith for the purpose of meeting the applicable - requirements of ERISA or the Code, as the case may be, to the Internal Revenue Service for its approval within the time prescribed therefor under applicable federal regulations.

     (iv) Accruals. Except as set forth in Schedule "6(y)", the Company has made on or prior to the date hereof and will have accrued on or prior to the Closing Date all payments required to be made by it on or prior to the date hereof and the Closing Date, and has accrued (in accordance with GAAP) as of the date hereof and will have accrued on or prior to the Closing Date all payments due but not yet payable as of the date hereof and the Closing Date, so there have not been nor will there be any Accumulated Funding Deficiencies (as defined in ERISA or the Code), in respect of the employee benefit plans, or waivers of such deficiencies.

       (v) Multi-Employer Plans. Except as specifically set forth in Schedule "6(y)", the Company does not sponsor or maintain, and is not a contributing employer or otherwise a party to, nor has any obligation or liability under or with respect to, and has never maintained or participated in, or been obligated to contribute to any defined benefit plan (as defined in Section 3(35) of ERISA) or multi-employer plan (as defined in Section 3(37) of ERISA).

     (z) Affiliate Transaction. Schedule "6(z)" hereto sets forth a summary of all purchases of goods or services from the Company by any Affiliate of the Company (except transactions for the purchases of goods or services between the Company and any subsidiary of the Company in the ordinary course consistent with past practices) for the three years ended as of the Closing Date. No Affiliate of the Company provides any services or products to the Company. For the purposes of this Agreement, the term "Affiliate" shall mean any director, employee or any person or entity that directly or indirectly controls the Company, is controlled by, or is under common control with, the Company.

     (aa) Environmental Matters.

      (i) Notice of Violation. The Company has not received any notice relating to its business or any real property owned or leased by the Company alleging any violation of any Environmental Law (defined below) or any written request for written information from any governmental agency or any other corporation, firm or person pursuant to any Environmental Law. The Company and all real property which the Company leases or uses is in compliance in all material respects with, and is not in material violation of or liable under, any applicable Environmental Law.

     (ii) No Releases. Except as set forth in Schedule "6(aa)(ii)" hereto or as authorized by any valid permit issued pursuant to any Environmental Law, there are no Regulated Substances released by the Company or any other person, firm or corporation on or beneath any of the real property leased or used by the Company in quantities or concentrations that could give rise to obligations, responsibilities, liabilities or debts of the Company under any Environmental Law.

    (iii) Notice of Violation. The Company has not received any notice or order from any governmental agency or private or public entity in connection with its business advising it that the Company is responsible for or potentially responsible for remediation or paying for the cost of investigation or remediation of any Regulated Substance, and the Company has not entered into any agreements pertaining thereto.

     (iv) Underground Problems. Except as set forth in Schedule "6(aa)(iv)", none of the real property leased or used by the Company contains any asbestos, equipment using PCB's, drums buried in the ground, underground storage tanks, underground injection wells or septic tanks in which processed waste water or any Regulated Substances have been disposed.

      (v) Environmental Studies. Schedule "6(aa)(v)" hereto identifies all environmental studies in possession of the Company or its Affiliates relating to any real property leased or used by the Company, and true and complete copies of said studies have been delivered to inTEST.

     (vi) Environmental Law. "Environmental Law" shall mean any legal requirement that requires or relates to:

          o advising appropriate authorities, employees, and the public of intended or actual releases of any Regulated Substance (defined below), violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the environment;

          o preventing or reducing to acceptable levels the release of Regulated Substances into the environment;

          o reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

          o assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the environment when used or disposed of;

          o protecting resources, species, or ecological amenities;

          o reducing to acceptable levels the risks inherent in the transportation of Regulated Substances, or other potentially harmful substances;

          o cleaning up Regulated Substances that have been released, preventing the threat of release, or paying the costs of such cleanup or prevention;

          o making responsible parties pay private parties, or groups of them, for damages done to their health or the environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets by, or as a result of exposure to, Regulated Substances; or

          o any governmental authorization issued pursuant to any of the above.


    (vii) Regulated Substance. "Regulated Substance" shall include any (i) "hazardous substance," "pollutants," or "contaminant" (as defined in Sections 101(14) and (33) of CERCLA or the regulations issued pursuant to Section 102 of CERCLA and found at 40 C.F.R.ss.302), including any element, compound, mixture, solution, or substance that is designated pursuant to Section 102 of CERCLA; (ii) substance that is designated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act, as amended (33 U.S.C.ss.ss.1251, 1321(b)(2)(A)) ("FWPCA"); (iii) hazardous waste having the characteristics identified under or listed pursuant to Section 3001 of the Resource Conservation and Recovery Act, as amended (42 U.S.C.ss.ss.6901, 6921) ("RCRA"); (iv) substance containing petroleum, as that term is defined in Section 9001(8) of RCRA; (v) toxic pollutant that is or may be listed under Section 307(a) of FWPCA; (vi) hazardous air pollutant that is listed under Section 112 of the Clean Air Act, as amended (42 U.S.C.ss.ss.7401, 7412); (vii) imminently hazardous chemical substance or mixture with respect to which action has been taken pursuant to Section 7 of the Toxic Substances Control Act, as amended (15 U.S.C.ss.ss.2601, 2606);
           (viii) source, special nuclear, or by product material as defined by the Atomic Energy Act of 1954, as amended (42 U.S.C.ss.2011 et seq.); (ix) asbestos, asbestos-containing material, or urea formaldehyde or material that contains urea formaldehyde; (x) waste oil and other petroleum products; and (xi) any other toxic materials, contaminants, or hazardous substances or wastes pursuant to any Environmental Law.


     (bb) Product Warranties. Schedule "6(bb)" hereto contains true, correct and complete copies of all product warranties issued by the Company which remain outstanding for products sold by the Company prior to the Closing Date. Except as set forth in Schedule "6(bb)": (i) the Company has made no other written warranties relating to its products or services that would materially increase the warranty obligations of the Company and (ii) there is no pending or, to the Best Knowledge of the Company, threatened claim against the Company on account of product warranties or with respect to defective or inferior products in excess of $20,000.


     (cc) Disclosure. None of the representations by the Company made in this Agreement or in any Schedule or Exhibit hereto and the statements made in all certificates furnished by it, required by this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make any such representations or statements not misleading. Except as set forth in Schedule "6(cc)", to the Best Knowledge of the Company, there is no fact which may have a Material Adverse Effect on the Company which has not been set forth in this Agreement or any Schedule hereto.

7. Conduct of Business


     Except as set forth in Schedule "7" hereto or in order to consummate the transaction contemplated by this Agreement, during the period between November 30, 1999 and the Closing Date, the Company has and shall have conducted its business in the usual and normal course consistent with past practices and has and shall have refrained from any extraordinary transactions.


8. News Releases


     No notices to third parties or any publicity, including press releases, concerning any of the transactions provided for herein shall be made unless planned and coordinated jointly between the Company and inTEST, unless inTEST is advised by counsel that a news release or disclosure is required or appropriate; provided that, in such case, inTEST shall deliver to the Company a copy of the text of the proposed news release as far in advance of its disclosure as is practicable, and shall in good faith consult with and consider the suggestions of the Company concerning the nature and scope of the news release.


9. Registration Statement, Proxy Statement and Piggyback Rights.


     (a) Filing of Registration Statement. As soon as practicable after the execution of this Agreement, inTEST shall, with the assistance and cooperation of the Company, prepare and cause to be filed with the SEC a Joint Proxy Statement and the Registration Statement. Each of inTEST and the Company shall use all reasonable efforts to cause the Registration Statement and the Joint Proxy Statement to comply with applicable law and the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff, and to have the Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC; and the Company shall cooperate with inTEST in connection with such matters. inTEST and the Company shall use all reasonable efforts to cause the Joint Proxy Statement to be mailed to their respective shareholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act.


     (b) Furnishing Information. Each of the parties hereto shall promptly furnish to the other party all information concerning itself, its shareholders and its affiliates that may be required or reasonably requested in connection with any action contemplated by this Section 9. If any event relating to inTEST or the Company occurs, or if inTEST or the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Registration Statement or the Joint Proxy Statement, then inTEST or the Company, as applicable, shall inform the other thereof and shall cooperate with each other in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the shareholders of inTEST and the Company. inTEST will notify the Company promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement or the Joint Proxy Statement or for additional information and will supply the Company with copies of all correspondence between inTEST or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Joint Proxy Statement or the Merger. The Joint Proxy Statement shall include the recommendations of the Boards of Directors of inTEST and the Company in favor of this Agreement, the Merger and the transactions contemplated hereby.


     (c) Blue Sky Filings. Prior to the time of the Merger inTEST shall use reasonable efforts to obtain all regulatory or other approvals needed to ensure that inTEST Stock to be issued in the Merger: (i) will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of Company Common Stock who is receiving shares of registered inTEST Stock has an address of record or be exempt from such registration and (ii) will be approved for quotation at the time of the Merger on the Nasdaq National Market provided, however, that inTEST shall not, pursuant to the foregoing, be required (A) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (B) to file a general consent to service of process in any jurisdiction with respect to matters unrelated to the issuance of inTEST Stock pursuant hereto.

     (d) No Misrepresentation. Each of inTEST and the Company (in respect of the information respectively supplied by it) agrees that at the time (1) the Registration Statement is filed, (2) the Registration Statement becomes effective, (3) the Joint Proxy Statement is mailed to the shareholders of inTEST and the Company, (4) of the meetings of the shareholders of inTEST and the Company and (5) of the Closing: (i) none of the information to be supplied by each of inTEST and the Company or its affiliates for inclusion in the Registration Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) as to matters respecting it, the Joint Proxy Statement and the Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated by the SEC thereunder, except that no covenant, representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by inTEST for inclusion or incorporation by reference therein and no covenant, representation or warranty is made by inTEST with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

     (e) Piggyback Rights. All shareholders of the Company who, immediately prior to the Merger, own five percent or more of the then outstanding Company Stock shall be included, at their option, in any future registered offering of inTEST Stock by inTEST if other shareholders are included in such offering and on the terms and conditions on which such other shareholders participate.


10. Shareholder Meetings.

     (a) Company Shareholder Meeting. The Company shall promptly after the date hereof take all action necessary in accordance with applicable law and its Articles of Organization and Bylaws to hold and convene a meeting of the Company's Shareholders (the "Company Shareholders Meeting"). Except as required by the SEC or applicable court order and except as may be required in order to amend or supplement the Registration Statement or Joint Proxy Statement, the Company shall not postpone or adjourn (other than for the absence of a quorum) the Company Shareholders Meeting without the consent of inTEST. The Company shall take all reasonable actions necessary or advisable to secure the vote or consent of its shareholders required by applicable law to effect the Merger and the transactions contemplated hereby.

     (b) inTEST Shareholder Meeting. inTEST shall promptly after the date hereof take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to hold and convene a meeting of inTEST's shareholders (the "inTEST Shareholders Meeting"). Except as required by the SEC or applicable court order, inTEST shall not postpone or adjourn (other than for the absence of a quorum) the inTEST Shareholders Meeting without the consent of the Company. inTEST shall take all reasonable actions necessary or advisable to secure the vote or consent of its shareholders required by applicable law to effect the issuance of shares of inTEST Stock in the Merger.


11. Covenants of the Parties.

     (a) Confidentiality. Until the time of the Merger, all information regarding the Company received by inTEST or Newsub shall be subject to the provisions of the Confidentiality Agreement between the Company and inTEST dated April 8, 1999.

     (b) Take No Action. No party shall take any action that would, or is reasonably likely to, result in any of its representations and warranties set forth in this Agreement being untrue or in any of the conditions precedent set forth in Sections 12, 13 and 14 not being satisfied.

     (c) Salary and Benefits. Following consummation of the Merger, the salary and benefits of all employees of Newsub formerly employed by the Company (other than William Stone) shall remain the same until each employee's next regularly scheduled review date.

     (d) ESOP. After the Merger, the Temptronic Equity Participation Plan will remain in place.

     (e) Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.


     (f) Access to Information. Upon reasonable prior notice, the Company shall afford inTEST and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the time of the Merger to all of its properties, books, contracts, commitments and records, all other information concerning its business, properties and personnel (subject to restrictions imposed by applicable law) as inTEST may reasonably request and all its key employees. Upon reasonable prior notice, the Company agrees to provide inTEST and its accountants, counsel and other representatives copies of internal financial statements (including tax returns and supporting documentation) promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 11 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.


     (g) Re-election. For a period of two years following the Closing Date, inTEST shall nominate the Temptronic Directors for re-election at each annual meeting of its stockholders or special meeting in lieu thereof and shall recommend their re-election to its stockholders.


     (h) Thirty Day Financials. As soon as reasonably practicable after the Merger, inTEST shall publish by a public filing or announcement the results of operations covering at least thirty days of combined operations of Newsub and inTEST in accordance with and to the extent permitted by applicable accounting principles and applicable laws.


12. Conditions to Obligations of Each Party.


     The respective obligations of each party to this Agreement are subject to the fulfillment, at or prior to the Closing of each of the following conditions:


     (a) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality seeking any of the foregoing be pending.


     (b) Listing. The shares of inTEST Stock to be issued in the Merger to the shareholders of the Company shall have been approved for quotation, subject to official notice of issuance, on NASDAQ.


     (c) Effectiveness of Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect thereto, and no similar proceeding in respect of the Joint Proxy Statement shall have been initiated or threatened in writing by the SEC.


     (d) Shareholder Approval. The shareholders of the Company shall have approved the Merger at the Company Shareholders Meeting and the shareholders of inTEST shall have approved the issuance of shares of inTEST Stock in the Merger at the inTEST Shareholders Meeting.


13. Conditions to Obligations of the Company


     All obligations of the Company under this Agreement are subject to the fulfillment, at or prior to the Closing of each of the following conditions:


     (a) Representations and Warranties. All representations and warranties of inTEST and Newsub contained in this Agreement or in any certificate or document delivered pursuant to this Agreement shall be true and correct at and as of the time of Closing as though then made at and as of such time (except that such representations and warranties shall reflect the consummation of any transactions permitted by this Agreement); and inTEST and Newsub shall have performed and complied with all of their obligations under this Agreement which are to be performed and complied with by them prior to or at the time of the Closing.


     (b) No Material Adverse Effect. No Material Adverse Effect with respect to inTEST shall have occurred since the date of this Agreement and no events or circumstances shall have occurred since the date hereof that would have a Material Adverse Effect on inTEST.


     (c) Escrow Stock. inTEST shall have delivered to the Escrow Agent shares of the inTEST Stock registered in the name of the Escrow Agent for deposit in the Escrow Fund as set forth in Section 4(b) hereof.


     (d) Escrow Agreement. inTEST and Newsub shall have delivered to the Escrow Agent the Escrow Agreement duly executed by inTEST and Newsub.


     (e) inTEST Resolutions. inTEST shall have delivered to the Company certified resolutions of the Board of Directors and the Shareholders of inTEST authorizing consummation of the transactions contemplated by this Agreement.


     (f) Resolutions of Newsub. Newsub shall have delivered to the Company certified resolutions of the Board of Directors and Sole Shareholder of Newsub authorizing consummation of the transactions contemplated by this Agreement.


     (g) Election of Directors. inTEST shall have delivered to the Company evidence that James Greed and William M. Stone (the "Temptronic Directors") have been elected as members of the Board of Directors of inTEST.


     (h) Employment Agreement. William M. Stone and inTEST or Newsub shall have entered into an employment agreement in the form of Exhibit "D".


     (i) Legal Opinion. Saul, Ewing, Remick & Saul LLP, counsel for inTEST and Newsub, shall have delivered to the Company its Opinion dated the Closing Date, in the form of Exhibit "E".


14. Conditions to Obligations of inTEST and Newsub


     All obligations of inTEST and Newsub under this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions:


     (a) Representations and Warranties. All representations and warranties of the Company contained in this Agreement or in any certificate or document delivered pursuant to this Agreement shall be true and correct at and as of the time of the Closing as though then made at and as of such time (except that such representations and warranties may reflect the consummation of any transactions permitted by this Agreement); and the Company shall have performed and complied with all of its obligations under this Agreement which are to be performed and complied with by it prior to or at the time of the Closing.


     (b) No Material Adverse Effect. No Material Adverse Effect with respect to the Company shall have occurred since the date of this Agreement and no events or circumstances shall have occurred since the date hereof that would have a Material Adverse Effect on the Company.


     (c) Escrow Agreement. The Shareholder Representative shall have executed and delivered to the Escrow Agent an executed copy of the Escrow Agreement.


     (d) Releases. There shall have been delivered to inTEST releases in the form of Exhibit "F" pursuant to which each of Thomas Gerendas and William M. Stone releases any and all claims that he may have against the Company (other than for remuneration and benefits in the ordinary course of business for the then current pay period, claims arising out of his Employment Agreement with the Company, this Agreement and the Agreements executed in connection herewith and claims for indemnification arising out of his service prior to Closing as an officer or director of the Company).

     (e) Resolutions of the Company. The Company shall have delivered to inTEST certified resolutions of the Board of Directors and the Shareholders of the Company authorizing consummation of the transactions contemplated by this Agreement.

     (f) Good Standing Certificate. The Company shall deliver to inTEST a certificate dated as of a recent date from the Secretary of State of The Commonwealth of Massachusetts to the effect that the Company is duly incorporated and in good standing and a certificate of the Department of Revenue of The Commonwealth of Massachusetts certifying as to the tax status of the Company.

     (g) Charter. The Company shall have delivered to inTEST a copy of the Company's Articles of Organization, including all amendments thereto, certified as of a recent date by the Secretary of State of The Commonwealth of Massachusetts.

     (h) Consents. The Company shall have delivered to inTEST all necessary consents, waivers, authorizations, orders or approvals required by agreements to which the Company may be a party or required by law, regulations or otherwise in order to execute and deliver this Agreement, the Agreement of Merger, the Escrow Agreement, and to perform its obligations hereunder and thereunder.

     (i) Resignations. The Company shall have caused to be delivered to inTEST the resignations of all officers and directors of the Company, to be effective as of the Closing Date.

     (j) Corporate Books. The Company shall have delivered to inTEST and Newsub the corporate minute books and stock record books of the Company.

     (k) Company Stockholder Agreeement. All of the Stockholder Agreements of the Company in effect at the time of the Merger shall have been terminated and all life insurance policies related to such Stockholder Agreeements shall be terminated by Newsub, and Newsub shall be entitled to keep all proceeds from the surrender of such life insurance policies.

     (l) ESOP. The Employee Stock Ownership Plan of the Company shall have been assumed by Newsub.

     (m) Pooling of Interests. inTEST shall have received an opinion of KPMG LLP and an opinion of Ernst & Young LLP that the Merger and the other transactions contemplated hereunder will be treated, for financial reporting purposes, as a "pooling of interests".

     (n) Dissenting Shareholders. The number of shares of the Company Stock owned by those shareholders of the Company (if any) who shall have exercised (or given notice of their intent to exercise) the rights of dissenting shareholders under the law of The Commonwealth of Massachusetts or any other applicable law shall be less than 2% of the total number of outstanding shares of the Company Stock.

     (o) Affiliate Letters. inTEST shall have received, from each director, officer and other affiliate (as defined in Rule 144 under the Securities Act) of the Company a duly signed letter, in form and substance satisfactory to inTEST, stating that such affiliate (i) has not sold any shares of the capital stock or other securities of the Company at any time during the 30 day period ending on the Closing Date and (ii) will not sell, assign, give, pledge or otherwise transfer, dispose of or reduce such affiliate's risk relating to any of such affiliate's shares of the capital stock or other securities of the Company until inTEST shall have published financial results covering at least 30 days of post-Merger combined operations of the Company and inTEST and, thereafter, and, in any event, only in compliance with applicable federal and state securities laws.

     (p) Legal Opinion. An Opinion of Foley, Hoag & Eliot LLP, counsel for the Company, shall have been delivered dated the Closing Date and addressed to inTEST, in a form reasonably acceptable to inTEST and its counsel.


15. Indemnity by inTEST and Newsub


     inTEST and Newsub, jointly and severally, hereby indemnify the shareholders of the Company against and hold the shareholders of the Company harmless of and from any and all demands, claims, losses, expenses, damages, deficiencies and liabilities (including reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding) ("Losses"), to the extent set forth in Section 17(d) of this

Agreement, resulting at any time after the Closing Date by reason of any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of inTEST or Newsub contained in this Agreement, the Agreement of Merger, the Escrow Agreement or any Schedule hereto or in any written statement or certificate furnished or to be furnished by inTEST or Newsub to the Company pursuant to this Agreement. Any liability of inTEST or Newsub under this Section 15 shall be satisfied by the delivery of such number of shares of inTEST Stock having a Market Value equal to the amount due to the shareholders of the Company hereunder.


16. Indemnities by the Shareholders of the Company


     The shareholders of the Company hereby indemnify inTEST and Newsub against and hold inTEST and Newsub harmless of and from any and all Losses, to the extent set forth in Section 17(d) of this Agreement, resulting at any time after the Closing Date by reason of any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of the Company contained in this Agreement, the Agreement of Merger, the Escrow Agreement or any Schedule hereto or in any written statement or certificate furnished or to be furnished by the Company pursuant to this Agreement.


17. Indemnification Procedure


     (a) Claims for Indemnification. Any party seeking indemnification hereunder (the "Indemnified Party") shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a written notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any good faith claim for indemnification hereunder and shall include in such Claim Notice the reasonably estimated amount of such claim, if known (which amount shall not include interest), and a reference to the provision of this Agreement or of any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based. Such Claim Notice shall be given within thirty (30) days after the Indemnified Party becomes aware of the facts giving rise to the claim for indemnification.

       (i) If the Indemnitor shall in good faith dispute the validity of all or any amount of a claim for indemnification as set forth in the Claim
    Notice, the Indemnitor shall, within thirty (30) days of its receipt of the Claim Notice, execute and deliver to the Indemnified Party a notice setting forth with reasonable particularity the grounds and the basis upon which the claim or amount of the alleged Losses is disputed (the "Dispute Statement").

       (ii) If the Indemnitor does not dispute the Claim Notice or only disputes a portion of the amount set forth therein, then the amount of the claim described in the Claim Notice or the portion thereof not disputed shall be deemed to be admitted (the "Admitted Liability") and shall, upon the incurring of such Losses, immediately be due and payable to the Indemnified Party by the Indemnitor.

       (iii) If the Indemnitor shall within thirty (30) days of its receipt of the Claim Notice deliver to the Indemnified Party a Dispute Statement, then the portion of the claim described in the Claim Notice that is disputed by the Indemnitor shall not be due and payable, except in accordance with a decision of an arbitrator (as provided in Section 21(b) hereof), or a written agreement by the parties stipulating the amount of the Admitted Liability.

       (iv) The Indemnitor and the Indemnified Party shall endeavor to resolve any portion of a claim described in a Claim Notice that is disputed by the Indemnitor within sixty (60) days after the date of the applicable Dispute Statement. Any such disputed claims not resolved within such sixty (60) day period shall be resolved by arbitration in accordance with Section 21 hereof.

     (b) Third Party Claims.

       (i) If the Indemnified Party shall receive notice of any claim by a third party which is or may be subject to indemnification (a "Third Party Claim"), the Indemnified Party shall give the Indemnitor prompt written notice of such Third Party Claim and shall permit the Indemnitor, at the Indemnitor's option, to assume the defense of such Third Party Claim or to participate in the defense using counsel of its own choice and at its own expense; provided, however that the Indemnitor shall not have the right to assume the defense of a Third Party Claim: (1) to the extent such Third Party Claim seeks an injunction, restraining order, declaratory relief or other non-monetary relief and such Third Party Claim, if decided adversely, would have a Material Adverse Effect on the Indemnified Party; or (2) if the named parties to any such Third Party Claim (including any impleaded parties) include both the Indemnified Party and the Indemnitor and (A) the Indemnified Party shall have been advised by counsel that there are one or more legal or equitable defenses available to it which are different from or additional to those available to the Indemnitor, and (B) in the reasonable opinion of counsel for the Indemnified Party, counsel for the Indemnitor would not be able to adequately represent the interests of the Indemnified Party because such interests would materially conflict with those of the Indemnitor, and (C) such Third Party Claim, if decided adversely, would have a Material Adverse Effect on the Indemnified Party.


       (ii) Regardless of which party is controlling the defense of a Third Party Claim: (1) the controlling party shall keep the other party fully informed of such Third Party Claim at all stages thereof; (2) the party not controlling the defense of such Third Party Claim shall make available, without charge, to the other party all books and records of such party relating to such Third Party Claim; (3) the party not controlling the defense of the Third Party Claim shall cooperate with the other in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnitor in connection therewith, and (4) subject to Section 17(b)(iii) below, the controlling party shall not make any settlement of any Third Party Claim without the written consent of the party not controlling the defense, such consent not to be unreasonably withheld.


       (iii) If the Indemnitor exercises its right to assume the defense of a Third Party Claim, the Indemnified Party may participate, through counsel of its own choice and at its own expense, in the defense of any Third Party Claim, action or suit as to which the Indemnitor has elected to assume and control the defense thereof, and the Indemnitor shall not make any settlement of any such action, suit or proceeding without the written consent of the Indemnified Party, unless the settlement involves only the payment of money by the Indemnitor without prejudice to the Indemnified Party. So long as the Indemnitor is defending in good faith any Third Party Claim as to which indemnification has been sought hereunder, the Indemnified Party shall not settle or compromise such Third Party Claim.


     (c) Exclusive Remedy. Except for (i) claims of fraud or willful misrepresentation, or (ii) as otherwise specifically set forth in this Agreement, the indemnification provisions contained in Sections 15, 16 and 17 shall be deemed to be, to the extent permitted by law, the exclusive remedy or exclusive means to obtain relief, as the case may be, of any party hereto in the event of any breach of any representation, warranty, covenant or agreement contained herein (or in any certificates or other documents delivered pursuant hereto) by any other party hereto, Claims pursuant to Section 16 hereof or with respect to any claim of any third party arising out of or in connection with this Agreement or the transactions contemplated hereby, and the provisions of Sections 15, 16 and 17 shall be in lieu of any other rights or remedies that may be available to any party at law, in equity or otherwise. Any indemnification amount payable in accordance with the indemnification provisions contained in Sections 15, 16 an 17 shall be deducted proportionately from the shares of each shareholder of the Company held in the Escrow Fund, provided, however, that recovery for any claim based upon a shareholder's failure to have adequate title to his or her shares may only be made against shares in the Escrow Fund held for the account of such shareholder.


     (d) Limitation of Indemnification. inTEST and Newsub shall not be entitled to indemnification under Section 16 of this Agreement until the aggregate amount for which indemnification is sought exceeds $50,000, whether represented by one or more claims, and then only to the extent such aggregate amount exceeds $50,000, and in no event shall the shareholders of the Company be liable under Sections 16 and 17 of this Agreement for Losses in excess of the value of the inTEST Stock held in the Escrow Fund, provided that such limitation shall not apply to claims based on any party's intentional, willful or reckless (i) misrepresentations or (ii) breaches of warranties or agreements made as a part of or contained in this Agreement. In addition, for purposes of claims brought under this Agreement, Losses shall be calculated net of any insurance proceeds (including, without limitation, proceeds from directors and officers liability insurance) realized by and paid to or for the benefit of the Indemnified Party in respect of such claim. If inTEST or Newsub is entitled to indemnification under this Agreement, the amount shall be paid by the Escrow Agent delivering to inTEST or Newsub (as directed by inTEST) shares of inTEST Stock having a Market Value equal to the amount owed by the Company to inTEST or Newsub.


18. Duty to Minimize Damages

     Each party who shall seek indemnification under Sections 15, 16 and 17 hereof shall be under a duty to take all reasonable actions which would minimize the Losses for which the Indemnitor may be liable.


19. Survival of Representations

     All representations and warranties made herein, in the schedules hereto and in any document delivered pursuant hereto by the Company, inTEST or Newsub shall survive for one year after the Closing Date and then shall terminate. Except as otherwise expressly provided in this Agreement, all covenants, agreements, undertakings and indemnities set forth in this Agreement shall survive indefinitely.


20. Notices

     Any notice, request, demand or other communication given by any party under this Agreement (each a "notice") shall be in writing, may be given by a party or its legal counsel, may be given by the Shareholder Representative on behalf of the shareholders of the Company, by inTEST on behalf of Newsub or by Newsub on behalf of inTEST and shall be deemed to have been duly given (i) when personally delivered, or (ii) upon delivery by United States Express Mail or similar overnight courier service which provides evidence of delivery, or (iii) when five days have elapsed after its transmittal by registered or certified mail, postage prepaid, return receipt requested, addressed to the party to whom directed at that party's address as it appears below or another address of which that party has given notice, or (iv) when transmitted by facsimile transmission if a copy thereof is also delivered in person or by overnight courier. Notices of address change shall be effective only upon receipt notwithstanding the provisions of the foregoing sentence.

   Notice to inTEST or Newsub shall be sufficient if given to:

        inTEST Corporation
        Attention: Hugh T. Regan, Jr.
        2 Pin Oak Lane
        Cherry Hill, NJ 08003
        Fax: (856) 751-1222

with a copy to:

        James W. Schwartz, Esquire
        Saul, Ewing, Remick & Saul LLP
        1500 Market Street
        38th Floor, Centre Square West
        Philadelphia, PA 19102
        Fax: (215) 972-1914

   Notice to the Company shall be sufficient if given to:

        Temptronic Corporation
        Attention William M. Stone
        55 Chapel Street
        Newton, MA 02158
        Fax 617-969-2475
with a copy to:

        Edward N. Gadsby, Jr., Esquire
        Foley, Hoag & Eliot LLP
        One Post Office Square
        Boston, MA 02109
        Fax 617-832-7000

   Notice to the Shareholder Representative shall be sufficient if given to:

        Samuel Rubinovitz
        3 Bowser Rd
        Lexington, MA 02420

with a copy to:

        Edward N. Gadsby, Jr., Esquire
        Foley, Hoag & Eliot LLP
        One Post Office Square
        Boston, MA 02109
        Fax 617-832-7000


21. General


     (a) Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

     (b) Arbitration.

       (i) Any and all disputes or differences pertaining to or arising out of this Agreement or the breach, termination or invalidity thereof, shall be finally and exclusively settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held in Philadelphia, Pennsylvania, before one arbitrator appointed in accordance with said rules. The arbitration proceedings shall be conducted in English. Judgment upon an award rendered may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The prevailing party in any such proceeding shall be entitled to its actual reasonable attorneys' fees and all other costs in connection with the arbitration and enforcement of the arbitor's award to the extent set forth in the arbitor's award.

       (ii) Either party may, without inconsistency with this Agreement, seek from a court any interim or provisional relief that may be necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal or pending the arbitral tribunal's determination of the merits of the controversy.

     (c) Further Assurances. The parties hereto agree: (i) to execute and deliver any and all papers and documents which may be reasonably necessary to carry out the terms of this Agreement, and (ii) in the case of licenses, certificates, approvals, authorizations, agreements, contracts, leases, easements and other commitments of the Company which cannot be transferred or assigned effectively without the consent of third parties which consent has not been obtained prior to the Closing Date, to cooperate with the other party at its reasonable request in endeavoring to obtain such consent promptly.

     (d) Schedules. All of the Schedules attached to this Agreement are hereby incorporated herein and made a part hereof.

     (e) Entire Agreement. This Agreement and the Exhibits hereto, together with the Confidentiality Agreement between the Company and inTEST dated April 8, 1999, contain the entire agreement among the parties hereto and there are no agreements, representations or warranties which are not set forth herein. All prior negotiations, agreements and understandings are superseded hereby. This Agreement may not be amended or revised except by a writing signed by all parties hereto.

     (f) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors and assign of the respective parties hereto; provided, however, that this Agreement and any and all rights hereunder may not be assigned by any party hereto except by or with the written consent of the other parties.

     (g) Construction of Agreement. In the case any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, such holding shall not affect the validity, legality or enforceability of the remaining provisions of this Agreement, which shall be construed as if such invalid, illegal or unenforceable provision had never been included herein.

     (h) Headings. The section and paragraph headings of this Agreement are for convenience only, form no part of this Agreement and shall not affect its interpretation.

     (i) Effect of Investigation. Any inspection, preparation or compilation of information or Schedules or audit of the inventory, property, financial condition or other matters relating to the Company conducted by or on behalf of inTEST pursuant to this Agreement shall in no way limit, affect or impair the ability of inTEST or Newsub to rely upon the representations, warranties, covenants and agreements of the Company set forth in this Agreement or in any Schedule or Exhibit to this Agreement or in the Company Financial Statements or in any certificate furnished by the Company required pursuant hereto. All statements contained in any certificate delivered at the Closing or by or on behalf of the Company, inTEST or Newsub pursuant to this Agreement or in any Schedule to this Agreement shall be deemed representations and warranties hereunder by the Company, inTEST or Newsub, as the case may be. Any disclosure made on one Schedule shall be deemed made on all Schedules provided an appropriate cross reference is made.

     (j) Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     (k) Costs and Expenses. If the Merger is not consummated for any reason, other than a breach by one of the parties hereto, inTEST and the Company will each be responsible for and bear its own costs and expenses. If the Merger is consummated, inTEST and Newsub will be responsible for and bear all costs and expenses (including legal and accounting expenses and the fees of OEM Capital Corp.) incurred by all parties hereto in connection with pursuing and consummating the Merger.

     (l) Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall together be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of inTEST and the Company.

     (m) Knowledge.

       (i) "Best Knowledge" with respect to the Company means facts or information that have come to the attention of any executive officer, and facts or information that would have come to the attention of any executive officer if he had made all reasonable inquiries into such further information. An individual will be deemed to have "Best Knowledge" of a particular fact or matter if such individual is actually aware of such fact or matter or could be expected to discover or otherwise become aware of such fact or matter in the course of conducting a reasonable investigation concerning the existence of such fact or matter.

       (ii) "Actual Knowledge" as used herein means the conscious awareness of facts or information by an executive officer.

       (iii) For the purposes of this Section 21(m) an "executive officer" shall mean any of the following persons: Thomas Gerendas, William Stone and William O'Toole.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        Temptronic Corporation
                                        (a Massachusetts corporation)


                                       By: /s/  William M. Stone
                                          -------------------------------------
                                          William M. Stone
                                          President


                                        inTEST Corporation



                                      By: /s/  Hugh T. Regan, Jr.
                                          -------------------------------------
                                          Hugh T. Regan, Jr.
                                          Treasurer and Chief Financial Officer




                                        Temptronic Corporation
                                        (a Delaware corporation)


                                      By: /s/  Hugh T. Regan, Jr.
                                          -------------------------------------
                                          Hugh T. Regan, Jr.
                                          Treasurer and Chief Financial Officer

                                  Appendix B


Sections 85 through 98 of Chapter 156B of the General Law of Massachusetts --
                               Appraisal Rights

Sec. 85. Dissenting stockholder; right to demand payment for stock; exception

A stockholder in any corporation organized under the laws of Massachusetts which shall have duly voted to consolidate or merge with another corporation or corporations under the provisions of sections seventy-eight or seventy-nine who objects to such consolidation or merger may demand payment for his stock from the resulting or surviving corporation and an appraisal in accordance with the provisions of sections eighty-six to ninety-eight, inclusive, and such stockholder and the resulting or surviving corporation shall have the rights and duties and follow the procedure set forth in those sections. This section shall not apply to the holders of any shares of stock of a constituent corporation surviving a merger if, as permitted by subsection (c) of section seventy-eight, the merger did not require for its approval a vote of the stockholders of the surviving corporation.

Sec. 86. Sections applicable to appraisal; prerequisites

If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

Sec. 87. Statement of rights of objecting stockholders in notice of meeting;
         form


The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

"If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

Sec. 88. Notice of effectiveness of action objected to

The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

Sec. 89. Demand for payment; time for payment

If within twenty days after the date of mailing of a notice under subsection
(e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight, any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

Sec. 90. Demand for determination of value; bill in equity; venue

If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

Sec. 91. Parties to suit to determine value; service

If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

Sec. 92. Decree determining value and ordering payment; valuation date

After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or, if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

Sec. 93. Reference to special master

The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

Sec. 94. Notation on stock certificates of pendency of bill

On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for the notation thereon of the pendency of the bill and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

Sec. 95. Costs; interest

The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

Sec. 96. Dividends and voting rights after demand for payment

Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

(1) A bill shall not be filed within the time provided in section ninety;

(2) A bill, if filed, shall be dismissed as to such stockholder; or

(3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

Sec. 97. Status of shares paid for

The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock, or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

Sec. 98.  Exclusive remedy; exception

The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

                                   APPENDIX C

January 31, 2000



Board of Directors
inTEST Corporation
2 Pin Oak Lane
Cherry Hill, NJ 08003


Dear Members of the Board:


You have requested our opinion with respect to the fairness, from a financial point of view, to inTEST Corporation, a Delaware corporation ("inTEST" or the "Company"), of the exchange ratio in connection with the proposed merger ("Merger") pursuant to the Agreement and Plan of Merger and Reorganization (the "Merger Agreement") by and among Temptronic Corporation, a Massachusetts corporation ("Temptronic"), the Company, and Temptronic Corporation, a Delaware corporation ("Newsub").

Under the terms of the Merger Agreement, Temptronic will become a wholly owned, direct subsidiary of the Company. At the closing of the Merger, each share of the common stock of Temptronic issued and outstanding immediately prior thereto (the "Temptronic Common Stock") shall be converted into the right to receive
0.925 shares of the common stock of inTEST (the "Company Common Stock") (the "Exchange Ratio"), and each share of Temptronic Common Stock issued and held in the treasury of Temptronic shall be cancelled and retired. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

In reaching our opinion, we (i) reviewed a draft of the Merger Agreement dated December 10, 1999; (ii) reviewed selected financial and stock market data for certain publicly traded companies; (iii) reviewed the financial terms of certain recent business combinations; (iv) performed discounted cash flow analyses for Temptronic; (v) reviewed the audited financial statements of inTEST for the fiscal years ended December 31, 1996 through December 31, 1998, and unaudited financial statements for the nine months ended September 30, 1999; (vi) reviewed the audited financial statements of Temptronic for the fiscal years ended June 30, 1996 through June 30, 1999, and unaudited financial statements for the five months ended November 30, 1999; (vii) reviewed various descriptions of the business, operations, and earnings prospects of the Company and Temptronic; and (viii) performed such other analyses, and considered such other factors, as we deemed appropriate. In addition, we held discussions with the management of the Company and Temptronic regarding their respective businesses, operating results, financial conditions and prospects.

In connection with our review, we have relied upon the accuracy and completeness of all information provided to us by the Company and Temptronic and their representatives, and we have not attempted to independently verify any such information. We have also relied upon the assessment of the managements of the Company and Temptronic regarding their respective businesses and prospects, and assumed that the budgets and financial projections provided to us were prepared by the respective managements on the basis of reasonable assumptions and reflected the best currently available estimates and good faith judgments of their future financial performance. We have also assumed that the final terms of the Merger Agreement and certain related documents reviewed by us in draft form will not vary materially from the drafts reviewed by us, and that the Merger will have the tax and accounting consequences described in the Proxy Statement. We have not made an independent evaluation or appraisal of the Company's or Temptronic's assets and liabilities. Our opinion is necessarily based on financial, market, economic and other conditions as they exist and can be evaluated as of the date of this letter. We undertake no obligation to update this opinion to reflect any developments occurring after the date hereof.

Janney Montgomery Scott LLC ("Janney") is a nationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate and other purposes. Janney will receive customary fees from inTEST in connection with the Merger. In addition, the Company has agreed to indemnify Janney against certain liabilities arising out of the rendering of this opinion. We have in the past performed investment banking and other services for the Company, including mergers and acquisitions advisory and equity underwriting, and have been compensated for such services. In the ordinary course of our securities business we may trade the equity securities of inTEST for our own account and the accounts of our customers and, therefore, we may from time to time hold a long or short position in such securities.

It is understood that this letter is for the information of the Board of Directors of the Company in evaluating the Merger and does not address the relative merits of the Merger or any other business strategies being considered by the Company's Board of Directors, nor does it address the Board's decision to proceed with the Merger. We are expressing no opinion as to the prices at which the Company Common Stock will trade at any time. Our opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote their shares in the Merger. This opinion may not be used for any other purpose, and may not be quoted or referred to, in whole or in part, without our prior written consent, except that this opinion may be included in its entirety in any filing with the Securities and Exchange Commission in connection with the Merger.

Based upon the foregoing, we are of the opinion, as of the date hereof, that the Exchange Ratio in connection with the proposed Merger is fair to the Company from a financial point of view.


Very truly yours,




/s/  JANNEY MONTGOMERY SCOTT LLC

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


Indemnification of Directors and Officers

     Article VI of inTEST's bylaws provides that inTEST shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. The bylaws require inTEST, among other things, to indemnify its directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification and to obtain directors' and officers' liability insurance if available on reasonable terms. The bylaws require inTEST to indemnify an officer or director in connection with a proceeding (or part thereof) initiated by the officer or director only if the initiation of the proceeding was authorized by the board of directors. Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

     Article IX of inTEST's certificate of incorporation provides that a director of inTEST shall not be personally liable to inTEST or its shareholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to inTEST or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds, or (iv) for any transaction from which the director derives an improper personal benefit.

     inTEST has an insurance policy which will entitle it to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers.


Exhibits and Financial Statement Schedules

     (a) The exhibits listed in the Index to Exhibits are attached or incorporated herein by reference and filed as part of this Registration Statement.

     (b) The financial statement schedule listed in the Index to Consolidated Financial Statements and Financial Statement Schedule is filed as part of this Registration Statement.


Undertakings

     The undersigned registrant hereby undertakes as follows:

     (1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that the reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (2) that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until the amendment is effective, and that, for purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of the request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (4) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (5) for the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (6) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in, in the Township of Cherry Hill, and State of New Jersey on the 4th day of February, 2000.


                                          inTEST Corporation




                                          By: /s/ Robert E. Matthiessen
                                             -------------------------------
                                             Robert E. Matthiessen
                                             President and Chief Executive
                                             Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Robert E. Matthiessen and Hugh T. Regan, Jr., and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-4 and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act and to file the same, with all exhibits thereto and any other documents in connection therewith with the Commission under the Securities Act, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on February 4, 2000.


  /s/ Alyn R. Holt                   Chairman
-----------------------------------
    Alyn R. Holt

  /s/ Robert E. Matthiessen          President, Chief Executive Officer and Director
-----------------------------------  (principal executive officer)
      Robert E. Matthiessen

     /s/ Douglas W. Smith            Executive Vice President, Chief Operating Officer and
-----------------------------------  Director
       Douglas W. Smith

     /s/ Daniel J. Graham            Vice Chairman, Senior Vice President and Director
-----------------------------------
       Daniel J. Graham

    /s/ Hugh T. Regan, Jr.           Chief Financial Officer, Treasurer, and Secretary
-----------------------------------  (principal financial officer)
      Hugh T. Regan, Jr.

    /s/ Richard O. Endres            Director
-----------------------------------
      Richard O. Endres

    /s/ Stuart F. Daniels            Director
-----------------------------------
      Stuart F. Daniels

     /s/ Gregory Slayton             Director
-----------------------------------
       Gregory Slayton



                                INDEX TO EXHIBITS

2.1      Agreement and Plan of Merger.

3.1      Certificate of Incorporation. (1)

3.2      By-Laws. (1)

4        Specimen stock certificate, representing Common Stock. (2)

5        Legal Opinion from Saul, Ewing, Remick & Saul LLP.

8        Legal Opinion regarding tax matters from Saul, Ewing, Remick & Saul
         LLP.

10.1 Amended and Restated Loan Agreement, dated June 30,1996, between inTEST Corporation and PNC Bank, National Association. (1) (Amended effective as of June 30, 1998 pursuant to an Amendment to Loan Documents dated October 5, 1998 which is listed below as Exhibit 10.11).

10.2 Lease, dated February 11, 1996, between First Industrial L.P. (formerly Cherry Hill Industrial Sites, Inc.) and inTEST. (1)

10.3     Lease, dated August 5, 1996, between KIP Properties and inTEST. (1)

10.4 Tenancy Agreement, dated April 18, 1996, between Alambon Tools Private Limited and inTEST PTE. (1)

10.5     1997 Stock Plan. (3)

10.6 Consulting Agreement, dated April 1, 1997, between inTEST and Stuart F. Daniels, Ph.D. (1)

10.7 Lease, dated August 22, 1997, between First Industrial L.P. (formerly Cherry Hill Industrial Sites, Inc.) and inTEST. (4)

10.8 Lease Agreement, dated March 3, 1998, between inTEST Limited and Alan Breck Robertson and Mavis Robertson. (5)

10.9 Lease, dated January 16, 1998, between Tasman Associates and inTEST Sunnyvale, Inc. (as successor by merger with TestDesign Corporation) and First Amendment signed February 24, 1999. (6)

10.10 Lease, dated June 12, 1998, between A. Bogomilsky and inTEST Sunnyvale, Inc. (as successor by merger with TestDesign Corporation). (6)

10.11 Amendment to Loan Documents dated October 5, 1998, amending the loan agreement listed above as Exhibit 10.1. (6)

10.12 Lease Agreement between inTEST and Hoot Owl Farms, Inc. dated July 28, 1999. (7)

21       Subsidiaries of inTEST

23.1 Consent of Saul, Ewing, Remick & Saul LLP (contained in its opinion filed as Exhibit 5 hereto)

23.2     Consent of KPMG LLP

23.3     Consent of Ernst & Young LLP

23.4     Consent of Janney Montgomery Scott LLC

24       Power of attorney (included in signature page of this Registration
         Statement)

99       Fairness Opinion of Janney Montgomery Scott LLC

         (1) Previously filed by inTEST as an exhibit to its Registration Statement on Form S-1, Registration Statement No. 333-26457.

         (2) Previously filed by inTEST as an exhibit to Amendment No. 2 to Form S-1 filed on June 6, 1997.

         (3) Previously filed by inTEST as an exhibit to its Registration Statement on Form S-8, Registration Statement No. 333-44059.

         (4) Previously filed by inTEST as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

         (5) Previously filed by inTEST as an exhibit to its Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

         (6) Previously filed by inTEST as an exhibit to its Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

         (7) Previously filed by inTEST as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.